As filed with the U.S. Securities and Exchange Commission on July 27, 2023.

Registration No. 333-273246

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT No. 1 to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Northann Corp.

(Exact Name of Registrant as Specified in its Charter)

Nevada	3089	88-1513509
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code No.)	(I.R.S. Employer Identification No.)

c/o Northann Distribution Center Inc.

9820 Dino Drive, Suite 110

Elk Grove, CA 95624

T: (916) 573 3803

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Vcorp Services. LLC

701 S. Carson Street, Suite 200

Carson City, NV 89701

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

William S. Rosenstadt, Esq. Mengyi “Jason” Ye, Esq. Ortoli Rosenstadt LLP 366 Madison Avenue, 3rd FL New York, NY 10017 T: 212-588-0022	Ying Li, Esq. Guillaume de Sampigny, Esq. Hunter Taubman Fischer & Li LLC 950 Third Avenue, 19th Floor New York, NY 10022 T: 212-530-2210

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 under the Securities Exchange Act of 1934:

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED JULY 27, 2023

Northann Corp.

3,000,000 Shares of Common Stock

This is the initial public offering, or the “offering,” of 3,000,000 shares of common stock, par value US$0.001 per share, of Northann Corp., a Nevada corporation (the “Company”), on a firm commitment basis.

We expect that the initial public offering price will be between US$3.00 and US$5.00 per share. Prior to this offering, there has been no public market for our common stock. We intend to list our common stock on the NYSE American under the symbol “NCL”. However, there is no assurance that the offering will close and that our common stock will be trading on the NYSE American. The closing of this offering is conditioned upon NYSE American’s final approval of our listing application, and there is no guarantee or assurance that our common stock will be approved for listing on NYSE American.

The Company is authorized to issue 500,000,000 shares of capital stock, consisting of 400,000,000 shares of common stock, par value US$0.001 per share, and 100,000,000 shares of preferred stock, par value US$0.001 per share. 20,000,000 shares were designated to be series A preferred stock (the “Series A Preferred Stock”) out of the 100,000,000 shares of blank check preferred stock. Each share of common stock is entitled to one vote and each share of Series A Preferred Stock is entitled to ten votes on any matter on which action of the stockholders of the corporation is sought. The Series A Preferred Stock will vote together with the common stock. Common stock and Series A Preferred Stock are not convertible into each other. Holders of Series A Preferred Stock are not entitled to receive dividends.

Unless otherwise indicated, all information in this prospectus reflects a 2-for-1 reverse split of our issued and outstanding shares of common stock and Series A Preferred Stock, effected on July 5, 2023. Upon the completion of this offering, the Company will have 23,000,000 shares of common stock outstanding if the underwriters do not exercise their over-allotment option at an assumed offering price of $4.00 per share, the midpoint of the price range of the cover page of the prospectus, or 23,450,000 shares of common stock outstanding if the underwriters exercise their over-allotment option, and 5,000,000 shares of Series A Preferred Stock, issued and outstanding, not including common stock issuable upon the exercise of outstanding warrants or the warrants to be issued to the underwriters in this offering and the warrants issued in the private placement closed on May 16, 2022 (see “Underwriting – Underwriters’ Warrants” and “Description of Capital Stock – Convertible Notes and Warrants”). Our founder, Lin Li, will beneficially own 14,430,000 shares of common stock and 5,000,000 shares of Series A Preferred Stock, representing 88.26% of the total voting power of our issued and outstanding share capital immediately following the completing of this offering assuming the underwriters do not exercise their over-allotment option, or 87.72% of our total voting power if the underwriters exercise their over-allotment option in full. As such, we will be deemed a “controlled company” under NYSE American Company Guide Section 801(a). However, even if we are deemed as a “controlled company,” we do not intend to avail ourselves of the corporate governance exemptions afforded to a “controlled company” under the NYSE American Company Guide. See “Prospectus Summary — Implications of Being a Controlled Company” on page 14.

The Company qualifies as an “emerging growth company” and “smaller reporting company” and will be subject to reduced public company reporting requirements. See “Prospectus Summary—Implications of Being an Emerging Growth Company” and “Prospectus Summary—Implications of Being a Smaller Reporting Company” on page 13.

Investing in our common stock involves significant risks. The risks could result in a material change in the value of the securities we are registering for sale or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. See “Risk Factors” beginning on page 16 to read about factors you should consider before buying our common stock.

The shares of common stock offered in this prospectus are shares of Northann Corp., the Nevada holding company, which has no material operations of its own and conducts substantially all of its operations through its operating entities in the United States, Hong Kong and China. For a description of our corporate structure, see “Corporate History and Structure” beginning on page 52. Our corporate structure involves unique risks to investors. See “Risk Factors – Risks Related to Our Corporate Structure”.

In addition, as most of our products are manufactured through our subsidiary, Northann (Changzhou) Construction Products Co., Ltd., in China, we are subject to certain legal and operational risks associated with having operations in China. The Chinese government may exercise significant oversight and discretion over the conduct of our PRC subsidiaries’ business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our common stock, and could significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. As of the date of this prospectus, our PRC subsidiaries are not operating in an industry that prohibits or limits foreign investment.

In addition, as advised by our PRC counsel, Grandall Law Firm, other than those permissions or approvals required for a domestic company in China to engage in the businesses similar to ours, we are not subject to cybersecurity review with the Cyberspace Administration of China, or the “CAC,” under the Cybersecurity Review Measures that became effective on February 15, 2022, since we currently do not have over one million users’ personal information and do not anticipate that we will be collecting over one million users’ personal information in the foreseeable future, which we understand might otherwise subject us to the Cybersecurity Review Measures; we are also not subject to network data security review by the CAC if the Draft Regulations on the Network Data Security Administration (Draft for Comments) (the “Security Administration Draft”) are enacted as proposed, since we currently do not have over one million users’ personal information and do not collect data that affects or may affect national security and we do not anticipate that we will be collecting over one million users’ personal information or data that affects or may affect national security in the foreseeable future, which we understand might otherwise subject us to the Security Administration Draft.

On February 17, 2023, the China Securities Regulatory Commission, or the “CSRC,” released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the “Trial Measures”, and five supporting guidelines, which came into effect on March 31, 2023. Pursuant to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedure and report relevant information to the CSRC. As of the date of this prospectus, we have not received any inquiry, notice, warning, sanction, or any regulatory objection to this offering from the CSRC, the CAC, or any other PRC authorities that have jurisdiction over our operations. According to Article 34 of the Trial Measures, domestic enterprises refer to enterprises registered and formed in the territory of the People’s Republic of China, including domestic companies limited by shares directly conducting overseas offering and listing and domestic operating entities of entities indirectly conducting overseas offering and listing. In addition, according to Article 2 of the Trial Measures, the “direct overseas offering and listing of domestic enterprises” refers to the overseas offering and listing of companies limited by shares registered and established in China. As advised by our PRC counsel, Beijing Gaopeng (Nanjing) Law Firm, because the Company is not a company registered and formed in the territory of China, its listing on NYSE American is not “direct overseas offering and listing of domestic enterprises” as defined under the Trial Measures. Furthermore, according to Article 2 of the Trial Measures, the “indirect overseas offering and listing of domestic enterprises” refers to the overseas offering and listing of enterprises whose main business activities are in China, in the name of enterprises registered overseas, which offering and listing are based on the equity, assets, income or other similar rights and interests of the domestic enterprises. According to Article 15 of the Trial Measures, if an issuer meets both of the following conditions, it shall be deemed as a domestic enterprise conducting indirect offshore issuance and listing: (1) The proportion of a domestic enterprise’s operating income, total profit, total assets or net assets for the most recent accounting year, to the relevant data in the issuer’s audited consolidated financial statements for the same period, is more than 50%; (2) The issuer’s main business activities are conducted within China or its main premises are located in China, or the majority of its senior management personnel are Chinese citizens or reside in China on a regular basis. As further advised by our PRC counsel, Beijing Gaopeng (Nanjing) Law Firm, the Company does not meet both the requirements under Article 15 of the Trial Measures and therefore its listing on NYSE American is not an “Indirect overseas offering and listing of domestic enterprises”, considering that (i) the operating income and total profit of the Company’s subsidiaries that were established in China for the year ended December 31, 2022 do not account for more than 50% of the operating income and total profit in our consolidated financial statements for the same period, (ii) our main business is not conducted within China, and (iii) the majority of our senior management personnel are not Chinese citizens or reside in China on a regular basis. Therefore, as concluded by our PRC counsel, Beijing Gaopeng (Nanjing) Law Firm, we are not required to complete the record filing requirement under the Trial Measures. If we inadvertently conclude that such filing procedures are not required, or applicable laws, regulations, or interpretations change such that we are required to complete the filing procedures in the future, we may be subject to investigations by the regulators, fines or penalties, ordered to suspend our relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in our operations and/or the value of our common stock, and could significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. See “Risk Factors – Risks Related to Doing Business in China”.

In addition, since 2021, the Chinese government has strengthened its anti-monopoly supervision, mainly in three aspects: (1) establishing the National Anti-Monopoly Bureau; (2) revising and promulgating anti-monopoly laws and regulations, including: the Anti-Monopoly Law (draft Amendment published on October 23, 2021, revised in 2022 for public comments), the anti-monopoly guidelines for various industries, and the detailed Rules for the Implementation of the Fair Competition Review System; and (3) expanding the anti-monopoly law enforcement targeting Internet companies and large enterprises. As of the date of this prospectus, the Chinese government’s recent statements and regulatory actions related to anti-monopoly concerns have not impacted our ability to conduct business, accept foreign investments, or list on a U.S. or other foreign exchange because neither the Company nor its PRC operating entities engage in monopolistic behaviors that are subject to these statements or regulatory actions.

Our common stock may be prohibited from trading on a national exchange or over-the-counter under the Holding Foreign Companies Accountable Act (the “HFCA Act”) if the Public Company Accounting Oversight Board (United States) (the “PCAOB”) is unable to inspect our auditors for three consecutive years beginning in 2021. Pursuant to HFCA Act, the PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in: (1) Mainland China because of a position taken by one or more authorities in Mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. In addition, the PCAOB’s report identified the specific registered public accounting firms which were subject to these determinations. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act and on December 29, 2022, a legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “Statement of Protocol”) with the CSRC and the Ministry of Finance of China. The terms of the Statement of Protocol would grant the PCAOB complete access to audit work papers and other information so that it may inspect and investigate PCAOB-registered accounting firms headquartered in China and Hong Kong. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely in 2022. The PCAOB Board vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. Our auditor, WWC, P.C., is headquartered in Mateo, CA and has been inspected by the PCAOB on a regular basis. WWC, P.C., is not headquartered in Mainland China or Hong Kong. Notwithstanding the foregoing, if the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, trading in our common stock will be prohibited under the HFCA Act, the Consolidated Appropriations Act, and NYSE American may determine to delist our common stock. See “Risk Factors—Risks Related to Doing Business in China—Our common stock may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act (the “HFCA Act”) and the Consolidated Appropriations Act, 2023, if the Public Company Accounting Oversight Board (the “PCAOB”) is unable to inspect our auditors for two consecutive years beginning in 2021. The delisting of our common stock, or the threat of their being delisted, may materially and adversely affect the value of your investment” on page 29.

As a holding company, the Company may rely on dividends and other distributions on equity paid by its subsidiaries for cash and financing requirements. If any of the subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to the Company. As of the date of this prospectus, none of the subsidiaries has made any dividends or other distributions to the Company. In the future, cash proceeds raised by the Company from financing activities, including this offering, may be transferred to the subsidiaries in the United States, Mainland China and Hong Kong via capital contribution or shareholder loans, as the case may be. As of the date of this prospectus, the Company has not made any dividend or distributions to U.S. investors. The Company has no present plans to declare dividends and plans to retain our earnings to continue to grow its business. See “Risk Factors—Risks Related to Our Corporate Structure—Northann Corp. is a holding company and will rely on dividends paid by its subsidiaries for its cash needs. Any limitation on the ability of its subsidiaries to make dividend payments to the Company, or any tax implications of making dividend payments to the Company, could limit the Company’s ability to pay its expenses or pay dividends to holders of its common stock.”

As of the date of this prospectus, there were no cash flows between the Company and the subsidiaries. Funds and assets were transferred among the subsidiaries for working capital purposes and during the ordinary course of business. The transfers of funds among subsidiaries are subject to the Provisions of the Supreme People’s Court on Several Issues Concerning the Application of Law in the Trial of Private Lending Cases (2020 Revision, the “Provisions on Private Lending Cases”), which was implemented on August 20, 2020 to regulate the financing activities between natural persons, legal persons and unincorporated organizations. As advised by our PRC counsel, Grandall Law Firm, the Provisions on Private Lending Cases does not prohibit using cash generated from one subsidiary to fund another subsidiary’s operations. We have not been notified of any other restriction which could limit our PRC subsidiaries’ ability to transfer cash between subsidiaries. In addition, management monitors the cash position of each entity within our organization regularly and prepare budgets on a monthly basis to ensure each entity has the necessary funds to fulfill its obligation for the foreseeable future and to ensure adequate liquidity. In the event that there is a need for cash or a potential liquidity issue, it will be reported to the Chief Executive Officer and, subject to approval by the board of directors, we will enter into an intercompany loan for the subsidiary.

	Per Share		Total Without of Over-Allotment Option		Total With Full Exercise of the Over- Allotment Option
Initial public offering price (1)	US$	4.00	US$	12,000,000	US$	13,800,000
Underwriting discounts (7.5%) (2)	US$	0.30	US$	900,000	US$	1,035,000
Proceeds to us, before expenses (3)	US$	3.70	US$	11,100,000	US$	12,765,000

(1)	Assuming the public offering price is US$4.00, the midpoint of the price range set forth on the cover page of this prospectus.

(2)	We have agreed to pay the underwriters a fee equal to 7.5% of the gross proceeds of the offering. See “Underwriting” for additional disclosure regarding underwriting compensation payable by us.

(3)	The total estimated expenses related to this offering are set forth in the section entitled “Underwriting–- Discounts and Expenses”.

We have granted the underwriters an option, exercisable for 45 days from the closing date of this offering, to purchase up to an additional fifteen percent (15%) of the shares of common stock offered in this offering on the same terms to cover over-allotments.

The underwriters are selling the shares of common stock in this offering on a firm-commitment basis.

The underwriters expect to deliver the common stock against payment in U.S. dollars to purchasers on or about [ ], 2023.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Craft Capital Management LLC

The date of this prospectus is                , 2023.

About this Prospectus

You should rely only on the information contained in this prospectus or contained in any free writing prospectus filed with the U.S. Securities and Exchange Commission. We and the underwriters have not authorized anyone to provide you with additional information or information different from that contained in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

This prospectus includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources we believe to be reliable, although we do not guarantee the accuracy or completeness of such information. While we believe these industry publications and third-party research, surveys and studies are reliable, you are cautioned not to give undue weight to this information.

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Conventions that Apply to this Prospectus

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

●	“Benchwick” are to Benchwich Construction Products Co., Limited, a company established in the special administrative regions of Hong Kong on March 21, 2014 and a wholly-owned subsidiary of the Company;

●	“China” or the “PRC” are to the People’s Republic of China;

●	“Company” are to Northann Corp. a Nevada corporation incorporated on March 29, 2022;

●	“Crazy Industry” are to Crazy Industry (Changzhou) Industry Technology Co., Ltd., a company established in the PRC on September 4, 2018 and a wholly-owned subsidiary of Benchwick;

●	“Dotfloor” are to Dotfloor, Inc., a corporation incorporated in California on June 26, 2020 and a wholly-owned subsidiary of NDC;

●	“HKD” are to the official currency of Hong Kong;

●	“Marco” are to Changzhou Marco Merit International Trading Co., Ltd., a company established in the PRC on April 23, 2014 and a 51%-owned subsidiary of Benchwick;

●	“NBS” are to Northann Building Solutions LLC., a limited liability company formed in Delaware on August 15, 2013 and a wholly-owned subsidiary of the Company;

●	“NCP” are to Northann (Changzhou) Construction Products Co., Ltd., a company established in the PRC on December 4, 2013 and a wholly-owned subsidiary of the Company;

●	“NDC” are to Northann Distribution Center Inc, a corporation incorporated in California on February 10, 2016 and a wholly-owned subsidiary of NBS;

●	“Ringold” are to Changzhou Ringold International Trading Co., Ltd., a company established in the PRC on September 28, 2017 and a wholly-owned subsidiary of Benchwick;

●	“RMB” or “Chinese Yuan” are to the legal currency of China;

●	“U.S. dollars,” “dollars,” “USD,” “US$” or “$” are to the legal currency of the United States; and

●	“we”, “us”, “our” are to Northann Corp. and its subsidiaries.

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PROSPECTUS SUMMARY

This summary only highlights selected information contained in greater detail elsewhere in this prospectus. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire prospectus, including “Risk Factors” beginning on Page 16, and the financial statements, before making an investment decision

Unless otherwise indicated, all information in this prospectus reflects a 2-for-1 reverse split of our issued and outstanding shares of common stock and Series A Preferred Stock, effected on July 5, 2023.

Our Business

We bring additive manufacturing, commonly known as 3D printing, and the volume production of innovative building solutions, to your home or business. Our robust portfolio of manufacturing solutions relies upon the use of ink, coating, resin, sound padding, glue and other raw materials to create a wide variety of flooring, decking and other products for customers throughout North America (mainly the United States and Canada), Europe and other regions under the brand name “Benchwick.” We believe that additive manufacturing is one of the most exciting and eco-friendly technologies in the market today. Previously, the U.S. Department of Energy estimated that, compared to traditional manufacturing, additive manufacturing might slash waste and materials cost by nearly 90% and cut manufacturing energy use by half.1 As of 2019, the additive manufacturing industry was valued at over $14 billion and was expected to grow to $23 billion this year.2

Innovation has always been our core value. Our commitment to new approaches in designing and manufacturing drives us to create new ways to improve how our core customers live and work. Crazy Industry invests substantial resources in research and product development and is committed to rapidly building new products and customizable and functional solutions to delight our customers. Crazy Industry’s product development team is committed to product design and development, and they focus their efforts on enhancing function, use, performance and flexibility of our products. As of the date of this prospectus, our subsidiaries, NBS, NCP and Crazy Industry, own a portfolio of over 60 granted or pending patents. The products reflect the evolving needs of our core customer’s home and business needs. We strive to make the products customizable, functional and affordable. Presently, NCP manufactures four proprietary solutions in vinyl flooring using innovative 3D printing technology: Infinite Glass, DSE, TruBevel and MattMaster. Each solution offers distinct functionalities and aesthetic finishes.

Our revenue mainly consists of wholesale and retail of the vinyl flooring products, which are primarily marketed and sold in the United States and Canada. During the fiscal years ended December 31, 2022, 2021 and 2020, 99.52%, 100% and 99.92% of our revenue came from vinyl flooring products and other decorative panels.   During the three months ended March 31, 2023, 100% of our revenue came from vinyl flooring products and other decorative panels.

NBS has also licensed some of its patents to other manufacturers with the goal to promote the technologies covered by those patents in the flooring industry. We believe that a wider market acceptance of 3D printed flooring will help establish the “Benchwick” brand further and to penetrate the markets and encourages innovation and changes to an already developed and static industry. During the fiscal years ended December 31, 2022 and 2021, 0.48% and 0.08% of our revenue came from patent licensing. We did not have revenue from patent licensing during the fiscal year ended December 31, 2020 or the three months ended March 31, 2023.

We serve customers in North America (mainly the United States and Canada), Europe and other regions. During the fiscal year ended December 31, 2022, 85.50% of our revenue came from customers in the United States and 12.95% came from customers in Canada. During the fiscal year ended December 31, 2021, 91.53% of our revenue came from customers in the United States and 7.55% came from customers in Canada. During the fiscal year ended December 31, 2020, 69.65% of our revenue came from customers in the United States and 22.03% came from customers in Canada. During the three months ended March 31, 2023, 99.09% of our revenue came from customers in the United States. During the three months ended March 31, 2023 and the fiscal years ended December 31, 2022, 2021 and 2020, 0.91%, 0.49%, 0.84% and 8.32% of our revenue came from customers in Europe and less than 1% of the revenue came from customers in other regions.

Corporate History and Structure

We commenced operations in August 2013 with the establishment of NBS in Delaware.

In December 2013, NCP was established in China. Most of our products are manufactured through NCP.

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In March 2014, Benchwick was established in Hong Kong. All of our wholesale and distribution operations are conducted through Benchwick.

In April 2014, Marco was established in China. All the import/export of our products are conducted through Marco.

In February 2016, NDC was established in California. NDC is a distribution center in the United States and maintains a small inventory for retail sales.

In September 2017, Ringold was established in China. All of the raw materials are procured from third parties through Ringold.

In September 2018, Crazy Industry was established in China. Crazy Industry is the research and development hub.

1 Additive Manufacturing Building the Future Spotlight (energy.gov), by U.S. Department of Energy, Office of Technology Transitions, original published in April 2019 and updated in July 2019, https://www.energy.gov/sites/default/files/2019/07/f64/2019-OTT-Additive-Manufacturing-Spotlight_0.pdf.

2 Additive Manufacturing Building the Future Spotlight (energy.gov), by U.S. Department of Energy, Office of Technology Transitions , original published in April 2019 and updated in July 2019,

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In June 2020, Dotfloor was established in California. Dotfloor operates dotfloor.com, our online store that offers our vinyl flooring products to retail customers in the United States.

In March 2022, Northann, our current ultimate holding company, was incorporated in Nevada as part of the restructuring transactions in contemplation of our initial public offering. In connection with its incorporation, in April 2022, we completed a share swap transaction and issued common stock and Series A Preferred Stock of Northann to the then existing stockholders of NBS, based on their then respective equity interests held in NBS. NBS then became our wholly-owned subsidiary.

The following diagram illustrates our current corporate structure and upon completion of this offering based on a proposed number of 3,000,000 shares of common stock being offered, assuming no exercise of the over-allotment option. All percentages reflect the voting ownership interests instead of the equity interests held by each of our stockholders given that each holder of common stock is entitled to one vote per one share of common stock and each holder of Series A Preferred Stock is entitled to ten votes per one share of Series A Preferred Stock.

(1)	Represents an aggregate of 14,430,000 shares of common stock and 5,000,000 shares of Series A Preferred Stock held by Lin Li, as of the date of this prospectus.

(2)	Represents an aggregate of 5,570,000 shares of common stock held by 12 stockholders, each holding less than 5% of the total issued and outstanding common stock as of the date of this prospectus.

Permissions and Approvals

As of the date of this prospectus, our PRC subsidiaries have received from PRC authorities all requisite licenses, permissions or approvals needed to engage in the businesses currently conducted in China, and no permission or approval has been denied. Our PRC subsidiaries are not operating in an industry that prohibits or limits foreign investment. In addition, as advised by our PRC counsel, Grandall Law Firm, other than those permissions or approvals required for a domestic company in China to engage in the businesses similar to ours, we are not required to obtain any permissions or approvals from Chinese authorities, including the China Securities Regulatory Commission (CSRC), Cyberspace Administration of China (CAC) or any other governmental agency that is required to operate the business of the PRC subsidiaries and to offer the securities of Northann Corp. to any non-U.S. investors. Such requisite licenses, permissions and approvals include a business license, registration receipt of stationary pollution source discharge, registration of foreign trade operator, and a customs declaration corporate registration certificate.

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The following table provides details on the licenses and permissions held by our PRC subsidiaries.

Company	License/Permission/Approval	Issuing Authority	Validity
Crazy Industry	Business License	Changzhou Municipal Administration for Market Regulation	Long term
Crazy Industry	Registration Receipts of Stationary Pollution Source Discharge	Ministry of Ecology and Environment of the People’s Republic of China	Until June 19, 2025
Marco	Business License	Changzhou Municipal Administration for Market Regulation	Until April 22, 2034
Marco	Registration of Foreign Trade Operator	Changzhou Bureau of Commerce	Long term
Marco	Customs Declaration Corporate Registration Certificate	Changzhou Customs	Long term
Ringold	Business License	Changzhou Municipal Administration for Market Regulation	Until September 27, 2037
NCP	Business License	Changzhou Municipal Administration for Market Regulation	Until December 3, 2043
NCP	Registration Receipts of Stationary Pollution Source Discharge	Ministry of Ecology and Environment of the People’s Republic of China	Until April 6, 2026

Business License

The Business License of each PRC subsidiary can be renewed and extended upon the timely filing of extension applications with the PRC government authorities. Where there is a change in the details stated on a business licence, we shall complete change of registration formalities in accordance with the law and the company registration authorities shall issue a new business licence. According to Article 46 of Administrative Regulation of the People’s Republic of China on the Registration of Market Entities, Where any market entity fails to go through the formalities for registration of change in accordance with this Regulation, the registration authority shall order it to make corrections; if it refuses to do so, it shall be subject to a fine of more than RMB10,000 but less than RMB100,000 yuan; in case of serious circumstances, its business license shall be revoked.

Registration Receipts of Stationary Pollution Source Discharges

The pollutant discharge permit management information platform will automatically send a reminder to update the registration information when the Registration Receipts of Stationary Pollution Source Discharge expires.

Registration of Foreign Trade Operator

On December 30, 2022, the Foreign Trade Law of the People’s Republic of China was amended so that as of December 30, 2022, foreign trade operators engaged in the import and export of goods or technology do not need to complete record registration.

Customs Declaration Corporate Registration Certificate

The Customs Declaration Corporate Registration Certificate has a long-term effective period and does not need to be renewed.

On February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the “Trial Measures”, and five supporting guidelines, which came into effect on March 31, 2023. Pursuant to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedure and report relevant information to the CSRC. As of the date of this prospectus, the Trail Measures have not come into effect and we have not received any inquiry, notice, warning, sanction, or any regulatory objection to this offering from the CSRC, the CAC, or any other PRC authorities that have jurisdiction over our operations. According to Article 34 of the Trial Measures, domestic enterprises refer to enterprises registered and formed in the territory of the People’s Republic of China, including domestic companies limited by shares directly conducting overseas offering and listing and domestic operating entities of entities indirectly conducting overseas offering and listing. In addition, according to Article 2 of the Trial Measures, the “direct overseas offering and listing of domestic enterprises” refers to the overseas offering and listing of companies limited by shares registered and established in China. As advised by our PRC counsel, Beijing Gaopeng (Nanjing) Law Firm, because the Company is not a company registered and formed in the territory of China, its listing on NYSE American is not “direct overseas offering and listing of domestic enterprises” as defined under the Trial Measures. Furthermore, according to Article 2 of the Trial Measures, the “indirect overseas offering and listing of domestic enterprises” refers to the overseas offering and listing of enterprises whose main business activities are in China, in the name of enterprises registered overseas, which offering and listing are based on the equity, assets, income or other similar rights and interests of the domestic enterprises. According to Article 15 of the Trial Measures, if an issuer meets both of the following conditions, it shall be deemed as a domestic enterprise conducting indirect offshore issuance and listing: (1) The proportion of a domestic enterprise’s operating income, total profit, total assets or net assets for the most recent accounting year, to the relevant data in the issuer’s audited consolidated financial statements for the same period, is more than 50%; (2) The issuer’s main business activities are conducted within China or its main premises are located in China, or the majority of its senior management personnel are Chinese citizens or reside in China on a regular basis. As further advised by our PRC counsel, Beijing Gaopeng (Nanjing) Law Firm, the Company does not meet both the requirements under Article 15 of the Trial Measures and therefore its listing on NYSE American is not an “indirect overseas offering and listing of domestic enterprises”, considering that (i) the operating income and total profit of the Company’s subsidiaries that were established in China for the year ended December 31, 2022 do not account for more than 50% of the operating income and total profit in our consolidated financial statements for the same period, (ii) our main business is not conducted within China, and (iii) the majority of our senior management personnel are not Chinese citizens or reside in China on a regular basis. Therefore, as concluded by our PRC counsel, Beijing Gaopeng (Nanjing) Law Firm, we are not required to complete the record filing requirement under the Trial Measures. If we inadvertently conclude that such filing procedures are not required, or applicable laws, regulations, or interpretations change such that we are required to complete the filing procedures in the future, we may be subject to investigations by the regulators, fines or penalties, ordered to suspend our relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. See “Risk Factors – Risks Related to Doing Business in China – Uncertainties in the interpretation and enforcement of PRC laws and regulations and changes in policies, rules, and regulations in China, which may be quick with little advance notice, could limit the legal protection available to you and us.” “– The PRC government exerts substantial influence over the manner in which our PRC subsidiaries conduct their business activities. The PRC government may also intervene or influence our operations and this offering at any time and may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or become worthless.” and “– The approval or filing requirements of the China Securities Regulatory Commission (CSRC) may be required in connection with this offering under PRC law.”

Dividends and Other Distributions

The Company is a holding company and conducts substantially all of its business through its subsidiaries in the United States, Hong Kong and China. The Company may rely on dividends to be paid by its subsidiaries to fund its cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to its stockholders, to service any debt we may incur and to pay its operating expenses. If any of the subsidiaries incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to the Company.

There are no restrictions in our Articles of Incorporation or Bylaws that prevent the Company from declaring dividends. The Nevada Revised Statutes, however, prohibit the Company from declaring dividends where, after giving effect to the distribution of the dividends:

●	the Company would not be able to pay its debts as they become due in the usual course of business; or

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●	the total assets of the Company would be less than the sum of the total liabilities of the Company plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution, unless otherwise permitted under our Articles of Incorporation.

According to the Limited Liability Company Act of Delaware, in general, NBS may make a distribution to the Company to the extent, after giving effect to the distribution, all liabilities of NBS, other than liabilities to the Company on account of the Company’s membership interests in NBS, do not exceed the fair value of the assets of NBS.

According to the California General Corporation Law, Dotfloor and NDC may make a distribution to their stockholders if the retained earnings of each of Dotfloor and NDC equal at least the amount of the proposed distribution. The California General Corporation Law also provides that, in the event that sufficient retained earnings are not available for the proposed distribution, a corporation may nevertheless make a distribution to its stockholders if it meets two conditions, which generally stated are as follows: (i) the corporation’s assets equal at least 1 and 1/4 times its liabilities, and (ii) the corporation’s current assets equal at least its current liabilities or, if the average of the corporation’s earnings before taxes on income and before interest expenses for the two preceding fiscal years was less than the average of the corporation’s interest expenses for such fiscal years, then the corporation’s current assets must equal at least 1 and 1/4 times its current liabilities.

Benchwick, our Hong Kong subsidiary, is permitted, under the laws of Hong Kong, to provide funding to the Company through dividends distribution out of its profits. Under the current practices of the Hong Kong Inland Revenue Department, no tax is payable in Hong Kong in respect of dividends paid to the Company as a Nevada corporation.

According to the PRC Company Law and Foreign Investment Law, each of Crazy Industry, Marco, Ringold and NCP, as a foreign invested enterprise, or FIE, is required to draw 10% of its after-tax profits each year, if any, to fund a common reserve, which may stop drawing its after-tax profits if the aggregate balance of the common reserve has already accounted for over 50% of its registered capital. These reserves are not distributable as cash dividends. Furthermore, under the EIT Law, which became effective in January 2008, the maximum tax rate for the withholding tax imposed on dividends payments from PRC foreign invested companies to their overseas investors that are not regarded as “resident” for tax purposes is 20%. The rate was reduced to 10% under the Implementing Regulations for the EIT Law issued by the State Council. However, a lower withholding tax rate might be applied if there is a tax treaty between China and the jurisdiction of the foreign holding companies. Under the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income, where a Hong Kong resident enterprise, which is considered a non-PRC tax resident enterprise, directly holds at least 25% of the equity interests in a PRC enterprise, the withholding tax rate in respect to the payment of dividends by such PRC enterprise to such Hong Kong resident enterprise is reduced to 5% from a standard rate of 10%, subject to approval of the PRC local tax authority. Accordingly, Benchwick, our Hong Kong subsidiary, is able to enjoy the 5% withholding tax rate for the dividends it receives from its PRC subsidiaries, Crazy Industry, Ringold and Marco if Benchwick satisfies the conditions prescribed in relevant tax rules and regulations and obtain the approvals as required. However, if Benchwick is considered to be a non-beneficial owner for purposes of the tax arrangement, any dividends paid to it by its PRC subsidiaries directly would not qualify for the preferential dividends withholding tax rate of 5%, but rather would be subject to a rate of 10%.

Transfers of funds among the PRC subsidiaries, Crazy Industry, Marco, Ringold and NCP, are subject to the Provisions of the Supreme People’s Court on Several Issues Concerning the Application of Law in the Trial of Private Lending Cases (2020 Revision, the “Provisions on Private Lending Cases”), which was implemented on August 20, 2020 to regulate the financing activities between natural persons, legal persons and unincorporated organizations. The Provisions on Private Lending Cases set forth that private lending contracts will be upheld as invalid under the circumstance that (i) the lender swindles loans from financial institutions for relending; (ii) the lender relends the funds obtained by means of a loan from another profit-making legal person, raising funds from its employees, illegally taking deposits from the public; (iii) the lender who has not obtained the lending qualification according to the law lends money to any unspecified object of the society for the purpose of making profits; (iv) the lender lends funds to a borrower when the lender knows or should have known that the borrower intended to use the borrowed funds for illegal or criminal purposes; (v) the lending is violations of public orders or good morals; or (vi) the lending is in violations of mandatory provisions of laws or administrative regulations. As advised by our PRC counsel, Grandall Law Firm, the Provisions on Private Lending Cases does not prohibit using cash generated from one subsidiary to fund another subsidiary’s operations.  We have not been notified of any other restriction which could limit our PRC subsidiaries’ ability to transfer cash between subsidiaries. See “Regulation – Regulations Relating to Private Lending.”

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In addition, management monitors the cash position of each entity within our organization regularly and prepare budgets on a monthly basis to ensure each entity has the necessary funds to fulfill its obligation for the foreseeable future and to ensure adequate liquidity. In the event that there is a need for cash or a potential liquidity issue, it will be reported to the Chief Executive Officer and, subject to approval by the board of directors, we will enter into an intercompany loan for the subsidiary.

During the three months ended March 31, 2023 and the fiscal years ended December 31, 2022, 2021 and 2020 and as of the date of this prospectus, none of the subsidiaries has made any dividends or other distributions to the holding company. There were no cash flows between our holding company and the subsidiaries. Funds and assets were transferred among the subsidiaries for working capital purposes and during the ordinary course of business. In the future, cash proceeds raised by the Company from financing activities, including this offering, may be transferred to the subsidiaries in the United States, Mainland China and Hong Kong via capital contribution or shareholder loans, as the case may be. As of the date of this prospectus, the Company had not made any no dividends or distributions to U.S. investors and the Company does not plan to make any dividends or distributions in the future. See “Dividend Policy”.

Competitive Advantages

We believe that the following competitive advantages contribute to our success and differentiate us from our competitors:

●	Commitment to innovation,

●	Limitless customization,

●	Low labor and inventory costs,

●	Rigorous quality control,

●	Professionally recognized sustainable practices,

●	Diversified market reach and

●	Experienced management team.

Growth Strategies

We strive to improve our cost structure, provide high quality services and products, expand our product range and increase our market share by pursuing the following strategies:

Made in the United States

Since the beginning of 2020, the COVID-19 pandemic has disrupted global supply chain and increased shipping costs. Because our primary markets are the United States and Canada, we believe production in the United States will reduce our logistics costs and environmental footprint. In addition, we currently have a 25% tariff and a 6% import tax on products shipped from China to the United States. Manufacturing and selling in the United States will reduce costs on tariffs and import tax. We also plan to source more raw materials from suppliers in Europe or North America, where there is no or a low tariff and import tax. Our production is automated and has low labor cost. We believe having our products made in the United States will improve our overall cost structure and our brand recognition. The plan will involve the following steps: (1) find a potential location, (2) conduct title searches and due diligence for the purchase or lease of the facility, (3) apply for a mortgage (not applicable if the facility is leased), (4) complete the purchase or lease, (5) start improvements, if necessary, (6) purchase new equipment for manufacturing and pollution control, and (7) hire local labor to start operations. We are working on the first step and have engaged a broker to find a potential location. We are looking for an existing industrial facility suitable for manufacturing use that supports our manufacturing requirements, has a well-developed transportation network that would meet our demands, is served by utilities, especially electricity, natural gas, water, sewer and high-speed telecommunications, has a favorable local employment pool and competitive operating costs (labor, utilities and taxes). We believe that finding a location will be the most time-consuming and challenging part of the plan. We plan to engage local experts to navigate local laws and requirements. The cost to set up manufacturing capabilities in the United States is expected to be approximately $20 million. We plan to finance the purchase of the facility by mortgage and from profits from operations. We expect to start manufacturing products in the United States in three to six months after this offering is completed. If the plan is successfully executed, we plan to maintain manufacturing in the United States and China in the short term. We plan to gradually shift manufacturing from China to the United States in the long term and eventually close the manufacturing sites in China. However, there is no assurance that such plans will be commercially successful or that the actual outcome of the plans will match our expectations. See “Risk Factors – Risks Related to Our Business and Industry - We may not be able to successfully implement our business strategies and future plans” on page 28.

Vertical integration

Currently, some of our products’ patterns are designed in-house and some are sourced from third parties. During the fiscal year 2021 and 2020, NCP spent $80,000 and $50,000 on purchasing 26 and 17 patterns from third-party designers, respectively. NCP did not purchase any patterns during the fiscal year 2022 or the three months ended March 31, 2023. Patterns purchased from third-party designers accounts for about 68% of all the patterns we have. We plan to bring the designing step in-house and replacing the third-party designers with our proprietary technologies. NBS has developed an artificial intelligence learning system, Envision, comprising of processors and non-transitory program storage devices (NPSDs) capable of reading instructions executable by processors to generate decorative patterns, such as decorative floor panels, wall panels or ceiling panels. NBS is in the process of registering a patent of this invention. The algorithm can recognize the characteristics in a sample image, search our pattern database to find similar products that are already in our products lineup or generate a similar but distinctive pattern to be added to our products lineup. We plan to build a database of patterns that we already own and patterns generated by the algorithm, so that when a sample pattern is input into the system, the algorithm can recognize the characteristics in the sample image, search our pattern database to find similar products that are already in our products lineup or generate a similar but distinctive pattern to be added to our products lineup. With the assistance of such algorithm, we can save time and money on finding designs and offer more options to our customers. We believe we can also apply the algorithm to help customers find their desired products. By uploading pictures of desired products to the algorithm, we can find existing product in our lineup that fits the samples the most or generate a new design that combines all the features the customer desires.

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Expand Market Share

Our management team has always focused on expanding market share, we believe our “made in the United States” and “vertical integration” strategies will help expand our product lineups, build our brand recognition and reach more end consumers in the United States, which is our biggest market. With additional marketing efforts, we believe we will increase customer penetration and expand the geographical coverage of products, and therefore expand market share.

Share Capital and Reverse Stock Split

The Company is authorized to issue 500,000,000 shares of capital stock, consisting of (i) 400,000,000 shares of common stock, par value US$0.001 per share, and (ii) 100,000,000 shares of preferred stock, par value US$0.001 per share. Each share of common stock is entitled to one vote, and each share of Series A Preferred Stock is entitled to ten votes on any matter on which action of the stockholders of the corporation is sought. The Series A Preferred Stock will vote together with the common stock. Common stock and Series A Preferred Stock are not convertible into each other. Holders of Series A Preferred Stock are not entitled to receive dividends. See “Description of Capital Stock.”

On July 5, 2023, as approved by the board of directors and the majority shareholder of the Company, the Company effected a reverse split of our outstanding common stock and Series A Preferred Stock at a ratio of 2-for-1. All references to common stock, Series A Preferred Stock, share data, per share data, and related information have been retroactively adjusted, where applicable, in this prospectus to reflect the reverse split of our issued and outstanding common stock and Series A Preferred Stock as if these events had occurred at the beginning of the earliest period presented. As of the date of this prospectus, there were 20,000,000 shares of common stock and 5,000,000 shares of Series A Preferred Stock issued and outstanding, not including common stock issuable upon exercise of outstanding warrants (see “Description of Capital Stock – Convertible Notes and Warrants”).

Corporate Information

Our principal executive office is located at c/o Northann Distribution Center Inc, 9820 Dino Drive, Suite 110, CA 95624. The telephone number of our principal executive offices is (916) 573 3803. Our registered agent in the United States is Vcorp Services. LLC, located at 701 S. Carson Street, Suite 200, Carson City, NV 89701.

Summary of Risk Factors

Investing in our common stock involves substantial risk, as more fully described in “Risk Factors” and elsewhere in this prospectus. You should read these risks before you invest in our common stock. We may be unable, for many reasons, including those that are beyond our control, to implement our business strategy. Some of the more significant risks associated with our business include the following:

Risks Related to Our Corporate Structure

●	Potential Limitations on the ability to receive dividends from our subsidiaries. We are a holding company and will rely on dividends paid by our subsidiaries for our cash needs. Any limitation on the ability of our subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to pay dividends and other cash distributions to our stockholders, to service any debt we may incur and to pay our operating expenses. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us. See “Northann Corp. is a holding company and will rely on dividends paid by its subsidiaries for its cash needs. Any limitation on the ability of its subsidiaries to make dividend payments to the Company, or any tax implications of making dividend payments to the Company, could limit the Company’s ability to pay its expenses or pay dividends to holders of its common stock” on page 16.

Risks Related to Doing Business in China

●	Risks of changes in China’s economic, political, or social conditions or government policies. Most of our products are manufactured through NCP in China and as a result, our business, financial condition, results of operations, and prospects may be influenced to a significant degree by political, economic and social conditions in China generally. Any adverse changes in economic conditions in China, in the policies of the Chinese government, or in the laws and regulations in China could have a material adverse effect on the overall economic growth of China. Such developments could adversely affect our business and operating results, reduce production and weaken our competitive position and could have a material adverse effect on our business and operations. See “Changes in China’s political, economic or social conditions could have a material adverse effect on our business and operations” on page 17.

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●	Risks of uncertainties in the interpretation and enforcement of PRC laws and regulations and changes in policies, rules, and regulations in China. Our PRC subsidiaries are subject to various PRC laws and regulations generally applicable to companies in China. Since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, however, the interpretations of many laws, regulations, and rules are not always uniform and enforcement of these laws, regulations, and rules involve uncertainties. The PRC legal system is based in part on government policies, internal rules, and regulations that may have retroactive effect and may change quickly with little advance notice. The Chinese government may exert more oversight and control over offerings that are conducted overseas. Such uncertainties, including uncertainties over the scope and effect of our contractual, property (including intellectual property), and procedural rights, and any failure to respond to changes in the regulatory environment in China could materially and adversely affect our business and impede our ability to continue our operations, significantly limit or completely hinder our ability to offer or continue our operations, and cause the value of our securities to significantly decline or become worthless. See “Uncertainties in the interpretation and enforcement of PRC laws and regulations and changes in policies, rules, and regulations in China, which may be quick with little advance notice, could limit the legal protection available to you and us” on page 18.

●	Risk related to service of legal process, enforcing foreign judgments, or bringing actions in China against us or our management named in the prospectus based on foreign laws. Our subsidiaries conduct a substantial amount of operations (including the manufacturing of most of our products) in China and most of our assets and equipment are located in China. In addition, some of our senior executive officers reside within China, are physically there for a significant portion of each year, and are PRC nationals. As a result, it may be difficult for you to effect service of process upon us or those persons inside China. In addition, there is uncertainty as to whether the PRC would recognize or enforce judgments of U.S. courts against us or such persons predicated upon the civil liability provisions of U.S. securities laws or those of any U.S. state. The recognition, enforcement of foreign judgments, conducting investigation or collecting evidence within China may be difficult and impossible. See “You may experience difficulties in effecting service of legal process, enforcing foreign judgments, or bringing actions in China against us and our PRC subsidiaries based on foreign laws. It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China” on page 18.

●	Risk of PRC government’s influence over the manner in which our PRC subsidiaries conduct business and over offerings conducted overseas and/or foreign investment in China-based issuers. We are currently not required to obtain permission or approval from Chinese authorities to list on U.S. exchanges, however, if our holding company or any of our PRC subsidiaries were required to obtain permission or approval in the future and were denied permission or approval from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchanges, continue to offer securities to investors, or materially affect the interest of the investors and cause significantly depreciation of the price of our common stock. The PRC government may also intervene or influence our operations and this offering at any time, which could result in a material change in our operations and our common stock could decline in value or become worthless. See “The PRC government exerts substantial influence over the manner in which our PRC subsidiaries conduct their business activities. The PRC government may also intervene or influence our operations and this offering at any time and may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or become worthless” on page 19.

●	Risk related to recent greater oversight by the Cyberspace Administration of China (the “CAC”) over data security. As of the date of this prospectus, we have not received any notice from any authorities identifying our PRC subsidiaries as critical information infrastructure operators (“CIIOs”) or requiring us to go through cybersecurity review or network data security review by the CAC. We believe that the operations of our PRC subsidiaries and our listing will not be affected and that we will not be subject to cybersecurity review and network data security review by the CAC for this offering. We cannot guarantee, however, that we will not be subject to cybersecurity review and network data security review in the future. See “Recent greater oversight by the Cyberspace Administration of China (the “CAC”) over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our offering” on page 19.

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●	Risks of PRC government exerting more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuer. On February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines, which came into effect on March 31, 2023. Pursuant to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedure and report relevant information to the CSRC. As advised by our PRC counsel, Beijing Gaopeng (Nanjing) Law Firm, we are not subject to the Trial Measures because our main business are not conducted within China, our main premises are not located in China, and the majority of our senior management personnel are not Chinese citizens or reside in China on a regular basis. Therefore, we do not need to complete the record filing requirement under the Trial Measures. If we inadvertently conclude that such filing procedures are not required, or applicable laws, regulations, or interpretations change such that we are required to complete the filing procedures in the future, we may be subject to investigations by the regulators, fines or penalties, ordered to suspend our relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering. Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our common stock, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our common stock to significantly decline in value or become worthless. See “The CSRC has released for public consultation the draft rules for China-based companies seeking to conduct initial public offerings in foreign markets. While such rules have not yet gone into effect, the Chinese government may exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers, which could significantly limit or completely hinder our ability to offer or continue to offer our common stock to investors and could cause the value of our common stock to significantly decline or become worthless” on page 20.

●	Risks related to PRC regulations on the establishment of offshore special purpose companies by PRC residents. Some of our stockholders that we are aware of are subject to SAFE regulations, and we expect all of these stockholders will have completed all necessary registrations with the local SAFE branch or qualified banks as required by SAFE Circular 37. We cannot assure you, however, that all of these stockholders may continue to make required filings or updates in a timely manner, or at all. We can provide no assurance that we are or will in the future continue to be informed of identities of all PRC residents holding direct or indirect interest in our company. Any failure or inability by such stockholders to comply with SAFE regulations may subject us to fines or legal sanctions, such as restrictions on our cross-border investment activities or our PRC subsidiaries’ ability to distribute dividends to, or obtain foreign exchange-denominated loans from, our company or prevent us from making distributions or paying dividends. As a result, our business operations and our ability to make distributions to you could be materially and adversely affected. See “PRC regulations relating to offshore investment activities by PRC residents may subject our PRC resident beneficial owners or our PRC subsidiaries to liability or penalties, limit our ability to inject capital into our PRC subsidiary, limit our PRC subsidiary’s ability to increase its registered capital or distribute profits to us, or may otherwise adversely affect us” on page 21.

●	Risk related to PRC regulation of loans to and direct investment in PRC entities by offshore holding companies. Under PRC laws and regulations, we are permitted to utilize the proceeds from this offering to fund our PRC subsidiary by making loans to or additional capital contributions to our PRC subsidiary, subject to applicable government registration, statutory limitations on amount, and approval requirements. These PRC laws and regulations may significantly limit our ability to use RMB converted from the net proceeds of this offering to fund the establishment of new entities in China by our PRC subsidiary or to invest in or acquire any other PRC companies through our PRC subsidiary. Moreover, we cannot assure you that we will be able to complete the necessary registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans to our PRC subsidiary or future capital contributions by us to our PRC subsidiary. If we fail to complete such registrations or obtain such approvals, our ability to use the proceeds we received or expect to receive from our offshore offerings and to capitalize or otherwise fund our PRC operations may be negatively affected, which could materially and adversely affect our business, including our liquidity and our ability to fund and expand our business. See “PRC regulation of parent/subsidiary loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to our PRC operating subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business” on page 21.

●	Risks of fluctuations in exchange rates. With the development of the foreign exchange market and progress towards interest rate liberalization and RMB internationalization, the PRC government may in the future announce further changes to the exchange rate system, and we cannot assure you that RMB will not appreciate or depreciate significantly in value against the U.S. dollar in the future. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between RMB and the U.S. dollar in the future. Since we own and operate stores both in the PRC and the U.S., the fluctuations in exchange rates would have a negative effect on our business and results of operations and financial condition. See “Fluctuations in exchange rates could have a material adverse effect on our results of operations and the value of your investment” on page 22.

●	Risks related to potential classification as a PRC resident enterprise for PRC income tax purposes. Under the PRC Enterprise Income Tax Law (the “EIT Law”), we may be classified as a PRC “resident enterprise” for PRC enterprise income tax purposes. Such classification would likely result in unfavorable tax consequences to us and our non-PRC stockholders and have a material adverse effect on our results of operations and the value of your investment. See “Under the EIT Law, we may be classified as a PRC “resident enterprise” for PRC enterprise income tax purposes. Such classification would likely result in unfavorable tax consequences to us and our non-PRC stockholders and have a material adverse effect on our results of operations and the value of your investment” on page 23.

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●	Risks related to uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies. We face uncertainties as to the reporting and assessment of reasonable commercial purposes and future transactions where PRC taxable assets are involved, such as offshore restructuring, sale of the shares in our offshore subsidiaries, and investments. In the event of being assessed as having no reasonable commercial purposes in an indirect transfer transaction, we may be subject to filing obligations or taxed if we are a transferor in such transactions, and may be subject to withholding obligations (to be specific, a 10% withholding tax for the transfer of equity interests) if we are a transferee in such transactions, under SAT Circular 7 and SAT Circular 37. For transfer of shares by investors who are non-PRC resident enterprises, our PRC subsidiary may be requested to assist in the filing under the SAT circulars. As a result, we may be required to expend valuable resources to comply with the SAT circulars or to request the relevant transferors from whom we purchase taxable assets to comply with these circulars, or to establish that we should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations. See “We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies” on page 23.

●	Risks of the M&A Rules and certain other PRC regulations that establish complex procedures for some acquisitions of Chinese companies by foreign investors. The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the “M&A Rules,” and recently adopted regulations and rules concerning mergers and acquisitions established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time consuming and complex. It is clear that our business would not be deemed to be in an industry that raises “national defense and security” or “national security” concerns. MOFCOM or other government agencies, however, may publish explanations in the future determining that our business is in an industry subject to the security review, in which case our future acquisitions in the PRC, including those by way of entering into contractual control arrangements with target entities, may be closely scrutinized or prohibited. Our ability to expand our business or maintain or expand our market share through future acquisitions would as such be materially and adversely affected. See “The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China” on page 24.

Risks Related to Our Business and Industry

●	Risks related to the COVID-19 pandemic adverse impact on our financial condition and results or operations. The COVID-19 pandemic continues to impact areas where we operate and sell our products. The long-term economic impact and near-term financial impacts of the COVID-19 pandemic cannot be reliably quantified or estimated at this time due to the uncertainty of future developments. See “Our financial condition and results or operations have been and will likely continue to be adversely impacted by the COVID-19 pandemic and the related downturn in economic conditions” on page 25.

●	Risks related to competition in the industry. See “We compete with numerous flooring manufacturers in highly competitive markets. Competition can affect customer preferences, reduce demand for our products, negatively affect our product sales mix, leverage greater financial resources, or cause us to lower prices, any or all which could adversely affect our financial condition, liquidity or results of operation” on page 25.

●	Risks of decrease of direct materials (raw materials, packaging, sourced products, energy). See “If the availability of direct materials (raw materials, packaging, sourced products, energy) decreases, or these costs increase, and we are unable to either offset or pass along increased costs to our customers, our financial condition, liquidity or results of operations could be adversely affected” on page 26.

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●	Risk of our business’s sensitivity to changes in general economic conditions. See “Our business is sensitive to changes in general economic conditions. Downturns in commercial and residential construction, remodeling and refurbishing activities could adversely affect our financial condition, liquidity or results of operations” on page 26.

●	Risks related to various environmental, safety and health regulations. See “We are subject to various environmental, safety and health regulations that may subject us to costs, liabilities and other obligations, which could have a material adverse effect on our business, results of operations and financial condition” on page 27.

●	Risks related to legal claims of product liability. See “We may be exposed to litigation, claims and other legal proceedings in the ordinary course of business relating to our products or business, which could have a material adverse effect on our business, results of operations and financial condition” on page 27.

●	Risks of losses from natural disasters, catastrophes, fire or other unexpected events. We could incur uninsured losses and liabilities arising from such events, including damage to our reputation, and/or suffer material losses in operational capacity, which could have a material adverse impact on our business, financial condition and results of operations. See “Our business operations could suffer significant losses from natural disasters, catastrophes, fire or other unexpected events” on page 27.

●	Risks related to intellectual property, including intellectual property disputes, failure of intellectual property protection, and failure of patent application. See “We may need to defend ourselves against patent or trademark infringement, or other intellectual property claims, which may be time-consuming and cause us to incur substantial costs” on page 27, “Our business may be adversely affected if we are unable to protect our intellectual property rights from unauthorized use by third parties” on page 28 and “Our patent applications may not be granted, which may have a material adverse effect on our ability to prevent others from commercially exploiting products similar to ours” on page 28.

●	Our financial statements contain an explanatory paragraph regarding uncertainty as our ability to raise capital and therefore cast substantial doubt about our ability to continue as a going concern. See “Our financial statements contain an explanatory paragraph regarding uncertainty as our ability to raise capital and therefore cast substantial doubt about our ability to continue as a going concern” on page 28.

●

Cybersecurity risks in our operation and supply chain. See “Cybersecurity risks and cyber incidents may adversely affect our business by causing a disruption to our operations, a compromise or corruption of our confidential information, misappropriation of assets and/or damage to our business relationships, all of which could negatively impact our business and results of operations” on page 28.

Risks Related to Our Common Stock, Preferred Stock and this Offering

●	Risks that our common stock may be prohibited from trading on a national exchange if the Public Company Accounting Oversight Board (the “PCAOB”) is unable to inspect our auditors. Our auditor, WWC, P.C., the independent registered public accounting firm that issued the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a U.S.-based accounting firm registered with the PCAOB, is headquartered in Mateo, CA and is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. WWC, P.C., is not headquartered in Mainland China or Hong Kong. Notwithstanding the foregoing, if the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, trading in our common stock will be prohibited under the HFCA Act and NYSE American may determine to delist our common stock. The delisting of our common stock, or the threat of their being delisted, may materially and adversely affect the value of your investment. See “Our common stock may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act (the “HFCA Act”) and the Consolidated Appropriations Act, 2023, if the Public Company Accounting Oversight Board (the “PCAOB”) is unable to inspect our auditors for two consecutive years. The delisting of our common stock, or the threat of their being delisted, may materially and adversely affect the value of your investment.” on page 29.

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Risks of potential approval of the China Securities Regulatory Commission (CSRC). While the application of the M&A Rules remains unclear, we believe, based on the advice of our PRC counsel, Grandall Law Firm, that the CSRC approval is not required for the listing and trading of our common stock on the NYSE American in the context of this offering. However, our PRC legal counsel, Grandall Law Firm, has further advised us that there remains some uncertainty as to how the M&A Rules will be interpreted or implemented in the context of an overseas offering and its opinions summarized above are subject to any new laws, regulations and rules or detailed implementations and interpretations in any form relating to the M&A Rules. We cannot assure you that relevant PRC governmental agencies, including the CSRC, would reach the same conclusion as we do. See “The approval or filing requirements of the China Securities Regulatory Commission (CSRC) may be required in connection with this offering under PRC law” on page 30.

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●	Risks of stock price volatility. See “The offering price for our common stock may not be indicative of prices that will prevail in the trading market and such market prices may be volatile” and “You may experience extreme stock price volatility, including any stock-run up, unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our common stock” on page 31.

●	Risks of not paying dividends for the foreseeable future. We do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our common stock if the market price of our common stock increases. See “We do not intend to pay dividends for the foreseeable future” on page 31.

●	Risks related our management’s broad discretion to determine how to use the funds raised in the offering. See “Our management has broad discretion to determine how to use the funds raised in the offering and may use them in ways that may not enhance our results of operations or the price of our shares of common stock” on page 32.

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Risks related to NYSE American’s application of stricter criteria for our initial and continued listing. See “NYSE American may apply additional and more stringent criteria for our initial and continued listing because we plan to have a small public offering and insiders will hold a large portion of the company’s listed securities” on page 32.

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Risks related to being a “Controlled Company”. See “As a ‘controlled company’ under the NYSE American Company Guide, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public stockholders” on page 32.

●	Risks related to the Anti-takeover provisions in our charter documents. See “Anti-takeover provisions in our charter documents and Nevada law could discourage, delay or prevent a change in control of our company and may affect the trading price of our common stock” on page 32.

●	Risks related to our multi-class structure. See “We cannot predict the impact our multi-class structure may have on the stock price of our common stock” on page 32.

Implications of Being a Smaller Reporting Company

We qualify as an “smaller reporting company” as defined in Rule 405 of the Securities Act and Item 10 of Regulation S-K. A smaller reporting company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

●	the ability to include only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations disclosure;

●	the reduced disclosure obligation regarding executive compensation under Item 402 of Regulation S-K; and

●	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002.

We may take advantage of these provisions for so long as we remain a smaller reporting company. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than US$250 million or (ii) our annual revenue was less than US$100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than US$700 million.

Implications of Being an “Emerging Growth Company”

As a company with less than US$1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act.” An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

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●	are not required to obtain a non-binding advisory vote from our stockholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	will not be required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 10-K following the effectiveness of our initial public offering.

We intend to take advantage of all of these reduced reporting requirements and exemptions.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions until we no longer meet the definition of an emerging growth company. The JOBS Act provides that we would cease to be an “emerging growth company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the “Securities Act”), occurred, if we have more than US$1.235 billion in annual revenue, have more than US$700 million in market value of our common stock held by non-affiliates, or issue more than US$1 billion in principal amount of non-convertible debt over a three-year period.

Implications of Being a Controlled Company

Upon completion of this offering, our Chairman of the Board, Chief Executive Officer, President, Secretary, and Treasurer, Lin Li, will beneficially own approximately 88.26% of the aggregate voting power of our common stock and Series A Preferred Stock assuming no exercise of the over-allotment option, or 87.72% assuming full exercise of the over-allotment option. As a result, we will be deemed a “controlled company” for the purpose of the NYSE American Company Guide. As a controlled company, we are permitted to elect to rely on certain exemptions from the obligations to comply with certain corporate governance requirements, including:

●	the requirement that a majority of our board of directors must be independent directors;

●	the requirement that our director nominees must be selected or recommended to the Board for determination, by either a Nomination Committee comprised solely of independent directors or by a majority of the independent directors;

●	the requirement that we have a formal written charter or board resolution, as applicable, addressing the nominations process and such related matters as may be required under the federal securities laws; and

●	the requirement that compensation of the chief executive officer must be determined, or recommended to the Board for determination, either by a Compensation Committee comprised of independent directors or by a majority of the independent directors on its Board of Directors and that compensation for all other officers must be determined, or recommended to the Board for determination, either by such Compensation Committee or a majority of the independent directors on the company’s Board of Directors.

Although we do not intend to rely on the controlled company exemptions under the NYSE American Company Guide even if we are deemed a controlled company, we could elect to rely on these exemptions in the future, and if so, you would not have the same protection afforded to stockholders of companies that are subject to all of the corporate governance requirements of NYSE American Company Guide.

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THE OFFERING
Common Stock Offered by us:	3,000,000 shares of common stock (or 3,450,000 shares of common stock if the underwriters exercise their over-allotment option in full)

Capital Stock Outstanding Prior to Completion of Offering:	20,000,000 shares of common stock, excluding shares of common stock underlying the underwriters’ warrants, and shares of common stock underlying the warrants issued in the private placement closed on May 16, 2022; and 5,000,000 shares of Series A Preferred Stock. See “Description of Capital Stock – Convertible Notes and Warrants”.

Common Stock Outstanding immediately after Offering:	23,000,000 shares of common stock (or 23,450,000 shares of common stock if the underwriters exercise their over-allotment option in full), excluding shares of common stock underlying the underwriters’ warrants, and shares of common stock underlying the warrants issued in the private placement closed on May 16, 2022; and 5,000,000 shares of Series A Preferred Stock. The warrants will remain outstanding after this offering. See “Underwriting – Underwriters’ Warrants” and “Description of Capital Stock – Convertible Notes and Warrants”.

Offering Price Range per Share of Common Stock:	US$3.00 to US$5.00 per share of common stock

Assumed Offering Price per Share of Common Stock:	US$4.00 per share of common stock

Gross Proceeds to Us Before Expenses:	US$12,000,000 if the underwriters do not exercise the over-allotment option, or $13,800,000 if the underwriters exercise the over-allotment option, assuming the public offering price is US$4.00, the midpoint of the price range set forth on the cover page of this prospectus.

Listing:	We plan to apply to have our common stock listed on the NYSE American. The closing of this offering is conditioned upon NYSE American’s final approval of our listing application, and there is no guarantee or assurance that our common stock will be approved for listing on NYSE American.

Ticker Symbol:	NCL

Transfer Agent:	VStock Transfer LLC

Use of Proceeds:	We intend to use the proceeds from this offering for the acquisition of facilities and equipment in the United States, product development, sales and marketing activities, and general working capital purposes. See “Use of Proceeds” for more information.

Lock-up:	We and all of our directors and officers and our stockholders owning 5% or more of our common stock have agreed with the underwriters, subject to certain exceptions, not to sell, transfer, or dispose of, directly or indirectly, any of our common stock or securities convertible into or exercisable or exchangeable for our common stock for a period of 180 from the date of this prospectus, without the prior written consent of the underwriters. See “Shares Eligible for Future Sale” and “Underwriting” for more information.

Risk Factors:	Investing in these securities involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section of this prospectus before deciding to invest in our shares of common stock.

Dividend Policy:	We have no present plans to declare dividends and plan to retain our earnings to continue to grow our business.

Voting Rights:	Holders of our common stock are entitled to one vote per one share of common stock. Holders of Series A Preferred Stock are entitled to ten votes per one share of Series A Preferred Stock. The Series A Preferred Stock will vote together with the common stock. Our founder, Lin Li, will beneficially own 14,430,000 shares of common stock and 5,000,000 shares of Series A Preferred Stock, representing 88.26% of the total voting power of our issued and outstanding share capital immediately following the completing of this offering assuming the underwriters do not exercise their over-allotment option, or 87.72% of our total voting power if the underwriters exercise their over-allotment option in full. See “Description of Capital Stock” on page 82.

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RISK FACTORS

An investment in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be materially and adversely affected, which could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. The risks described below and in the sections referenced above are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our shares of common stock if you can bear the risk of loss of your entire investment.

Risks Related to Our Corporate Structure

Northann Corp. is a holding company and will rely on dividends paid by its subsidiaries for its cash needs. Any limitation on the ability of its subsidiaries to make dividend payments to the Company, or any tax implications of making dividend payments to the Company, could limit the Company’s ability to pay its expenses or pay dividends to holders of its common stock.

Because Northann Corp. is a holding company, we conduct substantially all of our business through our subsidiaries in the United States, Hong Kong and China. Northann Corp. may rely on dividends to be paid by its subsidiaries to fund our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our stockholders, to service any debt we may incur and to pay its operating expenses. If any of the subsidiaries incurs debt on its behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to the Company.

There are no restrictions in our Articles of Incorporation or Bylaws that prevent the Company from declaring dividends. The Nevada Revised Statutes, however, prohibit the Company from declaring dividends where, after giving effect to the distribution of the dividend:

●	the Company would not be able to pay its debts as they become due in the usual course of business; or

●	the total assets of the Company would be less than the sum of the total liabilities of the Company plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution, unless otherwise permitted under our Articles of Incorporation.

According to the Limited Liability Company Act of Delaware, in general, NBS may make a distribution to the Company to the extent, after giving effect to the distribution, all liabilities of NBS, other than liabilities to the Company on account of the Company’s membership interests in NBS, do not exceed the fair value of the assets of NBS.

According to the California General Corporation Law, Dotfloor and NDC may make a distribution to their stockholders if the retained earnings of each of Dotfloor and NDC equal at least the amount of the proposed distribution. The California General Corporation Law also provides that, in the event that sufficient retained earnings are not available for the proposed distribution, a corporation may nevertheless make a distribution to its stockholders if it meets two conditions, which generally stated are as follows: (i) the corporation’s assets equal at least 1 and 1/4 times its liabilities, and (ii) the corporation’s current assets equal at least its current liabilities or, if the average of the corporation’s earnings before taxes on income and before interest expenses for the two preceding fiscal years were less than the average of the corporation’s interest expenses for such fiscal years, then the corporation’s current assets must equal at least 1 and 1/4 times its current liabilities.

Benchwick, our Hong Kong subsidiary, is permitted, under the laws of Hong Kong, to provide funding to the Company through dividend distribution out of its profits.  Under the current practices of the Hong Kong Inland Revenue Department, no tax is payable in Hong Kong in respect of dividends paid to the Company as a Nevada corporation.

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According to the PRC Company Law and the Foreign Investment Law, each of Crazy Industry, Marco, Ringold and NCP, as a foreign invested enterprise, or FIE, is required to draw 10% of its after-tax profits each year, if any, to fund a common reserve, which may stop drawing its after-tax profits if the aggregate balance of the common reserve has already accounted for over 50% of its registered capital. These reserves are not distributable as cash dividends. Furthermore, under the EIT Law, which became effective in January 2008, the maximum tax rate for the withholding tax imposed on dividend payments from PRC foreign invested companies to their overseas investors that are not regarded as a “resident” for tax purposes is 20%. The rate was reduced to 10% under the Implementing Regulations for the EIT Law issued by the State Council. However, a lower withholding tax rate might be applied if there is a tax treaty between China and the jurisdiction of a foreign holding company. Mainland China and the Hong Kong Special Administrative Region entered into a tax arrangement to avoid double taxation and prevent fiscal evasion with respect to income tax. The tax arrangement applies where a Hong Kong resident enterprise which is considered a non-PRC tax resident enterprise, directly holds at least 25% of equity interests in a PRC enterprise. In that case the withholding tax rate in respect to the payment of dividends by such PRC enterprise to such Hong Kong resident enterprise is reduced to 5% from a standard rate of 10%, subject to approval of the PRC local tax authority. Accordingly, Benchwick, our Hong Kong subsidiary, is able to enjoy the 5% withholding tax rate for the dividends it receives from its PRC subsidiaries (Crazy Industry, Ringold and Marco if Benchwick) satisfies the conditions prescribed in relevant tax rules and regulations and obtains the required approvals. However, if Benchwick is considered a non-beneficial owner for purposes of the tax arrangement, any dividends paid to it by its PRC subsidiaries directly would not qualify for the preferential dividend withholding tax rate of 5%, but rather would be subject to a rate of 10%.

In addition, in response to the persistent capital outflow and the Renminbi’s depreciation against the U.S. dollar in the fourth quarter of 2016, the People’s Bank of China (“PBOC”) and the State Administration of Foreign Exchange, or SAFE, have implemented a series of capital control measures, including stricter vetting procedures for China-based companies to remit foreign currency for overseas acquisitions, dividend payments and shareholder loan repayments. The PRC government may continue to strengthen its capital controls and our PRC subsidiaries’ dividends and other distributions may be subjected to tighter scrutiny in the future.

Risks Related to Doing Business in China

Changes in China’s political, economic or social conditions could have a material adverse effect on our business and operations.

Most of our products are manufactured through NCP in China and as a result, our business, financial condition, results of operations, and prospects may be influenced to a significant degree by political, economic and social conditions in China generally. The Chinese government plays a significant role in regulating industry development by imposing industrial policies. The Chinese government also exercises significant control over China’s economic growth by allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, and providing preferential treatment to particular industries or companies.

While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. Any adverse changes of economic conditions in China, in the policies of the Chinese government, or in the laws and regulations in China could have a material adverse effect on the overall economic growth of China. Such developments could adversely affect our business and operating results, reduce production and weaken our competitive position. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. In addition, in the past the Chinese government has implemented certain measures, including interest rate adjustments, to control the pace of economic growth. These measures may cause decreased economic activities in China, which may adversely affect our business and operating results.

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Uncertainties in the interpretation and enforcement of PRC laws and regulations and changes in policies, rules, and regulations in China, which may be quick with little advance notice, could limit the legal protection available to you and us.

Our PRC subsidiaries are subject to various PRC laws and regulations generally applicable to companies in China. Since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, however, the interpretations of many laws, regulations, and rules are not always uniform and enforcement of these laws, regulations, and rules involve uncertainties.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, however, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy in the PRC legal system than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies, internal rules, and regulations that may have retroactive effects and may change quickly with little advance notice. As a result, we may not be aware of our violation of these policies and rules until sometime after the violation. Such uncertainties, including uncertainties over the scope and effect of our contractual, property (including intellectual property), and procedural rights, and any failure to respond to changes in the regulatory environment in China could materially and adversely affect our business and impede our ability to continue our operations.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments, or bringing actions in China against us or our PRC subsidiaries based on foreign laws. It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China.

Our subsidiaries conduct a substantial amount of operations (including the manufacturing of most of our products) in China and most of our assets and equipment are located in China. As a result, it may be difficult for you to effect service of process upon us or our PRC subsidiaries inside China. In addition, there is uncertainty as to whether the PRC would recognize or enforce judgments of U.S. courts against us or our PRC subsidiaries predicated upon the civil liability provisions of U.S. securities laws or those of any U.S. state.

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. China does not have any treaties or other forms of written arrangement with the U.S. that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, the PRC courts will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC laws or national sovereignty, security, or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States.

It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China. For example, in China, there are significant legal and other obstacles to obtaining information needed for stockholder investigations or litigation outside China or otherwise with respect to foreign entities. Although the authorities in China may establish a regulatory cooperation mechanism with its counterparts of another country or region to monitor and oversee cross-border securities activities, such regulatory cooperation with the securities regulatory authorities in the U.S. may not be efficient in the absence of a practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, or “Article 177,” which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigations or evidence collection activities within the territory of the PRC. Article 177 further provides that Chinese entities and individuals are not allowed to provide documents or materials related to a company’s securities and business activities to foreign agencies without prior consent from the securities regulatory authority of the PRC State Council and the competent departments of the PRC State Council. While detailed interpretation of or implementing rules under Article 177 have yet to be promulgated, the inability of an overseas securities regulator to directly conduct an investigation or evidence collection activities within China may further increase the difficulties faced by you in protecting your interests. See “Enforceability of Civil Liabilities.”

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The PRC government exerts substantial influence over the manner in which our PRC subsidiaries conduct their business activities. The PRC government may also intervene or influence our operations and this offering at any time and may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in our PRC subsidiaries’ operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or become worthless.

Our PRC subsidiaries are currently not required to obtain permission or approval from Chinese authorities to list on U.S. exchanges, however, if our holding company or any of our PRC subsidiaries were required to obtain permission or approval in the future and were denied permission or approval from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange, continue to offer securities to investors, or materially affect the interest of the investors and cause significantly depreciation of the price of our common stock.

The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in our operations in China.

For example, the Chinese cybersecurity regulator announced on July 2, 2021, that it began investigating Didi Global Inc. (NYSE: DIDI) and two days later ordered that the company’s smartphone application be removed from smartphone application stores. Similarly, our business segments may be subject to various government and regulatory interference in the regions in which we operate. We could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. We may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply.

Furthermore, it is uncertain when and whether we will be required to obtain permission or approval from the PRC government to list on U.S. exchanges in the future, and if so, whether such permission or approval will be obtained, whether it will later be denied or rescinded. As of the date of this prospectus, we are not required to obtain permission or approval from the PRC federal or local government and we have not received any denial to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to our business or industry. Recent statements by the PRC government indicate an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers. The PRC government may act of these intentions, which could result in a material change in our PRC subsidiaries’ operation, significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or become worthless.

Recent greater oversight by the Cyberspace Administration of China (the “CAC”) over data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our offering.

On December 28, 2021, the CAC, together with 12 other governmental departments of the PRC, jointly promulgated the Cybersecurity Review Measures, which took effect on February 15, 2022. The Cybersecurity Review Measures provide that, in addition to critical information infrastructure operators (“CIIOs”) that intend to purchase Internet products and services, data processing operators engaging in data processing activities that affect or may affect national security must be subject to cybersecurity review by the Cybersecurity Review Office of the PRC. According to the Cybersecurity Review Measures, a cybersecurity review assesses potential national security risks that may be brought about by any procurement, data processing, or overseas listing. The Cybersecurity Review Measures further require that CIIOs and data processing operators that possess personal data of at least one million users must apply for a review by the Cybersecurity Review Office of the PRC before conducting listings in foreign countries.

On November 14, 2021, the CAC published the Security Administration Draft, which provides that data processing operators engaging in data processing activities that affect or may affect national security must be subject to network data security review by the relevant Cyberspace Administration of the PRC. According to the Security Administration Draft, data processing operators who possess personal data of at least one million users or collect data that affects or may affect national security must be subject to network data security review by the relevant Cyberspace Administration of the PRC. The deadline for public comments on the Security Administration Draft was December 13, 2021.

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As of the date of this prospectus, we have not received any notice from any authorities identifying our PRC subsidiaries as CIIOs or requiring us to go through cybersecurity review or network data security review by the CAC. We believe that the operations of our PRC subsidiaries and our listing will not be affected and that we will not be subject to cybersecurity review and network data security review by the CAC for this offering, given that: (i) because our companies mainly manufacture and sell vinyl flooring products, our PRC subsidiaries are unlikely to be classified as CIIOs by the PRC regulatory agencies; (ii) our PRC subsidiaries make all of their sales through distributors and do not collect or have access to personal data of the end customers and as a result, we possess personal data of fewer than one million individual clients in our business operations as of the date of this prospectus; and (iii) since our PRC subsidiaries are in the vinyl flooring manufacture and wholesale industry, data processed in our business is unlikely to have a bearing on national security and therefore is unlikely to be classified as core or important data by the authorities. There remains uncertainty, however, as to how the Cybersecurity Review Measures and the Security Administration Draft will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to the Cybersecurity Review Measures and the Security Administration Draft. If any such new laws, regulations, rules, or implementation and interpretation come into effect, we will take all reasonable measures and actions to comply and to minimize the adverse effect of such laws on us. We cannot guarantee, however, that we will not be subject to cybersecurity review and network data security review in the future. During such reviews, we may be required to suspend our operations or experience other disruptions to our operations. Cybersecurity review and network data security review could also result in negative publicity with respect to our Company and a diversion of our managerial and financial resources, which could materially and adversely affect our business, financial conditions, and results of operations.

The CSRC has released for public consultation the draft rules for China-based companies seeking to conduct initial public offerings in foreign markets. While such rules have not yet gone into effect, the Chinese government may exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers, which could significantly limit or completely hinder our ability to offer or continue to offer our common stock to investors and could cause the value of our common stock to significantly decline or become worthless.

On February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines, which came into effect on March 31, 2023. Pursuant to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedure and report relevant information to the CSRC. On the same day, the CSRC held a press conference for the release of the Trial Measures and issued the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies, which, among others, clarifies that (1) a six-month transition period will be granted to domestic companies  which, prior to the effective date of the Trial Measures, have already obtained the approval from overseas regulatory authorities or stock exchanges, such as completion of registration in the market of the United States, but have not completed the overseas listing; and (2) domestic companies that have already submitted valid applications for overseas offering and listing but have not obtained approval from overseas regulatory authorities or stock exchanges on or prior to the effective date of the Trial Measures, may reasonably arrange the timing for submitting their filing applications with the CSRC, and shall complete the filing before completion of their overseas offering and listing.

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According to Article 34 of the Trial Measures, domestic enterprises refer to enterprises registered and formed in the territory of the People’s Republic of China, including domestic companies limited by shares directly conducting overseas offering and listing and domestic operating entities of entities indirectly conducting overseas offering and listing. In addition, according to Article 2 of the Trial Measures, the “direct overseas offering and listing of domestic enterprises” refers to the overseas offering and listing of companies limited by shares registered and established in China. As advised by our PRC counsel, Beijing Gaopeng (Nanjing) Law Firm, because the Company is not a company registered and formed in the territory of China, its listing on NYSE American is not a “direct overseas offering and listing of domestic enterprises” as defined under the Trial Measures. Furthermore, according to Article 2 of the Trial Measures, the “indirect overseas offering and listing of domestic enterprises” refers to the overseas offering and listing of enterprises whose main business activities are in China, in the name of enterprises registered overseas, which offering and listing are based on the equity, assets, income or other similar rights and interests of the domestic enterprises. According to Article 15 of the Trial Measures, if an issuer meets both of the following conditions, it shall be deemed as a domestic enterprise conducting indirect offshore issuance and listing: (1) The proportion of a domestic enterprise’s operating income, total profit, total assets or net assets for the most recent accounting year, to the relevant data in the issuer’s audited consolidated financial statements for the same period, is more than 50%; (2) The issuer’s main business activities are conducted within China or its main premises are located in China, or the majority of its senior management personnel are Chinese citizens or reside in China on a regular basis. As further advised by our PRC counsel, Beijing Gaopeng (Nanjing) Law Firm, the Company does not meet both the requirements under Article 15 of the Trial Measures and therefore its listing on NYSE American is not an “indirect overseas offering and listing of domestic enterprises”, considering that (i) the operating income and total profit of the Company’s subsidiaries that were established in China for the year ended December 31, 2022 do not account for more than 50% of the operating income and total profit in our consolidated financial statements for the same period, (ii) our main business is not conducted within China, and (iii) the majority of our senior management personnel are not Chinese citizens or reside in China on a regular basis. Therefore, as concluded by our PRC counsel, Beijing Gaopeng (Nanjing) Law Firm, we are not required to complete the record filing requirement under the Trial Measures. If we inadvertently conclude that such filing procedures are not required, or applicable laws, regulations, or interpretations change such that we are required to complete the filing procedures in the future, we may be subject to investigations by the regulators, fines or penalties, ordered to suspend our relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering. Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our common stock, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our common stock to significantly decline in value or become worthless.

PRC regulations relating to offshore investment activities by PRC residents may subject our PRC resident beneficial owners or our PRC subsidiaries to liability or penalties, limit our ability to inject capital into our PRC subsidiary, limit our PRC subsidiary’s ability to increase its registered capital or distribute profits to us, or may otherwise adversely affect us.

In July 2014, SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment Through Special Purpose Vehicles, or SAFE Circular 37, to replace the Notice on Relevant Issues Concerning Foreign Exchange Administration for Domestic Residents’ Financing and Roundtrip Investment Through Offshore Special Purpose Vehicles, or SAFE Circular 75, which ceased to be effective upon the promulgation of SAFE Circular 37. SAFE Circular 37 requires PRC residents (including PRC individuals and PRC corporate entities) to register with SAFE or its local branches in connection with their direct or indirect offshore investment activities. SAFE Circular 37 is applicable to our stockholders who are PRC residents and may be applicable to any offshore acquisitions that we make in the future.

Under SAFE Circular 37, PRC residents who make, or have prior to the implementation of SAFE Circular 37 made, direct or indirect investments in offshore special purpose vehicles, or SPVs, will be required to register such investments with SAFE or its local branches. In addition, any PRC resident who is a direct or indirect stockholder of an SPV is required to update its filed registration with the local branch of SAFE with respect to that SPV, to reflect any material change. Moreover, any subsidiary of such SPV in China is required to urge the PRC resident stockholders to update their registration with the local branch of SAFE. If any PRC stockholder of such SPV fails to make the required registration or to update the previously filed registration, the subsidiary of such SPV in China may be prohibited from distributing its profits or the proceeds from any capital reduction, share transfer or liquidation to the SPV, and the SPV may also be prohibited from making additional capital contributions into its subsidiary in China. On February 13, 2015, SAFE promulgated a Notice on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment, or SAFE Notice 13, which became effective on June 1, 2015. Under SAFE Notice 13, applications for foreign exchange registration of inbound foreign direct investments and outbound overseas direct investments, including those required under SAFE Circular 37, will be filed with qualified banks instead of SAFE. The qualified banks will directly examine the applications and accept registrations under the supervision of SAFE.

We are aware that some of our stockholders are subject to SAFE regulations, and expect all of these stockholders will have completed all necessary registrations with the local SAFE branch or qualified banks as required by SAFE Circular 37. We cannot assure you, however, that all of these stockholders may continue to make required filings or updates in a timely manner, or at all. We can provide no assurance that we are, or will in the future continue to be informed of the identities of all PRC residents holding a direct or indirect interest in our common stock. Any failure or inability by such stockholders to comply with SAFE regulations may subject us to fines or legal sanctions, such as restrictions on our cross-border investment activities or our PRC subsidiaries’ ability to distribute dividends to, or obtain foreign exchange-denominated loans from, our company or prevent us from making distributions or paying dividends. As a result, our business operations and our ability to make distributions to you could be materially and adversely affected.

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PRC regulation of parent/subsidiary loans and direct investment by offshore holding companies to PRC entities may delay or prevent us from using the proceeds of this offering to make loans or additional capital contributions to our PRC operating subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

We plan to use the proceeds from this offering to purchase 3D printing equipment and manufacturing facilities in the United States and for research and development of new products. However, to the extent we may need to transfer any of the proceeds from this offering to our subsidiary in Hong Kong, we are permitted to transfer the funds by capital contribution or loans without limitation on amount. To the extent we need to transfer any of the proceeds from this offering to our subsidiaries in China, under PRC laws and regulations, we are permitted to fund our PRC subsidiaries by making loans to or additional capital contributions to our PRC subsidiaries, subject to applicable government registration, statutory limitations on amount, and approval requirements. Each of our PRC subsidiaries may increase its registered capital to receive additional capital contributions from us and currently there is no statutory limit to increasing its registered capital, subject to satisfaction of applicable government and filing requirements. Pursuant to relevant PRC regulations, we may provide loans to each PRC subsidiary up to the larger amount of (i) the balance between the registered total investment amount and registered capital of such PRC subsidiary, or (ii) twice the amount of the net assets of such PRC subsidiary calculated in accordance with the People’s Bank of China Circular 9, subject to satisfaction of applicable government registration or approval requirements. For any amount of loans that we may extend to our PRC subsidiaries, such loans must be registered with the local counterpart of SAFE. For more details, see “Regulations—PRC Regulations—Regulations Relating to Foreign Exchange.” These PRC laws and regulations may significantly limit our ability to convert the net proceeds of this offering into RMB to fund the operation of our PRC subsidiaries. Moreover, we cannot assure you that we will be able to complete the necessary registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans to our PRC subsidiaries or future capital contributions by us to our PRC subsidiaries. If we fail to complete such registrations or obtain such approvals, our ability to use the proceeds we received or expect to receive from our offshore offerings and to capitalize or otherwise fund our PRC operations may be negatively affected, which could materially and adversely affect our business, including our liquidity and our ability to fund and expand our business.

Fluctuations in exchange rates could have a material adverse effect on our results of operations and the value of your investment.

The value of RMB against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions in China and by China’s foreign exchange policies. On July 21, 2005, the PRC government changed its decade-old policy of pegging the value of RMB to the U.S. dollar, and RMB appreciated more than 20% against the U.S. dollar over the following three years. Between July 2008 and June 2010, this appreciation halted and the exchange rate between RMB and the U.S. dollar remained within a narrow band. Since June 2010, RMB has fluctuated against the U.S. dollar, at times significantly and unpredictably. On November 30, 2015, the Executive Board of the International Monetary Fund completed the regular five-year review of the basket of currencies that make up the Special Drawing Right, or the “SDR,” and decided that with effect from October 1, 2016, RMB was determined to be a freely usable currency and would be included in the SDR basket as a fifth currency, along with the U.S. dollar, the Euro, the Japanese yen, and the British pound. In the fourth quarter of 2016, RMB depreciated significantly in the backdrop of a surging U.S. dollar and persistent capital outflows from China. This depreciation halted in 2017, and RMB appreciated approximately 7% against the U.S. dollar during this one-year period. In 2018 and 2019, RMB depreciated 4.8% and 1.3% against the U.S. dollar. In 2020, the RMB appreciated approximately 6.9% against the U.S. dollar. With the development of the foreign exchange market and progress towards interest rate liberalization and RMB internationalization, the PRC government may in the future announce further changes to the exchange rate system, and we cannot assure you that RMB will not appreciate or depreciate significantly in value against the U.S. dollar in the future. It is difficult to predict how market forces, the PRC or the U.S. government policy may impact the exchange rate between RMB and the U.S. dollar in the future. Since we own and operate stores both in the PRC and the U.S., the fluctuations in exchange rates would have a negative effect on our business and results of operations and financial condition.

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Under the EIT Law, we may be classified as a PRC “resident enterprise” for PRC enterprise income tax purposes. Such classification would likely result in unfavorable tax consequences to us and our non-PRC stockholders and have a material adverse effect on our results of operations and the value of your investment.

Under the EIT Law that became effective in January 2008, an enterprise established outside the PRC with “de facto management bodies” within the PRC is considered a “resident enterprise” for PRC enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income. Under the implementation rules of the EIT Law, a “de facto management body” is defined as a body that has material and overall management and control over the manufacturing and business operations, personnel and human resources, finances, and properties of an enterprise. In addition, a circular, known as “SAT Circular 82,” issued in April 2009 by the State Administration of Taxation, or the “SAT,” and partially amended by People’s Bank of China Circular 9 promulgated in January 2014, specifies that certain offshore incorporated enterprises controlled by PRC enterprises or PRC enterprise groups will be classified as PRC resident enterprises if the following are located or resident in the PRC: senior management personnel and departments that are responsible for daily production, operation and management; financial and personnel decision making bodies; key properties, accounting books, company seal, and minutes of board meetings and stockholders’ meetings; and half or more of the senior management or directors having voting rights. Further to SAT Circular 82, SAT issued a bulletin, known as “SAT Bulletin 45,” which took effect in September 2011 and was amended on June 1, 2015 and October 1, 2016 to provide more guidance on the implementation of SAT Circular 82 and clarify the reporting and filing obligations of Chinese controlled offshore incorporated resident enterprises, to provide more guidance on the implementation of SAT Circular 82 and clarify the reporting and filing obligations of such “Chinese-controlled offshore incorporated resident enterprises.” SAT Bulletin 45 provides procedures and administrative details for the determination of resident status and administration on post-determination matters. Although both SAT Circular 82 and SAT Bulletin 45 only apply to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreign individuals, the determining criteria set forth in SAT Circular 82 and SAT Bulletin 45 may reflect SAT’s general position on how the “de facto management body” test should be applied in determining the tax resident status of offshore enterprises, regardless of whether they are controlled by PRC enterprises, PRC enterprise groups, or by PRC or foreign individuals.

If the PRC tax authorities determine that the Company’s actual management operations is within the territory of China, we may be deemed to be a PRC resident enterprise for PRC enterprise income tax purposes and a number of unfavorable PRC tax consequences could follow. First, we would be subject to the uniform 25% enterprise income tax on our world-wide income, which could materially reduce our net income. In addition, we will also be subject to PRC enterprise income tax reporting obligations. Finally, dividends payable by us to our investors and gains on the sale of our shares may become subject to PRC withholding tax, at a rate of 10% in the case of non-PRC enterprises or 20% in the case of non-PRC individuals (in each case, subject to the provisions of any applicable tax treaty),if such gains are deemed to be from PRC sources. It is unclear whether non-PRC stockholders of our Company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. Any such tax may reduce the returns on your investment in our shares. Although up to the date of this prospectus, the Company has not been notified or informed by the PRC tax authorities that it has been deemed to be a PRC resident enterprise for the purpose of the EIT Law, we cannot assure you that it will not be deemed to be a PRC resident enterprise in the future.

We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

In February 2015, SAT issued a Public Notice Regarding Certain Corporate Income Tax Matters on Indirect Transfer of Properties by Non-Tax Resident Enterprises, or “SAT Circular 7.” SAT Circular 7 provides comprehensive guidelines relating to indirect transfers of PRC taxable assets (including equity interests and real properties of a PRC resident enterprise) by a non-resident enterprise. In addition, in October 2017, SAT issued an Announcement on Issues Relating to Withholding at Source of Income Tax of Non-resident Enterprises, or “SAT Circular 37,” effective in December 2017, which, among others, amended certain provisions in SAT Circular 7 and further clarify the tax payable declaration obligation by non-resident enterprise. Indirect transfer of equity interest and/or real properties in a PRC resident enterprise by their non-PRC holding companies are subject to SAT Circular 7 and SAT Circular 37. SAT Circular 7 provides clear criteria for an assessment of reasonable commercial purposes and has introduced safe harbors for internal group restructurings and the purchase and sale of equity through a public securities market. As stipulated in SAT Circular 7, indirect transfers of PRC taxable assets are considered as reasonable commercial purposes if the shareholding structure of both transaction parties falls within the following situations: i) the transferor directly or indirectly owns 80% or above equity interest of the transferee, or vice versa; ii) the transferor and the transferee are both 80% or above directly or indirectly owned by the same party; iii) the percentages in bullet points i) and ii) shall be 100% if over 50% the share value of a foreign enterprise is directly or indirectly derived from PRC real properties. Furthermore, SAT Circular 7 also brings challenges to both foreign transferor and transferee (or other person who is obligated to pay for the transfer) of taxable assets. Where a non-resident enterprise transfers PRC taxable assets indirectly by disposing of the equity interests of an overseas holding company, which is an indirect transfer, the non-resident enterprise as either transferor or transferee, or the PRC entity that directly owns the taxable assets, may report such indirect transfer to the relevant tax authority and the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding, or deferring PRC tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise.

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According to SAT Circular 37, where the non-resident enterprise fails to declare the tax payable pursuant to Article 39 of the EIT Law, the tax authority may order it to pay the tax due within the required time limits, and the non-resident enterprise shall declare and pay the tax payable within such time limits specified by the tax authority. If the non-resident enterprise, however, voluntarily declares and pays the tax payable before the tax authority orders it to do so within the required time limits, it shall be deemed that such enterprise has paid the tax in time.

We face uncertainties as to the reporting and assessment of reasonable commercial purposes and future transactions where PRC taxable assets are involved, such as offshore restructuring, selling shares of our offshore subsidiaries, and investments. In the event of being assessed as having no reasonable commercial purposes in an indirect transfer transaction, we may be subject to filing obligations or taxed if we are a transferor in such transactions, and may be subject to withholding obligations (to be specific, a 10% withholding tax for the transfer of equity interests) if we are a transferee in such transactions, under SAT Circular 7 and SAT Circular 37. Our PRC subsidiary may be requested to assist in the filing under the SAT circulars for share transfer by investors who are non-PRC resident enterprises. As a result, we may be required to expend valuable resources to comply with the SAT circulars or to request the relevant transferors from whom we purchase taxable assets to comply with these circulars, or to establish that we should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations.

The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the “M&A Rules,” and recently adopted regulations and rules concerning mergers and acquisitions established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time consuming and complex. For example, the M&A Rules require that the Ministry of Commerce of the PRC (“MOFCOM”) be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise, if (i) any important industry is concerned, (ii) such transaction involves factors that have or may have impact on the national economic security, or (iii) such transaction will lead to a change in control of a domestic enterprise which holds a famous trademark or PRC time-honored brand. MOFCOM must also be notified in advance of mergers or acquisitions that allow one market player to take control of or to exert a decisive impact on another market player when the threshold under the Provisions on Thresholds for Prior Notification of Concentrations of Undertakings, or the “Prior Notification Rules,” issued by the State Council in August 2008 are triggered. In addition, the security review rules issued by MOFCOM that became effective in September 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by MOFCOM. The rules further prohibit any activities attempting to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement. In the future, we may grow our business by acquiring complementary businesses. Complying with the requirements of the above-mentioned regulations and other relevant rules to complete such transactions could be time consuming, and any required approval processes, including obtaining approval from MOFCOM or its local counterparts may delay or inhibit our ability to complete such transactions. It is clear that our business would not be deemed to be in an industry that raises “national defense and security” or “national security” concerns. MOFCOM or other government agencies, however, may publish explanations in the future determining that our business is in an industry subject to the security review, in which case our future acquisitions in the PRC, including those by way of entering into contractual control arrangements with target entities, may be closely scrutinized or prohibited. Our ability to expand our business or maintain or expand our market share through future acquisitions would as such be materially and adversely affected.

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Risks Related to Our Business and Industry

We may be subject to tax and related penalties owed to the PRC government.

We may be subject to taxes and related penalties owed to the PRC government. This risk arises from our collection of proceeds from the sales of our products in the normal course of business, by the Company, or via its subsidiaries located in the United States or Hong Kong, and whereby the remittance made to the Company’s PRC subsidiaries may not be in the exact amounts reported to the PRC customs authority in connection with the application for export credit refunds which have already been refunded to the Company by the PRC government on the assumption that Company will fully remit the amounts indicated in its application. We are unable to estimate the amount due to the PRC government or determine if it is probable that the PRC government will make efforts to recover the tax credit refunds already paid to the Company and if there would be any related penalties. However, if the PRC government were to take actions to recover such export tax credit refunds, we may be required to pay additional tax and related penalties and our business and results of operations may be materially adversely affected.

Our financial condition and results or operations have been and will likely continue to be adversely impacted by the COVID-19 pandemic and the related downturn in economic conditions.

The COVID-19 pandemic continues to impact areas where we operate and sell our products. NCP manufactures our products in China and Benchwick, Marco, NDC and Dotfloor sell the products to North America, Europe and other regions. Our business is sensitive to macroeconomic events, including the COVID-19 pandemic. We have experienced certain disruptions to our business and further disruptions may occur that could materially affect our ability to obtain supplies, manufacture products or deliver inventory in a timely manner. Although we believe that we can manage our exposure to these risks, there is no guarantee that we will be able to do so in the future. The extent to which the COVID-19 pandemic continues to impact our operations, results of operations, liquidity and financial condition will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration and severity of the pandemic (including the possibility of further surges or variants of concern), the efficacy of the vaccination programs where we operate and sell products, supply chain disruptions, rising inflation, the ability to maintain sufficient qualified personnel due to labor shortages, employee illness, quarantine, willingness to return to work, vaccine and/or testing mandates, face-coverings and other safety requirements, or travel and other restrictions, and the actions taken by governments, businesses and individuals to contain the impact of the COVID-19 pandemic, as well as further actions taken to limit the resulting economic impact. Additionally, our suppliers and customers may also face the same and other challenges, which could lead to a decrease in construction and renovation spending and demand for our products and services. Accordingly, the COVID-19 pandemic and the related global reaction could have a material adverse effect on our business, results of operations and financial condition.

We compete with numerous flooring manufacturers in highly competitive markets. Competition can affect customer preferences, reduce demand for our products, negatively affect our product sales mix, leverage greater financial resources, or cause us to lower prices, any or all of which could adversely affect our financial condition, liquidity or results of operation.

Our markets are highly competitive. We compete for sales of flooring products with many manufacturers and large-sized wholesale distributors of vinyl flooring as well as with manufacturers who also produce other types of flooring products. Some of our competitors have greater financial resources than we do. Competition can reduce demand for our products, negatively affect our product sales mix or cause us to lower prices. Our customers consider our products’ performance, content and styling, as well as customer service and price when deciding whether to purchase our products. Shifting consumer preference in our highly competitive markets whether for performance, product content, styling preferences, or our inability to develop and offer new competitive performance features, could have an adverse effect on our sales. Regulatory action or new product standards could also steer consumers away from our products.

In addition, excess industry capacity for certain products in several geographic markets could lead to industry consolidation and/or increased price competition. We are also subject to potential increased price competition from overseas competitors, which may have lower cost structures.

Our failure to compete effectively through the management of our product portfolio, by meeting consumer preferences and gaining market leadership could have a material adverse effect on our financial condition, liquidity or results of operations.

If we are unable to anticipate consumer preferences and successfully develop and introduce new, innovative and updated products, we may not be able to maintain or increase our net revenues and profitability.

Our success depends on our ability to identify and originate product trends as well as to anticipate and react to changing consumer demands in a timely manner. All of our products are subject to changing consumer preferences that cannot be predicted with certainty. New products may not receive consumer acceptance as consumer preferences could shift rapidly to different types of flooring products or away from these types of products altogether, and our future success depends in part on our ability to anticipate and respond to these changes. Failure to anticipate and respond in a timely manner to changing consumer preferences could lead to, among other things, lower sales and excess inventory levels, which could have a material adverse effect on our financial condition.

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If the availability of direct materials (raw materials, packaging, sourced products, energy) decreases, or these costs increase, and we are unable to either offset or pass along increased costs to our customers, our financial condition, liquidity or results of operations have been and could continue to be adversely affected.

The availability and cost of direct materials, including raw materials, packaging materials, energy and sourced products are critical to our operations. For example, we use substantial quantities of petrochemical-based raw materials in our manufacturing operations. The cost of some of these items has been volatile in recent years and availability has been limited at times. Ringold sources some materials from a limited number of suppliers, which, among other things, increases the risk of unavailability. In the three months ended March 31, 2023 and the fiscal years ended December 31, 2022, 2021 and 2020, 11.5%, 10.5%. 12% and 11% of the cost of revenue were for purchasing raw materials sourced from within China; 76.8%, 72.5%, 77.8% and 74.6% of the cost of revenue were for purchasing other supplies from suppliers in China that processed raw materials from out of China; and 11.7%, 17%, 10.2% and 14.4% of the cost of revenue were for purchasing raw materials sourced directly from Germany, the U.S., Japan, South Korea and other countries. The prices of raw materials sourced from outside China may be affected by international trade costs such as tariffs, transportation and foreign exchange rates, or international pandemics including but not limited to the COVID-19 pandemic, as well as geopolitical issues and the war in Ukraine.

This dependency and any limited availability could cause us to reformulate products or limit our production. Decreased access to direct materials and energy or significant increased cost to purchase these items, as well as increased transportation and trade costs, delays due to government-mandated initiatives in response to COVID-19 and any corresponding inability to pass along such costs through price increases or meet demand requirements, as applicable, have had and could continue to have a material adverse effect on our financial condition, liquidity or results of operations.

Disruption to suppliers of raw materials could have a material adverse effect on us.

Ink, coating, resin, sound padding, and glue are the principal raw materials used in our floorcovering products. We consider major suppliers to be those that accounted for more than 10% of the cost of revenues. During the three months ended March 31, 2023, we had five suppliers who collectively accounted for 73% of the total cost. During the fiscal year ended December 31, 2022, we had three suppliers who collectively accounted for 68% of the total cost. During the fiscal year ended December 31, 2021, we had five major suppliers who collectively accounted for 56% of the total cost. During the fiscal year ended December 31, 2020, we had two major suppliers who collectively accounted for 38% of the total cost. An interruption in the supply of these or other raw materials or sourced products used in our business or in the supply of suitable substitute materials or products would disrupt our operations, which could have a material adverse effect on our business. We continually evaluate sources of our principal raw materials for competitive costs, performance characteristics, brand value, and diversity of supply.

We have significant levels of sales in certain channels of distribution and reduction in sales through these channels could adversely affect our business.

A significant amount of our sales is generated through a few key customers, including large-sized wholesale distributors. We consider major customers to be those that accounted for more than 10% of sales revenues. For the three months ended March 31, 2023, two major customers accounted for a total of 48% of our total revenues. For the fiscal year ended December 31, 2022, two major customers accounted for a total of 30% of our total revenues. For the fiscal year ended December 31, 2021, two major customers accounted for a total of 28% of our total revenues. For the fiscal year ended December 31, 2020, two major customers collectively accounted for a total of 51% of our total revenues. A change in strategy by these customers to emphasize products at a lower price point than we currently offer will limit future sales opportunities with these customers. The reductions of sales through this channel could adversely affect our business if we are not able to replace the volume through other sales outlets and product offerings.

Our business is sensitive to changes in general economic conditions. Downturns in commercial and residential construction, remodeling and refurbishing activities could adversely affect our financial condition, liquidity or results of operations.

Our business has greater sales opportunities when construction is strong and, conversely, has fewer opportunities when such activity declines. The cyclical nature of commercial and residential construction and remodeling and refurbishing activities tends to be influenced by prevailing economic conditions, including the rate of growth in GDP, prevailing interest rates, government spending patterns, business, investor and consumer confidence and other factors beyond our control. Prolonged downturns in construction activity could have a material adverse effect on our financial condition, liquidity or results of operations.

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We are subject to various environmental, safety and health regulations that may subject us to costs, liabilities and other obligations, which could have a material adverse effect on our business, results of operations and financial condition.

The production in our PRC facility is subject to various environmental, safety and health and other regulations that may subject us to costs, liabilities and other obligations which could have a material adverse effect on our business. The applicable requirements under these laws are subject to amendment, to the imposition of new or additional requirements and to changing interpretations of agencies or courts. We could incur material expenditures to comply with new or existing regulations, including fines and penalties and increased costs of our operations. Additionally, future laws, ordinances, regulations or regulatory guidelines could give rise to additional compliance or remediation costs that could have a material adverse effect on our business, results of operations and financial condition.

Various PRC environmental laws govern the use of our facilities. These laws govern such matters as:

•Discharge to air and water;

•Handling and disposal of solid and hazardous substances and waste, and

•Remediation of contamination from releases of hazardous substances in our facilities and off-site disposal locations.

The production in our PRC facility is also governed by PRC laws relating to workplace safety and worker health, which, among other things, establish noise standards and regulate the use of hazardous materials and chemicals in the workplace. We have taken, and will continue to take, steps to comply with these laws. If we fail to comply with present or future environmental or safety regulations, we could be subject to future liabilities. However, we cannot ensure that complying with these environmental or health and safety laws and requirements will not adversely affect our business, results of operations and financial condition.

We may be exposed to litigation, claims and other legal proceedings in the ordinary course of business relating to our products or business, which could have a material adverse effect on our business, results of operations and financial condition.

In the ordinary course of business, we may be subject to a variety of work-related and product-related claims, lawsuits and legal proceedings, including those relating to product liability, product warranty, product recall, personal injury, and other matters that are inherently subject to many uncertainties regarding the possibility of a loss to our business. Such matters could have a material adverse effect on our business, results of operations and financial condition if we are unable to successfully defend against or resolve these matters or if our insurance coverage is insufficient to satisfy any judgments against us or settlements relating to these matters. Although we have product liability insurance, the policies may not provide coverage for certain claims against us or may not be sufficient to cover all possible liabilities. Further, we may not be able to maintain insurance at commercially acceptable premium levels. Additionally, adverse publicity arising from claims made against us, even if the claims are not successful, could adversely affect our reputation or the reputation and sales of our products.

Our business operations could suffer significant losses from natural disasters, catastrophes, fires, or other unexpected events.

Our business involves substantial investments in manufacturing facilities in our facility in China. The facility could be materially damaged by natural disasters, such as floods, tornadoes, hurricanes and earthquakes, or by fire or other unexpected events such as adverse weather conditions or other disruptions to our facilities, supply chain or our customer’s facilities. We could incur uninsured losses and liabilities arising from such events, including damage to our reputation, and/or suffer material losses in operational capacity, which could have a material adverse impact on our business, financial condition and results of operations.

We may need to defend ourselves against patent or trademark infringement, or other intellectual property claims, which may be time-consuming and cause us to incur substantial costs.

Companies, organizations or individuals, including our competitors, may own or obtain patents, trademarks or other proprietary rights that would prevent or limit our ability to make, use, develop or sell our vehicles or components, which could make it more difficult for us to operate our business. We may receive inquiries from patent or trademark owners inquiring whether we infringe on their proprietary rights. Companies owning patents or other intellectual property rights relating to battery packs, electric motors, fuel cells or electronic power management systems may allege infringement of such rights. In response to a determination that we have infringed upon a third party’s intellectual property rights, we may be required to do one or more of the following:

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●	cease development, sales, or use of vehicles that incorporate the asserted intellectual property;

●	pay substantial damages;

●	obtain a license from the owner of the asserted intellectual property right, which license may not be available on reasonable terms or at all;

●	or redesign one or more aspects or systems of our trucks

A successful claim of infringement against us could materially adversely affect our business, prospects, operating results and financial condition. Any litigation or claims, whether valid or invalid, could result in substantial costs and diversion of resources.

Our business may be adversely affected if we are unable to protect our intellectual property rights from unauthorized use by third parties.

Failure to adequately protect our intellectual property rights could result in our competitors offering similar products, potentially resulting in the loss of some of our competitive advantage, and a decrease in our revenue which would adversely affect our business, prospects, financial condition and operating results. Our success depends, at least in part, on our ability to protect our core technology and intellectual property. To accomplish this, we will rely on a combination of patents, trade secrets (including know-how), employee and third-party nondisclosure agreements, copyright, trademarks, intellectual property licenses and other contractual rights to establish and protect our rights in our technology. We cannot guarantee that we have entered into such agreements with each party that may have or have had access to our trade secrets or proprietary information, including our technology and processes. In connection with our collaboration, partnership and license agreements, our rights to use licensed or jointly owned technology and intellectual property under such agreements may be subject to the continuation of and compliance with the terms of those agreements. In some cases, we may not control the prosecution, maintenance or filing of licensed or jointly owned patent rights, or the enforcement of such patents against third parties.

The protection of our intellectual property rights will be important to our future business opportunities. However, the measures we take to protect our intellectual property from unauthorized use by others may not be effective for various reasons, including the following:

●	any patent applications we submit may not result in the issuance of patents; the scope of our issued patents may not be broad enough to protect our proprietary rights; our issued patents may be challenged and/or invalidated by our competitors;

●	the costs associated with enforcing patents, confidentiality and invention agreements or other intellectual property rights may make aggressive enforcement impracticable;

●	current and future competitors may circumvent our patents;

●	and our in-licensed patents may be invalidated, or the owners of these patents may breach our license arrangements.

Patent, trademark, and trade secret laws vary significantly throughout the world. Some foreign countries do not protect intellectual property rights to the same extent as do the laws of the United States. Further, policing the unauthorized use of our intellectual property in foreign jurisdictions may be difficult. Therefore, our intellectual property rights may not be as strong or as easily enforced outside of the United States.

Our patent applications may not be granted, which may have a material adverse effect on our ability to prevent others from commercially exploiting products similar to ours.

We cannot be certain that we are the first inventor of the subject matter to which we have filed a particular patent application, or if we are the first party to file such a patent application. If another party has filed a patent application for the same subject matter as we have, we may not be entitled to the protection sought by the patent application. Further, the scope of protection of issued patent claims is often difficult to determine. As a result, we cannot be certain that the patent applications that we file will result in the issuance of patents, or that our issued patents will afford protection against competitors with similar technology. In addition, our competitors may design around our issued patents, which may adversely affect our business, prospects, financial condition or operating results.

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We may face competition from a certain licensee to whom NBS granted a non-exclusive and worldwide right to use certain patents.

Pursuant to a licensing agreement between NBS and a certain licensee, dated September 10, 2021, NBS granted the licensee a non-exclusive and worldwide right to use certain patents and the licensee paid US$1,000,000 licensing fee and US$60,000 in expenses. The licensing agreement has a term of 10 years. If either party materially breaches the licensing agreement and fails to cure within 30 days after such breach, the non-breaching party can terminate the licensing agreement. The licensee is in the business of hardwood panels for interior surfaces. We entered into such licensing agreement with the goal of promoting our technologies in the flooring industry. We believe that a wider market acceptance of 3D printed flooring will further establish our brand, penetrate flooring markets and encourage innovation to a well-developed and static industry. However, if the licensee engages in either the vinyl flooring or interior panel industry, we may face direct or indirect competition from the licensee. If we cannot terminate the licensing agreement in time, such competition may impact our results of operation.

Our financial statements contain an explanatory paragraph regarding uncertainty as our ability to raise capital and therefore cast substantial doubt about our ability to continue as a going concern.

Our audited financial statements for the fiscal year ended December 31, 2022 and our unaudited financial statements for the three months ended March 31, 2023 contain an explanatory paragraph regarding substantial doubt that the Company would continue as a going concern. As of and for the three months ended March 31, 2023, the Company had a working capital deficit of $4,626,300 and net cash used in operating activities of $$895,440. As of and for the fiscal year ended December 31, 2022, the Company had a working capital deficit of $5,394,447 and net cash used in operating activities of $3,648,766. The Company may not have adequate liquidity to remain solvent and settle its obligations when payment become due. This going concern opinion could materially limit our ability to raise additional funds through the issuance of equity or debt securities or otherwise. Future financial statements may include an explanatory paragraph with respect to our ability to continue as a going concern. Until we generate significant recurring revenues, we expect to satisfy our future cash needs through debt or equity financing. We cannot be certain that additional funding will be available to us on acceptable terms, if at all. If funds are not available, we may be required to delay, reduce the scope of, or eliminate our development plans. This may raise substantial doubts about our ability to continue as a going concern.

Cybersecurity risks and cyber incidents may adversely affect our business by causing a disruption to our operations, a compromise or corruption of our confidential information, misappropriation of assets and damage to our business relationships, all of which could negatively impact our business and results of operations.

Cyber incidents may result in disrupted operations, misstated or unreliable financial data, liability for stolen assets or information, increased cybersecurity protection and insurance costs and litigation and damage to our tenants. As our reliance on technology has increased, so have the risks posed to our information systems, both internal and those we have outsourced. Any processes, procedures and internal controls that we implement, as well as our increased awareness of the nature and extent of a risk of a cyber-incident, do not guarantee that our financial results, operations, business relationships, confidential information or price of the common stock will not be negatively impacted by such an incident.

Insider or employee cyber and security threats are increasingly a concern for all companies, including us. In addition, social engineering and phishing are a particular concern for companies with employees. We are continuously working to deploy information technology systems and to provide employee awareness training around phishing, malware and other cyber risks to ensure that we are protected against cyber risks and security breaches. Such technology and training, however, may not be sufficient to protect us and our tenants from all risks.

As a smaller company, we use third-party vendors to assist us with our network and information technology requirements. While we carefully select these third-party vendors, we cannot control their actions. Any problems caused by these third parties, including those resulting from breakdowns or other disruptions in communication services provided by a vendor, failure of a vendor to handle current or higher volumes, cyber-attacks and security breaches at a vendor could adversely affect our business and results of operations.

We may not be able to adequately address these additional risks. If we were unable to do so, our operations might suffer, which may adversely impact our results of operations and financial condition.

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We may not be able to successfully implement our business strategies and future plans.

As part of our business strategies and future plans, we intend to expand our business and have some of our products manufactured to the United States. The plan will involve the following steps: (1) find a potential location, (2) conduct title searches and due diligence to the facility, (3) apply for a mortgage unless the facility is leased, (4) complete the purchase or sign the lease, (5) start renovations and improvements, if necessary, (6) purchase new equipment for manufacturing and pollution control, and (7) hire local labor to begin operations. As of the date of this prospectus, we are in the first step and have engaged a broker to find a suitable manufacturing location. We are looking for an existing industrial facility suitable for manufacturing use that supports our manufacturing requirements that has a well-developed transportation network that would meet the demands of the operation, is served by utilities, especially electricity, natural gas, water, sewer and high-speed telecommunications, has a favorable local employment pool and competitive operating costs (labor, utilities and taxes). We believe that finding a location will be the most time-consuming and challenging part of the plan. We intend to engage local experts to navigate local laws and requirements. The cost to set up manufacturing capabilities in the United States is expected to be approximately $20 million. We plan to finance the purchase of the facility by a mortgage and profits from the operation. We expect to start manufacturing products in the United States in three to six months after this offering is completed. If the plans are successfully executed, we intend to maintain manufacturing in the United States and China in the short term. We plan to gradually shift manufacturing from China to the United States in the long term and eventually close the manufacturing sites in China. See “Business – Growth Strategies – Made in the United States” on page 58.

While we have planned such expansion based on our outlook regarding our business prospects, there is no assurance that such plans will be commercially successful or that the actual outcome of the plans will match our expectations. The success and viability of our plans are dependent upon our ability to successfully carry out our business strategies and future plans and implement strategic business development and marketing plans effectively and upon an increase in demand for our products and services by existing and new customers in the future.

Further, the implementation of our business strategies and future plans may require substantial capital expenditure and additional financial resources and commitments. There is no assurance that these business strategies and future plans will achieve the expected results or outcome such as an increase in revenue that will be commensurate with our investment costs or the ability to generate any cost savings, increased operational efficiency and productivity improvements to our operations. There is also no assurance that we will be able to obtain financing on terms that are favorable, if at all. If the results or outcome of our future plans do not meet our expectations, if we fail to achieve a sufficient level of revenue or if we fail to manage our costs efficiently, we may not be able to recover our investment costs and our business, financial condition, results of operation and prospects may be adversely affected.

We will grant share-based awards in the future. Exercise of the share options or restricted shares granted will increase the number of common stock in circulation, which may adversely affect the market price of our common stock.

On May 30, 2023, the Company adopted the 2023 Equity Incentive Plan, or the 2023 Plan, for the purpose of granting share based compensation awards to current or prospective employees, directors, officers, advisors or consultants of the Company or its affiliates and align their interests with ours. The maximum aggregate number of shares of common stock we are authorized to issue pursuant to all awards under the 2023 Plan is 4,000,000. As of the date of this prospectus, no shares of common stock were granted under the 2023 Plan. We may adopt other share incentive plans in the future that permits granting of share-based compensation awards to employees and directors, which will result in significant share-based compensation expenses to us.

Competition for highly skilled personnel is often intense and we may incur significant costs or not be successful in attracting, integrating, or retaining qualified personnel to fulfill our current or future needs. We have, from time to time, experienced, and we expect to continue to experience, difficulty in hiring and retaining highly skilled employees with appropriate qualifications. Our ability to attract or retain highly skilled employees may be adversely affected by declines in the perceived value of our equity or equity awards. Furthermore, there are no assurances that the number of shares reserved for issuance under our share incentive plans will be sufficient to grant equity awards adequate to recruit new employees and to compensate existing employees.

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Risks Related to Our Common Stock, Preferred Stock and this Offering

Our common stock may be prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act (the “HFCA Act”) and the Consolidated Appropriations Act, 2023, if the Public Company Accounting Oversight Board (the “PCAOB”) is unable to inspect our auditors for two consecutive years. The delisting of our common stock, or the threat of their being delisted, may materially and adversely affect the value of your investment.

On May 20, 2020, the U.S. Senate passed the HFCA Act requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national exchange. On December 2, 2020, the U.S. House of Representatives approved the HFCA Act. On December 18, 2020, the HFCA Act was signed into law.

On March 24, 2021, the SEC announced the adoption of interim final amendments to implement the submission and disclosure requirements of the HFCA Act. In the announcement, the SEC clarifies that before any issuer will have to comply with the interim final amendments, the SEC must implement a process for identifying covered issuers. The announcement also states that the SEC staff is actively assessing how best to implement the other requirements of the HFCA Act, including the identification process and the trading prohibition requirements.

On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading.

On September 22, 2021, the PCAOB adopted a final rule implementing the HFCA Act, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCA Act, whether the board of directors of a company is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act, which became effective on January 10, 2022. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

On December 16, 2021, the PCAOB issued a report on its determinations that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in Mainland China and in Hong Kong because of positions taken by PRC and Hong Kong authorities in those jurisdictions.

On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “Statement of Protocol”) with the CSRC and the Ministry of Finance of China. The terms of the Statement of Protocol would grant the PCAOB complete access to audit work papers and other information so that it may inspect and investigate PCAOB-registered accounting firms headquartered in China and Hong Kong. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely in 2022. The PCAOB vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong.

Our auditor, WWC, P.C., the independent registered public accounting firm that issued the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a U.S.-based accounting firm registered with the PCAOB, is headquartered in Mateo, CA and is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. WWC, P.C., is not headquartered in China or Hong Kong. Notwithstanding the foregoing, if the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, trading in our common stock will be prohibited under the HFCA Act and NYSE American may determine to delist our common stock.

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Moreover, the recent developments would add uncertainties to our offering, and we cannot assure you whether SEC, NYSE American or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or the sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. However, the recent developments would add uncertainties to our offering and we cannot assure you whether the national securities exchange we apply to for listing or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach, or experience as it relates to our audit.

The approval or filing requirements of the China Securities Regulatory Commission (CSRC) may be required in connection with this offering under PRC law.

The M&A Rules require an overseas special purpose vehicle formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals to obtain the approval of the CSRC, prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. On September 21, 2006, the CSRC published on its official website procedures regarding its approval of overseas listings by special purpose vehicles. However, the interpretation and application of the regulations remain unclear, and this offering may ultimately require approval from the CSRC. If CSRC approval is required, it is uncertain whether it would be possible for us to obtain the approval and any failure to obtain or delay in obtaining CSRC approval for this offering would subject us to sanctions imposed by the CSRC and other PRC regulatory agencies.

While the application of the M&A Rules remains unclear, we believe, based on the advice of our PRC counsel, Grandall Law Firm, that the CSRC’s approval is not required for the listing and trading of our common stock on the NYSE American in the context of this offering, given that:

●	the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to this regulation;

●	we established our PRC subsidiaries by means of direct investment rather than by merger with or acquisition of PRC domestic companies; and

●	no provision in this regulation clearly classifies contractual arrangements as a type of transaction subject to its regulation.

However, our PRC legal counsel, Grandall Law Firm, has further advised us that there remains some uncertainty as to how the M&A Rules will be interpreted or implemented in the context of an overseas offering and its opinions summarized above are subject to any new laws, regulations and rules or detailed implementations and interpretations in any form relating to the M&A Rules. We cannot assure you that relevant PRC governmental agencies, including the CSRC, would reach the same conclusion as we do. If it is determined that CSRC approval is required for this offering, we may face sanctions by the CSRC or other PRC regulatory agencies for failure to seek CSRC approval for this offering. These sanctions may include fines and penalties on our operations in the PRC, limitations on our operating privileges in the PRC, delays in or restrictions on the repatriation of the proceeds from this offering into the PRC, restrictions on or prohibition of the payments or remittance of dividends by our PRC subsidiaries or other actions that could have a material and adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our common stock. The CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to halt this offering before the settlement and delivery of the common stock that we are offering. Consequently, if you engage in market trading or other activities in anticipation of and prior to the settlement and delivery of the common stock we are offering, you would be doing so at the risk that the settlement and delivery may not occur.

In addition, on February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines, which came into effect on March 31, 2023. Pursuant to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedure and report relevant information to the CSRC. On the same day, the CSRC held a press conference for the release of the Trial Measures and issued the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies, which, among others, clarifies that (1) a six-month transition period will be granted to domestic companies which, prior to the effective date of the Trial Measures, have already obtained the approval from overseas regulatory authorities or stock exchanges, such as completion of registration in the market of the United States, but have not completed the overseas listing; and (2) domestic companies that have already submitted valid applications for overseas offering and listing but have not obtained approval from overseas regulatory authorities or stock exchanges on or prior to the effective date of the Trial Measures, may reasonably arrange the timing for submitting their filing applications with the CSRC, and shall complete the filing before completion of their overseas offering and listing.

We have been closely monitoring the development in the regulatory landscape in China, particularly regarding the requirement of filings or approvals, including on a retrospective basis, from the CSRC, the CAC or other PRC authorities with respect to this offering. As of the date of this prospectus, we have not received any inquiry, notice, warning, sanction, or any regulatory objection to this offering from the CSRC, the CAC, or any other PRC authorities that have jurisdiction over our operations. However, if any filings, approval, review or other procedure is in fact required, we are not able to guarantee that we will obtain such filings, approval or complete such review or other procedure in a timely manner or at all. For any approval that we may be able to obtain, it could nevertheless be revoked and the terms of its issuance may impose restrictions on our operations and offerings relating to our securities. Any failure or perceived failure by us to comply with such filing requirements under the Trial Measures may result in forced corrections, warnings and fines against us, could materially hinder our ability to offer or continue to offer our securities and could cause the value of our securities to significantly decline or become worthless.

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The offering price for our common stock may not be indicative of prices that will prevail in the trading market and such market prices may be volatile.

The offering price for our common stock will be determined by negotiations between us and the underwriters and does not bear any relationship to our earnings, book value or any other indicia of value. We cannot assure you that the market price of our common stock will not decline significantly below the offering price. The financial markets in the United States and other countries have experienced significant price and volume fluctuations in the last few years. Volatility in the price of our common stock may be caused by factors outside of our control and may be unrelated or disproportionate to changes in our results of operations.

You may experience extreme stock price volatility, including any stock-run up, unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our common stock.

Our common stock may be subject to extreme volatility that is seemingly unrelated to the underlying performance of our business. In particular, our common stock may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices, given that we will have relatively small public floats after this offering. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance, financial condition or prospects.

Holders of our common stock may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our common stock. As a result of this volatility, investors may experience losses on their investment in our common stock. Furthermore, the potential extreme volatility may confuse the public investors of the value of our stock, distort the market perception of our stock price, our company’s financial performance, public image, and negatively affect the long-term liquidity of our common stock, regardless of our actual or expected operating performance. If we encounter such volatility, including any rapid stock price increases and declines seemingly unrelated to our actual or expected operating performance and financial condition or prospects, it will likely make it difficult and confusing for prospective investors to assess the rapidly changing value of our common stock and understand the value thereof.

You will experience immediate and substantial dilution in the net tangible book value of our common stock purchased.

The offering price of our common stock is substantially higher than the net tangible book value per share of our common stock. Consequently, when you purchase our common stock in the offering and upon completion of the offering, you will incur immediate dilution of US$3.43 per share, based on an assumed offering price of US$4.00 per share, assuming the underwriters do not exercise the over-allotment option. In addition, you may experience further dilution to the extent that additional shares of common stock are issued upon the exercise of outstanding warrants or options we may grant from time to time.

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our common stock if the market price of our common stock increases.

If securities or industry analysts do not publish research or reports about our business, or if they publish a negative report regarding our shares of common stock, the price of our common stock and trading volume could decline.

The trading market for our common stock may depend in part on the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade us, the price of our common stock would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price of our common stock and the trading volume to decline.

The market price of our common stock may be volatile or may decline regardless of our operating performance, and you may not be able to resell your shares at or above the offering price.

The offering price for our common stock will be determined through negotiations between the underwriters and us and may vary from the market price of our common stock following our offering. If you purchase our common stock in this offering, you may not be able to resell those shares at or above the offering price. The market price of our common stock may fluctuate significantly in response to numerous factors, many of which are beyond our control, including:

●	actual or anticipated fluctuations in our revenue and other operating results;

●	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

●	actions of securities analysts who initiate or maintain coverage of us, changes in financial estimates by any securities analysts who follow our company or our failure to meet these estimates or the expectations of investors;

●	announcements by us or our competitors of significant products or features, technical innovations, acquisitions, strategic partnerships, joint ventures or capital commitments;

●	price and volume fluctuations in the overall stock market, including as a result of trends in the economy as a whole;

●	lawsuits threatened or filed against us; and

●	other events or factors, including those resulting from war or incidents of terrorism, or responses to these events.

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In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have filed securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business and adversely affect our business.

Our management has broad discretion to determine how to use the funds raised in the offering and may use them in ways that may not enhance our results of operations or the price of our shares of common stock.

We anticipate that we will use the net proceeds from this offering to purchase 3D printing equipment and manufacturing facilities in the United States and for research and development of new products. Our management will have significant discretion as to the use of the net proceeds to us from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the market price of our shares of common stock.

NYSE American may apply additional and more stringent criteria for our initial and continued listing because we plan to have a small public offering and insiders will hold a large portion of the company’s listed securities.

NYSE American Company Guide Section 101 provides NYSE American with broad discretionary authority over the initial and continued listing of securities in NYSE American and NYSE American may use such discretion to deny initial listing, apply additional or more stringent criteria for the initial or continued listing of particular securities, or suspend or delist particular securities based on any event, condition, or circumstance that exists or occurs that makes initial or continued listing of the securities on NYSE American inadvisable or unwarranted in the opinion of NYSE American, even though the securities meet all enumerated criteria for initial or continued listing on NYSE American. In addition, NYSE American has used its discretion to deny initial or continued listing or to apply additional and more stringent criteria in the instances, including but not limited to: (i) where the company engaged an auditor that has not been subject to an inspection by the PCAOB, an auditor that PCAOB cannot inspect, or an auditor that has not demonstrated sufficient resources, geographic reach, or experience to adequately perform the company’s audit; (ii) where the company planned a small public offering, which would result in insiders holding a large portion of the company’s listed securities. NYSE American was concerned that the offering size was insufficient to establish the company’s initial valuation, and there would not be sufficient liquidity to support a public market for the company; and (iii) where the company did not demonstrate sufficient nexus to the U.S. capital market, including having no U.S. stockholders, operations, or members of the board of directors or management. Our public offering will be relatively small and the insiders of our Company will hold a large portion of the company’s listed securities. NYSE American might apply additional and more stringent criteria for our initial and continued listing, which might cause a delay or even denial of our listing application.

As a “controlled company” under the rules of the NYSE American Company Guide, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public stockholders.

Lin Li, our Chairman of the Board, Chief Executive Officer, President, Secretary, and Treasurer, currently owns and will continue to own a majority of the voting power of our issued and outstanding common stock after the offering. Under the NYSE American Company Guide Section 801(a), a company of which more than 50% of the voting power is held by an individual, group or another company is a “controlled company”. A “controlled company” may elect not to comply with certain corporate governance requirements, including the requirement that a majority of our directors be independent, as defined in the NYSE American Company Guide, the requirement that our director nominees must be selected or recommended to the Board for determination, by either a Nomination Committee comprised solely of independent directors or by a majority of the independent directors, the requirement that we have a formal written charter or board resolution, as applicable, addressing the nominations process and such related matters as may be required under the federal securities laws, and the requirement that compensation of the chief executive officer must be determined, or recommended to the Board for determination, either by a Compensation Committee comprised of independent directors or by a majority of the independent directors on its Board of Directors and that compensation for all other officers must be determined, or recommended to the Board for determination, either by such Compensation Committee or a majority of the independent directors on the company’s Board of Directors. Although we do not intend to rely on the “controlled company” exemption under the NYSE American Company Guide, we could elect to rely on this exemption in the future. If we elect to rely on the “controlled company” exemption, a majority of the members of our Board of Directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors. Accordingly, during any time while we remain a controlled company relying on the exemption and during any transition period following a time when we are no longer a controlled company, you would not have the same protections afforded to shareholders of companies that are subject to all of the NYSE American corporate governance requirements. Our status as a controlled company could cause our common stock to look less attractive to certain investors or otherwise harm our trading price.

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Anti-takeover provisions in our charter documents and Nevada law could discourage, delay or prevent a change in control of our company and may affect the trading price of our common stock.

We are a Nevada corporation and the anti-takeover provisions of the Nevada Revised Statutes may discourage, delay, or prevent a change in control by prohibiting us from engaging in a business combination with an interested stockholder for a period of three years after the person becomes an interested stockholder, even if a change in control would be beneficial to our existing stockholders. An interested stockholder is a person who, together with the affiliates and associates, beneficially owns (or within the prior two years, did beneficially own) ten percent or more of the Company’s capital stock entitled to vote.

In addition, our Articles of Incorporation and Bylaws may discourage, delay, or prevent a change in our management or control over us that stockholders may consider favorable. Our Articles of Incorporation and our Bylaws (i) authorize the issuance of “blank check” preferred stock that could be issued by our Board to thwart a takeover attempt; (ii) provide that vacancies on our Board, including newly created directorships, may be filled by a majority vote of directors then in office, and (iii) provide that the Board shall have the sole power to amend, modify or repeal the Bylaws.

We cannot predict the impact our multi-class structure may have on the stock price of our common stock.

We cannot predict whether our multi-class structure will result in a lower or more volatile market price of our common stock or in adverse publicity or other adverse consequences. For example, certain index providers have policies that restrict or prohibit the inclusion of companies with multiple-class share structures in certain of their indices, including the Russell 2000 and the S&P 500, S&P MidCap 400 and S&P SmallCap 600, which together make up the S&P Composite 1500. Beginning in 2017, MSCI, a leading stock index provider, opened public consultations on their treatment of no-vote and multi-class structures and temporarily barred new multi-class listings from certain of its indices. However, in October 2018, MSCI announced its decision to include equity securities “with unequal voting structures” in its indices and to launch a new index that specifically includes voting rights in its eligibility criteria. Under the announced policies, our multi-class capital structure will make us ineligible for inclusion in certain indices, and as a result, mutual funds, exchange-traded funds and other investment vehicles that attempt to passively track those indices will not be investing in our stock. These policies may depress the valuations of publicly traded companies that are excluded from the indices compared to those of other similar companies that are included. Because of our multi-class structure, we will likely be excluded from certain of these indices and we cannot assure you that other stock indices will not take similar actions. Given the sustained flow of investment funds into passive strategies that seek to track certain indices, exclusion from stock indices would likely preclude investment by many of these funds and could make shares of our common stock less attractive to other investors. As a result, the market price of shares of our common stock could be adversely affected.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward looking statements that involve risks and uncertainties, principally in the sections entitled “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” All statements other than statements of historical fact contained in this prospectus, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this prospectus, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements included in this document are based on information available to us on the date hereof, and we assume no obligation to update any such forward-looking statements.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this prospectus. Before you invest in our securities, you should be aware that the occurrence of the events described in the section entitled “Risk Factors” and elsewhere in this prospectus could negatively affect our business, operating results, financial condition and stock price. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this prospectus to conform our statements to actual results or changed expectations.

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ENFORCEABILITY OF CIVIL LIABILITIES

Although all of our directors (including director appointees) and officers are located in the United States, the assets of our PRC operations are located in the PRC. As a result, it may be difficult for a shareholder to effect service of process within the United States upon us or our PRC subsidiaries inside China. In addition, there is uncertainty as to whether the PRC would recognize or enforce judgments of U.S. courts against us or our PRC subsidiaries predicated upon the civil liability provisions of U.S. securities laws or those of any U.S. state.

We have been advised by Grandall Law Firm, our PRC legal counsel that the recognition and enforcement of foreign judgments are provided for under PRC Civil Procedures Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other form of reciprocity with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law against a company in China for disputes if they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit. It will be, however, difficult for U.S. shareholders to originate actions in the PRC against us or our directors who are located in the PRC in accordance with PRC laws because we are incorporated under the laws of the State of Nevada and it will be difficult for U.S. shareholders, by virtue only of holding our common stock, to establish a connection to the PRC for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law. As a result of the foregoing, it would be very expensive and time-consuming for a stockholder to either seek to enforce a U.S. judgment in China or to commence an action in a Chinese court, with a strong likelihood that the stockholder will not be successful.

We have also been advised by Grandall Law Firm that it may also be difficult for a stockholder or overseas regulators to conduct investigations or collect evidence within China. For example, in China, there are significant legal and other obstacles to obtaining information needed for stockholder investigations or litigation outside China or otherwise with respect to foreign entities. Although the authorities in China may establish a regulatory cooperation mechanism with its counterparts of another country or region to monitor and oversee cross-border securities activities, such regulatory cooperation with the securities regulatory authorities in the U.S. may not be efficient in the absence of a practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, or “Article 177,” which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigations or evidence collection activities within the territory of the PRC. Article 177 further provides that Chinese entities and individuals are not allowed to provide documents or materials related to securities business activities to foreign agencies without prior consent from the securities regulatory authority of the PRC State Council and the competent departments of the PRC State Council. While detailed interpretation of or implementing rules under Article 177 have yet to be promulgated, the inability for an overseas securities regulator to directly conduct investigation or evidence collection activities within China may further increase difficulties faced by you in protecting your interests.

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USE OF PROCEEDS

After deducting the estimated underwriting discount, non-accountable expense allowance and offering expenses payable by us, we expect to receive net proceeds of approximately US$9,670,000 from this offering, assuming an initial public offering price of US$4.00 per share of common stock (the mid-point of the range set forth on the cover page of this prospectus) and assuming no exercise of the over-allotment option.

We plan to use the net proceeds of this offering to start manufacturing operations in the United States and to grow our business as follows:

Description of Use	Estimated Amount of Net Proceeds in US$		Percentage of Net Proceeds
Acquisition of real estate, facilities and equipment in the United States	US$	4,351,500	45%
Product Development	US$	483,500	5%
Sales and Marketing Activities	US$	967,000	10%
General working capital	US$	3,868,000	40%
Total	US$	9,670,000	100%

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus.

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DIVIDEND POLICY

We plan to retain any earnings for the foreseeable future for our operations. We have never paid any dividends on our common stock and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to pay cash dividends will be at the discretion of our board of directors and will depend on our financial condition, operating results, capital requirements and such other factors as our board of directors deems relevant.

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CAPITALIZATION

The following tables set forth our capitalization as of March 31, 2023:

-	on an actual basis;
-	on a pro forma as adjusted basis, giving effect to the completion of this offering of 3,000,000 shares of common stock (assuming the underwriters do not exercise the over-allotment option) at an assumed public offering price of US$4.00 per share, which is the midpoint of the price range indicated on the cover of this prospectus, and to reflect the application of the proceeds after deducting the underwriting discount, non-accountable expense allowance and other estimated expenses.

You should read this table in conjunction with our financial statements and related notes appearing elsewhere in this prospectus and “Use of Proceeds”.

	As of
	March 31, 2023 (US$)
	Actual	Pro forma as adjusted
Bank borrowings–- current	6,961,094	6,961,094
Bank borrowings – non-current	132,946	132,946
Total bank borrowings	7,094,040	7,094,040

Convertible Notes	436,987	436,987

Common stock, $0.001 par value, 400,000,000 shares authorized, 20,000,000 shares issued and outstanding on an actual basis, 23,000,000 shares issued and outstanding on an as adjusted basis	20,000	23,000
Preferred stock, $0.001 par value, 20,000,000 shares authorized, 5,000,000 shares issued and outstanding as of March 31, 2023	5,000	5,000
Subscription receivable	(25,000)	(25,000)
Additional Paid-in Capital	925,000	10,592,000
Retained earnings	2,004,096	2,004,096
Accumulated other comprehensive income	(396,155)	(396,155)
Total Stockholders’ Equity	2,532,941	12,202,941

Total Capitalization	10,063,968	19,733,968

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DILUTION

If you invest in our common stock, your interest will be diluted to the extent of the difference between the offering price per share and the pro forma net tangible book value per share after the offering. Dilution results from the fact that the per share offering price is substantially in excess of the book value per share attributable to the existing stockholders for our presently outstanding shares of common stock. Our net tangible book value attributable to stockholders at March 31, 2023 was US$2,532,941 or approximately US$0.13 per share. Net tangible book value per share as of March 31, 2023 represents the amount of total assets less intangible assets (but includes land use right) and total liabilities, divided by the number of shares outstanding.

Upon the firm commitment offering is completed, we will have 23,000,000 shares of common stock outstanding upon completion of the offering, assuming the underwriters do not exercise the over-allotment option. Our post offering pro forma net tangible book value, which gives effect to receipt of the net proceeds from the offering and issuance of additional shares in the offering, but does not take into consideration any other changes in our net tangible book value after March 31, 2023, will be approximately US$12,202,941 or approximately US$0.53 per share. This would result in dilution to investors in this offering of approximately US$3.47 per share or approximately 86.74% from the assumed offering price of $4.00 per share. Net tangible book value per share would increase to the benefit of present stockholders by US$0.40 per share attributable to the purchase of the shares by investors in this offering.

The following table sets forth the estimated net tangible book value per share after the offering and the dilution to persons purchasing shares.

Firm Commitment Offering (US$)
Assumed offering price per share	$4.00
Net tangible book value per share as of March 31, 2023	$0.13
Increase in net tangible book value per share after this offering	$0.40
Net tangible book value per share after the offering	$0.53
Dilution per share to new investors	$3.47

A US$1 increase (decrease) in the assumed initial public offering price of US$4 per share, which is the midpoint of the price range set forth on the cover page of this prospectus, would increase (decrease) the as adjusted net tangible book value per share by US$0.12, and increase (decrease) dilution to new investors by US$0.12 per share, in each case assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting underwriting discounts, non-accountable expense allowance and estimated offering expenses payable by us.

If the underwriters exercise in full their option to purchase additional common stock in this offering, the as adjusted net tangible book value after the offering would be US$0.59 per share, the increase in net tangible book value to existing stockholders would be US$0.46 per share, and the dilution to new investors would be US$3.41 per share, in each case assuming an initial public offering price of US$4.00 per share, which is the midpoint of the price range set forth on the cover page of this prospectus.

The following table summarizes, on a pro forma basis as of March 31, 2023, the differences between the existing stockholders and the new investors with respect to the number of common stock purchased from us in this offering, the total consideration paid and the average price per share paid at the assumed initial public offering price of US$4.00 per share, the midpoint of the price range set forth on the cover page of this prospectus, before deducting estimated underwriting discounts, non-accountable expense allowance and estimated offering expenses. The total number of shares of common stock does not include shares of common stock issuable upon the exercise of the over-allotment option granted to the underwriters.

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			Total Consideration
	Shares of Common Stock Purchased		Amount		Average Price Per Share of Common Stock
	Number	Percent	US$	Percent	US$
Existing stockholders	20,000,000	87.0%	20,000	0.2%	0.001
New investors	3,000,000	13.0%	12,000,000	99.8%	4.00
Total	23,000,000	100.0%	12,020,000	100.00%	0.52

The pro forma as adjusted information as discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual initial public offering price of our common stock and other terms of this offering determined at the pricing.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The information set forth in this section contains certain “forward-looking statements”, including, among others (i) expected changes in our revenue and profitability, (ii) prospective business opportunities and (iii) our strategy for financing our business. Forward-looking statements are statements other than historical information or statements of current condition. Some forward-looking statements may be identified by use of terms such as “believes”, “anticipates”, “intends” or “expects”. These forward-looking statements relate to our plans, liquidity, ability to complete financing and purchase capital expenditures, growth of our business including entering into future agreements with companies, and plans to successfully develop and obtain approval to market our product. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Although we believe that our expectations with respect to the forward-looking statements are based upon reasonable assumptions within the bounds of our knowledge of our business and operations, in light of the risks and uncertainties inherent in all future projections, the inclusion of forward-looking statements in this prospectus should not be regarded as a representation by us or any other person that our objectives or plans will be achieved. We assume no obligation to update these forward-looking statements to reflect actual results or changes in factors or assumptions affecting forward-looking statements. Our revenues and results of operations could differ materially from those projected in the forward-looking statements as a result of numerous factors, including, but not limited to, the following: the risk of significant natural disaster, the inability of our company to insure against certain risks, inflationary and deflationary conditions and cycles, currency exchange rates, and changing government regulations domestically and internationally affecting our products and businesses.

You should read the following discussion and analysis in conjunction with the Financial Statements and Notes attached hereto, and the other financial data appearing elsewhere in this prospectus.

US Dollars are denoted herein by “USD”, “$” and “dollars”

Overview

We commenced operations in August 2013 with the establishment of NBS in Delaware.

In December 2013, NCP was established in China. Most of our products are manufactured through NCP.

In March 2014, Benchwick was established in Hong Kong. All the wholesale and distribution operations are conducted through Benchwick.

In April 2014, Marco was established in China. All the import/export of our products are conducted through Marco.

In February 2016, NDC was established in California. NDC is a distribution center in the United States and maintains a small inventory for retail sales.

In September 2017, Ringold was established in China. All of the raw materials are procured from third parties through Ringold.

In September 2018, Crazy Industry was established in China. Crazy Industry is the research and development hub.

In June 2020, Dotfloor was established in California. Dotfloor operates dotfloor.com, our online store that offers our vinyl flooring products to retail customers in the United States.

In March 2022, Northann, our current ultimate holding company, was incorporated in Nevada as part of the restructuring transactions in contemplation of our initial public offering. In connection with its incorporation, in April 2022, we completed a share swap transaction and issued common stock and Series A Preferred Stock of Northann to the then existing shareholders of NBS, based on their then respective equity interests held in NBS. NBS then became our wholly owned subsidiary.

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Our revenue mainly consists of wholesale and retail of the vinyl flooring products, which are primarily marketed and sold in the United States and Canada.

We have also licensed some of our patents to other manufacturers with the goal to promote our technologies in the flooring industry. We believe that a wider market acceptance of 3D printed flooring will help establish our brand further and to penetrate the markets and encourages innovation and changes to an already developed and static industry.

Our cost refers to the cost of material and labor cost. The percentage of direct material was over 90% of the total cost of revenue. If the availability of direct materials (raw materials, packaging, sourced products, energy) decreases, or these costs increase, and we are unable to either offset or pass along increased costs to our customers, our financial condition, liquidity or results of operations could be adversely affected.

Key Factors that Affect Results of Operations

We believe the key factors that affect and could affect our affecting its financial condition and results of operations include the following:

●	We may fail to innovate or offer new products which align with changing market and customer demand.

●	Our business may face risks of clients’ default on payment.

●	We may not manage our growth effectively, and our profitability may suffer.

●	Our reputation and brand recognition is crucial to our business. Any harm to our reputation or failure to enhance our brand recognition may materially and adversely affect our business, financial condition and results of operations.

●	Increases in labor costs and market price of raw materials may adversely affect our gross margin and results of operations.

●	Certain of our products have historically faced significant competition both in the United States and Canada markets, and we have successfully competed against our competitors with our customer service, quality products and rapid fulfilment of customer orders. However, our business could be adversely affected by competitors who reduce prices, improve quality of the products they offer or take other competitive actions, which may reduce our customers’ purchases of products from us.

●	Our business operations have been and may continue to be materially and adversely affected by the global supply chain disruption as a result of the COVID-19 pandemic.

●	Rising inflation rate may adversely affect our results of operation. Recently, inflation has trended significantly higher than in prior periods, which may negatively impact our business. Ongoing labor shortages and surge of oil and gas price, driven in part by the COVID-19 pandemic, geopolitical issues and the war in Ukraine, continue to have adverse macroeconomics impact and may result in our cost overruns. In an effort to mitigate the impact, we have raised the price of products to cover increase in costs and slowed down investments on products with low profit-margins.

Impact of the COVID-19 Pandemic on Our Operations and Financial Performance

The COVID-19 pandemic has had a significant impact on the global economy since 2020, causing disruptions in supply chains, market performance, inflation, and recession. As a result, many customers have overstocked their inventory, leading to a slowdown in purchasing and sales. Our business is sensitive to macroeconomic events, including the COVID-19 pandemic. We have experienced certain disruptions to our business and further disruptions may occur that could materially affect our ability to obtain supplies, manufacture products or deliver inventory in a timely manner. Although we believe that we can manage its exposure to these risks, there is no guarantee that we will be able to do so in the future. The extent to which the COVID-19 pandemic continues to impact our operations, results of operations, liquidity and financial condition will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration and severity of the pandemic (including the possibility of further surges or variants of concern), the efficacy of the vaccination programs where we operate and sell products, supply chain disruptions, rising inflation, the ability to maintain sufficient qualified personnel due to labor shortages, employee illness, quarantine, willingness to return to work, vaccine and/or testing mandates, face-coverings and other safety requirements, or travel and other restrictions, and the actions taken by governments, businesses and individuals to contain the impact of the COVID-19 pandemic, as well as further actions taken to limit the resulting economic impact. Additionally, our suppliers and customers may also face the same and other challenges, which could lead to a decrease in construction and renovation spending and demand for our products and services. Accordingly, the COVID-19 pandemic and the related global reaction could have a material adverse effect on our business, results of operations and financial condition.

In the three months ended March 31, 2023, and the fiscal years ended December 31, 2022, 2021 and 2020, the cost of raw materials accounted for 31%, 65%, 58% and 76% of the total revenue, and the cost of shipping accounted for 6%, 18%, 16% and 6% of the total revenue, respectively. The fluctuation in raw materials cost as a percentage of the total revenue was due to the fluctuation in the price of raw materials. The decrease in shipping cost as a percentage of the total revenue from fiscal year 2022 to the three months ended March 31, 2023 was due to the significantly decreased freight cost since the middle of 2022. The increase in shipping cost as a percentage of the total revenue from fiscal year 2020 to fiscal year 2021 was partly due to the increase in shipping price and partly due to the fact that we had a predominantly DDP (delivered duty paid) shipping structure in fiscal year 2021 as compared to a predominantly FOB (free on board) shipping structure in fiscal year 2020. The increase in shipping cost as a percentage of the total revenue from fiscal year 2021 to the fiscal year 2022 was due to the increased freight cost per shipment as our revenue decreased in 2022. In an effort to mitigate the impacts, we have raised the price of the products and extended shipping planning from two months to six months in advance. If the supply chain disruptions continue and we cannot develop alternate sourcing quickly on favorable terms, we may experience additional increased cost and delay in delivery of our products, which could result in loss of sales and loss of customers, and adversely impact our margins and results of operation.

To mitigate the disruption on supply chain caused by the Covid-19 pandemic, during the fiscal year ended December 31, 2022, we purchased finished products from traditional manufacturers in Belgium, Brazil, Vietnam and Indonesia and sold and delivered those products to our customers in the United States. We decided to do so because the supply chain in and out of China was significantly interrupted due to the constant lock down in different region across China in 2022. In addition, we cut cost on tariff by having shipments into the United States from these countries instead of from China.

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See “Risk Factors—Risks Related to Our Business and Industry— Our financial condition and results or operations have been and will likely continue to be adversely impacted by the COVID-19 pandemic and the related downturn in economic conditions” on page 25.

Critical Accounting Policies and Estimates

Use of Estimates

The preparation of these consolidated financial statements requires management of the Company to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, costs and expenses, and related disclosures. On an on-going basis, the Company evaluates its estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. Identified below are the accounting policies that reflect the Company’s most significant estimates and judgments, and those that the Company believes are the most critical to fully understanding and evaluating its consolidated financial statements.

During the period from March 2020 to May 2023, the World Health Organization declared coronavirus COVID-19 a global pandemic. The COVID-19 pandemic has negatively impacted the global economy, workforces, customers, and created significant volatility and disruption of financial markets. The pandemic may impact Company’s future estimates including, but not limited to, our allowance for doubtful accounts, inventory valuations, fair value measurements, asset impairment charges. It is not possible for the Company to predict the duration or magnitude of the adverse results of the pandemic and its effects on its business or results of operations at this time.

Revenue Recognition

The Company recognizes revenues when its customer obtains control of promised goods or services, in an amount that reflects the consideration which the Company expects to receive in exchange for those goods or services. The Company recognizes revenues following the five-step model prescribed under ASU No. 2014-09: (i) identify contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenues when (or as) the Company satisfies the performance obligation.

Revenue for sales of products which are primarily comprised of hardwood floors and three-dimensional printed flooring are recognized at the time of delivery of the products set forth in contracts with customers. At the time of delivery, physical and legal control of the asset is passed from the Company to its customer, at which time the Company believes it has satisfied the single performance obligation to complete a sales transaction in order to recognize revenue. The Company’s contracts do not allow for returns, refunds, or warranties; however, it is customary in the industry to manufacturers to ship a small portion of extra product to allow for product quality issues. Also, as matter of good business practice, under very specific situations, the Company has historically agreed to provide minor discounts to customers who made complaints on products purchased. The Company has recorded these costs as period expenses when incurred as the Company is not able to reliably estimate such future expenses.

With respect to patent licensing, the Company grants the use of certain intellectual property to its customer for a fixed fee over a specified length of time. The management believes that patent licensing should be interpreted as a single performance obligation and revenues from patent licensing should be recognized over time.

Revenues are recognized when control of the promised goods or services is transferred to our customers, which may occur at a point in time or over time depending on the terms and conditions of the agreement, in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services.

Practical expedients and exemption

The Company has not incurred any costs to obtain contracts and does not disclose the value of unsatisfied performance obligations for contracts with an original expected length of one year or less.

The Company typically enters into agreements with its customers where its set forth the product to be sold, the price, payment terms, and any antecedent terms such as shipping and delivery specifications; these terms and conditions are most typically specified in purchase order issued by its customers to the Company. The Company typically recognizes revenue at point in time, which is when physical possession and legal title are transferred to the customer. The location of transfer may be a shipping port or a specified destination; at this point the customer reasonably expect to pay for the product, or in the event where it has paid in advance. The Company’s performance obligation has been satisfied and the funds are considered earned by the Company. If the Company sells products on account to customers, they are typically paid within 90 days. Any funds received in advance for the products yet to be transferred to its customer are contract liabilities that are recorded as unearned revenue on the Company’s consolidated balance sheets. $1,667,355, $1,389,292 and $278,350 where recognized as revenue from unearned revenue during the years ended December 31, 2022, 2021 and 2020.

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Fair Value of Financial Instruments

U.S. GAAP establishes a three-tier hierarchy to prioritize the inputs used in the valuation methodologies in measuring the fair value of financial instruments. This hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The three-tier fair value hierarchy is:

Level 1 – observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 – include other inputs that are directly or indirectly observable in the marketplace.

Level 3 – unobservable inputs which are supported by little or no market activity.

The carrying value of the Company’s financial instruments, including cash, accounts receivable, other current assets, accounts payable, and accruals and other payable approximate their fair value due to their short maturities.

In accordance with ASC 825, for investments in financial instruments with a variable interest rate indexed to performance of underlying assets, the Company elected the fair value method at the date of initial recognition and carried these investments at fair value. Changes in the fair value are reflected in the accompanying consolidated statements of operations and comprehensive loss as other income (expense). To estimate fair value, the Company refers to the quoted rate of return provided by banks at the end of each period using the discounted cash flow method. The Company classifies the valuation techniques that use these inputs as Level 2 of fair value measurements.

As of December 31, 2022, 2021 and 2020, the Company had no investments in financial instruments.

Income tax

The Company accounts for income taxes using an asset and liability approach which allows for the recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not that these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The evaluation of a tax position is a two-step process. The first step is to determine whether it is more-likely-than-not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigations based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the year incurred. GAAP also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosures and transition.

47

The Company accounts for an unrecognized tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained upon examination by the tax authorities. The Company considers and estimates interest and penalties related to the gross unrecognized tax benefits and includes as part of its income tax provision based on the applicable income tax regulations.

The Company did not accrue any liability, interest or penalties related to uncertain tax positions in the provision for income taxes line of the consolidated statements of operations for the year ended December 31, 2022. The Company had no uncertain tax position for the years ended December 31, 2022, 2021 and 2020.

Recent Accounting Pronouncements

See the discussion of the recent accounting pronouncements contained in Note 2 to the consolidated financial statements, “Summary of Significant Accounting Policies”.

Results of Operations

Comparison for the Three Months Ended March 31, 2023 and 2022

The following table sets forth key components of our results of operations for the three months ended March 31, 2023 and 2022, both in dollars and as a percentage of our revenues.

	Three Months Ended March 31,
	2023		2022
	Amount	of Revenue	Amount	of Revenue
Revenues	2,734,933	100.00%	7,659,068	100.00%
Cost of revenues	1,484,991	54.30%	5,620,988	73.39%
Gross profit	1,249,942	45.70%	2,038,080	26.61%
Operating expenses
Selling expenses	198,491	7.26%	272,443	3.56%
General and administrative expenses	355,127	12.98%	250,245	3.27%
Research and development expenses	300,212	10.98%	478,872	6.25%
Finance Cost	-	-	-	-
Income from operations	396,112	14.48%	1,036,520	13.53%
Other Income (expenses)
Interest expense	(87,737)	(3.21)%	(87,175)	(1.14)%
Amortization of debt discounts	(123,288)	(4.51)%	-	%
Other income	159	0.01%	8,564	0.11%
Other expenses	-	0.00%	(1)	(0.00)%
Exchange loss	5,600	0.20%	5,374	(0.07)%
Net Income before taxes	190,846	6.98%	963,282	12.58%
Income tax benefit (expenses)	(5,380)	(0.20)%	(13,841)	(0.18)%
Net income	185,466	6.78%	949,441	12.40%
Other comprehensive loss
Foreign currency translation adjustment	373,736	13.67%	1,264,491	16.51%
Total comprehensive income	559,202	20.45%	2,213,932	28.91%

Revenues. Our revenues were $2,734,933 for the three months ended March 31, 2023, representing a decrease of $4,924,135 or 64% from $7,659,068 for the three months ended March 31, 2022. The decrease was mainly due to a decrease in sales volume in the three months ended March 31, 2023 as compared to the same period in 2022. The COVID-19 pandemic has caused significant disruptions to the global economy since 2020. One of the main impacts has been on the supply chain, with factory shutdowns and transportation delays leading to a decrease in the availability of goods. This has resulted in a decrease in market performance and an increase in inflation, as demand for goods outstrips supply.

In response to the uncertainty caused by the pandemic, many customers have overstocked their inventory in 2021 and 2022. They have done this to ensure that they have enough stock to meet their needs in case of further disruptions to the supply chain. However, this has led to a slowdown in purchasing and sales, as customers are reluctant to purchase additional inventory until they have depleted their existing stock.

This slowdown in purchasing and sales has had a knock-on effect on the economy, as it reduces the demand for goods and services. This, in turn, has led to a decrease in production and orders, contributing to the overall industry challenges caused by the pandemic.

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	Three Months Ended
	March 31,
	2023	2022
Sales of products	$2,709,933	$7,634,068
Patent licensing	$25,000	$25,000
Total	$2,734,933	$7,659,068

Cost of revenues. Our cost of revenues was $1,484,991 for the three months ended March 31, 2023, compared to $5,620,988 for the same period in 2022. Cost of revenues refers to the cost of material and labor cost; the percentage of direct material was over 90% of the total cost of revenues. The decrease of cost of revenues compared to the three months ended March 31, 2022 was primarily due to the corresponding decrease in revenues, and higher production efficiency. We paid tariffs of $60,309 during the three months ended March 31 2023, and $171,554 during the three months ended March 31 2022. The decrease in tariff was mainly due to decrease in revenue.

Gross profit and gross margin. Our gross profit was $1,249,942 for the three months ended March 31, 2023, compared with a gross profit of $2,038,080 for the same period in 2022. Gross margin increased from 26.61% for the three ended March 31, 2022 to 45.70% for the three months ended March 31, 2023 higher production efficiency.

Selling expenses. As shown below, our selling expenses consist primarily of compensation and benefits to our selling department and other expenses incurred in connection with general operations. Our selling expenses decreased by $73,952 to $198,491 for the three months ended March 31, 2023, from $272,443 for the same period in 2022. Freight insurance decreased by $100,220 compared to the three months ended March 31, 2022 due to decrease in revenue.

	March 31, 2023		March 31, 2022		Fluctuation
	Amount	Proportion	Amount	Proportion	Amount	Proportion
Salaries and Social Insurance	92,284	46.49%	96,708	35.50%	(4,424)	(4.58)%
Freight insurance	18,286	9.21%	118,506	43.50%	(100,220)	(84.57)%
Rent	6,627	3.34%	9,747	3.58%	(3,120)	(32.01)%
Advertising fee	31,708	15.98%	32,002	11.74%	(294)	(0.92)%
Travel fee	49,543	24.96%	15,480	5.68%	34,063	220.05%
Others	43	0.02%	-	0.00%	43	0.00%
Total selling expenses	198,491	100.00%	272,443	100.00%	(73,952)	(27.14)%

General and administrative expenses. As shown below, our general and administrative expenses consist primarily of compensation and benefits to our general management, finance and administrative staff, professional fees and other expenses incurred in connection with general operations. Our general and administrative expenses increased by $104,882 to $355,127 for the three months ended March 31, 2023, from $250,245 for the same period in 2022. The increase was mainly caused by the increase of service fees for legal, auditing and other professional services in connection with our plan for equity financing.

	March 31, 2023		March 31, 2022		Fluctuation
	Amount	Proportion	Amount	Proportion	Amount	Proportion
Salary and Social Insurance	44,491	12.53%	65,509	26.18%	(21,018)	(32.08)%
Service fees	155,590	43.81%	65,186	26.05%	90,404	138.69%
Royalty fee	6,902	1.95%	6,658	2.66%	244	3.66%
Entertainment expenses	15,530	4.37%	21,500	8.59%	(5,970)	(27.77)%
Taxation	-	0.00%	807	0.32%	(807)	(100.00)%
Depreciation and amortization	34,975	9.85%	39,664	15.85%	(4,689)	(11.82)%
Bad debt	-	0.00%	-	0.00%	-	0.00%
Rent	11,377	3.20%	5,050	2.02%	6,327	125.29%
Travel fee	28,666	8.07%	9,830	3.93%	18,836	191.62%
Office expenses	25,208	7.10%	17,243	6.89%	7,965	46.19%
Other	32,388	9.12%	18,798	7.51%	13,590	72.29%
Total general and administrative expenses	355,127	100.00%	250,245	100.00%	104,882	41.91%

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Research and development expenses. Our research and development expenses were $300,211 for the three months ended March 31, 2023, compared to $478,872 for the same period last year. The decrease was primarily due to relatively high research and development expenditures in prior years.

Income tax expense. Our Income tax expense was $5,380 for the three months ended March 31, 2023 and $13,841 for the three months ended March 31, 2022.

Net income. As a result of the cumulative effect of the factors described above, our net income was $185,466 for the three months ended March 31, 2023 and $949,441 for the three months ended March 31, 2022. The decrease was primarily due to the decrease in revenue.

Comparison of Years Ended December 31, 2022, 2021 and 2020

The following table sets forth key components of our results of operations during the years ended December 31, 2022, 2021 and 2020, both in dollars and as a percentage of our revenues.

	December 31,		December 31,		December 31,
	2022		2021		2020
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Revenues	20,957,972	100.00%	34,525,344	100.00%	13,094,087	100.00%
Cost of revenues	15,203,140	72.54%	28,693,584	83.11%	8,573,333	65.47%
Gross profit	5,754,832	27.46%	5,831,760	16.89%	4,520,754	34.53%
Operating expenses
Selling expenses	1,049,529	5.01%	1,252,240	3.63%	1,018,003	7.77%
General and administrative expenses	1,159,099	5.53%	1,099,767	3.19%	1,081,153	8.26%
Research and development expenses	1,468,989	7.01%	2,334,126	6.76%	1,872,216	14.30%
Income from operations	2,077,215	9.91%	1,145,627	3.32%	549,382	4.20%
Other Income (expenses)
Interest expense	(366,881)	(1.75)%	(6,568)	(0.02)%	(2,113)	(0.02)%
Amortization of debt discounts	(313,699)	(1.50)%	-	-	-	-
Other income	36,462	0.17%	55,508	0.16%	162,307	1.24%
Other expenses	(172,857)	(0.82)%	(8,410)	(0.02)%	(40,556)	(0.31)%
Exchange loss	(204,197)	(0.97)%	(306,786)	(0.89)%	(265,217)	(2.03)%
Net Income before taxes	1,056,043	5.04%	879,371	2.55%	403,803	3.08%
Income tax benefit (expenses)	(126,984)	(0.61)%	(556,689)	(1.61)%	40,296	0.31%
Net income	929,059	4.43%	322,682	0.93%	444,099	3.39%
Other comprehensive loss
Foreign currency translation adjustment	522,677	2.49%	313,035	0.91%	(623,281)	(4.76)%
Total comprehensive income	1,451,736	6.93%	635,717	1.84%	(179,182)	(1.37)%

Revenues. Our revenues were $20,957,972 for the year ended December 31, 2022, representing a decrease of $13,567,372 or 39% from $34,525,344 for the year ended December 31, 2021. The decrease was mainly due to the lower turnover of stock inventory and a decrease in sales volume for the year ended December 31, 2022 as compared to the same period of 2021. In response to the supply chain disruptions in 2021 and the first half of 2022, some of our customers stockpiled our products and placed orders in large quantity in 2021, causing their demands to decrease in 2022. In addition, due to the slowdown in consumer spending in the United States in 2022, we received less orders from our customers for the year ended December 31, 2022 as compared to the same period in 2021.

Our revenues were $34,525,344 for the year ended December 31, 2021, representing an increase of $21,431,256 or 164% from $13,094,087 for the year ended December 31, 2020. The increase was mainly due to an increase in our 3D printed products offered as a result of the implementation of a more advanced 3D printing technology, and an increase in patent licensing revenue that was initiated during 2021. The customer base increased as a result of our marketing efforts combined with businesses in the United States reopening after being closed due to the COVID-19 pandemic.

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	For the Years Ended
	December 31,
	2022	2021	2020
Sales of products	$20,857,972	$34,498,857	$13,094,087
Patent licensing	$100,000	$26,487	$-
Total	$20,957,972	$34,525,344	$13,094,087

Cost of Revenue. Our cost of revenues was $15,203,140 for the year ended December 31, 2022, compared to $28,693,584 for the same period in 2021. Cost of revenues refer to the cost of material and labor cost. The percentage of direct material was over 90% of the total cost of revenues. The decrease of cost of revenues compared to the year ended December 31, 2021 was primarily due to the corresponding decrease in revenues, and higher raw material cost impacted by the COVID-19 pandemic, as well as higher production cost due to better quality control we implemented during 2022. We paid tariffs of $628,526 for the year ended December 31, 2022, and $795,666 for the year ended December 31, 2021. The decrease in tariff was mainly due to a predominantly FOB (free on board) shipping structure in fiscal year 2022 as compared to a predominantly DDP (delivered duty paid) shipping structure in fiscal year 2021.

Our cost of revenues was $28,693,584 for the year ended December 31, 2021, compared to $8,573,333 for the same period in 2020. Cost of revenues refer to the cost of material and labor cost. The percentage of direct material was over 90% of the total cost of revenues. The increase of cost of revenues compared to 2020 was primarily due to the corresponding increase in revenues, and higher raw material cost impacted by the COVID-19 pandemic, as well as higher production cost due to better quality control we implemented during 2021. We paid tariffs of $795,666 in 2021, and $57,328 in 2020. The increase in tariff was mainly due to a predominantly DDP (delivered duty paid) shipping structure in fiscal year 2021 as compared to a predominantly FOB (free on board) shipping structure in fiscal year 2020.

Gross profit and gross margin. Our gross profit was $5,754,832 for the year ended December 31, 2022, compared with a gross profit of $5,831,760 for the same period in 2021. Gross margin increased from 16.89% during 2021 to 27.46% during 2022 due to lower shipment costs.

Our gross profit was $5,831,760 for the year ended December 31, 2021, compared with a gross profit of $4,520,754 for the same period in 2020. Gross margin decreased from 34.53% during 2020 to 16.89% during 2021 because of higher shipment costs.

Selling expenses. As shown below, our selling expenses consist primarily of compensation and benefits to our selling department and other expenses incurred in connection with general operations. Our selling expenses decreased by $202,711 to $1,049,529 for year ended December 31, 2022, from $1,252,240 for the same period in 2021. The decrease in freight by $212,999 compared to 2021 was due to lower volume of sales during 2022. Salaries and social insurance decreased by $30,590 compared to 2021. The decrease of salaries and social insurance was due to the decrease in the number of staff from the sales department.

	December 31, 2022		December 31, 2021		Fluctuation
	Amount	Proportion	Amount	Proportion	Amount	Proportion
Salaries and Social Insurance	325,471	31.01%	356,061	28.43%	(30,590)	(8.59)%
Freight	464,158	44.23%	677,157	54.08%	(212,999)	(31.45)%
Rent	39,989	3.81%	38,886	3.11%	1,103	2.84%
Advertising fee	119,775	11.41%	19,479	1.56%	100,296	514.89%
Travel fee	100,136	9.54%	21,344	1.70%	78,792	369.15%
Others	-	-%	139,313	11.13%	(139,313)	(100.00)%
Total selling expenses	1,049,529	100.00%	1,252,240	100.00%	(202,711)	(16.19)%

As shown below, our selling expenses consist primarily of compensation and benefits to our selling department and other expenses incurred in connection with general operations. Our selling expenses increased by $234,236 to $1,252,240 for year ended December 31, 2021, from $1,018,003 for the same period in 2020. The increase in freight by $212,451 compared to 2020 was due to higher volume of sales during 2021. Salaries and social insurance increased by $83,732 compared to 2020, the increase of salaries and social insurance was due to more business activities. The Company paid more expenses related to product sales.

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	December 31, 2021		December 31, 2020		Fluctuation
	Amount	Proportion	Amount	Proportion	Amount	Proportion
Salaries and Social Insurance	356,061	28.43%	272,329	26.75%	83,732	30.75%
Freight	677,157	54.08%	464,706	45.65%	212,451	45.72%
Rent	38,886	3.11%	25,796	2.53%	13,090	50.74%
Advertising fee	19,479	1.56%	79,293	7.79%	(59,814)	(75.43)%
Travel fee	21,344	1.70%	22,376	2.20%	(1,032)	(4.61)%
Others	139,313	11.13%	153,503	15.08%	(14,190)	(9.24)%
Total selling expenses	1,252,240	100.00%	1,018,003	100.00%	234,237	23.01%

General and administrative expenses. As shown below, our general and administrative expenses consist primarily of compensation and benefits to our general management, finance and administrative staff, professional fees and other expenses incurred in connection with general operations. Our general and administrative expenses increased by $59,332 to $1,159,099 for the year ended December 31, 2022, from $1,099,767 for the same period in 2021. The increase was mainly caused by the increase of service fees for legal, auditing and other professional services.

	December 31, 2022		December 31, 2021		Fluctuation
	Amount	Proportion	Amount	Proportion	Amount	Proportion
Salary and Social Insurance	172,575	14.89%	251,713	22.89%	(79,138)	(31.44)%
Service fees	427,635	36.89%	343,806	31.26%	83,829	24.38%
Royalty fee	24,231	2.09%	161,032	14.64%	(136,801)	(84.95)%
Entertainment expenses	77,740	6.71%	16,173	1.47%	61,567	380.68%
Taxation	89,424	7.71%	110,079	10.01%	(20,655)	(18.76)%
Depreciation and amortization	166,801	14.39%	103,270	9.39%	63,531	61.52%
Rent	36,102	3.12%	50,484	4.59%	(14,382)	(28.49)%
Travel fee	27,259	2.35%	16,371	1.49%	10,888	66.51%
Office expenses	53,201	4.59%	1,291	0.12%	51,910	4020.91%
Other	84,131	7.26%	45,548	4.14%	38,583	84.71%
Total general and administrative expenses	1,159,099	100.00%	1,099,767	100.00%	59,332	5.39%

As shown below, our general and administrative expenses consist primarily of compensation and benefits to our general management, finance and administrative staff, professional fees and other expenses incurred in connection with general operations. Our general and administrative expenses increased by $18,615 to $1,099,767 for the year ended December 31, 2021, from $1,081,152 for the same period in 2020. The increase was mainly caused by the increase of service fees for legal, auditing and other professional services.

	December 31, 2021		December 31, 2020		Fluctuation
	Amount	Proportion	Amount	Proportion	Amount	Proportion
Salary and Social Insurance	251,713	22.89%	252,517	23.36%	(804)	(0.32)%
Service fees	343,806	31.26%	283,240	26.20%	60,566	21.38%
Royalty fee	161,032	14.64%	147,731	13.66%	13,301	9.00%
Entertainment expenses	16,173	1.47%	15,900	1.47%	273	1.72%
Taxation	110,079	10.01%	101,352	9.37%	8,727	8.61%
Depreciation and amortization	103,270	9.39%	137,232	12.69%	(33,962)	(24.75)%
Rent	50,484	4.59%	52,327	4.84%	(1,843)	(3.52)%
Travel fee	16,371	1.49%	7,925	0.73%	8,446	106.57%
Office expenses	1,291	0.12%	8,966	0.83%	(7,675)	(85.60)%
Other	45,548	4.14%	73,963	6.84%	(28,415)	(38.42)%
Total general and administrative expenses	1,099,767	100.00%	1,081,153	100.00%	18,614	1.72%

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Research and development expenses. Our research and development expenses were $1,468,989 for the year ended December 31, 2022, compared to $2,334,126 for the same period in 2021. Our research and development expenses were $2,334,126 for the year ended December 31, 2021, compared to $1,872,216 for the same period in 2020. In 2021, Northann Corp made significant expenditures in research and development mainly due to investments in enhancing 3D printing technology and the development of Envision, an AI learning system. In 2022, expenditures decreased as a result of successfully implementing these innovations and improvements, leading to increased efficiency and performance.

Income tax expense. Our Income tax expense was $126,984 for the year ended December 31, 2022 and income tax expense was $556,689 for the year ended December 31, 2021.

Net income. As a result of the cumulative effect of the factors described above, our net income was $929,059, and $322,682 for the years ended December 31, 2022, 2021, respectively. The increase from 2021 to 2022 was primarily due to the significant decrease in research and development expenses in 2022 as previously discussed.

Liquidity and Capital Resources

As of March 31, 2023, December 31, 2022, 2021 and 2020, we had cash of $91,941, $251,100, $748,814 and $350,843. To date, we have financed our operations primarily through our business operations, and borrowings from our stockholders, related and unrelated parties.

The Company believes that its current levels of cash and cash flows from operations will be sufficient to meet its anticipated cash needs for at least the next twelve months. However, it may need additional cash resources in the future if it finds and wishes to pursue opportunities for investment, acquisition, strategic cooperation or other similar actions. If it determines that its cash requirements exceed its amounts of cash on hand or if it decides to further optimize its capital structure, it may seek to issue additional debt or equity securities or obtain credit facilities or other sources of funding.

The following table set forth a summary of its cash flows for the periods indicated:

	For the Years Ended
	December 31,
	2022	2021	2020
Net cash (used in) or provided by operating activities	$(3,648,766)	$4,554,180	$(897,899)
Net cash (used in) investing activities	$(150,607)	$(1,318,965)	$(758,715)
Net cash provided by or (used in) financing activities	$2,778,983	$(3,139,008)	$2,142,680

Operating Activities

Net cash used in operating activities was $895,440 for the three months ended March 31, 2023, as compared to $964,368 net cash used in operating activities for the three months ended March 31, 2022.

The net cash used in operating activities for the three months ended March 31, 2023 mainly included our net income of $185,466, a decrease in accounts receivable of $478,162, an increase in inventories of $1,233,379 and a decrease in accounts payable of $775,741, as compared with balances on December 31, 2022. The net cash used in operating activities for the three months ended March 31, 2022 mainly included our net income of $949,440, a decrease in accounts receivable of $1,254,418, an increase in inventories of $1,651,195 and a decrease in unearned revenue of $1,459,159, as compared with balances on December 31, 2021.

Net cash used in operating activities was $3,648,766 for the year ended December 31, 2022, as compared to $4,554,180 net cash provided by operating activities for the year ended December 31, 2021. Net cash used in operating activities was $897,899 for the year ended December 31, 2020.

The net cash used in operating activities for the year ended December 31, 2022 was mainly due to our net income of $929,059, an increase in inventories of $1,703,184, a decrease in accounts payable of $1,483,555 and a decrease in unearned revenue of $1,667,355.

The net cash provided in operating activities for the year ended December 31, 2021 mainly included our net income of $322,682, an increase in accounts payable of $3,197,285, which was partially offset by an increase in account receivables of $1,154,428, an increase in inventory of $594,025.

The net cash used in operating activities for the year ended December 31, 2020 mainly included our net income of $444,099, an increase in other receivables of $657,007, which was partially offset by an increase in inventory of $1,340,944 and accounts payable of $1,384,901. The receivable term is extended to accommodate the competitive market condition. The increase in accounts payable was significant because of higher raw material and logistics costs.

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Investing Activities

Net cash used in investing activities was $159,398 for the three months ended March 31, 2023, as compared to $239,644 net cash used in investing activities for the three months ended March 31, 2022. The net cash used in investing activities for the three months ended March 31, 2023 mainly consisted of purchase of property and equipment and the payment for construction in process and land used right. The net cash used in investing activities for the three months ended March 31, 2022 also mainly included purchase of property and equipment and the payment for land used right.

Net cash used in investing activities was $150,607 for the year ended December 31, 2022, as compared to $1,318,965, net cash used in investing activities for the year ended December 31, 2021. The net cash used in investing activities for the year ended December 31, 2022 was mainly attributable to the payment of construction in process. The net cash used in investing activities for the year ended December 31, 2021 was mainly attributable to purchase of property and equipment and the payment of construction in process.

Net cash used in investing activities was $1,318,965 for the year ended December 31, 2021, as compared to $758,715, net cash used in investing activities for the year ended December 31, 2020. The net cash used in investing activities for the year ended December 31, 2021 mainly included purchase of property and equipment and the payment of construction in process. The net cash used in investing activities for the year ended December 31, 2020 mainly included purchase of property and equipment.

Financing Activities

Net cash provided by financing activities for the three months ended March 31, 2023 was $521,943, as compared to net cash used in financing activities of $470,018 for the three months ended March 31, 2022. The change was mainly due to the borrowing amounting $550,337 made by the related parties of our Company.

Net cash provided by financing activities for the year ended December 31, 2022 was $2,778,983, as compared to net cash used in financing activities of $3,139,008 for the year ended December 31, 2021. For the year ended December 31, 2022, we obtained loan borrowings of $772,016, the short-term loan increased by $776,236 and the long-term loan decreased by $4,220, respectively. Amounts received from or related party increased by $1,081,967. Two investors had invested in the Company for $925,000 in total. For the year ended December 31, 2021, we obtained short-term loan borrowings of $1,767,246 with the amounts repaid to related party of $4,906,254.

Net cash used in financing activities for the year ended December 31, 2021 was $3,139,008, as compared to net cash provided by financing activities of $2,142,680 for the year ended December 31, 2020. For the year ended December 31, 2021, we obtained short-term loan borrowings of $1,767,246, and related party payments of $4,906,254. During the year of 2020, we obtained short-term borrowings of $782,430.

Contractual Obligations

The Company’s subsidiary NDC has an operating lease primarily for its corporate office and equipment. The lease contract was within three years and the renewal was at landlord’s discretion.

Operating lease expenses were $6,969 and $6,768 for the three months ended March 31, 2023 and 2022, respectively.

Operating lease expenses were $27,340, $26,544 and $8,760 for the years ended December 31, 2022, 2021 and 2020, respectively.

Off-Balance Sheet Transactions

We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures, or capital resources that is material to investors.

JOBS Act

On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, eases certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

Quantitative and Qualitative Disclosures about Market Risk

(a)	Concentrations

During the three months ended March 31, 2023, two customers each accounted for 32.6% and 15% of the Company’s revenues, respectively. During the three months ended March 31, 2022, two customers accounted for 60% and 13% of the Company’s revenues. No other customer accounts for more than 10% of the Company’s revenue for the three months ended March 31, 2023 and 2022.

As of March 31, 2023, two customers accounted for 71% of the Company’s accounts receivable. As of March 31, 2022, six customers accounted for 89% of the Company’s accounts receivable. No other customer accounts for more than 10% of the Company’s accounts receivable for the three months ended March 31, 2023 and 2022.

During the three months ended March 31, 2023, five suppliers accounted for a total of 73% of the Company’s cost of revenues. During the three months ended March 31, 2022, five suppliers accounted for a total of 36% of the Company’s cost of revenues. No other supplier accounts for over 10% of the Company’s cost of revenues.

As of March 31, 2023, no supplier accounted for 10% of the Company’s accounts payable. As of March 31, 2022, one supplier accounted for 11% of the Company’s accounts payable. No other supplier accounts for over 10% of the Company’s accounts payable.

During the fiscal year ended December 31, 2022, two customers accounted for nearly 30% of the Company’s revenues. During the fiscal year ended December 31, 2021, two customers accounted for nearly 28% of the Company’s revenues. During the fiscal year ended December 31, 2020, two customers each accounted for 39% and 12% of the Company’s revenues, respectively. No other customer accounts for more than 10% of the Company’s revenue in the years ended December 31, 2022, 2021 and 2020.

As of December 31, 2022, five customers accounted for 90% of the Company’s accounts receivable. As of December 31, 2021, five customers accounted for 91% of the Company’s accounts receivable. As of December 31, 2020, three customers accounted for 100% of the Company’s accounts receivable, respectively. No other customer accounts for more than 10% of the Company’s accounts receivable for the years ended December 31, 2022, 2021 and 2020.

During the fiscal year ended December 31, 2022, three suppliers accounted for a total of 68% of the Company’s cost of revenues. During the fiscal year ended December 31, 2021, five suppliers accounted for a total of 56% of the Company’s cost of revenues. During the fiscal year ended December 31, 2020, two suppliers accounted for a total of 38% of the Company’s cost of revenues. No other supplier accounts for over 10% of the Company’s cost of revenues.

As of December 31, 2022, no supplier accounted for over 10% of the Company’s accounts payable. As of December 31, 2021, one supplier accounted for 11% of the Company’s accounts payable. As of December 31, 2020, two suppliers accounted for 22% of the Company’s accounts payable.

(b)	Credit risk

Financial instruments that potentially subject the Company to a significant concentration of credit risk consist primarily of cash. As of March 31, 2023 and 2022, December 31, 2022, 2021 and 2020, substantially all of the Company’s cash were held by major financial institutions located in the PRC, which management believes are of high credit quality.

For the credit risk related to trade accounts receivable, the Company performs ongoing credit evaluations of its customers and, if necessary, maintains reserves for potential credit losses. Historically, such losses have been within management’s expectations.

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INDUSTRY

The decor industry covers a wide range of businesses, mainly involving residential, commercial buildings, infrastructure and other fields, including floor materials, plates, furniture and many other materials and products. Decor products are primarily used to in the decoration of interior and exterior of buildings, to further improve the durability, the aesthetic appeals and functions of buildings.

Flooring materials are indispensable materials in infrastructures, commercial buildings and residential decoration. Flooring materials include floors, carpets, ceramic tiles and other flooring fixtures, among which the new generation of flooring materials are the combination of natural and synthetic polymers and limestone-based materials. Such combinations could be manufactured in different forms, such as luxury vinyl tiles, composite floor tiles and vinyl planks. In recent years, the number of global infrastructure projects has increased dramatically, which has also increased the demand for flooring materials. The global vinyl flooring market is one of the beneficiaries of this trend, which is growing rapidly, and we believe that it will continue to grow in the future.

Industry Market

The following chart shows an overview of the global home decoration market in recent years:

(Source: Home Decor Market: Industry Analysis and Forecast (2022-2029) by Product Type, Distribution Channel, and Region, available at: https://www.maximizemarketresearch.com/market-report/global-home-decor-market/21247/)

In 2020, the global home decoration market was worth US $665.63 billion. By 2029, it is expected to reach US $903.98 billion, with a compound annual growth rate (“CAGR”) of 3.9% from 2022 to 2029. Our competitors include large global suppliers of flooring materials for residential and commercial use such as Mohawk, Floor Décor and Trex Company. The global regional market ranking: 1. North America, 2. Asia Pacific, 3. Europe, 4. Middle East and Africa, 5. South America.

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The following chart shows the trend of the global flooring market in recent years:

(Source: Flooring Market Size By Product (Soft Coverings, Resilient Flooring, Non-resilient Flooring, Seamless Flooring), By Application (Residential, Commercial, Industrial) & Global Forecast, 2023 – 2032, available at: https://www.gminsights.com/industry-analysis/flooring-market-size)

In 2022, the global flooring market exceeded US $440 billion. It is estimated that the CAGR will exceed 4% from 2023 to 2032, and the global flooring market will exceed US $728.71 billion by 2032.

North America Flooring Market size surpassed USD 38.75 billion in 2020 and is anticipated to exhibit a CAGR of 5.1% between 2021 and 2027, in 2027 the market size in North America is expected to be USD 54.89 billion (source: North America Flooring Market Forecast 2027 By Application (Residential, Commercial, Industrial), By Product (Soft Coverings, Resilient Flooring LVT, VCT, Vinyl Sheet, Fiberglass, Linoleum, Non-Resilient Flooring Ceramic, Stone, Seamless Flooring), Research Report, Country Outlook (U.S., Canada), COVID-19 Impact Statistics, Price Trends, Historic Data, Growth Prospects, Competitive Industry Share, available at: https://www.graphicalresearch.com/industry-insights/1904/north-america-flooring-market)

The market value of vinyl flooring in 2022 was S $29.10 billion, and it is expected to reach US $50 billion by 2030, with a CAGR of 6.30% from 2023 to 2030. (Source: https://www.verifiedmarketresearch.com/product/vinyl-flooring-market/)

Influence of 3D Printing Technology on Industry

Vinyl flooring features high durability, low maintenance and affordable price. Vinyl flooring is waterproof and easy to clean. Vinyl flooring has the potential to improve air quality. Advanced technologies have made vinyl flooring almost indistinguishable from natural flooring (such as abundant wood and high-quality stone finishes). In addition, vinyl flooring comes in a wide variety of sizes, shapes, colors and patterns. Advanced technology has also encouraged innovation and customization in designs, which may have a positive impact on the market.

The emergence of 3D printing is one of the most disruptive innovations in the past two decades. 3D printing is a computerized process in which liquid molecules or powders are melted onto specific media (such as paper, textiles, etc.) to print or create three-dimensional objects. 3D printing simplifies the working mode of manufacturing industry, and product customization, modeling and design have been fully developed. Reduction of manufacturing and process costs is the key factor for the revenue growth of 3D printing market, and it is also the driving force for promoting the sustainable growth of the market. 3D printing is a faster and more durable, method of product development and production. 3D printing has no limitation on geometries and thus creates an endless list of possibilities

More and more people realize the use and benefits of 3D printing instead of conventional manufacturing methods, which we believe will further promote the growth of the market. The 3D printing market is expected to witness a healthy growth in North America as the region maintains a leading position catalyzed by its early and frequent adoption of this technology. Following North America, Europe. Italy, Germany, France and Sweden offer lucrative development opportunities for participants in the 3D printing market.

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3D printing and adaptable robots shorten supply chain footprints, allow for digital inventory, and reduce materials waste while cutting costs and time-to-production. For examples, manufacturers can produce 3D-printed parts on demand, in single or small batch runs, to eliminate the need to hold physical inventory of spare and low volume parts. A “digital inventory” of part designs and printing instructions can combine with physical inventory of raw materials, to save storage space in warehouses. Manufacturers can place 3D printers near the destinations of end- product, to reduce supply chain footprints and shipping costs. 3D Printing allows manufacturers to use less storage place rand reduce reliance on suppliers while saving time and cost.

In addition, on May 6, 2022, President Biden launched the “Additive Manufacturing Forward” (AM Forward) program, a voluntary compact between large, iconic manufacturers and their smaller U.S. based suppliers. Additive manufacturing is referred to more commonly as 3D printing. The AM Forward program identifies 3D printing as an instrumental technology to build supply chain resilience, and therefore improving industrial competitiveness.

We have the ability to manufacture decor materials by 3D printing technology. We use 3D printing technology to manufacture products in the decor industry and are the only manufacturer in the industry that uses 3D printing technology to manufacture vinyl flooring. We can make full use of the advantages of 3D printing technology to produce high-quality affordable vinyl flooring products more efficiently, with greater flexibly. In the future, we plan to apply 3D printing technology to more flooring materials, such as solid wood flooring and laminate flooring, and even to the manufacture of furniture, cabinets and other products.

In addition, environmental protection will be acted as the principal focus of the decor industry in the future development. Product development will concentrate on low-carbon footprint. Not only do we believe that green manufacturing will be adopted in the production process but also low-carbon development shall be integrated into the entire industrial chain. We plan to build a green industrial chain ecology, encourage circular economy, devote more to low-carbon, energy-saving and environmental protection. The computerized characteristics of 3D printing technology can effectively reduce production consumption and perfectly keep up with the growing trend of low carbonization.

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CORPORATE HISTORY AND STRUCTURE

We commenced operations in August 2013 with the establishment of NBS in Delaware.

In December 2013, NCP was established in China. Most of our products are manufactured through NCP.

In March 2014, Benchwick was established in Hong Kong. All the wholesale and distribution operations are conducted through Benchwick.

In April 2014, Marco was established in China. All the import/export of our products are conducted through Marco.

In February 2016, NDC was established in California. NDC is a distribution center in the United States and maintains a small inventory for retail sales.

In September 2017, Ringold was established in China. All of the raw materials are procured from third parties through Ringold.

In September 2018, Crazy Industry was established in China. Crazy Industry is the research and development hub.

In June 2020, Dotfloor was established in California. Dotfloor operates dotfloor.com, our online store that offers our vinyl flooring products to retail customers in the United States.

In March 2022, Northann, our current ultimate holding company, was incorporated in Nevada as part of the restructuring transactions in contemplation of our initial public offering. In connection with its incorporation, in April 2022, we completed a share swap transaction and issued common stock and Series A Preferred Stock of Northann to the then existing stockholders of NBS, based on their then respective equity interests held in NBS. NBS then became our wholly owned subsidiary.

The following diagram illustrates our current corporate structure and upon completion of this offering based on a proposed number of 3,000,000 shares of common stock being offered, assuming no exercise of the over-allotment option. All percentages reflect the voting ownership interests instead of the equity interests held by each of our stockholders given that each holder of common stock is entitled to one vote per one share of common stock and each holder of Series A Preferred Stock is entitled to ten votes per one share of Series A Preferred Stock.

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(1)	Represents an aggregate of 14,430,000 shares of common stock and 5,000,000 shares of Series A Preferred Stock held by Lin Li, as of the date of this prospectus.

(2)	Represents an aggregate of 5,570,000 shares of common stock held by 12 stockholders, each holding less than 5% of the total issued and outstanding common stock as of the date of this prospectus.

Permissions and Approvals

Our PRC subsidiaries are not operating in an industry that prohibits or limits foreign investment. In addition, as advised by our PRC counsel, Grandall Law Firm, other than those permissions or approvals required for a domestic company in China to engage in the businesses similar to ours, we are not required to obtain any permissions or approvals from Chinese authorities, including the China Securities Regulatory Commission (CSRC), Cyberspace Administration of China (CAC) or any other governmental agency that is required to operate the business of the PRC subsidiaries and to offer the securities of the Company to foreign investors. However, if we do not receive or maintain the permissions and approvals, or we inadvertently conclude that such permissions and approvals are not required, or applicable laws, regulations, or interpretations change such that we are required to obtain permission and approval in the future, we may be subject to investigations by competent regulators, fines or penalties, ordered to suspend our relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. See “Risk Factors – Risks Related to Doing Business in China – The PRC government exerts substantial influence over the manner in which our PRC subsidiaries conduct their business activities. The PRC government may also intervene or influence our operations and this offering at any time and may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or become worthless.” on page 19.

As of the date of this prospectus, our PRC subsidiaries have received from PRC authorities all requisite licenses, permissions or approvals needed to engage in the businesses currently conducted in China, and no permission or approval has been denied. Such licenses and permissions include a business license, the registration receipt of stationary pollution source discharge, the registration of foreign trade operator, and a customs declaration corporate registration certificate. The following table provides details on the licenses and permissions held by our PRC subsidiaries.

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Company	License/Permission/Approval	Issuing Authority	Validity
Crazy Industry	Business License	Changzhou Municipal Administration for Market Regulation	Long term
Crazy Industry	Registration Receipts of Stationary Pollution Source Discharge	Ministry of Ecology and Environment of the People’s Republic of China	Until June 19, 2025
Marco	Business License	Changzhou Municipal Administration for Market Regulation	Until April 22, 2034
Marco	Registration of Foreign Trade Operator	Changzhou Bureau of Commerce	Long term
Marco	Customs Declaration Corporate Registration Certificate	Changzhou Customs	Long term
Ringold	Business License	Changzhou Municipal Administration for Market Regulation	Until September 27, 2037
NCP	Business License	Changzhou Municipal Administration for Market Regulation	Until December 3, 2043
NCP	Registration Receipts of Stationary Pollution Source Discharge	Ministry of Ecology and Environment of the People’s Republic of China	Until April 6, 2026

On February 17, 2023, the CSRC released the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the “Trial Measures”, and five supporting guidelines, which came into effect on March 31, 2023. Pursuant to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedure and report relevant information to the CSRC. As of the date of this prospectus, we have not received any inquiry, notice, warning, sanction, or any regulatory objection to this offering from the CSRC, the CAC, or any other PRC authorities that have jurisdiction over our operations. According to Article 34 of the Trial Measures, domestic enterprises refer to enterprises registered and formed in the territory of the People’s Republic of China, including domestic companies limited by shares directly conducting overseas offering and listing and domestic operating entities of entities indirectly conducting overseas offering and listing. In addition, according to Article 2 of the Trial Measures, the “direct overseas offering and listing of domestic enterprises” refers to the overseas offering and listing of companies limited by shares registered and established in China. As advised by our PRC counsel, Beijing Gaopeng (Nanjing) Law Firm, because the Company is not a company registered and formed in the territory of China, its listing on NYSE American is not “direct overseas offering and listing of domestic enterprises” as defined under the Trial Measures. Furthermore, according to Article 2 of the Trial Measures, the “indirect overseas offering and listing of domestic enterprises” refers to the overseas offering and listing of enterprises whose main business activities are in China, in the name of enterprises registered overseas, which offering and listing are based on the equity, assets, income or other similar rights and interests of the domestic enterprises. According to Article 15 of the Trial Measures, if an issuer meets both of the following conditions, it shall be deemed as a domestic enterprise conducting indirect offshore issuance and listing: (1) The proportion of a domestic enterprise’s operating income, total profit, total assets or net assets for the most recent accounting year, to the relevant data in the issuer’s audited consolidated financial statements for the same period, is more than 50%; (2) The issuer’s main business activities are conducted within China or its main premises are located in China, or the majority of its senior management personnel are Chinese citizens or reside in China on a regular basis. As further advised by our PRC counsel, Beijing Gaopeng (Nanjing) Law Firm, the Company does not meet both the requirements under Article 15 of the Trial Measures and therefore its listing on NYSE American is not an “indirect overseas offering and listing of domestic enterprises”, considering that (i) the operating income and total profit of the Company’s subsidiaries that were established in China for the year ended December 31, 2022 do not account for more than 50% of the operating income and total profit in our consolidated financial statements for the same period, (ii) our main business is not conducted within China, and (iii) the majority of our senior management personnel are not Chinese citizens or reside in China on a regular basis. Therefore, as concluded by our PRC counsel, Beijing Gaopeng (Nanjing) Law Firm, we are not required to complete the record filing requirement under the Trial Measures. If we inadvertently conclude that such filing procedures are not required, or applicable laws, regulations, or interpretations change such that we are required to complete the filing procedures in the future, we may be subject to investigations by the regulators, fines or penalties, ordered to suspend our relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. See “Risk Factors – Risks Related to Doing Business in China – Uncertainties in the interpretation and enforcement of PRC laws and regulations and changes in policies, rules, and regulations in China, which may be quick with little advance notice, could limit the legal protection available to you and us.” “– The PRC government exerts substantial influence over the manner in which our PRC subsidiaries conduct their business activities. The PRC government may also intervene or influence our operations and this offering at any time and may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or become worthless.” and “– The approval or filing requirements of the China Securities Regulatory Commission (CSRC) may be required in connection with this offering under PRC law.”

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BUSINESS

Overview

Our vision is to become a world class one-stop decorating solutions provider.

Our mission is to timely deliver high-quality and affordable products and to continue to actively participate in the further development of the additive manufacturing industry.

We bring additive manufacturing, commonly known as 3D printing, and the volume production of innovative building solutions, to your home or business. Our robust portfolio of manufacturing solutions relies upon the use of ink, coating, resin, sound padding, glue and other raw materials to create a wide variety of flooring, decking and other products for customers throughout North America, Europe and other regions under the brand name “Benchwick.” We believe that additive manufacturing is one of the most exciting and eco-friendly technologies in the market today. Previously, the U.S. Department of Energy estimated that, compared to traditional manufacturing, additive manufacturing might slash waste and materials cost by nearly 90% and cut manufacturing energy use by half.3 As of 2019, the Additive Manufacturing industry was valued at over $14 billion and was expected to grow to $23 billion this year.4

Innovation has always been our core value. Our commitment to new approaches in designing and manufacturing drives us to create new ways to improve how our core customers live and work. Crazy Industry invests substantial resources in research and product development and is committed to rapidly building new products and customizable and functional solutions to delight our customers. Crazy Industry’s product development team is committed to product design and development, and they focus their efforts on enhancing function, use, performance and flexibility of our products. As of the date of this prospectus, our subsidiaries, NBS, NCP and Crazy Industry, own a portfolio of over 60 granted or pending patents. The products reflect the evolving needs of the core customer’s home and business needs. We strive to make the products customizable, functional and affordable. Presently, NCP manufactures four proprietary solutions in vinyl flooring using innovative 3D printing technology: Infinite Glass, DSE, TruBevel and MattMaster. Each solution offers distinct functionalities and aesthetic finishes.

Our revenue mainly consists of wholesale and retail of the vinyl flooring products, which are primarily marketed and sold in the United States and Canada. During the fiscal year ended December 31, 2022, 2021 and 2020, 99.5%, 100% and 99.92% of our revenue came from vinyl flooring products and other decorative panels. During the three months ended March 31, 2023, 100% of our revenue came from vinyl flooring products and other decorative panels

NBS has also licensed some of its patents to other manufacturers with the goal to promote the technologies covered by those patents in the flooring industry. We believe that a wider market acceptance of 3D printed flooring will help to establish the “Benchwick” brand further and penetrate the markets and encourages innovation and changes to an already developed and static industry. During the fiscal year ended December 31, 2022 and 2021, 0.5% and 0.08% of our revenue came from patent licensing. We did not have revenue from patent licensing during the fiscal year ended December 31, 2020 or the three months ended March 31, 2023.

We serve customers in North America (mainly the United States and Canada), Europe and other regions. During the fiscal year ended December 31, 2022, 85.50% of our revenue came from customers in the United States and 12.95% came from customers in Canada. During the fiscal year ended December 31, 2021, 91.53% of the revenue came from customers in the United States and 7.55% came from customers in Canada. During the fiscal year ended December 31, 2020, 69.64% of the revenue came from customers in the United States and 22.03% came from customers in Canada. During the three months ended March 31, 2023, 99.09% of our revenue came from customers in the United States. During the three months ended March 31, 2023 and the fiscal year ended December 31, 2022, 2021 and 2020, 0.91%, 0.49%, 0.84% and 8.32% of the revenue came from customers in Europe and less than 1% of the revenue came from customers in other regions.

3D Printing Technology

3D printers work similarly to traditional printers. The printing materials include ink and coating in liquid or powder forms, and are superimposed layer by layer onto the substrate. Our 3D printing devices use technologies including Fused Deposition Modeling (FDM) system and LED/electron beam-curing 3D printing technology. The characteristics are as follows:

●	FDM systems and related technologies are currently the most accessible and widely used from consumer level to industrial level. 3D printers based on FDM technology print parts layer by layer from bottom to top by heating and extruding thermoplastic fibers (the most commonly used is ABS plastic). Production grade systems use a variety of standard, engineering and high performance thermoplastics with specific properties such as toughness, electrostatic dissipation, translucency, biocompatibility, ultraviolet resistance and high thermal flexure.

●	LED-curing 3D printing technology is the earliest 3D printing technology and it is also a relatively developed 3D printing technology at present. The basic principle of this technology is to utilize the cumulative molding of materials, namely, to divide the shape of a three-dimensional target part into several planar layers, and scan the liquid photosensitive resin with a light beam of a certain wavelength, so that the scanned part can be cured, while the place not irradiated is still liquid, and finally each layer accumulates into the required target part, and the material utilization rate can reach 100%.

Our Products

Our 3D printed vinyl flooring panels consist of three layers, (i) the substrate, which is the main body of the plank, (ii) the decorative layer, which shows the color and patterns, and (iii) the surface layer, which can provide different textures and functionalities. We manufacture the substrate, and use 3D printing technologies to add the decorative layer and the surface layer. We have a “digital inventory” of part designs and printing instructions and a physical inventory of raw materials. Our production is on demand. We manufacture products in small batches and do not keep large physical inventory of the products. All of our products are phthalate-free, customizable, durable, heat resistant, corrosion resistant, UV resistant and water resistant.

3 Additive Manufacturing Building the Future Spotlight (energy.gov), by U.S. Department of Energy, Office of Technology Transitions, original published in April 2019 and updated in July 2019, https://www.energy.gov/sites/default/files/2019/07/f64/2019-OTT-Additive-Manufacturing-Spotlight_0.pdf.

4 Additive Manufacturing Building the Future Spotlight (energy.gov), by U.S. Department of Energy, Office of Technology Transitions, original published in April 2019 and updated in July 2019.

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Our subsidiaries, NBS, NCP and Crazy Industry, own four proprietary 3D printing technologies for the production and manufacture of vinyl flooring, offering different functionalities and aesthetic finishes: Infinite Glass, DSE, TruBevel, and MattMaster. NBS, NCP and Crazy Industry own a portfolio of over 60 granted or pending patents on these technologies.

Infinite Glass

Infinite Glass is a decorative panel with a transparent protective layer that deflects harmful UV rays away from the decorative layer underneath it. The protective layer is comprised of a polyurethane composition which is the reaction product of a polyester polyol, a polyether polyol and an isocyanate. Without such protective layer, UV rays can penetrate the material and overtime damage the floor and cause discoloration. Infinite Glass greatly increases durability and reduces discoloration.

DSE

DSE (Digital Synchronized Effect) is a revolutionary technology that generates defined and synchronized textures to mimic real wood or real tile haptic. It can generate a multi-layered embossing structure which is comprised of (i) at least one partially or fully cured base layer provided with a plurality of indentations, and (ii) at least one partially or fully cured elevated pattern layer formed by a plurality of elevations printed on top of said base layer.

TruBevel

TruBevel Technology can produce planks with pressed bevel effect, realistic grout designs and rustic edges, which provide more customization options.

ArmorDual

ArmorDual is a technology to infuse anti-microbial coatings as the top layer of planks. The ArmorDual coating is resistant to staining, mold and mildew that may cause unpleasant odor.

MattMaster-Electron Beam

The MattMaster is an electron beam curing technology to cure protective coatings for flooring and other interior surfaces. The conventional curing process of coatings for flooring and other interior surfaces requires a lot of energy to develop sufficient heat and curing time. The MattMaster curing process relies on the high energy of accelerated electrons that creates a bridging density in resin molecules, and therefore saves energy and reduces environmental impact. Regardless of whether the flooring is rigid core, wood, laminate, we can produce a super low gloss with high product performance that is durable, anti-stain, anti-bacterial, color fading resistance for over 10 years. This technology can be used to create superior water-resistant dimensional stability to flooring and eliminate curling and cracking.

Blue Eleven

Blue Eleven is our sustainability initiative. The substrate layers of Blue Eleven products are made with 80% recycled ocean plastic, sanitized and processed for safe reuse.

Envision

Envision is a patent-pending artificial intelligence learning system, comprising processors and non-transitory program storage devices (NPSDs) capable of reading instructions executable by processors to generate decorative patterns, such as decorative floor panels, wall panels or ceiling panels. The algorithm can recognize the characteristics in a sample image, search our pattern database to find similar products that are already in our products lineup or generate a similar but distinctive pattern to be added to our products lineup. We plan to build a database of patterns that we already own and patterns generated by the algorithm, so that when a sample pattern is input into the system, the algorithm can recognize the characteristics in the sample image, search our pattern database to find similar products that are already in our products lineup or generate a similar but distinctive pattern to be added to our products lineup. With the assistance of such algorithm, we can save time and money on finding designs and offer more options to our customers. We believe we can also apply the algorithm to help customers find their desired products. By uploading pictures of desired products to the algorithm, we can find existing product in our lineup that fits the samples the most or generate a new design that combines all the features the customer desires.

Competition and Competitive Advantages

The floorcovering industry is highly competitive. We believe the principal competitive factors in our primary floorcovering markets are product design, quality and service. We compete with wood flooring and conventional vinyl flooring manufacturers and some of these manufacturers have greater financial resources than we do. Nevertheless, we believe we have competitive advantages in several areas. 3D printing offers customers limitless design with low labor and inventory cost. Our products are made to have a long and economically sustainable life cycle. In addition, our experience management team has led our business to a global success with sales in North America (mainly the United States and Canada), Europe and other regions.

Commitment to Innovation

Innovation has always been our core value. Our commitment to new approaches in designing and manufacturing drives us to create new ways to improve how our core customers live and work. We invest substantial resources in research and product development and are committed to rapidly building new products and customizable and functional solutions to delight our customers. Our product development team is committed to product design and development, and they focus their efforts on enhancing function, use, performance and flexibility of our products. As of the date of this prospectus, our subsidiaries, NBS, NCP and Crazy Industry own a portfolio of over 60 granted or pending patents on 3D printing technology for the production and manufacture of decorative products. We strive to make our products customizable, functional and affordable. We offer products of all sizes, styles and materials in accordance with the customers’ needs, regardless of the order quantity. These advanced technologies also make our products natural, realistic, outstanding in wear resistance, scratch resistance, bacterium resistance and sound-proof effect. Our automated production lines provide short production cycle and great efficiency and minimize scrap rate and labor cost. We believe our technologies enhance our product performance and improve our flexibility and responsiveness to surging demand, supply chain fluctuations and labor shortages.

Advanced and Competitive Technologies

Traditional vinyl flooring is generally labor intensive and requires a large space and layout. Traditional vinyl flooring production usually requires 5 to 8 people per production line. During the production from raw materials to packages, the products need to be moved at least four times. 3D printing technology allows us to automate the production process and to lower labor costs. Our machinery can print multiple functional layers in one setting, and therefore requires less space to accommodate different machines. In addition, traditional vinyl flooring has a low barrier to entry with simple machinery. The 3D printed vinyl flooring market is much less competitive as we do not know of other manufacturers in the industry that use 3D printing technology to manufacture vinyl flooring. Moreover, because traditional vinyl flooring production usually have longer production cycle, traditional manufacturers usually manufacture in large quantities, which requires them to have large amount of inventory storage that includes films, wear layers and rigid cores. 3D printing, because it is automated with less labor requirement, can reduce the production time. As a result, we can produce 3D printed parts on demand, in single or small batches, to eliminate the need to hold physical inventory of spare and low volume parts. Furthermore, 3D printing allows us to provide more flexibility in design, pattern, shape and color, where traditional manufacturers are limited to the molds they have.

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Limitless Customization

Conventional vinyl flooring manufacturers use molds, physical paper pressing or roller to generate three-dimensional pattern and texture on planks. Such methods are labor-intensive, and the design is limited by the number of molds. With 3D printing, we can achieve any combination of colors, patterns and finishes with a high degree of accuracy. We can tailor our products in accordance with specific requirements of our customers with no additional costs other than raw materials. We provide value to our customers with customization, affordability and short production cycle.

Low Labor and Inventory Cost

We usually start production after receiving an order from a customer because we have a short production cycle and can meet customers’ demand without pre-producing and keeping a large inventory. This allows greater flexibility without incurring unnecessary cost on material, labor and inventory.

Rigorous Quality Control

Our quality management system conforms to the FloorScore, ISO 14001: 2014 and ISO 9001: 2015 quality management systems. We thrive to provide our customers with reliable and high-quality products.

Professionally recognized sustainable practices

Our sustainability goal is to minimize carbon emissions and offer products that have a long and economically sustainable life cycle. We follow the evaluation process as well as hazard screening and risk assessment of FloorScore Products Innovation Institute, a non-profit that promotes the highest standard of sustainable product design, for all new raw materials. We assess the chemicals present in a product and any risks of exposure to hazardous chemicals during the intended use and end-of-use phases of a product’s lifecycle. Northann Corp’s Subsidiary, Benchwick, has been nominated for the Greenstep 2023 International Award for Its 3D printing ecosystem and ocean-reclaimed plastic Blue11 core innovation. (Source: FCW, Foor Covering Weekly, May 8th 2023 Green Step Sustainability Awards Program (2023), Page 20, International ‘Benchwick LLC’, available at: https://bt.e-ditionsbyfry.com/publication/?i=791262&p=20&view=issueViewer).

Diversified Market Reach

We market and sell products in North America (mainly the United States and Canada), Europe and other regions. The diversified market reach mitigates any impact of changes in economic and political environment, regional industry trends and consumer preference. We continued to explore new markets and areas.

Experienced Management Team

Lin Li, our Chairman of the Board, Chief Executive Officer, President, Secretary, and Treasurer, has over 10 years of leadership experience in the flooring and furniture industry. David M. Kratochvil, our Chief Financial Officer, has over 30 years of investment experience ranging from venture capital, developed and emerging market equity, fixed income, and currency investing to commodity and private equity investing. Kurtis W. Winn, our Chief Operating Officer and one of our directors, has over 30 years of experience in sales and management. Bradley C. Lalonde, our non-employee director appointee, is a partner and co-founder of Vietnam Partners, an investment banking serving the Vietnamese government and businesses in Vietnam, and has a 25 years career in investment and corporate banking and over 15 years of experience in general management. Charles James Schaefer IV, our non-employee director appointee, also has extensive experience in capital market. Scott Powell, our non-employee director appointee, has over 20 years of experience in capital markets, finance, corporate communications, and investor relations. We rely on our management team to provide helpful guidance in advancing our strategic and growth goals.

Growth Strategies

Our primary objective is to create value through the sustaining growth in profits and cash flows from operating activities over various economic cycles. In order to achieve this objective, we strive to improve our cost structure, provide high quality services and products, expand our product range and increase our market share.

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Made in the United States

Since the beginning of 2020, the COVID-19 pandemic has disrupted global supply chain and increased shipping costs. Because our primary markets are the United States and Canada, we believe production in the United States will reduce our logistics costs and environmental footprint. In addition, we currently have a 25% tariff and a 6% import tax on products shipped from China to the United States. Manufacturing and selling in the United States will reduce costs on tariffs and import tax. We also plan to source more raw materials from suppliers in Europe or North America, where there is no or a low tariff and import tax. Our production is automated and has low labor cost. We believe having our products made in the United States will improve our overall cost structure and our brand recognition. The plan will involve the following steps: (1) find a potential location, (2) conduct title searches and due diligence for the purchase or lease of the facility, (3) apply for a mortgage (not applicable if the facility is leased), (4) complete the purchase or lease, (5) start improvements, if necessary, (6) purchase new equipment for manufacturing and pollution control, and (7) hire local labor to start operations. We are working on the first step and have engaged a broker to find a potential location. We are looking for an existing industrial facility suitable for manufacturing use that supports our manufacturing requirements, has a well-developed transportation network that would meet our demands, is served by utilities, especially electricity, natural gas, water, sewer and high-speed telecommunications, has a favorable local employment pool and competitive operating costs (labor, utilities and taxes). We believe that finding a location will be the most time-consuming and challenging part of the plan. We plan to engage local experts to navigate local laws and requirements. The cost to set up manufacturing capabilities in the United States is expected to be approximately $20 million. We plan to finance the purchase of the facility by mortgage and from profits from operations. We expect to start manufacturing products in the United States in three to six months after this offering is completed. If the plan is successfully executed, we plan to maintain manufacturing in the United States and China in the short term. We plan to gradually shift manufacturing from China to the United States in the long term and eventually close the manufacturing sites in China. However, there is no assurance that such plans will be commercially successful or that the actual outcome of the plans will match our expectations. See “Risk Factors – Risks Related to Our Business and Industry - We may not be able to successfully implement our business strategies and future plans” on page 28.

Vertical integration

Currently, some of our products’ patterns are designed in-house and some are sourced from third parties. During the fiscal years 2021 and 2020, NCP spent $80,000 and $50,000 on purchasing 26 and 17 patterns from third-party designers, respectively. NCP did not purchase any patterns during the fiscal year 2022 or the three months ended March 31, 2023. Patterns purchased from third-party designers accounts for about 68% of all the patterns we have. As the third-party designers are our upstream suppliers, we want to bring the designing step in-house and replacing the third-party designers with our proprietary technologies. NBS has developed an artificial intelligence learning system, Envision, comprising processors and non-transitory program storage devices (NPSDs) capable of reading instructions executable by processors to generate decorative patterns, such as decorative floor panels, wall panels or ceiling panels. NBS is in the process of registering a patent of this invention. The algorithm can recognize the characteristics in a sample image, search our pattern database to find similar products that are already in our products lineup or generate a similar but distinctive pattern to be added to our products lineup. We plan to build a database of patterns that we already own and patterns generated by the algorithm, so that when a sample pattern is input into the system, the algorithm can recognize the characteristics in the sample image, search our pattern database to find similar products that are already in our products lineup or generate a similar but distinctive pattern to be added to our products lineup. With the assistance of such algorithm, we can save time and money on finding designs and offer more options to our customers. We believe we can also apply the algorithm to help customers find their desired products. By uploading pictures of desired products to the algorithm, we can find existing product in our lineup that fits the samples the most or generate a new design that combines all the features the customer desires.

Expand Market Share

Our management team has always focused on expanding market share, we believe our “made in the United States” and “vertical integration” strategies will help expand our product lineups, build our brand recognition and reach more end consumers in the United States, which is our biggest market. With additional marketing efforts, we believe we will increase customer penetration and expand the geographical coverage of products, and therefore expand market share.

Manufacturing and Logistics

NCP manufactures the products in its factory in Changzhou, China. NCP has 88 units of 3D printing equipment in NCP’s factory in China and has the capacity to produce more than 18,000 square meters of vinyl flooring per day.

The majority of our sales were made to large-sized wholesale distributors and a small portion of our sales were to individual consumers for home renovation. We generated 97.61%, 98.94%, 99.88% and 99.37% of our revenue from wholesale and 2.39%, 1.06%, 0.12% and 0.63% from retail for three months ended March 31, 2023 and the fiscal years ended December 31, 2022, 2021 and 2020, respectively.

Products sold to distributors were transported to the airport or seaport by our own transportation team and were picked up by the customers or their contractors for air or sea transportation.

Retail sales were generated through Dotfloor.com, our online store that offers our vinyl flooring products to retail customers in the United States. Dotfloor works with third-party logistic service providers for the delivery of our products.

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Customers and Suppliers

Our Customers

During the three months ended March 31, 2023, fiscal years ended December 31, 2022, 2021 and 2020, we had revenue from the following countries:

	For the Fiscal Quarter Ended March 31, 2023	For the Fiscal Year Ended December 31, 2022	For the Fiscal Year Ended December 31, 2021	For the Fiscal Year Ended December 31, 2020
North America
United States	99.09%	85.50%	91.53%	69.65%
Canada	-%	12.95%	7.55%	22.03%
Europe
United Kingdom	*	*%	*	2.38%
Netherlands	-	*	*	5.33%
Croatia	-	*	*	*
Other	-%	1.06%	*	*

*	less than 1%

We consider major customers to be those that accounted for more than 10% of sales revenue. During the three months ended March 31, 2023, two major customers accounted for a total of 48% of our total revenues. During the fiscal year ended December 31, 2022, two major customers accounted for a total of 30% of our total revenues. For the fiscal year ended December 31, 2021, two customers accounted for nearly 28% of our total revenues. For the fiscal year ended December 31, 2020, two customers each accounted for 39% and 12% of the Company’s revenues, respectively.

Our Suppliers and Raw Materials

Our raw materials mainly include ink, coating, resin, sound padding, and glue. 3D substrate boards are mainly produced with resins from local suppliers. The final effect and quality of products mainly depend on the quality of raw materials. At present, the types of ink on the market are water-based ink, UV ink and oil ink. The ink we use is a kind of UV ink with the advantages of being more environmentally friendly, unscented, formaldehyde-free, dosage-saving and easily solidified. The coatings used include 3D varnish, hot melt paint, prima and paint, which have the advantages of wear resistance, pollution resistance, ultra-violet resistance, corrosion resistance and color stability. Based on customers’ needs, we will purchase specific types of raw materials and apply our unique technology to process the raw materials into finished products meeting the customer’s requirements.

We carefully select our suppliers to only work with those that comply with all applicable laws, including laws and regulations on labor, employment, environment, human rights, payroll, working hours, health and safety, and give priority to suppliers that can demonstrate their commitment to sustainable development performance. We purchase the raw materials from different suppliers, for example, the powder and coating for making the base board are primarily purchased from suppliers in China and the ink is imported from Japan. We usually review and evaluate suppliers in accordance with raw material price, demand and customer feedback, and maintain good relationships with high-quality suppliers. At the same time, we maintain close contact with different suppliers to ensure sufficient and timely supply of raw materials.

We order raw materials from suppliers based on our needs, instead of entering into long-term supply agreements with the suppliers. We are able to ensure consistent delivery and competitive pricing because of our long-term business relationships with these suppliers.

We consider major suppliers to be those that accounted for more than 10% of our total cost. For the three months ended March 31, 2023, five major suppliers accounted for a total of 73% of our total cost of revenues. For the fiscal year ended December 31, 2022, three major suppliers accounted for a total of 68% of our total cost of revenues. For the fiscal year ended December 31, 2021, five major suppliers accounted for a total of 56% of our total cost of revenues. For the fiscal year ended December 31, 2020, two major suppliers accounted for a total of 38% of our total cost of revenues.

Properties

NCP’s manufacturing facilities are located in Changzhou, Jiangsu Province, China. NCP has the land use right to two pieces of land of a total of 47,500 square meters where our offices and factories for production and research and development are located. Because private individuals or entities are not permitted to own title to the land, we hold the right to use the two pieces of land until 2064 and 2065, respectively. NCP has 88 units of 3D printing equipment in the facilities in China and has the capacity to produce more than 18,000 square meters of vinyl flooring per day. The land use right is a collateral to NCP’s various short-term bank loans. Such short-term bank loans were in the amount of $6,961,094, $5,488,757, $6,212,521 and $4,445,275 as of March 31, 2023, December 31, 2022, December 31, 2021 and December 31, 2020.

On July 26, 2021, NCP contracted with Changzhou Wanyuan Construction Engineering Co. to build a second phase of its factory to expand the 3D printing development and production. The amount required in the contract is $10 million. Construction is expected to complete within three months after the completion of this offering, and the second phase of the factory will be approximately 250,000 square feet.

Crazy Industry leased from a third party a 4,445-square-meter factory in Changzhou, Jiangsu Province, China from January 2020 to June 2021 and leases a 2,969-square-meter factory in Changzhou, Jiangsu Province, China since July 2021 for manufacturing purposes.

NDC, our distribution center in the United States, leases an office and storage space in Elk Grove, California with 3,653 square feet of floor space. The lease term is from August 1, 2020 to August 31, 2023. The monthly base rent for the first year starting on September 1, 2020 is US$2,190 and is increased to US$2,256 for the second year starting on September 1, 2021 and US$2,323 for the third year starting on September 1, 2022. NDC plans to renew the lease for another three years.

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NDC previously leased an office and storage space in Sacramento, California with a rent of US$2,500 per month. The lease ended on September 30, 2021.

Intellectual Property

Patent

Our subsidiaries, NBS, NCP and Crazy Industry, own a total of 81 granted or pending patents on 3D printing technology for the production and manufacture of decorative products. We rely on the patents to protect our business interests and ensure our competitive position in the industry. As of the date of this prospectus, NBS, NCP and Crazy Industry have 40 granted patents in the United States, Netherlands and China, 29 pending patents worldwide and 12 published patents under the PCT (Patent Cooperation Treaty).

The granted patents are listed as follows:

Owner	Country	Patent Code	Patent Name	Authorization Date (YYYY/MM/DD)	Expiry Date (YYYY/MM/DD)

NBS	Netherlands	2022925	Decorative panel, panel covering, and method of producing such a decorative panel	2020/10/20	2039/04/11

NBS	United States	10,895,079	Decorative panel, panel covering, and method of producing such a decorative panel	2021/01/19	2039/04/24

NBS	United States	11,414,874	Decorative panel, panel covering, and method of producing such a decorative panel	2021/08/16	2039/04/24

NBS	Netherlands	2024631	Decorative surface covering element, surface covering element covering, and method of producing such a decorative surface covering element	2021/09/07	2040/01/09

NBS	Netherlands	2024632	Panel, in particular a floor panel, ceiling panel or wall panel, and use of an additional layer in a laminated multi-layer structure of a panel.	2021/09/07	2040/01/09

NBS	Netherlands	2025115	Decorative surface covering element, surface covering element covering, and method of producing such a decorative surface covering element	2021/10/19	2040/03/12

NBS	United States	11,421,424	Decorative surface covering element, surface covering element covering, and method of producing such a decorative surface covering element	2022/8/23	2040/4/30

NCP	China	2018210720360	PVC sheet extrusion molding unit for veneer	2019/03/19	2028/07/06

NCP	China	2018210720233	Convenient production of PVC board for decorative board and its manufacturing device	2019/05/03	2028/07/06

NCP	China	2018212597515	Special piping device for special PVC decorative board	2019/04/02	2028/07/06

NCP	China	2018212597905	Low-dust edge trimming device for PVC board for decorative board	2019/04/16	2028/07/06

NCP	China	201821259752X	PVC board components for long-term sealing of decorative panels	2019/05/10	2028/07/06

NCP	China	201821259745X	Convenient maintenance synchronous hemming device for PVC board for decorative board	2019/04/19	2028/07/06

NCP	China	2018213255055	Dust removal device for PVC decorative board hemming equipment	2019/05/10	2028/08/16

NCP	China	2018214288200	3D effect PVC board bottom coating device for decorative board	2019/04/30	2028/08/29

NCP	China	2018214148493	3D printing PVC board manufacturing device for decorative board	2019/04/30	2028/08/29

NCP	China	2018214142764	Special coating PVC decorative board turning device	2019/04/02	2028/08/29

NCP	China	2018214250542	PVC decorative board edge coating deburring device	2019/06/04	2028/08/30

NCP	China	201821425074X	PVC decorative board edge coating removal device	2019/06/25	2028/08/30

NCP	China	2018214228407	PVC decorative board compression molding device	2019/06/28	2028/08/30

NCP	China	2018214497437	3D pattern PVC decorative board multilayer embossing device	2019/04/16	2028/09/04

NCP	China	2018214506690	PVC decorative board lamination work platform	2019/04/16	2028/09/04

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NCP	China	2018222376006	A 3D effect PVC decorative board and its production line	2019/12/13	2028/12/28

NCP	China	201921620010X	An easy-to-install prefabricated sheet of magnesia material	2020/08/11	2029/09/26

NCP	China	2019216199988	An ultra-high wear-resistant 3D textured sheet	2020/08/11	2029/09/26

NCP	China	2019216200044	A magnesium oxide material sheet suitable for digital printing and 3D synchronization effect	2020/08/11	2029/09/26

NCP	China	2019216200171	A 3D effect sheet based on wear-resistant film	2020/08/11	2029/09/26

NCP	China	2022200225170	3D printing decorative sheet production line that can be used for 3D printing wear layer	2022/09/20	2032/01/05

Crazy Industry	China	2019223385825	Conveyor roller drive structure for decorative sheet production line	2020/10/27	2029/12/23

Crazy Industry	China	2019223386936	Decorative sheet anti-springboard drawing unit	2020/10/27	2029/12/23

Crazy Industry	China	2019223387229	Universal sheet drawing production line	2020/10/27	20129/12/23

Crazy Industry	China	2019223388310	Quarter Turn Modules for Panel Production Lines	2020/10/27	2029/12/23

Crazy Industry	China	2019223388611	Sheet pattern printing line unit in front of the alignment mechanism	2020/10/27	2029/12/23

Crazy Industry	China	2019223390448	Three-way selection turning module for decorative panel production line	2020/10/27	2029/12/23

Crazy Industry	China	2019223390768	Panel alignment unit for decorative panel production lines	2020/10/27	2029/12/23

Crazy Industry	China	2019223392015	Universal 3D printing patterned decorative sheet production line	2020/11/13	2029/12/23

Crazy Industry	China	2021225058204	Flatbed printing anti-collision mechanism for plates	2022/06/10	2031/10/18

Crazy Industry	China	2021225058929	Plate 3D printing temporary storage device	2022/06/14	2031/10/18

Crazy Industry	China	2021222071508	Easy splicing 3D printing sheet	2022/06/14	2031/09/12

Crazy Industry	China	2021222070488	A highly wear-resistant and non-slip 3D printed floor	2022/06/14	2031/09/12

Crazy Industry	China	2021222053266	Drying mechanism for 3D printing plate	2022/06/10	2031/09/12

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NBS has licensed some of its patents to one other manufacturer with the goal to promote our technologies in the flooring industry. We believe that a wider market acceptance of 3D printed flooring helps establish our brand further and to penetrate the markets and encourages innovation and changes to the rather developed and static industry.

Pursuant to the licensing agreement between NBS and the licensee, dated September 10, 2021, NBS granted the licensee a non-exclusive and worldwide right to use certain patents and the licensee paid US$1,000,000 licensing fee and US$60,000 in expenses. The licensing agreement has a term of 10 years. If either party’s material breaches of the licensing agreement and fails to cure such breach within 30 days , the non-breaching party can terminate the licensing agreement.

NBS has also granted a sublicensing company the exclusive and worldwide right to sublicense certain other patents and enter into sublicensing agreement with sublicensees, pursuant to a license agreement dated May 1, 2019, as amended. The licensee agreed to develop a focused market approach to sublicense the patents. Net proceeds of all sublicense fees or other forms of royalty from the patents, subject to any definitive sublicensing agreement, after deduction of certain expenses, shall be shared equally between NBS and the licensee. The licensee shall report to NBS before entering into any sublicense agreement. NBS shall have 5 days from receiving such notice to authorize the sublicensing agreement. Authorization is considered provided if no answer is received within such 5 days. NBS shall report to the licensee if NBS licenses the patents to its affiliate within 4 weeks after such licensing to the affiliate. NBS also agreed not to sell, assign or otherwise transfer the patents to any third party or affiliate unless such third party or affiliate has agreed in writing to be subject to the agreement. The agreement will terminate upon expiration of the patents. Either party can terminate the agreement if the other party fails to make payment and fails to remedy within one month, if the other party breaches the confidentiality clause of the agreement, or if the other party fails to perform the obligations and fails to remedy within three months. NBS did not enter into any sublicense agreement during the three months ended March 31, 2023 and the fiscal years ended December 31, 2022, 2021 and 2020.

Trademark

NCP and NDC own a variety of trademarks under which the products are marketed. As of the date of this prospectus, NCP and NDC have registered four trademarks in the United States, three trademarks in the European Union   and sixteen trademarks in China. Among such trademarks, the names “Benchwick”, “Northann” and “Dotfloor” are of great importance to our business. We believe that we have taken adequate steps to protect our interest in all trademarks.

Domain

NDC maintains websites at www.northann.com, www.benchwick.com, www.dotfloor.com. The information contained on these websites is not intended to form a part of, or be incorporated by reference into, this prospectus.

Research and Development

Crazy Industry has a research and development team of seven people.

In in 2018, we established our subsidiary Crazy Industry in China to focus on 3D printing research and development. During the three months ended March 31, 2023 and the fiscal years ended December 31, 2022, 2021 and 2020, we invested US$300,212, US$1,468,989, US$2,334,126 and US$1,872,216 in research and development. Members of our R&D team frequently participate in industry conferences and engage with industry experts. As of the date of this prospectus, our subsidiaries, NBS, NCP and Crazy Industry, have a portfolio of over 60 granted or pending patents worldwide.

NBS has developed an artificial intelligence learning system, Envision, comprising of processors and non-transitory program storage devices (NPSDs) capable of reading instructions executable by processors to generate decorative patterns, such as decorative floor panels, wall panels or ceiling panels. NBS is in the process of registering a patent of this invention. The algorithm can recognize the characteristics in a sample image, search our pattern database to find similar products that are already in our products lineup or generate a similar but distinctive pattern to be added to our products lineup. We plan to build a database of patterns that we already own and patterns generated by the algorithm, so that when a sample pattern is input into the system, the algorithm can recognize the characteristics in the sample image, search our pattern database to find similar products that are already in our products lineup or generate a similar but distinctive pattern to be added to our products lineup.

Seasonality

We typically see a decrease in market activity in the first quarter of the year. Working capital requirements are distributed equally among the quarters.

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Employees

As of March 31, 2023, December 31, 2022 and July 27, 2023, the Company and our subsidiaries have a total of 71 employees, working in the following departments:

Number of employees
United States
Management	4
Administration	1
Warehouse	2

China
Production	39
Quality control	5
R&D	7
Management	1
Procurement	2
Accounting and Finance	6
Administration and Human Resource	4
Total	71

We provide our employees with social security benefits in accordance with all applicable regulations and internal policies.

We fulfill our legal responsibility to protect the health and safety of our employees by providing a safe workplace that meets the applicable labor and sanitation standards, controlling risks to health, and ensuring that their plants and machinery are safe and that work safety systems and guidelines are both established and adhered to. We also make sure that all materials and machineries are transported, stored, and used safely, provide adequate welfare facilities, provide employees the information, instruction, training, and supervision necessary to preserve their health and safety, and consult with employees on health and safety matters.

In general, we consider our relationship with our employees to be good.

Environmental

Our manufacturing operations in China are subject to various national and local laws and regulations relating to the generation, storage, handling, emission, transportation and discharge of materials into the environment. The costs of complying with environmental protection laws and regulations have not had a material adverse impact on our financial condition or results of operations in the past.

Insurance

We have purchased insurance for quality assurance, transportation and warehousing of our products. We have not made any material insurance claims for our business.

Legal Proceedings

We may from time to time be subject to various legal or administrative claims and proceedings arising in the ordinary course of our business. As of the date of this prospectus, expect as described below, we are not a party to, and we are not aware of any threat of, any legal proceeding that, in the opinion of our management, is likely to have a material adverse effect on our business, financial condition or operations, nor have we experienced any incident of non-compliance which, in the opinion of our directors, is likely to materially and adversely affect our business, financial condition or operations.

In May 2021, NCP received an administrative decision letter and an administrative penalty letter from the Second Inspection Bureau of Changzhou Taxation Bureau of the State Administration of Taxation in connection with enterprise income tax violations. In NCP’s enterprise tax filing for 2018 and 2019, due to a clerical error, NCP mistakenly included 11 VAT invoices issued by a third-party transportation company and deducted from its taxable income RMB 556,199 (approximately $85,241) for 2018 and RMB 182,272 (approximately $27,934) for 2019. NCP did not have any business relationship with the third-party transportation company. In October 2020, NCP amended its 2018 and 2019 tax filing to increase its taxable income and paid taxes and late fees in a total amount of RMB 109,505 (approximately $16,782). In the administrative decision letter and the administrative penalty letter issued in May 2021, the tax authority requested NCP to make up additional tax and late fee in the amount of RMB 139,050 (approximately $21,310) and pay a penalty in the amount of RMB 50,000 (approximately $7,662). NCP paid the amount in full in May 2021.

In May 2022, NCP received two administrative penalty letters from the Changzhou Bureau of Ecology and Environment in connection with certain violations of environmental laws and regulations. During the Changzhou Bureau of Ecology and Environment’s inspection of NCP’s factory in Changzhou, China in February 2022, it was found that a natural gas furnace in NCP’s factory produced exhaust gas and NCP failed to equip exhaust gas   treatment facilities and caused exhaust gas to be released into the atmosphere. It was also found that NCP failed to complete the environmental protection inspection before brought the natural gas furnace into operation. It was also found that when extinguishing a fire of the natural gas furnace in the factory in February 2022, NCP failed to take emergency measures and caused waste water to be discharged into storm drain. The Changzhou Bureau of Ecology and Environment requested NCP to pay penalties in the amount of RMB 240,000 (approximately $36,782) for the above violations. NCP paid the amount in full in May 2022. As a result of this incident, the Company has strengthened the enforcement of its pollution control measures.

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REGULATION

United States

We and our subsidiaries in the United States are and will be subject to federal, state and local government regulation, including regulations relating, among others, to occupational health and safety, the environment, sanitation and fire prevention. Governmental authorities have the power to enforce compliance with their regulations, and violators may be subject to civil, criminal and administrative penalties, injunctions or both. We will devote significant financial resources to ensure compliance. We believe that we are in substantial compliance with all the applicable laws and regulations.

NDC operates the office and warehouse in Elk Grove, CA in accordance with standards and procedures designed to comply with applicable codes and regulations.

We and our U.S. subsidiaries are subject to the U.S. Fair Labor Standards Act, the U.S. Immigration Reform and Control Act of 1986, the Occupational Safety and Health Act and various other federal and state laws governing similar matters including minimum wages, overtime, workplace safety and other working conditions. Failure to comply with requirements from these laws and regulations can result in sanctions such as fines and penalties and claims for personal injury and property damage. These requirements may also result in increased operating and capital costs in the future. We believe that we and our U.S. subsidiaries are in substantial compliance with these requirements to extent applicable.

Furthermore, one of our growth strategies is to manufacture the products in the United States. Therefore, the operation in the United States will be subject to federal, state and local environmental laws and regulations concerning waste disposal, pollution, protection of the environment, and the presence, discharge, storage, handling, release and disposal of, or exposure to, hazardous or toxic substances (“environmental laws”). Such environmental laws may include and are not limited to: the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, also known as “CERCLA” and “Superfund”, and comparable state laws, if our operation generate materials that fall within CERCLA’s definition of hazardous substances; the federal Resource Conservation and Recovery Act, as amended (“RCRA”) and comparable state laws, in connection with the treatment, storage, disposal, remediation and transportation of wastes, especially those designated as hazardous wastes under RCRA; the federal Clean Water Act, which imposes restrictions and strict controls regarding the discharge of pollutants, including dredged and fill materials into waters of the United States; the federal Clean Air Act, as amended and comparable state and local laws, which restrict the emission of air pollutants from many sources and also impose various monitoring and reporting requirement; and other laws and regulations currently in effect or imposed in the future. These environmental laws can provide for significant fines and penalties for non-compliance and liabilities for remediation, sometimes without regard to whether the owner or operator of the property knew of, or was responsible for, the release or presence of the hazardous or toxic substances. Third parties may also make claims against owners or operators of properties for personal injuries and property damage associated with releases of, or actual or alleged exposure to, such substances.

People’s Republic of China

Our manufacturing facilities are located in China and the operation in China are subject to PRC and local laws and regulations. This section summarizes the most significant rules and regulations that affect our business activities in the PRC. Unless otherwise stated, we are in compliance with these rules and regulations.

Regulations Relating to Product Safety

Pursuant to the Product Quality Law of PRC promulgated on February 22, 1993 and amended on July 8, 2000, August 27, 2009 and December 29, 2018, companies are prohibited from producing or selling products that do not meet applicable standards and requirements for safeguarding human health and ensuring human and property safety. Products must be free from unreasonable dangers threatening human and property safety. Where a defective product causes physical injury to a person or property damage, the aggrieved party may make a claim for compensation from the producer or the seller of the product. Producers and sellers of non-compliant products may be ordered to cease the production or sale of the products and could be subject to confiscation of the products and/or fines. Earnings from sales in contravention of such standards or requirements may also be confiscated, and in severe cases, an offender’s business license may be revoked. Pursuant to the PRC Product Quality Law, producers may be protected from liability only if they can prove the case falls into one of the following three circumstances: (i) the products have not been put into circulation; (ii) the defects were non-existent when the products were put into circulation; or (iii) the defects could not be found at the time of circulation due to scientific and technological reasons. Punitive compensation could be available if the producer or seller knowingly produces or sells a defective product that causes death or serious damages to the health of others.

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Regulations Relating to Work Safety

Under relevant work safety laws and regulations, including the Work Safety Law of the PRC which was promulgated on June 29, 2002, amended on August 27, 2009, August 31, 2014, and effective as of December 1, 2014, production and operating business entities must establish objectives and measures for work safety and improve the working environment and conditions for workers in a planned and systematic way. A work safety protection scheme must also be set up to implement a work safety responsibility system. In addition, production and operating business entities must arrange for work safety training and provide employees with protective equipment that meets the national standards or industrial standards. An entity or its relevant persons-in-charge who have failed to perform such safety measures will be required to rectify within a time limit or face administrative penalties. If the failure is not rectified within the prescribed time limit, the entity may be ordered to suspend business until such time as the failure is rectified, and serious violations may result in criminal liabilities. Each of the PRC subsidiaries has implemented work safety protection schemes and arranged for work safety trainings from time to time.

Regulations Relating to Environmental Protection

Pursuant to the Environmental Protection Law of the PRC promulgated on December 26, 1989, amended on April 24, 2014 and effective on January 1, 2015, as well as the Classification Administration List of Pollutant Discharge Permitting for Fixed Pollution Sources promulgated on July 11, 2019 and effective as of December 20, 2019, any entity which discharges or will discharge pollutants during the course of its operations or other activities must implement effective environmental protection safeguards and procedures to control and properly treat waste gas, waste water, waste residue, dust, noise vibrations, electromagnetic radiation and other hazards produced during such activities. Environmental protection authorities impose various administrative penalties on persons or enterprises in violation of the Environmental Protection Law. Such penalties include warnings, fines, orders to rectify within the prescribed period, orders to cease construction, orders to restrict or suspend production, orders to make recovery, orders to disclose relevant information or make an announcement, imposition of administrative action against relevant responsible persons, and orders to shut down enterprises. Any person or entity that pollutes the environment resulting in damage could also be held liable under the Tort Law of the PRC. In addition, environmental organizations may also bring lawsuits against any entity that discharges pollutants detrimental to the public welfare. According to the PRC Tort Law, polluters are strictly liable for any damages caused to the environment. Any entity which discharges pollutants shall assume the burden to prove that it should not be liable or its liability could be mitigated under certain circumstances as provided for by law or to prove that there is no causation between its conduct and the harm. Even if the entity complies with all the national or local pollutant discharge standards, it may still be held liable in accordance with a judicial interpretation issued by Supreme People’s Court on the liability for environmental torts. Each of the PRC subsidiaries has implemented effective environmental protection safeguards and procedures as required by law.

In addition, pursuant to the PRC Law on Environment Impact Assessment promulgated in 2002 and most recently amended in 2018, and the Administrative Regulations on the Environmental Protection of Construction Projects promulgated in 1998 with the latest amendment in July 2017, each construction project is required to undergo an environmental impact assessment, and an environmental impact assessment report must be submitted to the relevant governmental authorities for approval before the commencement of construction. In the event that there is a material change in respect of the construction site, scale, nature, the production techniques employed or the measures adopted for preventing pollution and preventing ecological damage of a given project, a new environmental impact assessment report must be submitted for approval. Moreover, after the completion of a construction project, the constructing entity is required to obtain a completion acceptance on environmental protection for the project. Failure to comply with the above-mentioned regulations may subject an enterprise to fines, suspension of the construction and other administrative liabilities and even criminal liabilities under severe circumstances. All the construction projects in China have been approved by the regulatory authorities and obtained acceptance on environmental protection.

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Regulations Relating to Land Use Right and Construction

Pursuant to the PRC Land Administration Law promulgated in June 1986 with the latest amendment in August 2019 and the PRC Civil Code, any entity that needs land for the purposes of construction must obtain land use right and must register with local counterparts of Land and Resources Ministry. Land use right is established at the time of registration.

According to the Measures for Control and Administration of Grant and Assignment of Right to Use Urban State-owned Land promulgated by the Ministry of Housing and Urban-Rural Development in December 1992, and the PRC Law on Urban and Rural Planning promulgated by the National People’s Congress in October 2007 and took effect in January 2008 with the latest amendment in April 2019, the Measures for Administration of Granting Permission for Commencement of Construction Works promulgated by the Ministry of Housing and Urban-Rural Development in June 2014 with the latest amendment in September 2018, the Administrative Measures for Archival Filing on Inspection Upon Completion of Buildings and Municipal Infrastructure promulgated by the Ministry of Housing and Urban-Rural Development in April 2000 with the latest amendment in October 2009, the Provisions on Inspection Upon Completion of Buildings and Municipal Infrastructure promulgated by the Ministry of Housing and Urban-Rural Development, and the Regulations on the Quality Management of Construction Engineering promulgated by the State Council latest amended in April 2019, after obtaining land use right, the owner of land use right must obtain construction land planning permit, construction works planning permit from the relevant municipal planning authority, and a construction permit from relevant construction authority in order to commence construction. After a building is completed, an examination of completion by the relevant governmental authorities and experts must be organized.

Regulations Relating to Leasing

Pursuant to the Law on Administration of Urban Real Estate which took effect in January 1995 with the latest amendment in August 2019, lessors and lessees are required to enter into a written lease contract, containing such provisions as the term of the lease, the use of the premises, liability for rent and repair, and other rights and obligations of both parties. Both lessor and lessee are also required to register the lease with the real estate administration department.

Regulations Relating to Fire Prevention

The Fire Prevention Law of the PRC, or the Fire Prevention Law, was adopted on April 29, 1998 and amended on October 28, 2008 and April 23, 2019. According to the Fire Prevention Law and other relevant laws and regulations of the PRC, the Minister of Housing and Urban-rural Development and its local counterparts at or above county level shall monitor and administer the fire prevention affairs. The fire prevention departments of such public securities are responsible for implementation. The Fire Prevention Law provides that the fire prevention design or construction of a construction project must conform to the national fire prevention technical standards (as the case may be). According to Interim Provisions on the Administration of Fire Prevention Design Review and Acceptance of Construction Projects, or the Fire Protection Supervision Provisions, issued on April 1, 2020 and amended on June 1, 2020, for those construction projects with more than 500 square meters, the construction entity shall apply to the fire prevention department of a public security authority for fire protection design approval.

For the construction projects other than the conditions foregoing, the construction entity shall, within five days after passing the acceptance inspection, submit the fire protection filing for fire protection design.

Regulations Relating to Private Lending

The transfer of funds among companies are subject to the Provisions of the Supreme People’s Court on Several Issues Concerning the Application of Law in the Trial of Private Lending Cases, or the Provisions on Private Lending Cases, which was issued by the Supreme People’s Court of the People’s Republic of China on August 25, 2015 and amended on August 19, 2020 and December 29, 2020, respectively, to regulate the private lending activities between natural persons, legal persons and unincorporated organizations. The Provisions on Private Lending Cases do not apply to the disputes arising from relevant financial services such as loan disbursement by financial institutions and their branches established upon approval by the financial regulatory authorities to engage in lending business.

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The Provisions on Private Lending Cases set forth that private lending contracts will be upheld as invalid under the circumstance that (i) the lender swindles loans from financial institutions for relending; (ii) the lender relends the funds obtained by means of a loan from another profit-making legal person, raising funds from its employees, illegally taking deposits from the public; (iii) the lender who has not obtained the lending qualification according to the law lends money to any unspecified object of the society for the purpose of making profits; (iv) the lender lends funds to a borrower when the lender knows or should have known that the borrower intended to use the borrowed funds for illegal or criminal purposes; (v) the lending is violations of public orders or good morals; or (vi) the lending is in violations of mandatory provisions of laws or administrative regulations.

In addition, the Provisions on Private Lending Cases set forth that the People’s Court shall support the interest rates not exceeding four times of the market interest rate quoted for one-year loan at the time the private lending contracts were entered into.

Regulations Relating to Foreign Investment

The establishment, operation and management of companies in China are mainly governed by the PRC Company Law, as most recently amended in 2018, which applies to both PRC domestic companies and foreign-invested companies. On March 15, 2019, the National People’s Congress approved the Foreign Investment Law, and on December 26, 2019, the State Council promulgated the Implementing Rules of the PRC Foreign Investment Law, or the Implementing Rules, to further clarify and elaborate the relevant provisions of the Foreign Investment Law. The Foreign Investment Law and the Implementing Rules both took effect on January 1, 2020 and replaced three major previous laws on foreign investments in China, namely, the Sino-foreign Equity Joint Venture Law, the Sino-foreign Cooperative Joint Venture Law and the Wholly Foreign-owned Enterprise Law, together with their respective implementing rules. Pursuant to the Foreign Investment Law, “foreign investments” refer to investment activities conducted by foreign investors (including foreign natural persons, foreign enterprises or other foreign organizations) directly or indirectly in the PRC, which include any of the following circumstances: (i) foreign investors setting up foreign-invested enterprises in the PRC solely or jointly with other investors, (ii) foreign investors obtaining shares, equity interests, property portions or other similar rights and interests of enterprises within the PRC, (iii) foreign investors investing in new projects in the PRC solely or jointly with other investors, and (iv) investment in other methods as specified in laws, administrative regulations, or as stipulated by the State Council. The Implementing Rules introduce a see-through principle and further provide that foreign-invested enterprises that invest in the PRC shall also be governed by the Foreign Investment Law and the Implementing Rules.

The Foreign Investment Law and the Implementing Rules provide that a system of pre-entry national treatment and negative list shall be applied for the administration of foreign investment, where “pre-entry national treatment” means that the treatment given to foreign investors and their investments at market access stage is no less favorable than that given to domestic investors and their investments, and “negative list” means the special administrative measures for foreign investment’s access to specific fields or industries, which will be proposed by the competent investment department of the State Council in conjunction with the competent commerce department of the State Council and other relevant departments, and be reported to the State Council for promulgation, or be promulgated by the competent investment department or competent commerce department of the State Council after being reported to the State Council for approval. Foreign investment beyond the negative list will be granted national treatment. Foreign investors shall not invest in the prohibited fields as specified in the negative list, and foreign investors who invest in the restricted fields shall comply with the special requirements on the shareholding, senior management personnel, etc. In the meantime, relevant competent government departments will formulate a catalogue of industries for which foreign investments are encouraged according to the needs for national economic and social development, to list the specific industries, fields and regions in which foreign investors are encouraged and guided to invest. The current industry entry clearance requirements governing investment activities in the PRC by foreign investors are set out in two categories, namely the Special Entry Management Measures (Negative List) for the Access of Foreign Investment (2021 version), or the 2021 Negative List, promulgated by the National Development and Reform Commission and the Ministry of Commerce, or the MOFCOM, on December 27, 2021 and took effect on January 1, 2022, and the Encouraged Industry Catalogue for Foreign Investment (2020 version), or the 2020 Encouraged Industry Catalogue, promulgated by the MOFCOM on December 27, 2020 and took effect on January 27, 2021. Industries not listed in these two categories are generally deemed “permitted” for foreign investment unless specifically restricted by other PRC laws. The flat panel display industry is not on the Negative List and therefore we are not subject to any restriction or limitation on foreign ownership.

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According to the Implementing Rules, the registration of foreign-invested enterprises shall be handled by the SAMR or its authorized local counterparts. Where a foreign investor invests in an industry or field subject to licensing in accordance with laws, the relevant competent government department responsible for granting such license shall review the license application of the foreign investor in accordance with the same conditions and procedures applicable to PRC domestic investors unless it is stipulated otherwise by the laws and administrative regulations, and the competent government department shall not impose discriminatory requirements on the foreign investor in terms of licensing conditions, application materials, reviewing steps and deadlines, etc. However, the relevant competent government departments shall not grant the license or permit enterprise registration if the foreign investor intends to invest in the industries or fields as specified in the negative list without satisfying the relevant requirements. In the event that a foreign investor invests in a prohibited field or industry as specified in the negative list, the relevant competent government department shall order the foreign investor to stop the investment activities, dispose of the shares or assets or take other necessary measures within a specified time limit, and restore to the status prior to the occurrence of the aforesaid investment, and the illegal gains, if any, shall be confiscated. If the investment activities of a foreign investor violate the special administration measures for access restrictions on foreign investments as stipulated in the negative list, the relevant competent government department shall order the investor to make corrections within the specified time limit and take necessary measures to meet the relevant requirements. If the foreign investor fails to make corrections within the specified time limit, the aforesaid provisions regarding the circumstance that a foreign investor invests in the prohibited field or industry shall apply.

Pursuant to the Foreign Investment Law and the Implementing Rules, and the Information Reporting Measures for Foreign Investment jointly promulgated by the MOFCOM and the SAMR, which took effect on January 1, 2020, a foreign investment information reporting system shall be established and foreign investors or foreign-invested enterprises shall report investment information to competent commerce departments of the government through the enterprise registration system and the enterprise credit information publicity system, and the administration for market regulation shall forward the above investment information to the competent commerce departments in a timely manner. In addition, the MOFCOM shall set up a foreign investment information reporting system to receive and handle the investment information and inter-departmentally shared information forwarded by the administration for market regulation in a timely manner. The foreign investors or foreign-invested enterprises shall report the investment information by submitting reports including initial reports, change reports, deregistration reports and annual reports.

Furthermore, the Foreign Investment Law provides that foreign-invested enterprises established according to the previous laws regulating foreign investment prior to the implementation of the Foreign Investment Law may maintain their structure and corporate governance within five years after the implementation of the Foreign Investment Law. The Implementing Rules further clarify that such foreign-invested enterprises established prior to the implementation of the Foreign Investment Law may either adjust their organizational forms or organizational structures pursuant to the Company Law or the Partnership Law, or maintain their current structure and corporate governance within five years upon the implementation of the Foreign Investment Law. Since January 1, 2025, if a foreign-invested enterprise fails to adjust its organizational form or organizational structure in accordance with the laws and go through the applicable registrations for changes, the relevant administration for market regulation shall not handle other registrations for such foreign-invested enterprise and shall publicize the relevant circumstances. However, after the organizational forms or organizational structures of a foreign-invested enterprise have been adjusted, the original parties to the Sino-foreign equity or cooperative joint ventures may continue to process such matters as the equity interest transfer, the distribution of income or surplus assets as agreed by the parties in the relevant contracts.

In addition, the Foreign Investment Law and the Implementing Rules also specify other protective rules and principles for foreign investors and their investments in the PRC, including, among others, that local governments shall abide by their commitments to the foreign investors; except for special circumstances, in which case statutory procedures shall be followed and fair and reasonable compensation shall be made in a timely manner, expropriation or requisition of the investment of foreign investors is prohibited; mandatory technology transfer is prohibited, etc.

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Regulations Relating to Foreign Exchange

The principal regulations governing foreign currency exchange in China are the Administrative Regulations on Foreign Exchange of the People’s Republic of China, or the Foreign Exchange Administrative Regulation, which was promulgated by the State Council on January 29, 1996, which took effect on April 1, 1996 and was subsequently amended on January 14, 1997 and August 5, 2008 and the Administrative Regulations on Foreign Exchange Settlement, Sales and Payment which was promulgated by the People’s Bank of China, or the PBOC, on June 20, 1996 and took effect on July 1, 1996. Under these regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from State Foreign Exchange Administration of the People’s Republic of China, or the SAFE, by complying with certain procedural requirements. By contrast, approval from or registration with appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital account items such as the repayment of foreign currency-denominated loans, direct investment overseas and investments in securities or derivative products outside of the PRC. FIEs are permitted to convert their after-tax dividends into foreign exchange and to remit such foreign exchange out of their foreign exchange bank accounts in the PRC.

On March 30, 2015, SAFE promulgated the Notice on Reforming the Administration of Foreign Exchange Settlement of Capital of Foreign-invested Enterprises, or the SAFE Circular 19, which took effect on June 1, 2015. According to SAFE Circular 19, the foreign currency capital contribution to an FIE in its capital account may be converted into RMB on a discretional basis.

On June 9, 2016, the SAFE promulgated the Circular on Reforming and Regulating Policies on the Management of the Settlement of Foreign Exchange of Capital Accounts, or the SAFE Circular 16. The SAFE Circular 16 unifies the discretional foreign exchange settlement for all the domestic institutions. The Discretional Foreign Exchange Settlement refers to the foreign exchange capital in the capital account which has been confirmed by the relevant policies subject to the discretional foreign exchange settlement (including foreign exchange capital, foreign loans and funds remitted from the proceeds from the overseas listing) can be settled at the banks based on the actual operational needs of the domestic institutions. The proportion of Discretional Foreign Exchange Settlement of the foreign exchange capital is temporarily determined as 100%. Violations of SAFE Circular 19 or SAFE Circular 16 could result in administrative penalties in accordance with the Foreign Exchange Administrative Regulation and relevant provisions.

Furthermore, SAFE Circular 16 stipulates that the use of foreign exchange incomes of capital accounts by FIEs shall follow the principles of authenticity and self-use within the business scope of the enterprises. The foreign exchange incomes of capital accounts and capital in RMB obtained by the FIE from foreign exchange settlement shall not be used for the following purposes: (i) directly or indirectly used for the payment beyond the business scope of the enterprises or the payment prohibited by relevant laws and regulations; (ii) directly or indirectly used for investment in securities or financial schemes other than bank guaranteed products unless otherwise provided by relevant laws and regulations; (iii) used for granting loans to non-affiliated enterprises, unless otherwise permitted by its business scope; and (iv) used for the construction or purchase of real estate that is not for self-use (except for the real estate enterprises).

Regulations Relating to Offshore Special Purpose Companies Held by PRC Residents

SAFE promulgated the Circular on Printing and Distributing the Provisions on Foreign Exchange Administration over Domestic Direct Investment by Foreign Investors and the Supporting Documents on May 10, 2013, which took effect on May 13, 2013 and which specifies that the administration by SAFE or its local branches over direct investment by foreign investors in the PRC shall be conducted by way of registration and banks shall process foreign exchange business relating to the direct investment in the PRC based on the registration information provided by SAFE and its branches.

SAFE promulgated Notice on Issues Relating to Foreign Exchange Administration over the Overseas Investment and Financing and Round-trip Investment by Domestic Residents via Special Purpose Vehicles, or the SAFE Circular 37, on July 4, 2014 that requires PRC residents or entities to register with SAFE or its local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing. In addition, such PRC residents or entities must update their SAFE registrations when the offshore special purpose vehicle undergoes material events relating to any change of basic information (including change of such PRC citizens or residents, name and term of operation), capital increase or capital reduction, transfers or exchanges of shares, or mergers or divisions. SAFE Circular 37 was issued to replace the Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents Engaging in Financing and Roundtrip Investments via Overseas Special Purposes Vehicles.

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SAFE further enacted the Notice of the State Administration of Foreign Exchange on Further Simplifying and Improving the Foreign Exchange Management Policies for Direct Investment, or the SAFE Circular 13, which allows PRC residents or entities to register with qualified banks in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing. However, remedial registration applications made by PRC residents that previously failed to comply with the SAFE Circular 37 continue to fall under the jurisdiction of the relevant local branch of SAFE. In the event that a PRC shareholder holding interests in a special purpose vehicle fails to fulfil the required SAFE registration, the PRC subsidiaries of that special purpose vehicle may be prohibited from distributing profits to the offshore parent and from carrying out subsequent cross-border foreign exchange activities, and the special purpose vehicle may be restricted in its ability to contribute additional capital into its PRC subsidiary.

On January 26, 2017, SAFE issued the Notice on Improving the Check of Authenticity and Compliance to Further Promote Foreign Exchange Control, or the SAFE Circular 3, which stipulates several capital control measures with respect to the outbound remittance of profit from domestic entities to offshore entities, including (i) under the principle of genuine transaction, banks shall check board resolutions regarding profit distribution, the original version of tax filing records and audited financial statements; and (ii) domestic entities shall hold income to account for previous years’ losses before remitting the profits. Moreover, pursuant to SAFE Circular 3, domestic entities shall make detailed explanations of the sources of capital and utilization arrangements, and provide board resolutions, contracts and other proof when completing the registration procedures in connection with an outbound investment.

Regulations Relating to Overseas Listing and M&A Rules

On August 8, 2006, six PRC regulatory agencies, including the CSRC, promulgated the Rules on the Merger and Acquisition of Domestic Enterprises by Foreign Investors, or the M&A Rules, which became effective on September 8, 2006 and were amended on June 22, 2009. The M&A Rules, among other things, require offshore special purpose vehicles formed for overseas listing purposes through acquisitions of PRC domestic companies and controlled by PRC domestic enterprises or individuals to obtain the approval of the CSRC prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. In September 2006, the CSRC published on its official website procedures regarding its approval of overseas listings by special purpose vehicles. The CSRC approval procedures require the filing of a number of documents with the CSRC. Our PRC legal counsel, Grandall Law Firm, has advised us based on their understanding of the current PRC laws, regulations and rules, the CSRC’s approval may not be required for the listing and trading of our common stock on the NYSE American in the context of this offering.

However, our PRC legal counsel, Grandall Law Firm, has further advised us that there remains some uncertainty as to how the M&A Rules will be interpreted or implemented in the context of an overseas offering and its opinions summarized above are subject to any new laws, regulations and rules or detailed implementations and interpretations in any form relating to the M&A Rules, and our PRC legal counsel, Grandall Law Firm, cannot exclude the possibility that the CSRC or other relevant government authorities might, from time to time, further clarify or interpret the M&A Rules in writing or orally and require their approvals to be obtained for the offering. We cannot assure you that relevant PRC government agencies, including the CSRC, would reach the same conclusion as our PRC legal counsel, Grandall Law Firm, does. If it is determined that CSRC approval is required for this offering, we may face sanctions by the CSRC or other PRC regulatory agencies for failure to obtain or delay in obtaining CSRC approval for this offering. These sanctions may include fines and penalties on our operations in China, limitations on our operating privileges in China, delays in or restrictions on the repatriation of the proceeds from this offering into the PRC, restrictions on or prohibition of the payments or remittance of dividends by our subsidiaries in China, or other actions that could have a material and adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of our common stock. The CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to halt this offering before the settlement and delivery of the shares of common stock that we are offering. Consequently, if you engage in market trading or other activities in anticipation of and prior to the settlement and delivery of the shares of common stock we are offering, you would be doing so at the risk that the settlement and delivery may not occur. In addition, if the CSRC or other regulatory agencies later promulgate new rules or explanations requiring that we obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements.

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In addition, according to the Notice on Establishing the Security Review System for Mergers and Acquisitions of Domestic Enterprises by Foreign Investors issued by the General Office of the State Council on February 3, 2011, and which became effective 30 days thereafter, the Rules on Implementation of Security Review System for the Merger and Acquisition of Domestic Enterprises by Foreign Investors issued by the MOFCOM on August 25, 2011, and which became effective on September 1, 2011, mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by the MOFCOM, and the regulations prohibit any activities attempting to bypass such security review, including by structuring the transaction through a proxy or contractual control arrangement.

On February 17, 2023, the CSRC promulgated the Trial Measures and five supporting guidelines, which came into effect on March 31, 2023. Pursuant to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following its submission of initial public offerings or listing application. If a domestic company fails to complete required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines.

The Trial Measures establishes a list outlining the circumstances where a PRC enterprise is prohibited from offering and listing securities overseas, and the CSRC has the authority to block offshore listings that: (i) are explicitly prohibited by laws; (ii) may endanger national security as determined by relevant competent departments under the State Council; (iii) involve criminal offenses that disrupting PRC economy such as corruption, bribery, embezzlement, or misappropriation of property by the issuer, the controlling shareholder, and/or actual controller in the recent three years; (iv) involve the issuer under investigations for suspicion of criminal offenses or major violations of laws and regulations; or (v) involve material ownership disputes over the shares held by the controlling shareholder or by other shareholders that are controlled by the controlling shareholder and/or actual controller. An issuer seeking direct or indirect overseas listing is also required to undergo national security review or obtain clearance from relevant authorities if necessary before making any application with overseas regulator or listing venue. Where an overseas securities regulator investigates and collects evidence relating to the overseas offering and listing of a PRC enterprise and related activities, and requests the CSRC for cooperation in accordance with the cross-border supervision and management cooperation mechanism, the CSRC may provide necessary assistance according to law and based on the principle of reciprocity.

According to the CSRC Notice, the domestic companies that have already been listed overseas before the effective date of the Trial Measures (namely, March 31, 2023) shall be deemed as “Existing Issuers”. Existing Issuers are not required to complete the filing procedures immediately, and they shall be required to file with the CSRC for any subsequent offerings. Further, according to the CSRC Notice, domestic companies that have obtained approval from overseas regulatory authorities or securities exchanges (for example, the effectiveness of a registration statement for offering and listing in the U.S. has been obtained) for their indirect overseas offering and listing prior to March 31, 2023 but have not yet completed their indirect overseas issuance and listing, are granted a six-month transition period from March 31, 2023 to September 30, 2023. Those that complete their indirect overseas offering and listing within such six-month period are deemed as Existing Issuers and are not required to file with the CSRC for their indirect overseas offerings and listings. Within such six-month transition period, however, if such domestic companies fail to complete their indirect overseas issuance and listing, they shall complete the filing procedures with the CSRC.

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On February 24, 2023, the CSRC, together with the Ministry of Finance of the PRC (MOF), National Administration of State Secrets Protection and National Archives Administration of China, revised the Provisions issued by the CSRC and National Administration of State Secrets Protection and National Archives Administration of China in 2009. The revised Provisions were issued under the title the “Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies,” and came into effect on March 31, 2023 together with the Trial Measures. One of the major revisions to the revised Provisions is expanding their application to cover indirect overseas offering and listing, as is consistent with the Trial Measures. The revised Provisions require that, among other things, (a) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals or entities, including securities companies, securities service providers, and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level; and (b) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals and entities, including securities companies, securities service providers, and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfill relevant procedures stipulated by applicable national regulations. Since these statements and regulatory actions by the PRC government are newly published, their interpretation, application and enforcement are unclear and there also remains significant uncertainty as to the enactment, interpretation and implementation of other regulatory requirements related to overseas securities offerings and other capital markets activities. If we do not receive or maintain the permissions and approvals, or we inadvertently conclude that such permissions and approvals are not required, or applicable laws, regulations, or interpretations change such that we are required to obtain permission and approval in the future, we may be subject to investigations by competent regulators, fines or penalties, ordered to suspend our relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in our operations, significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

Regulations Relating to Employment

The PRC Labor Law and the Labor Contract Law require that employers must execute written employment contracts with full-time employees. In the event that an employer fails to enter into a written employment contract with an employee within one year from the date on which the employment relationship is established, the employer must rectify the situation by entering into a written employment contract with the employee and pay the employee twice the employee’s salary for the period from the day following the lapse of one month from the date of establishment of the employment relationship to the day prior to the execution of the written employment contract. All employers must compensate their employees with wages equal to at least the local minimum wage standards. Violations of the PRC Labor Law and the Labor Contract Law may result in the imposition of fines and other administrative sanctions, and serious violations may result in criminal liabilities.

Enterprises in China are required by PRC laws and regulations to participate in certain employee benefit plans, including social insurance funds, namely a pension plan, a medical insurance plan, an unemployment insurance plan, a work-related injury insurance plan and a maternity insurance plan, and a housing provident fund, and contribute to the plans or funds in amounts equal to certain percentages of salaries, including bonuses and allowances, of the employees as specified by the local government from time to time at locations where they operate their businesses or where they are located. Failure to make adequate contributions to various employee benefit plans may be subject to fines and other administrative sanctions. Each of the PRC subsidiaries has established employee benefit plans and has made adequate contributions to such plans as required by law.

On December 28, 2012, the Labor Contract Law was amended to impose more stringent requirements on labor dispatch which took effect on July 1, 2013. Pursuant to the amended Labor Contract Law, the outsourced contract workers shall be entitled to equal pay for equal work as a fulltime employee of an employer, and they shall only be engaged to perform temporary, ancillary or substitute works, and an employer shall strictly control the number of outsourced contract workers so that they do not exceed certain percentage of total number of employees. “Temporary work” means a position with a term of less than six months; “auxiliary work” means a non-core business position that provides services for the core business of the employer; and “substitute worker” means a position that can be temporarily replaced with a outsourced contract worker for the period that a regular employee is away from work for vacation, study or for other reasons. According to the Labor Dispatch Provisions, promulgated by the Ministry of Human Resources and Social Security on January 24, 2014, which took effect on March 1, 2014, outsourced workers are entitled to equal pay with full-time employees for equal work. Employers are allowed to use outsourced workers for temporary, auxiliary or substitutive positions, and the number of outsourced workers may not exceed 10% of the total number of employees. Any labor dispatching entity or employer in violation of the Labor Dispatch Provisions shall be ordered by the labor administrative authorities to rectify the noncompliance within a prescribed time limit; and if such entity or employer fails to do so within the prescribed time limit, it may be subject to a fine from RMB5,000 to RMB10,000 for each noncompliance outsourced worker, and the labor dispatching entity is subject to revocation of its license for engaging in the labor dispatch business. Where the employer causes any damage to the outsourced worker, the labor dispatch entity and the employer shall assume joint and several liabilities.

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Pursuant to the PRC Civil Code, which was promulgated by the National People’s Congress on May 28, 2020 and took effect on January 1, 2021, employers shall bear tortious liability for any injury or damage caused to other people by their employees in the course of their work. Parties that use outsourced labor shall bear tortious liability for any injury or damage caused to other people by outsourced personnel during the course of their work during the labor dispatch period; the labor dispatching party shall bear corresponding supplementary liability where it is at fault.

Regulations Relating to Intellectual Property

China has adopted comprehensive legislation governing intellectual property rights, including copyrights, trademarks, patents and domain names. China is a signatory to the primary international conventions on intellectual property rights and has been a member of the Agreement on Trade Related Aspects of Intellectual Property Rights since its accession to the World Trade Organization in December 2001.

Copyright

On September 7, 1990, the SCNPC promulgated the Copyright Law of the People’s Republic of China, or the Copyright Law, effective on June 1, 1991 and amended on October 27, 2001, February 26, 2010, and November 11, 2020, respectively. The amended Copyright Law extends copyright protection to internet activities, products disseminated over the Internet and software products. In addition, there is a voluntary registration system administered by the Copyright Protection Center of China.

Under the Regulations on the Protection of the Right to Network Dissemination of Information that took effect on July 1, 2006 and was amended on January 30, 2013, it is further provided that an Internet information service provider may be held liable under various situations, including that if it knows or should reasonably have known a copyright infringement through the Internet and the service provider fails to take measures to remove or block or disconnect links to the relevant content, or, although not aware of the infringement, the Internet information service provider fails to take such measures upon receipt of the copyright holder’s notice of such infringement.

In order to further implement the Regulations on Computer Software Protection, promulgated by the State Council on December 20, 2001 and amended on January 8, 2011 and January 30, 2013, respectively, the National Copyright Administration issued the Measures for the Registration of Computer Software Copyright on February 20, 2002, which specify detailed procedures and requirements with respect to the registration of software copyrights.

Trademark

According to the Trademark Law of the People’s Republic of China promulgated by the SCNPC on August 23, 1982, and amended on February 22, 1993, October 27, 2001, August 30, 2013 and April 23, 2019, respectively, the Trademark Office of the SAIC is responsible for the registration and administration of trademarks in China. The SAIC under the State Council has established a Trademark Review and Adjudication Board for resolving trademark disputes. Registered trademarks are valid for ten years from the date the registration is approved. A registrant may apply to renew a registration within twelve months before the expiration date of the registration. If the registrant fails to apply in a timely manner, a grace period of six additional months may be granted. If the registrant fails to apply before the grace period expires, the registered trademark shall be deregistered. Renewed registrations are valid for ten years. On April 29, 2014, the State Council issued the revised the Implementing Regulations of the Trademark Law of the People’s Republic of China, which specified the requirements of applying for trademark registration and renewal.

Patent

According to the Patent Law of the People’s Republic of China, or the Patent Law, promulgated by the SCNPC on March 12, 1984 and amended on September 4, 1992, August 25, 2000, December 27, 2008, and October 17, 2020, respectively, and the Implementation Rules of the Patent Law of the People’s Republic of China, or the Implementation Rules of the Patent Law, promulgated by the State Council on June 15, 2001 and revised on December 28, 2002 and January 9, 2010, the patent administrative department under the State Council is responsible for the administration of patent-related work nationwide. The patent administration departments of provincial or autonomous regions or municipal governments are responsible for administering patents within their respective administrative areas. The Patent Law and Implementation Rules of the Patent Law provide for three types of patents, namely “inventions,” “utility models,” and “designs.” Invention patents are valid for twenty years, while utility model patents and design patents are valid for ten years, from the date of application. The Chinese patent system adopts a “first-come, first file” principle, which means that where more than one person files a patent application for the same invention, a patent will be granted to the person who files the application first. An invention or a utility model must possess novelty, inventiveness, and practical applicability to be patentable. Third Parties must obtain consent or a proper license from the patent owner to use the patent. Otherwise, the unauthorized use constitutes an infringement on the patent rights.

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Domain Names

On May 28, 2012, the China Internet Network Information Center, or the CNNIC, issued the Implementing Rules for Domain Name Registration which took effect on May 29, 2012, setting forth the detailed rules for registration of domain names. On August 24, 2017, the MIIT promulgated the Administrative Measures for Internet Domain Names, or the Domain Name Measures, which became effective on November 1, 2017. The Domain Name Measures regulate the registration of domain names, such as China’s national top-level domain name “.CN”. The CNNIC issued the Measures of the China Internet Network Information Center for the Resolution of Country Code Top-Level Domain Name Disputes on September 9, 2014, which took effect on November 21, 2014, pursuant to which domain name disputes shall be accepted and resolved by the dispute resolution service providers as accredited by the CNNIC.

Regulations Relating to Taxation

The following discussion is the opinion of our PRC counsel, Grandall Law Firm and a summary of tax considerations of the PRC that are generally applicable to the Company’s PRC subsidiaries.

Income Tax

According to the Enterprise Income Tax Law of the People’s Republic of China, or the EIT Law, which was promulgated on March 16, 2007, became effective as from January 1, 2008, and amended on February 24, 2017, and December 29, 2018, an enterprise established outside the PRC with de facto management bodies within the PRC is considered as a resident enterprise for PRC enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income. Crazy Industry is qualified as a key advanced and new technology enterprise and is subject to a reduced tax rate of 15%. The Implementing Rules of the Enterprise Income Law of the People’s Republic of China, or the Implementing Rules of the EIT Law, defines a de facto management body as a managing body that in practice exercises “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise. Non-PRC resident enterprises without any branches in the PRC pay an enterprise income tax in connection with their income originating from the PRC at the tax rate of 10%.

On February 3, 2015, the PRC State Administration of Taxation, or the SAT, issued the Announcement on Several Issues Concerning the Enterprise Income Tax on Indirect Transfer of Assets by Non-Resident Enterprises, or the SAT Circular 7. The SAT Circular 7 repeals certain provisions in the Notice of the State Administration of Taxation on Strengthening the Administration of Enterprise Income Tax on Income from Equity Transfer by Non-Resident Enterprises, or the SAT Circular 698, issued by SAT on December 10, 2009 and the Announcement on Several Issues Relating to the Administration of Income Tax on Non-resident Enterprises issued by SAT on March 28, 2011 and clarifies certain provisions in the SAT Circular 698. The SAT Circular 7 provides comprehensive guidelines relating to, and heightening the Chinese tax authorities’ scrutiny on, indirect transfers by a non-resident enterprise of assets (including assets of organizations and premises in the PRC, immovable property in the PRC, equity investments in PRC resident enterprises), or the PRC Taxable Assets. For instance, when a non-resident enterprise transfers equity interests in an overseas holding company that directly or indirectly holds certain PRC Taxable Assets and if the transfer is believed by the Chinese tax authorities to have no reasonable commercial purpose other than to evade enterprise income tax, the SAT Circular 7 allows the Chinese tax authorities to reclassify the indirect transfer of PRC Taxable Assets into a direct transfer and therefore impose a 10% rate of PRC enterprise income tax on the non-resident enterprise. The SAT Circular 7 lists several factors to be considered by tax authorities in determining if an indirect transfer has a reasonable commercial purpose. However, regardless of these factors, the overall arrangements in relation to an indirect transfer satisfying all the following criteria will be deemed to lack a reasonable commercial purpose: (i) 75% or more of the equity value of the intermediary enterprise being transferred is derived directly or indirectly from PRC Taxable Assets; (ii) at any time during the one year period before the indirect transfer, 90% or more of the asset value of the intermediary enterprise (excluding cash) is comprised directly or indirectly of investments in the PRC, or during the one year period before the indirect transfer, 90% or more of its income is derived directly or indirectly from the PRC; (iii) the functions performed and risks assumed by the intermediary enterprise and any of its subsidiaries and branches that directly or indirectly hold the PRC Taxable Assets are limited and are insufficient to prove their economic substance; and (iv) the foreign tax payable on the gain derived from the indirect transfer of the PRC Taxable Assets is lower than the potential PRC tax on the direct transfer of those assets. On the other hand, indirect transfers falling into the scope of the safe harbors under the SAT Circular 7 will not be subject to PRC tax under the SAT Circular 7. The safe harbors include qualified group restructurings, public market trades, and exemptions under tax treaties or arrangements.

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On October 17, 2017, SAT issued the Announcement on Issues Relating to Withholding at Source of Income Tax of Non-resident Enterprises, or the SAT Circular 37, which took effect on December 1, 2017. According to the SAT Circular 37, the balance after deducting the equity net value from the equity transfer income shall be the taxable income amount for equity transfer income. Equity transfer income shall mean the consideration collected by the equity transferor from the equity transfer, including various income in monetary form and non-monetary form. Equity net value shall mean the tax computation basis for obtaining the said equity. The tax computation basis for equity shall be: (i) the capital contribution costs actually paid by the equity transferor to a Chinese resident enterprise at the time of investment and equity participation, or (ii) the equity transfer costs actually paid at the time of acquisition of such equity to the original transferor of the said equity. Where there is reduction or appreciation of value during the equity holding period, and the gains or losses may be confirmed pursuant to the rules of the finance and tax authorities of the State Council, the equity net value shall be adjusted accordingly. When an enterprise computes equity transfer income, it shall not deduct the amount in the shareholders’ retained earnings such as undistributed profits etc., of the investee enterprise, which may be distributed in accordance with the said equity. In the event of partial transfer of equity under multiple investments or acquisitions, the enterprise shall determine the costs corresponding to the transferred equity in accordance with the transfer ratio, out of all costs of the equity.

Under the SAT Circular 7 and the Law of the People’s Republic of China on the Administration of Tax Collection promulgated by the SCNPC on September 4, 1992 and newly amended on April 24, 2015, in the case of an indirect transfer, entities or individuals obligated to pay the transfer price to the transferor shall act as withholding agents. In the event that they fail to make a withholding or withhold the full amount of tax payable, the transferor of equity shall declare and pay tax to the relevant tax authorities within seven days from the occurrence of tax payment obligation. The withholding agent does not make the withholding, and the transferor of the equity does not pay the tax payable amount. The tax authority may impose late payment interest on the transferor. In addition, the tax authority may also hold the withholding agents liable and impose a penalty of ranging from 50% to 300% of the unpaid tax on them. The penalty imposed on the withholding agents may be reduced or waived if the withholding agents have submitted the relevant materials in connection with the indirect transfer to the PRC tax authorities in accordance with the SAT Circular 7.

Withholding Tax on Dividend Distribution

The EIT Law prescribes a standard withholding tax rate of 20% on dividends and other China-sourced income of non-PRC resident enterprises which have no establishment or place of business in the PRC, or if established, the relevant dividends or other China-sourced income are in fact not associated with such establishment or place of business in the PRC. However, the Implementing Rules of the EIT Law which reduced the rate from 20% to 10%, became effective from January 1, 2008. However, a lower withholding tax rate might be applied if there is a tax treaty between China and the jurisdiction of the foreign holding companies, for example, pursuant to the Arrangement Between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation on Income, or the Double Tax Avoidance Arrangement, and other applicable PRC laws, if a Hong Kong resident enterprise is determined by the competent PRC tax authority to have satisfied the relevant conditions and requirements under the Double Tax Avoidance Arrangement and other applicable laws, the 10% withholding tax on the dividends that the Hong Kong resident enterprise receives from a PRC resident enterprise may be reduced to 5% upon receiving approval from the tax authority in charge.

Based on the Notice on Relevant Issues Relating to the Enforcement of Dividend Provisions in Tax Treaties issued on February 20, 2009 by the SAT, if the relevant PRC tax authorities determine, at their discretion, that a company benefits from such reduced income tax rate due to a structure or an arrangement that is primarily tax-driven, such PRC tax authorities may adjust the preferential tax treatment; and based on the Announcement of the State Administration of Taxation on Issues Concerning “Beneficial Owners” in Tax Treaties, which was promulgated on February 3, 2018 and came into effect on April 1, 2018. If the company’s activities do not constitute substantive business activities, it will be analyzed according to the actual situation of the specific case, which may not be conducive to the determination of its “beneficiary owner” capacity, and thus may not enjoy the concessions under the Double Tax Avoidance Arrangement.

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Value-Added Tax

Pursuant to the Interim Regulations on Value-Added Tax of the People’s Republic of China, which was promulgated by the State Council on December 13, 1993, and amended on November 10, 2008, February 6, 2016, and November 19, 2017, and the Implementation Rules for the Interim Regulations on Value-Added Tax of the People’s Republic of China, which the MOF promulgated on December 25, 1993, and amended on December 15, 2008, and October 28, 2011, entities or individuals engaging in the sale of goods, provision of processing services, repairs and replacement services or import of goods within the territory of the PRC shall pay value-added tax or the VAT. Unless provided otherwise, the rate of VAT is 17% on sales and 6% on the services. On April 4, 2018, MOF and SAT jointly promulgated the Circular of the Ministry of Finance and the State Administration of Taxation on Adjustment of Value-Added Tax Rates, or the Circular 32, according to which (i) for VAT taxable sales acts or import of goods originally subject to VAT rates of 17% and 11% respectively, such tax rates shall be adjusted to 16% and 10%, respectively; (ii) for purchase of agricultural products originally subject to tax rate of 11%, such tax rate shall be adjusted to 10%; (iii) for purchase of agricultural products for the purpose of production and sales or consigned processing of goods subject to tax rate of 16%, such tax shall be calculated at the tax rate of 12%; (iv) for exported goods originally subject to tax rate of 17% and export tax refund rate of 17%, the export tax refund rate shall be adjusted to 16%; and (v) for exported goods and cross-border taxable acts originally subject to tax rate of 11% and export tax refund rate of 11%, the export tax refund rate shall be adjusted to 10%. Circular 32 became effective on May 1, 2018 and shall supersede existing provisions which are inconsistent with Circular 32.

Since January 1, 2012, the MOF and the SAT have implemented the Pilot Plan for Imposition of Value-Added Tax to Replace Business Tax, or the VAT Pilot Plan, which imposes VAT in lieu of business tax for certain “modern service industries” in certain regions and eventually expanded to nation-wide application in 2013. According to the Implementation Rules for the Pilot Plan for Imposition of Value-Added Tax to Replace Business Tax released by the MOF and the SAT on the VAT Pilot Program, the “modern service industries” include research, development and technology services, information technology services, cultural innovation services, logistics support, lease of corporeal properties, attestation and consulting services. The Notice on Comprehensively Promoting the Pilot Plan of the Conversion of Business Tax to Value-Added Tax, which was promulgated on March 23, 2016, became effective on May 1, 2016 and amended on July 11, 2017, sets out that VAT in lieu of business tax be collected in all regions and industries.

On March 20, 2019, MOF, SAT and GAC jointly promulgated the Announcement on Relevant Policies for Deepening Value-Added Tax Reform, which became effective on April 1, 2019 and provides that (i) with respect to VAT taxable sales acts or import of goods originally subject to VAT rates of 16% and 10% respectively, such tax rates shall be adjusted to 13% and 9%, respectively; (ii) with respect to purchase of agricultural products originally subject to tax rate of 10%, such tax rate shall be adjusted to 9%; (iii) with respect to purchase of agricultural products for the purpose of production or consigned processing of goods subject to tax rate of 13%, such tax shall be calculated at the tax rate of 10%; (iv) with respect to export of goods and services originally subject to tax rate of 16% and export tax refund rate of 16%, the export tax refund rate shall be adjusted to 13%; and (v) with respect to export of goods and cross-border taxable acts originally subject to tax rate of 10% and export tax refund rate of 10%, the export tax refund rate shall be adjusted to 9%.

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MANAGEMENT

The following table sets forth certain information with respect to our directors, executive officers and significant employees:

Name	Age	Position
Lin Li	43	Chairman of the Board, Chief Executive Officer, President, Secretary, Treasurer
David M. Kratochvil	57	Chief Financial Officer
Kurtis W. Winn	58	Chief Operating Officer and Director
Bradley C. Lalonde *(1)(2)(3)	69	Independent Director Appointee; Chair of Audit Committee
Charles James Schaefer IV *(1)(2)(3)	60	Independent Director Appointee; Chair of Compensation Committee
Scott Powell *(1)(2)(3)	50	Independent Director Appointee; Chair of Nomination Committee

*	The individual consents to be in such position upon effectiveness of the registration statement of which this prospectus forms a part.

(1)	Member appointees of the Audit Committee

(2)	Member appointees of the Compensation Committee

(3)	Member appointees of the Nominating Committee

Directors and Executive Officer

Lin Li, Chairman of the Board, Chief Executive Officer, President, Secretary, Treasurer

Mr. Li is the founder and serves as the Chairman of the Board, Chief Executive Officer, President, Secretary, and Treasurer of Northann Corp. Mr. Li has also held executive officer and/or director positions at each of our subsidiaries since inception in 2013. Mr. Li was the general manager of Changzhou Winslon International Trading Co. Ltd. from 2005 to 2012. Mr. Lin Li has been the general manager of Northann (Changzhou) Construction Products Co. Ltd. since 2013. Mr. Lin has built the “Benchwick” brand with the utilization of 3D printing in the vinyl flooring industry and has been devoted to establishing a global ecosystem of design, manufacture and sales. Mr. Li has a bachelor’s degree in English from Sichuan International Studies University in China.

David M. Kratochvil, Chief Financial Officer

Mr. Kratochvil has agreed to be the Chief Financial Offer of Northann Corp., effective on July 14, 2023. Mr. Kratochvil has over 30 years of investment experience ranging from venture capital, developed and emerging market equity, fixed income, and currency investing to commodity and private equity investing. Mr. Kratochvil founded and runs his own advisory firm, Vista Capital Advisors, in New York. Mr. Kratochvil also served as Chief Executive Officer of Ikigai Biotech Group, Inc., an early-stage biotech company focused on using 3D bioprinting to tackle T1 diabetes and kidney disease. Mr. Kratochvil also served as group Chief Financial Officer of VolitionRx (NYSE American: VNRX), a multi-national life science diagnostics company. Mr. Kratochvil serves as the Managing Partner of Vista Capital Advisors, LLC, where he advises both private and public companies on strategic capital market initiatives and business development and manages an investment portfolio across a variety of assets. In addition, Mr. Kratochvil is also the Managing Director in the Investment Banking department at Kenmar Securities, LLC in New York, where he focuses on providing equity and debt financing and merger and acquisition advisory services for growth-oriented emerging life science companies and mid-sized businesses across a broad range of industries. Prior to joining Kenmar Securities, LLC, Mr. Kratochvil was the Managing Director in the Investment Banking department at Oberon Securities LLC in New York. Mr. Kratochvil also served as the Managing Director in the Corporate Finance department at Euro Pacific Capital, Inc. in New York, overseeing the firm’s investment banking efforts across a variety of sectors. Additionally, he was an international portfolio manager at the hedge fund Omega Advisors, Inc., where he invested in international equities, emerging market debt, currencies, and commodities. Prior to joining Omega, he was a Director at Merrill Lynch Asset Management in London where he was responsible for emerging market investing, worked as an equity analyst in New York, as a private equity investor in Prague, and as a business tax consultant in New York. Mr. Kratochvil holds an MBA in finance and international business from the University of Chicago’s Booth School of Business and a B.S. in Economics with a double concentration in finance and accounting from The Wharton School at the University of Pennsylvania. Mr. Kratochvil holds FINRA 7, 24, 63, 79, 86 and 87 registrations.

Kurtis W. Winn, Chief Operating Officer and Director

Mr. Winn has served as the President of NCP since 2015 and a Director of Northann Corp. since June 2022. Mr. Winn has also served as the Chief Operation Officer of National Wood Products, Inc. in Salt Lake City, UT since 1997, where he managed a team of 105 professionals, created and directed sales team training and development programs, managed the date-to-day tactical and long-term strategic activities within the business. Previously, from 1992 to 1997, Mr. Winn served as the regional manager at General Hardwoods, Inc. in Houston, TX, where he led sales calls with team members to establish sales and customer retention goals and managed sales transactions. From 1992 to 2016, Mr. Winn was the territory manager at NCH Corporation, in Phoenix, AZ, where he generated new accounts by implementing effective networking and content marketing strategies. Mr. Winn received his Bachelor of Science in Business Management from Arizona State University.

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Non-Employee Directors

Bradley C. Lalonde, Independent Director Appointee and Chair of Audit Committee

Mr. Lalonde has consented to be a director of Northann Corp., effective upon the effectiveness of the registration statement of which this prospectus forms a part. Mr. Lalonde has a 25 years career in investment and corporate banking and over 15 years of experience in general management. Since 2003, Mr. Lalonde has served as the Partner and co-founder of Vietnam Partners, an investment banking serving the Vietnamese government and businesses in Vietnam. Previously, from 2001 to 2023, Mr. Lalonde served as the Director of Citicapital Audit and Risk Review at Citigroup, where he headed the audit teams in New York and Dallas responsible for Citigroup’s commercial lending and leasing activities. From 1999 to 2001, Mr. Lalonde served as the Head of Citibank’s Non-Banking Financial Institutions Business in Emerging Markets at Citibank, where he was responsible for strategy and business plan implementation in over 40 countries covering investment banks, insurance companies and leasing companies. From 1994 to 1999, Mr. Lalonde held multiple positions, including CEO, Country Risk Manager and Corporate Bank Head at Citibank Vietnam, where he led the first syndicated loan for a Vietnamese corporation and achieved highest possible audit and compliance ratings. Mr. Lalonde worked at Citibank Tunisia from 1989 to 1994, Citibank Turkey from 1984 to 1989, and Citibank in Bahrain, Saudi Arabia and Kuwait from 1981 to 1984. From 1977 to 1981, Mr. Lalonde worked at Chemical Bank as assistant to vice president covering Iran, Turkey and Africa. Mr. Lalonde received his Master degree in International Affairs with concentration in international economic development from Columbia University in 1977; and his Bachelor of Arts in Political Science from University of Michigan in 1975.

Charles James Schaefer IV, Independent Director Appointee and Chair of Compensation Committee

Mr. Schaefer is a Relationship Manager for Team AmCa and a former Executive Vice President at Deltec Bank & Trust, where he is responsible for business development strategies as well as identifying new market opportunities and global partnerships which include interaction with investment advisory firms, family offices and multiple family office organizations. Previously, Mr. Schaefer served as Chief Operating Officer of Old Fort Financial, a Bahamian broker dealer and financial services firm and earlier served as the President of Accuvest Global Advisors, a U.S. registered investment advisor specializing in country specific ETF portfolios. Mr. Schaefer is the President of the American Chamber of Commerce of the Bahamas. He previously served as Co-Deputy Chairman and Director of the Bahamas Financial Services Board. Earlier in his career, Mr. Schaefer worked at several wall street firms and served in the administration of both President George W. Bush, where he was Deputy Assistant Secretary, Office of Public Affairs, and under President George H.W. Bush as an Associate Director, Office of Public Liaison at The White House. He also served as a Special Assistant to New Jersey Governor Thomas H. Kean as an advance representative and speechwriter. He is a retired Lieutenant Colonel in the U.S. Air Force Reserve with over 27 years of service and a recipient of the Airman’s Medal for his actions during and following the attack on the World Trade Center in New York City on September 11, 2001. Mr. Schaefer graduated with a Master of Business Administration from the Harvard Business School in 1988 and an Bachelor of Arts from Dartmouth College in 1984.

Scott Powell, Independent Director Appointee and Chair of Nomination Committee

Mr. Powell is the President and Chief Executive Officer of Skyline Corporate Communications Group, LLC, an investor relations and corporate communications agency. Mr. Powell is also the Vice President and Head of Investor Relations for VolitionRx Limited (NYSE American: VNRX), a company focused on developing blood-based diagnostic tests for detecting and diagnosing cancer and other diseases, and previously served as Chief Financial Officer of Volition America, Inc., a subsidiary of VolitionRx Limited, from 2017 to 2022. Mr. Powell is a Co-Founder also serves as an independent director and the Chair of the Audit Committee of Integrated Wellness Acquisition Corp. (NYSE: WEL), a special purpose acquisition company. Previously, Mr. Powell served as a Managing Director for MZ Group, an independent investor relations agency, the U.S. investor relations representative for Himax Technologies, Inc. (NASDAQ: HIMX), the Director of Investor Relations for China Hydroelectric Corporation (formerly NYSE: CHC), an investment banker with Brean Capital, LLC, and an investment banker with Westminster Securities in New York City. Mr. Powell was formerly an Adjunct Assistant Professor at Fordham University’s Gabelli Graduate School of Business. Mr. Powell earned a Certificate in General Business from Columbia University, a Ph.D. and a Master of Arts from Brown University, and a Bachelor of Science in Business Administration from Bryant University.

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Family Relationships

There are no family relationships between any of our directors or executive officers.

Certain Legal Proceedings

To our knowledge, no director, nominee for director or executive officer of the Company has been a party in any legal proceeding material to an evaluation of his ability or integrity during the past ten years.

Board Composition

Upon effectiveness of the registration statement of which this prospectus forms a part, our board of directors will be comprised of five directors. At each annual meeting of stockholders, all the directors will be elected to serve from the time of election and qualification until the next annual meeting.

Director Independence

Our Board has determined that each of Bradley C. Lalonde, Charles James Schaefer IV, and Scott Powell, qualifies as independent directors, as defined under the NYSE American Company Guide. In addition, we are subject to the rules of the SEC and the NYSE American relating to the memberships, qualifications and operations of the audit committee, as discussed below.

Board Committees

We plan to establish three committees under the board of directors: an audit committee, a compensation committee and a nominating committee. We have adopted a charter for each of the three committees. Copy of our committee charters are to be posted on our corporate investor relations website prior to our listing on the NYSE American .

Each committee’s members and functions are described below.

Audit Committee. Our Audit Committee will consist of Bradley C. Lalonde, Charles James Schaefer IV, and Scott Powell. Bradley C. Lalonde will be the chairman of our audit committee. We have determined that these directors satisfy the “independence” requirements of section 803A(2) of the NYSE American Company Guide and Rule 10A-3 under the Securities Exchange Act of 1934. Our board of directors has determined that Bradley C. Lalonde qualifies as an audit committee financial expert and has the accounting or financial management expertise as required under Item 407(d)(5)(ii) and (iii) of Regulation S-K. The audit committee will oversee our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee will be responsible for, among other things:

●	selecting the independent registered public accounting firm and pre-approving all auditing and non-auditing services permitted to be performed by the independent registered public accounting firm;

●	reviewing with the independent registered public accounting firm any audit problems or difficulties and management’s response;

●	reviewing and approving all proposed related party transactions, as defined in Item 404 of Regulation S-K under the Securities Act;

●	discussing the annual audited financial statements with management and the independent registered public accounting firm;

●	reviewing major issues as to the adequacy of our internal controls and any special audit steps adopted in light of material control deficiencies;

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●	annually reviewing and reassessing the adequacy of our audit committee charter;

●	meeting separately and periodically with management and the independent registered public accounting firm; and

●	reporting regularly to the board.

Compensation Committee. Our Compensation Committee will consist of Bradley C. Lalonde, Charles James Schaefer IV, and Scott Powell. Mr. Charles James Schaefer IV will be the chairman of our compensation committee. The compensation committee will assist the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated. The compensation committee will be responsible for, among other things:

●	reviewing the total compensation package for our executive officers and making recommendations to the board;

●	reviewing the compensation of our non-employee directors and making recommendations to the board with respect to it; and

●	periodically reviewing and approving any long-term incentive compensation or equity plans, programs or similar arrangements, annual bonuses, and employee pension and welfare benefit plans.

Nomination Committee. Our Nomination Committee will consist of Bradley C. Lalonde, Charles James Schaefer IV, and Scott Powell. Scott Powell will be the chairman of our nomination committee. The nomination committee will assist the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nomination committee will be responsible for, among other things:

●	recommending nominees to the board for election or re-election to the board, or for appointment to fill any vacancy on the board;

●	reviewing annually with the board the current composition of the board with regards to characteristics such as independence, age, skills, experience and availability of service to us;

●	selecting and recommending to the board the names of directors to serve as members of the audit committee and the compensation committee, as well as of the nominating and corporate governance committee itself; and

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Code of Ethics

We plan to adopt a Code of Ethics applicable to our officers, directors and employees.

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EXECUTIVE COMPENSATION

The following summary compensation table sets forth the compensation earned by our named executive officers for the years ended December 31, 2022 and 2021.

Summary Compensation Table

	Fiscal	Salary	Bonus	Stock Awards	All Other Compensation	Total
Name and Principal Position	Year	(US$)	(US$)	(US$)	(US$)	(US$)
Lin Li	2022	120,000	-	-	-	120,000
Chairman of the Board, Chief Executive Officer, President, Secretary, and Treasurer	2021	120,000	-	-	-	120,000
David M. Kratochvil	2022	-	-	-	-	-
Chief Financial Officer	2021	-	-	-	-	-
Kurtis W. Winn	2022	100,000	-	-	-	100,000
Chief Operating Officer and Director	2021	100,000	-	-	-	100,000

Employment Agreements with Executive Officers and Employee Director

We have entered into employment agreements with each of our executive officers.

Agreement with Lin Li

Mr. Li entered into an employment agreement with Northann Corp. on July 1, 2022. Pursuant to the employment agreement, Mr. Li serves as the Chairman of the Board, Chief Executive Officer, President, Treasurer and Secretary of Northann Corp., and is entitled to receive a base salary at an annual rate of US$120,000 and any bonus, equity awards as the board of directors and/or the compensation committee may determine. The employment agreement is for a term of three years. The agreement may be terminated upon either party’s failure to renew the agreement, by Northann Corp. for or without cause or by Mr. Li with or without good reason. In addition, the agreement may be terminated by either party at any time and for any reason with at least 30 days’ prior written notice.

Agreement with David M. Kratochvil

Mr. Kratochvil entered into an employment agreement with Northann Corp. on April 18, 2023. Pursuant to the employment agreement, Mr. Kratochvil agreed to serve as the Chief Financial Officer of Northann Corp. effective on July 14, 2023. Mr. Kratochvil is entitled to receive an initial retainer of $10,000 upon signing the employment agreement and a base salary at an annual rate of US$120,000. Mr. Kratochvil will also receive equity-based compensation in the amount of $50,000 per annum, payable by issuance of the common stock of the Company, vested in four equal installments on a quarterly basis. The price per share of common stock shall be the average closing price of the Company’s common stock of the last five business days of such quarter. The employment agreement is for a term of one year. The agreement may be terminated upon either party’s failure to renew the agreement, by Northann Corp. for or without cause or by Mr. Kratochvil with or without good reason. In addition, the agreement may be terminated by either party at any time and for any reason with at least 30 days’ prior written notice.

Agreement with Kurtis W. Winn

Mr. Winn entered into an employment agreement with Northann Corp. on July 1, 2022. Pursuant to the employment agreement, Mr. Winn serves as the Chief Operating Officer and a director of Northann Corp., and is entitled to receive a base salary at an annual rate of US$100,000 and any bonus, equity awards as the board of directors and/or the compensation committee may determine. The employment agreement is for a term of three years. The agreement may be terminated upon either party’s failure to renew the agreement, by Northann Corp. for or without cause or by Mr. Winn with or without good reason. In addition, the agreement may be terminated by either party at any time and for any reason with at least 30 days’ prior written notice.

Equity Incentive Plan

On May 30, 2023, the Company adopted the 2023 Equity Incentive Plan, or the 2023 Plan, for the purpose of granting share based compensation awards to current or prospective employees, directors, officers, advisors or consultants of the Company or its affiliates and align their interests with ours.

The maximum aggregate number of shares of common stock which may be issued pursuant to all awards under the 2023 Plan is 4,000,000. As of the date of this prospectus, no shares of common stock were granted under the 2023 Plan.

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The following paragraphs summarize the terms of the 2023 Plan.

Administration. The 2023 Plan is administered by the board of directors or committee or individuals authorized by the board of directors, and once the Compensation Committee is established, the Compensation Committee will administer the 2023 Plan (such committee that administers the 2023 Plan, the “Committee”). The Committee will have the authority to determine the terms and conditions of any agreements evidencing any awards granted under the 2023 Plan and to adopt, alter and repeal rules, guidelines and practices relating to the 2023 Plan. The Committee will have full discretion to administer and interpret the 2023 Plan and to adopt such rules, regulations and procedures as it deems necessary or advisable.

Eligibility. Current or prospective employees, directors, officers, advisors or consultants of the Company or its affiliates are eligible to participate in the 2023 Plan. The Committee has the sole and complete authority to determine who will be granted an award under the 2023 Plan, however, it may delegate such authority to one or more officers of the Company under the circumstances set forth in the 2023 Plan.

Number of Shares Authorized. The 2023 Plan provides for an aggregate of Four Million (4,000,000) shares of common stock to be available for awards. If an award is forfeited or if any option terminates, expires or lapses without being exercised, the common stock subject to such award will again be made available for future grant. Shares of common stock that are used to pay the exercise price of an option or that are withheld to satisfy the participant’s tax withholding obligation will not be available for re-grant under the 2023 Plan.

Each share of common stock subject to an option or a stock appreciation right will reduce the number of common stock available for issuance by one share, and each common stock underlying an award of restricted stock, restricted stock units, stock bonus awards and performance compensation awards will reduce the number of common stock available for issuance by one share.

If there is any change in the corporate capitalization, the Committee in its sole discretion may make substitutions or adjustments to the number of shares reserved for issuance under the 2023 Plan, the number of shares covered by awards then outstanding under the 2023 Plan, the limitations on awards under the 2023 Plan, the exercise price of outstanding options and such other equitable substitution or adjustments as it may determine appropriate.

Term of Plan. The 2023 Plan will have a term of ten years and no further awards may be granted under the 2023 Plan after that date.

Awards Available for Grant. The Committee may grant awards of non-qualified stock options, incentive (qualified) stock options, stock appreciation rights, restricted stock, restricted stock units, stock bonus awards, performance compensation awards (including cash bonus awards) or any combination of the foregoing.

Options. The Committee will be authorized to grant options to purchase shares of common stock that are either “qualified,” meaning they are intended to satisfy the requirements of Internal Revenue Code of 1986, as amended, or the Code, Section 422 for incentive stock options, or “non-qualified,” meaning they are not intended to satisfy the requirements of Section 422 of the Code. Options granted under the 2023 Plan will be subject to the terms and conditions established by the Committee. Under the terms of the 2023 Plan, the exercise price of the options will be set forth in the applicable award agreement. Options granted under the 2023 Plan will be subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by the Committee and specified in the applicable award agreement. The maximum term of an option granted under the 2023 Plan will be ten years from the date of grant (or five years in the case of a qualified option granted to a 10% stockholder).

Stock Appreciation Rights. The Committee will be authorized to award stock appreciation rights (or SARs) under the 2023 Plan. SARs will be subject to the terms and conditions established by the Committee. An SAR is a contractual right that allows a participant to receive, either in the form of cash, shares or any combination of cash and shares, the appreciation, if any, in the value of a share over a certain period of time. An option granted under the 2023 Plan may include SARs and SARs may also be awarded to a participant independent of the grant of an option. SARs granted in connection with an option shall be subject to terms similar to the option corresponding to such SARs. SARs shall be subject to terms established by the Committee and reflected in the award agreement.

Restricted Stock. The Committee will be authorized to award restricted stock under the 2023 Plan. The Committee will determine the terms of such restricted stock awards. Restricted stock are shares of common stock that generally are non-transferable and subject to other restrictions determined by the Committee for a specified period. Unless the Committee determines otherwise or specifies otherwise in an award agreement, if the participant terminates employment or services during the restricted period, then any unvested restricted stock is forfeited.

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Restricted Stock Unit Awards. The Committee will be authorized to award restricted stock unit awards. The Committee will determine the terms of such restricted stock units. Unless the Committee determines otherwise or specifies otherwise in an award agreement, if the participant terminates employment or services during the period of time over which all or a portion of the units are to be earned, then any unvested units will be forfeited.

Stock Bonus Awards. The Committee will be authorized to grant awards of unrestricted common stock or other awards denominated in common stock, either alone or in tandem with other awards, under such terms and conditions as the Committee may determine.

Performance Compensation Awards. The Committee will be authorized to grant any award under the 2023 Plan in the form of a performance compensation award by conditioning the vesting of the award on the attainment of specific levels of performance of the Company and/or one or more affiliates, divisions or operational units, or any combination thereof, as determined by the Committee.

Transferability. Each award may be exercised during the participant’s lifetime only by the participant or, if permissible under applicable law, by the participant’s guardian or legal representative and may not be otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution. The Committee, however, may permit awards (other than incentive stock options) to be transferred to family members, a trust for the benefit of such family members, a partnership or limited liability company whose partners or stockholders are the participant and his or her family members or anyone else approved by it.

Amendment. The board of directors may amend, suspend or terminate the 2023 Plan at any time; however, stockholder approval to amend the 2023 Plan may be necessary if the law or the rules of the national exchange so requires. No amendment, suspension or termination will impair the rights of any participant or recipient of any award without the consent of the participant or recipient.

Change in Control. Except to the extent otherwise provided in an award agreement or as determined by the Committee in its sole discretion, in the event of a change in control, all outstanding options and equity awards (other than performance compensation awards) issued under the 2023 Plan will become fully vested and performance compensation awards will vest, as determined by the Committee, based on the level of attainment of the specified performance goals.

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RELATED PARTY TRANSACTIONS

Employment Agreements and Indemnification Agreements

See “Management—Employment Agreements with Executive Officers and employee director” on page 82.

Other Transactions with Related Parties

During the fiscal years ended December 31, 2022, 2021 and 2020 and the three months’ period ended March 31, 2023, Lin Li, our Chairman of the Board, Chief Executive Officer, President, Secretary, and Treasurer, provided unsecured, due on demand, and interest free loans to the Company’s subsidiaries in a total of $2,468,483, $61,202 and $38,177, respectively, for the Company’s subsidiaries’ working capital purposes. During the period from March 31, 2023 to the date of this prospectus, Lin Li did not extend additional loans to the Company or its subsidiaries. As of March 31, 2023 and as of the date of this prospectus, the amount due to Lin Li was $734,397.

During the fiscal year ended December 31, 2021, NCP extended an unsecured, due on demand, and interest free loan to Lin Li, in the amount of $897,907. Lin Li invested the fund in Crazy Industry. In June 2022, Lin Li repaid the $897,907 in full.

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PRINCIPAL STOCKHOLDERS

The following table provides information as to shares of common stock and shares of Series A Preferred Stock beneficially owned as of the date of this prospectus, and the percentage of voting power as of the date of this prospectus and immediately after this offering, by:

●	each director;

●	each named executive officer;

●	all directors and executive officers as a group; and

●	each person known by us to beneficially own at least 5% of our common stock

The calculations in the table below are based on 20,000,000 shares of common stock and 5,000,000 shares of Series A Preferred Stock issued and outstanding as of the date of this prospectus, and the issuance of 3,000,000 shares of common stock in this offering, assuming the underwriters do not exercise their over-allotment option, and do not include common stock issuable upon exercise of outstanding warrants (see “Description of Capital Stock – Convertible Notes and Warrants”). Each share of common stock entitles the holder to one vote and share of Series A Preferred Stock entitles the holder to ten votes on any matter on which action of the stockholders of the corporation is sought. The Series A Preferred Stock will vote together with the common stock. As of the date of the prospectus, we have 13 stockholders of record.

Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within 60 days are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person.

	Common Stock Beneficially Owned		Series A Preferred Stock Beneficially Owned		Percentage of Voting Power
	Number	%	Number	%	Prior to the Offering	After the Offering (assuming no exercise of the over- allotment)
Directors and Executive Officers:
Lin Li (Chairman, President, CEO, Treasurer and Secretary)	14,430,000	72.15%	5,000,000	100%	92.04%	88.26%
David M. Kratochvil (CFO)	0	-	0	-	-	-
Kurtis W. Winn (Chief Operating Officer and Director)	0	-	0	-	-	-
Bradley C. Lalonde (Independent Director Appointee)
Charles James Schaefer IV (Independent Director Appointee)	0	-	0	-	-	-
Scott Powell (Independent Director Appointee)	0	-	0	-	-	-
All Directors and Executive Officers as a Group	14,430,000	72.15%	5,000,000	100%	92.04%	88.26%

Principal Stockholders holding 5% or more:
Lin Li (Chairman, President and CEO)	14,430,000	72.15%	5,000,000	100%	92.04%	88.26%

Except for Lin Li whose shareholding is disclosed in the table above, we have 12 other stockholders that hold an aggregate of 5,570,000 shares of common stock, each holding less than 5% of the total issued and outstanding common stock as of the date of this prospectus.

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DESCRIPTION OF CAPITAL STOCK

Authorized Stock

The Company is authorized to issue 500,000,000 shares of capital stock, consisting of 400,000,000 shares of common stock, par value of US$0.001 per share, and 100,000,000 shares of blank check preferred stock, par value of US$0.001 per share. As of the date of this prospectus, there are 20,000,000 shares of common stock and 5,000,000 shares of Series A Preferred Stock issued and outstanding, not including shares of common stock issuable upon exercise of outstanding warrants (see “– Convertible Notes and Warrants”). The shares of common stock are held by 13 stockholders of record and the shares of Series A Preferred Stock are held by one stockholder of record.

Common Stock

Each share of common stock entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought. The holders of our common stock possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing at least one-third our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Preferred Stock

Our board of directors may authorize preferred shares of stock and to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our Articles of Incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

1.	The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title;

2.	The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

3.	Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

4.	Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

5.	Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

6.	Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

7.	The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

8.	Any other relative rights, preferences and limitations of that series.

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On March 23, 2022, the Company filed a Certificate of Designation to our Articles of Incorporation with the Secretary of State of the State of Nevada to reflect the creation of Blank Check Preferred Stock. As a result, as of the date of this prospectus the capital stock of the Company consists of 400,000,000 shares of common stock, US$0.001 par value, and 100,000,000 shares of blank check preferred stock. 20,000,000 shares were designated to be Series A Preferred Stock out of the 100,000,000 shares of blank check preferred stock.

Series A Preferred Stock

We have one designated class of preferred stock known as Series A Preferred Stock. Each share of Series A Preferred Stock entitles the holder to ten votes, in person or proxy, on any matter on which action of the stockholders of the corporation is sought. The Series A Preferred Stock will vote together with the common stock. The holders of Series A Preferred Stock shall not be entitled to receive dividends of any kind. The Series A Preferred Stock shall not be subject to conversion into Common Stock or other equity authorized to be issued by the Company.

Reserve Stock Split

On July 5, 2023, as approved by the board of directors and the majority shareholder of the Company, the Company effected a reverse split of our outstanding common stock and Series A Preferred Stock at a ratio of 2-for-1. All references to common stock, Series A Preferred Stock, share data, per share data, and related information have been retroactively adjusted, where applicable, in this prospectus to reflect the reverse split of our issued and outstanding common stock and Series A Preferred Stock as if these events had occurred at the beginning of the earliest period presented.

Convertible Notes and Warrants

The information in this section reflects a 2-for-1 reverse split of our issued and outstanding shares of common stock and Series A Preferred Stock, effected on July 5, 2023.

On May 12, 2022, Northann Corp. entered into a securities purchase agreement with certain investors, pursuant to which the Company sold the investors convertible debentures in an aggregate principal amount of $1,000,000 (the “Convertible Debentures”) that are convertible into shares of common stock of Northann Corp. (the “Conversion Shares”) and warrants to purchase up to 142,858 shares of common stock of Northann Corp. (the “Warrants” and such shares underlying the Warrants, the “Warrant Shares”).

The Convertible Debentures have a maturity date of 24 months after the issuance thereof and bear interest at the rate of 7% per annum. The Convertible Debentures are convertible after the six-month anniversary of the date of issuance or earlier if a registration statement covering the Conversion Shares has been declared effective until the Convertible Debentures have been paid in full or converted in full, at an initial conversion price of $7.00 per share and shall be adjusted to the lower of (i) 70% of the offering price in a future equity financing with gross proceeds of not less than $5,000,000, or (ii) $7.00, subject to further adjustments thereunder, including a reduction in the conversion price, in the event of a subsequent offering at a price less than the then current exercise price, to the same price as the price in such offering (a “Price Protection Adjustment”). If Northann Corp. is not able to or ceases to be eligible for quotation or listed on a trading market within 12 months from the issuance of the Convertible Debentures, the holders may demand Northann Corp. to pay all the outstanding principal amount or convert all or a portion of the outstanding principal amount. If at any time following the six months’ anniversary of the final closing date or termination of the offering and if there is an effective registration statement permitting the issuance of the Conversion Shares to or resale of the Conversion Shares by the holders, (A) Northann Corp.’s common stock is listed on a senior national securities exchange, (B) the daily VWAP for the prior 20 consecutive trading days is $8.00 or more (adjusted for splits and similar distributions) and (C) the daily trading volume is at least $1,000,000 during such 20-day period, then the Company shall have the right to require the holders to convert all or any portion of the principal and accrued interest then remaining under the Convertible Debentures into shares of common stock at the conversion price then in effect.

On April 27, 2023, the holders of the Convertible Debentures and Northann Corp. entered into amendments to the Convertible Debentures. Pursuant to the amendment, Northann Corp. agreed to pay the principal and accrued interest of the Convertible Debentures in cash on or before the earlier of July 12, 2023 or the three months’ anniversary of the completion of this offering, and the holders agreed to not convert the Convertible Debentures. As of the date of this prospectus, the Convertible Debentures have not been converted in any shares of common stock of Northann Corp. and Northann Corp. has not repaid any principal or accrued interest of the Convertible Debentures.

The Warrants are exercisable from time to time in whole or in part from the date of issuance until the five-year anniversary of the date of issuance. The Warrants can be exercised on a cashless or a cash basis. The initial exercise price of the Warrants is $7.00 per share and shall be adjusted to the lower of (i) 70% of the offering price in a future equity financing with gross proceeds of not less than $5,000,000, or (ii) $7.00, subject to further adjustments thereunder, including a Price Protection Adjustment.

Univest Securities, LLC was the placement agent for the Convertible Debentures and the Warrants offering. The Company paid Univest Securities, LLC a total cash fee equal to 7% of the aggregate gross proceeds and a non-accountable expense allowance equal to 0.5% of the gross proceeds. Additionally, the Company issued to Univest Securities, LLC warrants to purchase 8,572 shares of common stock, which equals to 6% of the Warrant Shares, for an exercise price equal to 120% of the exercise price of the Warrants, as adjusted. The warrants issued to Univest Securities, LLC have a term of five years and are first exercisable six months after the date of issuance.

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The transaction was completed on May 16, 2022. The Company received gross proceeds from the sale of the Convertible Debentures and the Warrants in the amount of $1,000,000, before deducting placement agent fees and expenses. The Company has used the net proceeds for working capital and general business purposes.

Listing of Common Stock

We intend to list our common stock on the NYSE American under the symbol “NCL”. However, there is no assurance that the offering will close and that our common stock will be trading on the NYSE American . The closing of this offering is conditioned upon NYSE American’s final approval of our listing application, and there is no guarantee or assurance that our common stock will be approved for listing on NYSE American.

Transfer Agent and Registrar

The transfer agent for our common stock is VStock Transfer LLC. The address is 18 Lafayette Pl, Woodmere, NY 11598. The telephone number is (212) 828-8436.

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SHARES ELIGIBLE FOR FUTURE SALE

Immediately prior to this offering, there was little to no trading activity in our common stock. Future sales of substantial amounts of common stock in the public market, or the perception that such sales may occur, could adversely affect the market price of our common stock. Immediately prior to the offering, there are 20,000,000 shares of common stock and 5,000,000 shares of Series A Preferred Stock issued and outstanding, not including shares of common stock issuable upon exercise of outstanding warrants (see “– Convertible Notes and Warrants”). Upon the completion of the offering, we will have an aggregate of 23,000,000 shares of common stock outstanding immediately assuming no exercise of the over-allotment option by the underwriters.

All common stock sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by our “affiliates,” as that term is defined in Rule 144 under the Securities Act, whose sales would be subject to the Rule 144 resale restrictions described below, other than the holding period requirement. The remaining shares of common stock, representing approximately 86.96% of our outstanding shares of common stock, following this offering assuming no exercise of the over-allotment option by the underwriters, will be held by our existing stockholders. All of these remaining shares are “restricted securities” as that phrase is defined in Rule 144 under the Securities Act. Subject to certain contractual restrictions, including the lock-up agreements described below, holders of restricted shares will be entitled to sell those shares in the public market pursuant to an effective registration statement under the Securities Act or if they qualify for an exemption from registration under Rule 144. Sales of these shares in the public market after the restrictions under the lock-up agreements lapse, or the perception that those sales may occur, could cause the prevailing market price to decrease or to be lower than it might be in the absence of those sales or perceptions. As a result of lock-up agreements described below, and the provisions of Rules 144 under the Securities Act, the restricted securities will be available for sale in the public market.

Lock up

Each of our directors and officers and stockholders who own 5% or more of our outstanding common stock on a fully diluted basis immediately prior to the consummation of this offering has agreed with the underwriters, subject to certain exceptions, not to sell, transfer or dispose of, directly or indirectly, any of our shares of common stock or any securities convertible into or exercisable or exchangeable for shares of our common stock for a period of 180 days from the date of this prospectus without the prior written consent of the underwriters. This consent may be given at any time without public notice. Upon expiration of the lock-up period, these shares will be available for sale in the public market, subject in some cases to applicable volume limitations under Rule 144. See “Underwriting – Lock-up Agreements” beginning on page 92.

We also agreed to register shares underlying the underwriters’ warrants. If and when exercised, and subject to the lock up period described elsewhere in this prospectus, those shares shall be freely tradable without restriction or further registration under the Securities Act.

Rule 144

Some of our stockholders will be forced to hold their shares of our common stock for at least a six-month period before they are eligible to sell those shares, and even after that six-month period, sales may not be made under Rule 144 promulgated under the Securities Act unless we and such stockholders are in compliance with other requirements of Rule 144.

In general, Rule 144 provides that (i) any of our non-affiliates that has held restricted common stock for at least six months is thereafter entitled to sell its restricted stock freely and without restriction, provided that we remain compliant and current with our SEC reporting obligations, and (ii) any of our affiliates, which includes our directors, executive officers and other person in control of us, that has held restricted common stock for at least six months is thereafter entitled to sell its restricted stock subject to the following restrictions: (a) we are compliant and current with our SEC reporting obligations, (b) certain manner of sale provisions are satisfied, (c) a Form 144 is filed with the SEC, and (d) certain volume limitations are satisfied, which limit the sale of shares within any three-month period to a number of shares that does not exceed the greater of 1% of the total number of outstanding shares. A person who has ceased to be an affiliate at least three months immediately preceding the sale and who has owned such shares of common stock for at least one year is entitled to sell the shares under Rule 144 without regard to any of the limitations described above.

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Rule 701

In general, under Rule 701 as currently in effect, any of our employees, consultants or advisors who purchase our common stock from us in connection with a compensatory stock or option plan or other written agreement in a transaction before the effective date of our initial public offering that was completed in reliance on Rule 701 and complied with the requirements of Rule 701 will be eligible to resell such shares 90 days after the date of this prospectus in reliance on Rule 144, but without compliance with certain restrictions, including the holding period, contained in Rule 144.

Regulation S

Regulation S provides generally that sales made in offshore transactions are not subject to the registration or prospectus-delivery requirements of the Securities Act.

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UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is the opinion of our U.S. counsel, Ortoli Rosenstadt LLP and a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our common stock by a U.S. Holder (as defined below) that acquires our common stock in this offering and holds our common stock as “capital assets” (generally, property held for investment) under the U.S. Internal Revenue Code of 1986, as amended, or the Code. This discussion is based upon existing U.S. federal tax law, which is subject to differing interpretations or change, possibly with retroactive effect. No ruling has been sought from the Internal Revenue Service, or the IRS, with respect to any U.S. federal income tax considerations described below, and there can be no assurance that the IRS or a court will not take a contrary position. This discussion, moreover, does not address the U.S. federal estate, gift, and alternative minimum tax considerations, the Medicare tax on certain net investment income, information reporting or backup withholding or any state, local, and non-U.S. tax considerations, relating to the ownership or disposition of our common stock. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

●	banks and other financial institutions;

●	insurance companies;

●	pension plans;

●	cooperatives;

●	regulated investment companies;

●	real estate investment trusts;

●	broker-dealers;

●	traders that elect to use a mark-to-market method of accounting;

●	certain former U.S. citizens or long-term residents;

●	tax-exempt entities (including private foundations);

●	individual retirement accounts or other tax-deferred accounts;

●	persons liable for alternative minimum tax;

●	persons who acquire their common stock pursuant to any employee share option or otherwise as compensation;

●	investors that will hold their common stock as part of a straddle, hedge, conversion, constructive sale or other integrated transaction for U.S. federal income tax purposes;

●	investors that have a functional currency other than the U.S. dollar;

●	persons that actually or constructively own 10% or more of our common stock (by vote or value); or

●	partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding the common stock through such entities,

all of whom may be subject to tax rules that differ significantly from those discussed below.

Each U.S. Holder is urged to consult its tax advisor regarding the application of U.S. federal taxation to its particular circumstances, and the state, local, non-U.S., and other tax considerations of the ownership and disposition of our common stock.

U.S. Holders

This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of our common stock who or that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation) organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●	a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in the Code) have authority to control all substantial decisions of the trust or (ii) it has a valid election in effect under Treasury Regulations to be treated as a United States person.

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Taxation of Distributions. If we pay distributions in cash or other property (other than certain distributions of our stock or rights to acquire our stock) to U.S. holders of shares of our common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under “U.S. Holders - Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below.

Dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. holder may constitute “qualified dividend income” that will be subject to tax at the maximum tax rate accorded to long-term capital gains. If the holding period requirements are not satisfied, then a corporation may not be able to qualify for the dividends received deduction and would have taxable income equal to the entire dividend amount, and non-corporate U.S. holders may be subject to tax on such dividend at regular ordinary income tax rates instead of the preferential rate that applies to qualified dividend income.

Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock. Upon a sale or other taxable disposition of our common stock, a U.S. holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the common stock. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. holder’s holding period for the common stock so disposed of exceeds one year. Long-term capital gains recognized by non-corporate U.S. holders may be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

Generally, the amount of gain or loss recognized by a U.S. holder is an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition and (ii) the U.S. holder’s adjusted tax basis in its common stock so disposed of. A U.S. holder’s adjusted tax basis in its common stock generally will equal the U.S. holder’s acquisition cost less any prior distributions treated as a return of capital.

Information Reporting and Backup Withholding. In general, information reporting requirements may apply to dividends paid to a U.S. holder and to the proceeds of the sale or other disposition of our common stock, unless the U.S. holder is an exempt recipient. Backup withholding may apply to such payments if the U.S. holder fails to provide a taxpayer identification number, a certification of exempt status or has been notified by the IRS that it is subject to backup withholding (and such notification has not been withdrawn).

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against a U.S. holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided the required information is timely furnished to the IRS.

Non-U.S. Holders

This section applies to you if you are a “Non-U.S. holder.” As used herein, the term “Non-U.S. holder” means a beneficial owner of our common stock who or that is for U.S. federal income tax purposes:

●	a non-resident alien individual (other than certain former citizens and residents of the United States subject to U.S. tax as expatriates);

●	a foreign corporation; or

●	an estate or trust that is not a U.S. holder;

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but generally does not include an individual who is present in the United States for 183 days or more in the taxable year of the disposition of our Common Stock. If you are such an individual, you should consult your tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership or sale or other disposition of our common stock.

Taxation of Distributions. In general, any distributions we make to a Non-U.S. holder of shares of our Com common stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of our common stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of the common stock, which will be treated as described under “Non-U.S. Holders - Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below. In addition, if we determine that we are likely to be classified as a “United States real property holding corporation” (see “Non-U.S. Holders - Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock” below), we generally will withhold 15% of any distribution that exceeds our current and accumulated earnings and profits.

The withholding tax generally does not apply to dividends paid to a Non-U.S. holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. federal income tax as if the Non-U.S. holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A corporate Non-U.S. holder receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower applicable treaty rate).

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Common Stock. A Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, taxable exchange or other taxable disposition of our common stock unless:

●	the gain is effectively connected with the conduct by the Non-U.S. holder of a trade or business within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. holder); or

●	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held our common stock, and, in the case where shares of our common stock are regularly traded on an established securities market, the Non-U.S. holder has owned, directly or constructively, more than 5% of our common stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. holder’s holding period for the shares of our common stock. There can be no assurance that our common stock will be treated as regularly traded on an established securities market for this purpose.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to tax at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. resident. Any gains described in the first bullet point above of a Non-U.S. holder that is a foreign corporation may also be subject to an additional “branch profits tax” imposed at a 30% rate (or lower treaty rate).

If the second bullet point above applies to a Non-U.S. holder, gain recognized by such holder on the sale, exchange or other disposition of our common stock will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of our common stock from such holder may be required to withhold U.S. federal income tax at a rate of 15% of the amount realized upon such disposition. We will be classified as a United States real property holding corporation if the fair market value of our “United States real property interests” equals or exceeds 50% of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. We do not expect to be a United States real property holding corporation immediately after the Business Combination is completed.

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Information Reporting and Backup Withholding. Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of shares of common stock. A Non-U.S. holder may have to comply with certification procedures to establish that it is not a United States person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well. Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Non-U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA Withholding Taxes. Provisions commonly referred to as “FATCA” impose withholding of 30% on payments of dividends on our common stock to “foreign financial institutions” (which is broadly defined for this purpose and in general includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by United States persons of interests in or accounts with those entities) have been satisfied by, or an exemption applies to, the payee (typically certified as to by the delivery of a properly completed IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Under certain circumstances, a Non-U.S. holder might be eligible for refunds or credits of such withholding taxes, and a Non-U.S. holder might be required to file a U.S. federal income tax return to claim such refunds or credits. Thirty percent withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends beginning on January 1, 2019, but on December 13, 2018, the IRS released proposed regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on gross proceeds. Such proposed regulations also delayed withholding on certain other payments received from other foreign financial institutions that are allocable, as provided for under final Treasury Regulations, to payments of U.S.-source dividends, and other fixed or determinable annual or periodic income. Although these proposed Treasury Regulations are not final, taxpayers generally may rely on them until final Treasury Regulations are issued. Prospective investors should consult their tax advisors regarding the effects of FATCA on their investment in our common stock.

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UNDERWRITING

In connection with this offering, we will enter into an underwriting agreement with the underwriters named below, for whom Craft Capital Management LLC is acting as the representative. The underwriters have agreed to purchase from us, on a firm commitment basis, 3,000,000 shares of common stock, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus. The underwriters may retain other brokers or dealers to act as sub-agents on its behalf in connection with this offering and may pay any sub-agent a solicitation fee with respect to any securities placed by it.

Underwriters	Number of Shares
Craft Capital Management LLC
[__]

Total

The underwriters are committed to purchase all the shares of common stock offered by this prospectus if it purchases any shares. The underwriters are not obligated to purchase the common stock covered by the underwriters’ over-allotment option (described below). The underwriters are offering the shares of common stock, subject to prior sale, when, as and if issued to and accepted by it, subject to approval of legal matters by their counsel, and other conditions contained in the underwriting agreement. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Over-Allotment Option

We have granted to the underwriters an option, exercisable for 45 days from the closing of this offering, to purchase up to 15% additional shares of common stock at the initial public offering price listed on the cover page of this prospectus, less underwriting discounts. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering contemplated by this prospectus. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase about the same percentage of the additional common stock as the number listed next to the underwriters’ name in the preceding table bears to the total number of common stock listed next to the names of all underwriters in the preceding table.

Discounts and Expenses

The following table shows, for each of the total without over-allotment option and total with full over-allotment option offering amounts, the per share and total public offering price, underwriting discount, and proceeds to us, before expenses and assuming a US$4.00 per share offering price, which is the midpoint of the price range set forth on the cover page of this prospectus.

	Per Share		Total Without Over- Allotment Option		Total With Full Exercise of the Over- Allotment Option
Public offering price	US$	4.00	US$	12,000,000	US$	13,800,000
Underwriting discount (7.5%)	US$	0.30	US$	900,000	US$	1,035,000
Proceeds to us, before expenses	US$	3.70	US$	11,100,000	US$	12,765,000

We have agreed to grant the underwriters a 7.5% discount on the public offering price and a non-accountable expense allowance equal to 0.75% of the gross proceeds. We have also agreed to pay at the closing of this offering the underwriters’ reasonable out-of-pocket expenses including but not limited to, (i) reasonable travel and out-of-pocket expenses, including clearing charges; (ii) all fees, expenses and disbursements relating to background checks of the Company’s officers and directors; and (iii) reasonable fees of legal counsel incurred by the underwriters in connection with the offering. The total accountable expenses shall not exceed US$180,000. As of the date of this prospectus, the Company has paid $25,000 to the representative as an advance against out-of-pocket accountable expenses. Notwithstanding any contained herein to the contrary, the underwriters shall return to the Company any expenses previously paid, or advanced, but that which were not actually incurred, in accordance with FINRA Rule 5110(g)(4)(A).

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Underwriters’ Warrants

We have also agreed to grant to the representative warrants to purchase a number of shares of common stock equal to 2.25% of the aggregate number of shares of common stock sold in the offering. The underwriters’ warrants will be exercisable, in whole or in part, during a period commencing six months from issuance and will expire on the five-year anniversary of the commencement of sales of the offering. The underwriters’ warrants will be exercisable at a price equal to 125% of the offering price and shall not be redeemable. We have registered the common stock underlying the underwriters’ warrants in the registration statement. The underwriters’ warrants may not be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days beginning on the date of commencement of sales of the offering, except that they may be assigned, in whole or in part, to any successor, officer, manager, member or partner of the underwriter, and to members of the syndicate or selling group and their respective officers, managers, members or partners. The underwriters’ warrants will provide for cashless exercise. The underwriters’ warrants shall further provide for adjustment in the number and price of such warrants (and the common stock underlying such warrants) in the event of recapitalization and merger. In addition, although the underwriters’ warrants and the underlying shares of common stock are being registered in the registration statement of which this prospectus forms a part, we have also agreed that the warrants will provide for registration rights in certain cases. These registration rights apply to all of the securities directly and indirectly issuable upon exercise of the underwriter warrants. The one demand registration right provided will not be greater than five years from the commencement of sales of the public offering in compliance with FINRA Rule 5110(g)(8)(D). The piggyback registration right provided will not be greater than seven years from the commencement of sales of the public offering in compliance with FINRA Rule 5110(g)(8)(C). We will bear all fees and expenses attendant to registering the shares underlying the underwriters’ warrants, other than any underwriting commissions incurred and payable by the warrant holders.

Right of First Refusal

We have granted the representative a right of first refusal, for a period of 12 months from the closing of this offering, to act as sole and exclusive investment banker, sole and exclusive book-runner, sole and exclusive financial advisor, sole and exclusive underwriters and/or sole and exclusive placement agent, at the representative’s sole discretion, for each and every future public and private equity and debt offering, including all equity linked financings, during such 12 month period, on terms and conditions as mutually agreed by the Company and the representative. The right of first refusal granted hereunder may be terminated by the Company for “cause,” which shall mean a material failure by the underwriters to provide the services as contemplated by the engagement letter with the Company.

Lock-up Agreements

We and each of our directors and officers and stockholders who own 5% or more of our outstanding common stock on a fully diluted basis immediately prior to the consummation of this offering have agreed or are otherwise contractually restricted for a period of 180 days from the date of this prospectus, without the prior written consent of the underwriters, not to directly or indirectly:

●	issue (in the case of us), offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of our common stock or other capital stock or any securities convertible into or exercisable or exchangeable for our common stock or other capital stock;

●	in the case of us, file or cause the filing of any registration statement under the Securities Act with respect to any shares of our common stock or other capital stock or any securities convertible into or exercisable or exchangeable for our common stock or other capital stock, other than registration statements on Form S-8 filed with the SEC after the closing date of this offering; or

●	enter into any swap or other agreement, arrangement, hedge or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of our common stock or other capital stock or any securities convertible into or exercisable or exchangeable for our common stock or other capital stock, whether any transaction described in any of the foregoing bullet points is to be settled by delivery of our common stock or other capital stock, other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing.

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There are no existing agreements between the underwriters and any person who will execute a lock-up agreement in connection with this offering providing consent to the sale of shares prior to the expiration of the lock-up period. The lock up does not apply to the issuance of common stock upon the exercise of rights to acquire common stock pursuant to any existing stock purchase warrant, stock option or the conversion of existing convertible notes.

Determination of Offering Price

The public offering price of the shares we are offering was determined by us in consultation with the underwriters based on discussions with potential investors in light of the history and prospects of our company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the public stock price for similar companies, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Price Stabilization

The underwriters will be required to comply with the Securities Act and the Exchange Act, including without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares of capital stock by the underwriters acting as principal. Under these rules and regulations, the underwriters:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Indemnification

We have agreed to indemnify the underwriters against liabilities arising under the Securities Act and the Exchange Act relating to this offering and to contribute to payments that the underwriters may be required to make for these liabilities.

Application for NYSE American Market Listing

We plan to apply to have our common stock approved for listing/quotation on the NYSE American under the symbol “NCL”. We will not consummate and close this offering without a listing approval letter from the NYSE American. A listing approval letter is not the same as an actual listing on the NYSE American. The listing approval letter will serve only to confirm that, if we sell a number of shares in this firm commitment offering sufficient to satisfy applicable listing criteria, our common stock will in fact be listed.

Foreign Regulatory Restrictions on Purchase of our Shares

We have not taken any action to permit a public offering of our shares outside the United States or to permit the possession or distribution of this prospectus outside the United States. People outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this offering of our shares and the distribution of this prospectus outside the United States.

Electronic Offer, Sale and Distribution of Shares

A prospectus in electronic format may be made available on the websites maintained by the underwriters. In addition, the common stock may be sold by the underwriters to securities dealers who resell the common stock to online brokerage account holders. Other than the prospectus in electronic format, the information on the underwriters’ website and any information contained in any other website maintained by the underwriters is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriters in their capacity as underwriters and should not be relied upon by investors.

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Other Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriters and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions and expenses.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

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Notice to Investors

Notice to prospective investors in the European Economic Area

In relation to each Member State of the European Economic Area (each a “Relevant Member State”), no shares of common stock have been offered or will be offered pursuant to this offering to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares of common stock which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Regulation, except that it may make an offer to the public in that Relevant Member State of any shares of common stock at any time under the following exemptions under the Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the lead underwriter(s); or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the shares of common stock shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares of common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of common stock, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Notice to prospective investors in United Kingdom

In relation to the United Kingdom, no shares of common stock have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares of common stock that has been approved by the Financial Conduct Authority, except that offers of shares of common stock may be made to the public in the United Kingdom at any time under the following exemptions under the UK Prospectus Regulation:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the lead underwriter(s); or

(c)	in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (the “FSMA”),

provided that no such offer of shares of common stock shall require us or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares of common stock in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of common stock and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

In addition, this prospectus is only being distributed to, and is only directed at, and any investment or investment activity to which this prospectus relates is available only to, and will be engaged in only with, persons who are outside the United Kingdom or persons in the United Kingdom (i) having professional experience in matters relating to investments who fall within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”); or (ii) who are high net worth entities falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). Persons who are not relevant persons should not take any action on the basis of this prospectus and should not act or rely on it.

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Notice to prospective investors in the Russian Federation

This prospectus or information contained therein is not an offer, or an invitation to make offers, sell, purchase, exchange or transfer any securities in the Russian Federation to or for the benefit of any Russian person or entity, and does not constitute an advertisement or offering of any securities in the Russian Federation within the meaning of Russian securities laws. Information contained in this prospectus is not intended for any persons in the Russian Federation who are not “qualified investors” within the meaning of Article 51.2 of the Federal Law no. 39-FZ dated 22 April 1996 “On the securities market” (as amended) (“Russian QIs”) and must not be distributed or circulated into the Russian Federation or made available in the Russian Federation to any persons who are not Russian QIs, unless and to the extent they are otherwise permitted to access such information under Russian law.

Notice to prospective investors in Kazakhstan

This prospectus does not constitute an offer, or an invitation to make offers, to sell, purchase, exchange or otherwise transfer shares of common stock in Kazakhstan to or for the benefit of any Kazakhstan person or entity, except for those persons or entities that are capable to do so under the legislation of the Republic of Kazakhstan and any other laws applicable to such capacity of such persons or entities. This prospectus shall not be construed as an advertisement (i.e., information intended for an unlimited group of persons which is distributed and placed in any form and aimed to create or maintain interest in us and our merchandise, trademarks, works, services and/or our securities and promote their sales) in, and for the purpose of the laws of, Kazakhstan, unless such advertisement is in full compliance with Kazakhstan laws.

Notice to prospective investors in Israel

In the State of Israel this prospectus shall not be regarded as an offer to the public to purchase shares of common stock under the Israeli Securities Law, 5728—1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728–1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions (the “Addressed Investors”) or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728—1968, subject to certain conditions (the “Qualified Investors”). The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. We have not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728—1968. We have not and will not distribute this prospectus or make, distribute or direct an offer to subscribe for our shares of common stock to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.

Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law, 5728—1968. In particular, we may request, as a condition to be offered shares of common stock, that each Qualified Investor will represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728—1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728—1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728—1968 and the regulations promulgated thereunder in connection with the offer to be issued shares; (iv) that shares of common stock that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728—1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728—1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.

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Notice to prospective investors in the United Arab Emirates

This prospectus has not been reviewed, approved or licensed by the Central Bank of the United Arab Emirates (the ’‘UAE’’), the Securities and Commodities Authority (the “SCA”) or any other relevant licensing authority in the UAE (including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the UAE including, without limitation, the DFSA, a regulatory authority of the Dubai International Financial Centre and the Financial Services Marketing Authority of the Abu Dhabi Global Market), and does not constitute a public offer of securities in the UAE in accordance with the Commercial Companies Law, Federal Law No. 1 of 2015 (as amended) or otherwise, does not constitute an offer in the UAE in accordance with the SCA Chairman Resolution No. 3/R.M. of 2017 Concerning the Regulation of Promotion and Introduction, and further does not constitute the brokerage of securities in the UAE in accordance with the Board Decision No. 27 of 2014 Concerning Brokerage in Securities.

This prospectus is not intended to, and does not, constitute an offer, sale or delivery of shares or other securities under the laws of the UAE. Each underwriter has represented and agreed that the shares of common stock have not been and will not be registered with the SCA or the UAE Central Bank, the Dubai Financial Market, the Abu Dhabi Securities Market or any other UAE regulatory authority or exchange. We or sale and/or marketing of the shares of common stock have not been approved or licensed by the SCA, the UAE Central Bank or any other relevant licensing authority in the UAE. The SCA accepts no liability in relation to the marketing, issuance and/or sale of the shares of common stock and is not making any recommendation with respect to any investment. Nothing contained in this prospectus is intended to constitute UAE investment, legal, tax, accounting or other professional advice. This prospectus is for the information of prospective investors only and nothing in this prospectus is intended to endorse or recommend a particular course of action. Prospective investors should consult with an appropriate professional for specific advice rendered on the basis of their situation.

Notice to prospective investors in the Dubai International Financial Centre

This prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The shares of common stock to which this prospectus relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares of common stock offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus you should consult an authorized financial advisor.

Notice to prospective investors in Switzerland

The shares of common stock may not be publicly offered, sold or advertised, directly or indirectly, in or from Switzerland and will not be listed on the SIX Swiss Exchange Ltd (’’SIX’’) or on any other stock exchange or regulated trading venue in Switzerland. Neither this prospectus nor any other offering or marketing material relating to the shares constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Federal Code of Obligations or a listing prospectus within the meaning of the listing rules of SIX or any other exchange or regulated trading venue in Switzerland, and neither this prospectus nor any other offering or marketing material relating to the shares of common stock may be publicly distributed or otherwise made publicly available in Switzerland.

107

LEGAL MATTERS

We are being represented by Ortoli Rosenstadt LLP with respect to certain legal matters as to United States federal securities and New York State law. Certain legal matters as to PRC law will be passed upon for us by Grandall Law Firm and Beijing Gaopeng (Nanjing) Law Firm. Ortoli Rosenstadt LLP may rely upon Grandall Law Firm with respect to matters governed by PRC law. Hunter Taubman Fischer & Li LLC is acting as counsel to the underwriters with respect to certain legal matters as to United States federal securities and New York State law.

EXPERTS

The consolidated financial statements for each of the years ended December 31, 2022, 2021 and 2020, as set forth in this prospectus and elsewhere in the registration statement have been so included in reliance on the report of WWC, P.C., an independent registered public accounting firm, given on their authority as experts in accounting and auditing. WWC, P.C. has also performed review of our unaudited interim financial statements as of and for the three months ended March 31, 2023 and 2022. The current address of WWC, P.C., is 2010 Pioneer Ct, San Mateo, CA 94403.

WHERE YOU CAN FIND MORE INFORMATION

We filed with the SEC a registration statement under the Securities Act for the common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. The SEC maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

We file annual, quarterly and current reports and other information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at www.sec.gov. The information we file with the SEC or contained on, or linked to through, our corporate website or any other website that we may maintain is not part of this prospectus or the registration statement of which this prospectus is a part.

108

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:	The Board of Directors and Stockholders of Northann Corp.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Northann Corp. and its subsidiaries (collectively the “Company”) as of December 31, 2022, 2021 and 2020, and the related consolidated statements of income and comprehensive income (loss), stockholders’ equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022, 2021, and 2020, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Emphasis of Matter – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As of December 31, 2021, the Company had a working capital deficit and stockholders’ deficit, accordingly, these factors gave rise to substantial doubt that the Company would continue as a going concern. As of December 31, 2022, the Company had an improvement in its capital position where the Company had net positive stockholders’ equity position, but the Company still had a working capital deficit; accordingly, the Company had not alleviated the substantial doubt that it would continue as a going concern. Management closely monitors the Company’s financial position and result of operations and has prepared a plan that includes raising additional capital and implementing improvements to increase profitability to address this substantial doubt. Details of this plan are also found in Note 1. These financial statements do not include any adjustments that might result from the outcome of this uncertainly.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal controls over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal controls over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

WWC, P.C.

Certified Public Accountants

PCAOB ID: 1171

We have served as the Company’s auditor since 2021.

San Mateo, California

March 31, 2023, with exception to Notes 16 and 18 for which the date is July 14, 2023.

F-2

NORTHANN CORP.

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2022, 2021 AND 2020

(In U.S. dollars)

	2022	2021	2020

ASSETS
CURRENT ASSETS
Cash	$251,100	$748,814	$350,843
Restricted cash	3,835	-	-
Accounts receivable, net	1,428,738	1,254,418	113,881
Inventory, net	4,562,366	2,859,182	2,265,158
Prepayments	236,567	552,058	274,324
Other receivables and other current assets	111,294	73,722	68,431
Amounts due from related parties	-	897,907	-
Total current assets	6,593,900	6,386,101	3,072,637

NON-CURRENT ASSETS
Property, plant and equipment, net	5,525,639	6,512,411	6,416,117
Construction in progress	971,884	381,448	-
Land use rights, net	1,072,415	1,123,616	1,098,344
Operating lease right-of-use assets, net	18,240	43,962	67,657
Security deposits	9,030	9,030	9,030
Deferred financing costs	218,354	-	-
Deferred tax asset, net	-	-	168,404
Total non-current assets	7,815,562	8,070,467	7,759,552

TOTAL ASSETS	$14,409,462	$14,456,568	$10,832,189

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Bank borrowings - current	6,988,757	6,212,521	4,445,279
Operating lease liabilities, current	18,240	25,722	23,695
Accounts and other payables and accruals	4,726,727	6,389,504	2,757,170
Taxes payable	70,276	408,039	164,931
Unearned revenue	287	1,667,642	278,350
Amounts due to related parties	184,060	-	4,008,347
Total current liabilities	11,988,347	14,703,428	11,677,772

Bank borrowings – non-current	133,677	137,897	149,169
Operating lease liabilities, non-current	-	18,240	43,962
Convertible notes, net	313,699	-	-
Total non-current liabilities	447,376	156,137	193,131

TOTAL LIABILITIES	$12,435,723	$14,859,565	$11,870,903

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY (DEFICIT)
Preferred stock – Series A, $0.001 par value, 100,000,000 shares authorized, 5,000,000 shares issued and outstanding as of December 31, 2022, 2021 and 2020*	5,000	5,000	5,000
Common stock, $0.001 par value, 400,000,000 shares authorized, 20,000,000 shares issued and outstanding as of December 31, 2022, 2021 and 2020*	20,000	20,000	20,000
Subscription receivable	(25,000)	(25,000)	(25,000)
Additional paid-in capital	925,000	-	-
Retained earnings	1,818,630	889,571	566,889
Accumulated other comprehensive loss	(769,891)	(1,292,568)	(1,605,603)
Total stockholders’ equity (deficit)	1,973,739	(402,997)	(1,038,714)

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$14,409,462	$14,456,568	$10,832,189

 * Retrospectively restated for the effect of 2-for-1 reverse stock split. (Note 18)

The accompanying notes are an integral part of these consolidated financial statements.

F-3

NORTHANN CORP.

CONSOLIDATED STATEMENTS OF INCOME

AND COMPREHENSIVE INCOME (LOSS)

FOR THE YEARS ENDED DECEMBER 31, 2022, 2021 AND 2020

(In U.S. dollars)

	2022	2021	2020

REVENUES	$20,957,972	$34,525,344	$13,094,087

COST OF REVENUES	15,203,140	28,693,584	8,573,333

GROSS PROFIT	5,754,832	5,831,760	4,520,754

OPERATING EXPENSES
Selling expenses	1,049,529	1,252,240	1,018,003
General and administrative expenses	1,159,099	1,099,767	1,081,153
Research and development expenses	1,468,989	2,334,126	1,872,216
Total operating expenses	3,677,617	4,686,133	3,971,372

INCOME FROM OPERATIONS	2,077,215	1,145,627	549,382

OTHER INCOME (EXPENSE)
Interest expense	(366,881)	(6,568)	(2,113)
Amortization of debt discounts	(313,699)	-	-
Other income	36,462	55,508	162,307
Other expenses	(172,857)	(8,410)	(40,556)
Exchange loss	(204,197)	(306,786)	(265,217)
Total other income (expenses), net	(1,021,172)	(266,256)	(145,579)

INCOME BEFORE TAXES	1,056,043	879,371	403,803

Income tax (expense) benefit	(126,984)	(556,689)	40,296

NET INCOME	929,059	322,682	444,099

Other comprehensive income (loss):
Foreign currency translation adjustment	522,677	313,035	(623,281)

Total comprehensive income (loss)	1,451,736	635,717	(179,182)

Basic and diluted earnings per share*	$0.05	$0.02	$0.02

Weighted average number of shares of common stock outstanding – basic*	20,000,000	20,000,000	20,000,000
Weighted average number of shares of common stock outstanding –diluted*	20,371,428	20,000,000	20,000,000

 * Retrospectively restated for the effect of 2-for-1 reverse stock split. (Note 18)

The accompanying notes are an integral part of these consolidated financial statements.

F-4

NORTHANN CORP.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

FOR THE YEARS ENDED DECEMBER 31, 2022, 2021 AND 2020

(In U.S. dollars)

	Preferred Stock – Series A		Common Stock			Additional		Accumulated other
	Number		Number		Subscription	paid in	Retained	comprehensive
	of shares*	Amount	of shares*	Amount	receivable	capital	earnings	loss	Total

Balance, December 31, 2019	5,000,000	$5,000	20,000,000	20,000	(25,000)	$-	122,790	(982,322)	(859,532)

Net income	-	-	-	-	-	-	444,099	-	444,099

Foreign currency translation adjustment	-	-	-	-	-	-	-	(623,281)	(623,281)

Balance, December 31, 2020	5,000,000	$5,000	20,000,000	20,000	(25,000)	$-	566,889	(1,605,603)	(1,038,714)

Net income	-	-	-	-	-	-	322,682	-	322,682

Foreign currency translation adjustment	-	-	-	-	-	-	-	313,035	313,035

Balance, December 31, 2021	5,000,000	$5,000	20,000,000	$20,000	$(25,000)	-	$889,571	$(1,292,568)	$(402,997)

Net income	-	-	-	-	-	-	929,059	-	929,059

Foreign currency translation adjustment	-	-	-	-	-	-	-	522,677	522,677

Warrants	-	-	-	-	-	347,171	-	-	347,171

Beneficial conversion feature	-	-	-	-	-	577,829	-	-	577,829

Balance, December 31, 2022	5,000,000	$5,000	20,000,000	$20,000	$(25,000)	$925,000	$1,818,630	$(769,891)	$1,973,739

 * Retrospectively restated for the effect of 2-for-1 reverse stock split. (Note 18)

The accompanying notes are an integral part of these consolidated financial statements.

F-5

NORTHANN CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2022, 2021 AND 2020

(In U.S. dollars)

	2022	2021	2020

Cash flows from operating activities
Net income	$929,059	$322,682	$444,099
Adjustments to reconcile net (loss) income to cash (used in) provided by operating activities:
Allowance for doubtful accounts	-	13,891	-
Depreciation and amortization	598,144	815,951	863,096
Amortization of debt discounts	313,699	-	-
Changes in assets and liabilities
Accounts receivable	(174,320)	(1,154,428)	(113,881)
Other receivables	(37,495)	(19,972)	657,007
Prepayments	246,444	(208,688)	(260,135)
Inventory	(1,703,184)	(594,025)	(1,340,944)
Prepaid expenses	68,970	(54,367)	69,338
Right of use assets	25,722	23,695	-
Deferred tax asset	-	168,404	(168,404)
Accounts payable	(1,483,555)	3,197,285	(1,384,901)
Accruals and other payables	(181,525)	443,375	(89,357)
Unearned revenue	(1,667,355)	1,389,292	278,350
Payroll payable	2,748	(7,159)	23,046
Taxes payable	(337,763)	243,108	55,517
Accrued interest	(444)	(1,169)	1,613
Operating leases	(25,722)	(23,695)	67,657
Other assets	(222,189)	-	-
Net cash provided or (used in) operating activities	(3,648,766)	4,554,180	(897,899)

Cash flows from investing activities
Proceeds from disposal (payments for) equipment	336,669	(884,505)	(597,547)
Payments for land use rights	-	(53,012)	(93,511)
Payments for leased asset	-	-	(67,657)
Payments for construction	(487,276)	(381,448)	-
Net cash used in investing activities	(150,607)	(1,318,965)	(758,715)

Cash flows from financing activities
Proceeds from bank borrowings	772,016	1,767,246	782,430
Amounts paid to related party	-	(4,906,254)	-
Amounts received from related party	1,081,967	-	1,360,250
Net proceeds from issuance of convertible notes	925,000	-	-
Net cash provided or used by financing activities	2,778,983	(3,139,008)	2,142,680

Effect of exchange rates on cash	522,676	301,764	(472,785)

Net change in cash and cash equivalents	(497,714)	397,971	13,281

Cash at beginning of year	748,814	350,843	337,562

Cash at end of year	$251,100	$748,814	$350,843

Supplemental of cash flow information
Cash paid for interest expenses	$292,582	$7,737	$500
Cash paid for income tax	$110,043	$28,534	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-6

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31 2022, 2021 AND 2020

(In U.S. dollars)

1.	ORGANIZATION AND BUSINESS

The Company commenced operations in August 2013 with the establishment of Northann Building Solutions LLC. (“NBS”) in Delaware. In December 2013, Northann (Changzhou) Construction Products Ltd (“NCP”) was established in China. All of its products were manufactured through NCP.

In March 2014, Benchwich Construction Products Ltd (“Benchwick”) was established in Hong Kong. All wholesales to distributors are conducted through Benchwick.

In April 2014, Changzhou Macro Merit International Trading Co., Ltd. (“MARCO”) was established in China. All the import/export of our products are conducted through MARCO.

In February 2016, Northann Distribution Center Inc. (“NDC”) was established in California. NDC is a distribution center in the United States and maintains a small inventory for retail sales.

In September 2017, Changzhou Ringold International Trading Co., Ltd. (“Ringold”) was established in China. All of the raw material are procured from third parties through Ringold.

In September 2018, Crazy Industry (Changzhou) Industry Technology Co., Ltd. (“Crazy Industry”) was established in China. Crazy Industry is the research and development hub.

In June 2020, Dotfloor Inc. (“Dotfloor”) was established in California. Dotfloor operates dotfloor.com, the online store that offers our vinyl flooring products to retail customers in the United States.

In March 2022, Northann Corp. (“Northann”), the current ultimate holding company, was incorporated in Nevada as part of the restructuring transactions in contemplation of our initial public offering. In connection with its incorporation, in April 2022, we completed a share swap transaction and issued common stock and Series A Preferred Stock of Northann to the then existing shareholders of NBS, based on their then respective equity interests held in NBS. NBS then became our wholly owned subsidiary.  In accordance to ASC 805-50-30-5 and ASC 805-50-45-1 through 45-5, the series of restructuring transactions have been accounted for as transactions between entities under common control; accordingly, the Company’s historical capital structure has been retroactively restated to the first period presented.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As of December 31, 2022, the Company had a working capital deficit of $5,394,447 and net cash used in operating activities of $3,648,766 for the year ended December 31, 2022. The Company may not have adequate liquidity to remain solvent and settle its obligations when payment become due; these factors gave rise to substantial doubt that the Company would continue as a going concern. Management is closely monitoring its financial position, especially its working capital and cash position, as well as its gross profit margins where its positive results of operations will allow the Company to continue as going concern. The company’s foremost plan is to raise additional capital via an initial public offering of its common stock and concurrent listing on national stock exchange. These financial statements do not include any adjustments that might result from the outcome of this uncertainly.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The consolidated financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”), and include the assets, liabilities, revenues, expenses and cash flows of all subsidiaries. All significant inter-company transactions and balances between the Company and its subsidiaries are eliminated upon consolidation.

Subsidiaries are those entities in which the Company, directly or indirectly, controls more than one half of the voting power; or has the power to govern the financial and operating policies, to appoint or remove the majority of the members of the board of directors, or to cast a majority of votes at the meeting of directors.

Use of Estimates

The preparation of these consolidation financial statements requires management of the Company to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, costs and expenses, and related disclosures. On an on-going basis, the Company evaluates its estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. Identified below are the accounting policies that reflect the Company’s most significant estimates and judgments, and those that the Company believes are the most critical to fully understanding and evaluating its consolidated financial statements.

F-7

In March 2020 the World Health Organization declared coronavirus COVID-19 a global pandemic. The COVID-19 pandemic has negatively impacted the global economy, workforces, customers, and created significant volatility and disruption of financial markets. The pandemic may impact Company’s future estimates including, but not limited to, our allowance for doubtful accounts, inventory valuations, fair value measurements, asset impairment charges. It is not possible for the Company to predict the duration or magnitude of the adverse results of the pandemic and its effects on its business or results of operations at this time.

Basis of Consolidation

The consolidated financial statements include the financial statements of the Company.

Revenue Recognition

The Company recognizes revenues when its customer obtains control of promised goods or services, in an amount that reflects the consideration which the Company expects to receive in exchange for those goods or services. The Company recognizes revenues following the five-step model prescribed under ASU No. 2014-09: (i) identify contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenues when (or as) the Company satisfies the performance obligation.

Revenue for sales of products which are primarily comprised of hardwood floors and three-dimensional printed flooring are recognized at the time of delivery of the products set forth in contracts with customers. At the time of delivery, physical and legal control of the asset is passed from the Company to its customer, at which time the Company believes it has satisfied the single performance obligation to complete a sales transaction in order to recognize revenue. The Company’s contracts do not allow for returns, refunds, or warranties; however, it is customary in the industry to manufacturers to ship a small portion of extra product to allow for product quality issues. Also, as matter of good business practice, under very specific situations, the Company has historically agreed to provide minor discounts to customers who made complaints on products purchased. The Company has recorded these costs as period expenses when incurred as the Company is not able to reliably estimate such future expenses.

With respect to patent licensing, the Company grants the use of certain intellectual property to its customer for a fixed fee over a specified length of time. The management believes that patent licensing should be interpreted as a single performance obligation and revenues from patent licensing should be recognized over time.

Revenues are recognized when control of the promised goods or services is transferred to our customers, which may occur at a point in time or over time depending on the terms and conditions of the agreement, in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services.

Practical expedients and exemption

The Company has not occurred any costs to obtain contracts and does not disclose the value of unsatisfied performance obligations for contracts with an original expected length of one year or less.

The Company typically enters into agreements with its customers where its set forth the product to be sold, the price, payment terms, and any antecedent terms such as shipping and delivery specifications; these terms and conditions are most typically specified in purchase order issued by its customers to the Company. The Company typically recognizes revenue at point in time, which is when physical possession and legal title are transferred to the customer, this may be a shipping port or a specified destination; at this point the Company reasonably expect to paid for the product, or in the event where it was paid advance, the Company’s performance obligations have been satisfied and those funds are considered earned by the Company. If the Company sells products on account to customers, they are typically paid within 90 days. Any funds received in advance for the products yet to be transferred to its customer are contract liabilities that are recorded as unearned revenue on the Company’s consolidated balance sheets. $1,667,355, $1,389,292 and $278,350 were recognized as revenue from unearned revenue during the years ended December 31, 2022, 2021 and 2020.

F-8

Taxation

The Company accounts for income taxes using an asset and liability approach which allows for the recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not that these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The evaluation of a tax position is a two-step process. The first step is to determine whether it is more-likely-than-not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigations based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the year incurred. GAAP also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosures and transition.

On December 22, 2017, the Tax Cuts and Jobs Act (the “Tax Act”) was enacted by the U.S. government which included a wide range of tax reform affecting businesses including the corporate tax rates, international tax provisions, tax credits and deduction with majority of the tax provision effective after December 31, 2017. Certain activities conducted in foreign jurisdictions may result in the imposition of U.S. corporate income taxes on the Company when its subsidiaries, controlled foreign corporations (“CFCs”), generate income that is subject to Subpart F or GILTI under the U.S. Internal Revenue Code beginning after December 31, 2017.

F-9

The Coronavirus Aid, Relief and Economy Security (CARES) Act (“the CARES Act, H.R. 748”) was signed into law on 27 March 2020. The CARES Act temporarily eliminates the 80% taxable income limitation (as enacted under the Tax Cuts and Jobs Act of 2017) for NOL deductions for 2018-2020 tax years and reinstated NOL carry backs for the 2018-2020 tax years. Moreover, the CARES Act also temporarily increases the business interest deduction limitations from 30% to 50% of adjusted taxable income for the 2019 and 2020 taxable year. Lastly, the Tax Act technical correction classifies qualified improvement property as 15-year recovery period, allowing the bonus depreciation deduction to be claimed for such property retroactively as if it was included in the Tax Act at the time of enactment. The Company does not anticipate a material impact on its financial statements as of December 31, 2022, 2021 and 2020 due to the recent enactment.

The Company accounts for an unrecognized tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained upon examination by the tax authorities. The Company considers and estimates interest and penalties related to the gross unrecognized tax benefits and includes as part of its income tax provision based on the applicable income tax regulations.

The Company did not accrue any liability, interest or penalties related to uncertain tax positions in the provision for income taxes line of the consolidated statements of operations for the year ended December 31, 2022. The Company had no uncertain tax position for the years ended December 31, 2022, 2021 and 2020.

Foreign Currency and Foreign Currency Translation

The functional currency of the Company is the Chinese Yuan (“RMB”), as their functional currencies. An entity’s functional currency is the currency of the primary economic environment in which it operates, normally that is the currency of the environment in which the entity primarily generates and expends cash. Management’s judgment is essential to determine the functional currency by assessing various indicators, such as cash flows, sales price and market, expenses, financing and inter-company transactions and arrangements.

Foreign currency transactions denominated in currencies other than the functional currency are translated into the functional currency using the exchange rates prevailing at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are re-measured at the applicable rates of exchange in effect at that date. Gains and losses resulting from foreign currency re-measurement are included in the statements of comprehensive loss.

The consolidated financial statements are presented in U.S. dollars. Assets and liabilities are translated into U.S. dollars at the current exchange rate in effect at the balance sheet date, and revenues and expenses are translated at the average of the exchange rates in effect during the reporting period. Stockholders’ equity accounts are translated using the historical exchange rates at the date the entry to stockholders’ equity was recorded, except for the change in retained earnings during the period, which is translated using the historical exchange rates used to translate each period’s income statement. Differences resulting from translating functional currencies to the reporting currency are recorded in accumulated other comprehensive income in the consolidated balance sheets.

Translation of amounts from RMB and HKD into U.S. dollars has been made at the following exchange rates:

Balance sheet items, except for equity accounts
December 31, 2022	RMB6.9646 to $1	HKD7.7967 to $1
December 31, 2021	RMB6.3726 to $1	HKD7.7996 to $1
December 31, 2020	RMB6.5250 to $1	HKD7.7534 to $1

Income statement and cash flows items
For the year ended December 31, 2022	RMB6.7261 to $1	HKD7.8311 to $1
For the year ended December 31, 2021	RMB6.4508 to $1	HKD7.7727 to $1
For the year ended December 31, 2020	RMB6.9042 to $1	HKD7.7559 to $1

F-10

Cash

Cash consist of cash on hand and at banks and highly liquid investments, which are unrestricted from withdrawal or use, and which have original maturities of three months or less when purchased.

Accounts Receivable, Net

Accounts receivable is stated at the historical carrying amount net of allowance for doubtful accounts. The Company determines the allowance for doubtful accounts on an individual basis taking into consideration various factors including but not limited to historical collection experience and creditworthiness of the debtors as well as the age of the individual receivables balance.

Additionally, the Company would make specific bad debt provisions based on any specific knowledge the Company has acquired that might indicate that an account is uncollectible. The facts and circumstances of each account may require the Company to use judgment in assessing its collectability.

There was no allowance for doubtful accounts recorded as of December 31, 2022, 2021 and 2020.

Long-Lived Assets

Long-lived assets consist primarily of equipment and intangible assets.

Equipment

Equipment is recorded at cost less accumulated depreciation and accumulated impairment. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

Estimated useful lives (years)
Office and computer equipment	3-5
Manufacturing equipment	10-20

Expenditure for maintenance and repairs is expensed as incurred.

The gain or loss on the disposal of equipment is the difference between the net sales proceeds and the lower of the carrying value or fair value less cost to sell the relevant assets and is recognized in general and administrative expenses in the consolidated statements of comprehensive loss.

Land Use Rights, Net

Land use rights are a form of intangible assets in the PRC. They are recorded at cost less accumulated amortization with no residual value. Amortization of land use rights are computed using the straight-line method over their estimated useful lives.

The estimated useful lives of the Company’s land use rights are as listed below:

Estimated useful lives (years)
Land use right	50

Impairment of Long-lived Assets

In accordance with ASC 360-10-35, the Company reviews the carrying values of long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. Based on the existence of one or more indicators of impairment, the Company measures any impairment of long-lived assets using the projected discounted cash flow method at the asset group level. The estimation of future cash flows requires significant management judgment based on the Company’s historical results and anticipated results and is subject to many factors. The discount rate that is commensurate with the risk inherent in the Company’s business model is determined by its management. An impairment loss would be recorded if the Company determined that the carrying value of long-lived assets may not be recoverable. The impairment to be recognized is measured by the amount by which the carrying values of the assets exceed the fair value of the assets. No impairment has been recorded by the Company as of December 31, 2022, 2021 and 2020.

F-11

Net earnings per share of common stock

The Company has adopted ASC Topic 260, “Earnings per Share,” (“EPS”) which requires presentation of basic EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation. In the accompanying consolidation financial statements, basic earnings (loss) per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.

	2022	2021	2020

Net income	$929,059	$322,682	$444,099

Weighted average number of shares of common stock outstanding - basic*	20,000,000	20,000,000	20,000,000

Add: potentially dilutive effect of shares issuable upon conversion of notes	-	-	-
Add: potentially dilutive effect of shares issuable upon exercise of warrants	371,428	-	-

Weighted average number of shares of common stock outstanding - diluted*	20,371,428	20,000,000	20,000,000

Net income per share*
-Basic	$0.05	$0.02	$0.02
-Diluted	$0.05	$0.02	$0.02

 * Retrospectively restated for  the effect of 2-for-1 reverse stock split . (Note 18)

The Company had no potentially dilutive securities, such as options or warrants, currently issued and outstanding as of December 31, 2021 and 2020.

On May 16, 2022, Northann Corp. entered into a securities purchase agreement with certain investors, pursuant to which the Company sold the investors convertible debentures in an aggregate principal amount of $1,000,000 (the “Convertible Notes”) that are convertible into shares of common stock of Northann Corp. (the “Conversion Shares”) with a 100% warrant coverage to purchase common stock of Northann Corp. (the “Warrants” and such shares underlying the Warrants, the “Warrant Shares”). The number of weighted average potentially dilutive shares resulting from this transaction was 85,714. Please see Note 11 below.

As of December 31, 2022, the Series A - Preferred Stock has not been convertible into common stock.

Segments

The Company evaluates a reporting unit by first identifying its operating segments, and then evaluates each operating segment to determine if it includes one or more components that constitute a business. If there are components within an operating segment that meets the definition of a business, the Company evaluates those components to determine if they must be aggregated into one or more reporting units. If applicable, when determining if it is appropriate to aggregate different operating segments, the Company determines if the segments are economically similar and, if so, the operating segments are aggregated. The Company has only one major reportable segment in the periods presented. The Company’s chief operation decision maker is the Company’s Chief Executive Officer.

Shipping and Handling Costs

Outbound shipping and handling costs are expenses as incurred and charged to the selling expense. Inbound shipping and freight are charged for raw material and components are accounted for as cost of revenues.

F-12

Fair Value of Financial Instruments

U.S. GAAP establishes a three-tier hierarchy to prioritize the inputs used in the valuation methodologies in measuring the fair value of financial instruments. This hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The three-tier fair value hierarchy is:

Level 1 – observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 – include other inputs that are directly or indirectly observable in the market place.

Level 3 – unobservable inputs which are supported by little or no market activity.

The carrying value of the Company’s financial instruments, including cash, accounts and other receivables, other current assets, accounts and other payables, and other short-term liabilities approximate their fair value due to their short maturities.

In accordance with ASC 825, for investments in financial instruments with a variable interest rate indexed to performance of underlying assets, the Company elected the fair value method at the date of initial recognition and carried these investments at fair value. Changes in the fair value are reflected in the accompanying consolidated statements of operations and comprehensive loss as other income (expense). To estimate fair value, the Company refers to the quoted rate of return provided by banks at the end of each period using the discounted cash flow method. The Company classifies the valuation techniques that use these inputs as Level 2 of fair value measurements.

As of December 31, 2022, 2021 and 2020, the Company had no investments in financial instruments.

F-13

Leases

In February 2016, the FASB issued ASU 2016-12, Leases (ASC Topic 842), which amends the leases requirements in ASC Topic 840, Leases. Under the new lease accounting standard, a lessee will be required to recognize a right-of-use asset and lease liability for most leases on the balance sheet. The new standard also modifies the classification criteria and accounting for sales-type and direct financing leases, and enhances the disclosure requirements. Leases will continue to be classified as either finance or operating leases.

The Company adopted ASC Topic 842 using the modified retrospective transition method effective January 1, 2019. There was no cumulative effect of initially applying ASC Topic 842 that required an adjustment to the opening retained earnings on the adoption date nor revision of the balances in comparative periods. As a result of the adoption, the Company recognized a lease liability and right-of-use asset for each of the existing lease arrangement. The adoption of the new lease standard does not have a material impact on the consolidated income statements or the consolidated statements of cash flows.

The Company determines if an arrangement is a lease at inception. The lease payments under the lease arrangements are fixed. Non-lease components include payments for building management, utilities and property tax. It separates the non-lease components from the lease components to which they relate.

Lease assets and liabilities are recognized at the present value of the future lease payments at the lease commencement date. The interest rate used to determine the present value of the future lease payments is the Company’s incremental borrowing rate, because the interest rate implicit in the leases is not readily determinable. The incremental borrowing rate is estimated to approximate the interest rate on a collateralized basis with similar terms and payments, and in economic environments where the leased asset is located. The lease terms include periods under options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. The Company generally uses the base, non-cancelable, lease term when determining the lease assets and liabilities.

Recent Accounting Pronouncements

Recently Adopted Accounting Standards

On January 1, 2020, the Company adopted ASU 2016-02, Leases, using the modified retrospective method which allows for the application of the transition provisions at the beginning of the period of adoption, rather than at the beginning of the earliest comparative period presented in these audited consolidated financial statements. As permitted by the guidance, the Company elected to retain the original lease classification and historical accounting for initial direct costs for leases existing prior to the adoption date and did not reassess contracts entered into prior to the adoption date for the existence of a lease. The Company also did not recognize ROU assets and lease liabilities for short-term leases, which are leases in existence as of the adoption date with an original term of twelve months or less.

In August 2020, the FASB issued ASU No.2020-06, Debt-Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (ASU 2020-06), which simplifies the accounting for convertible instruments by reducing the number of accounting models available for convertible debt instruments. This guidance also eliminates the treasury stock method to calculate diluted earnings per share for convertible instruments and requires the use of the if-converted method. The Company adopted ASU 2020-06 on January 1, 2023.

Accounting Pronouncements Issued But Not Yet Adopted

In June 2016, the FASB issued Accounting Standards Update No. 2016-13,” Financial Instruments - Credit Losses (Topic 326)” (“ASU 2016-13”). ASU 2016-13 revises the methodology for measuring credit losses on financial instruments and the timing of when such losses are recorded. Originally, ASU 2016-13 was effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2019, with early adoption permitted. In November 2019, FASB issued ASU 2019-10, “Financial Instruments – Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842).” This ASU defers the effective date of ASU 2016-13 for public companies that are considered smaller reporting companies as defined by the SEC to fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company is planning to adopt this standard in the first quarter of fiscal 2023. The Company is currently evaluating the potential effects of adopting the provisions of ASU No. 2016-13 on its consolidated financial statements, particularly its recognition of allowances for accounts receivable.

F-14

In October 2020, the FASB issued ASU 2020-10, “Codification Improvements”. The amendments in this Update represent changes to clarify the Codification or correct unintended application of guidance that are not expected to have a significant effect on current accounting practice or create a significant administrative cost to most entities. The amendments in this Update affect a wide variety of Topics in the Codification and apply to all reporting entities within the scope of the affected accounting guidance. ASU 2020-10 is effective for the Company for fiscal years beginning after December 15, 2021 and interim periods within fiscal years beginning after December 15, 2022. The amendments in this Update should be applied retrospectively. The Company does not expect the adoption of this standard to have a material impact on its consolidated financial statements.

Except for the above-mentioned pronouncements, there are no new recent issued accounting standards that will have material impact on the consolidated financial position, statements of operations and cash flows.

3.	RESTRICTED CASH

Restricted cash consist of the following:

	December 31, 2022	December 31, 2021	December 31, 2020
Deposit for Bank acceptance bill	$3,835	$-	$-

Total	$3,835	$-	$-

4.	ACCOUNTS RECEIVABLE, NET

Accounts receivable consist of the following:

	December 31, 2022	December 31, 2021	December 31, 2020
Gross accounts receivable	$1,428,738	$1,254,418	$113,881
Less: allowance for doubtful accounts	-	-	-
	$1,428,738	$1,254,418	$113,881

There was no allowance for doubtful accounts recorded as of December 31, 2022, 2021 and 2020.

F-15

5.	OTHER RECEIVABLES

Other receivables consist of the following:

	December 31, 2022	December 31, 2021	December 31, 2020

Export credit	$-	$73,722	$68,431
Deposit and other assets	111,294	-	-
Total	$111,294	$73,722	$68,431

6.	INVENTORY, NET

Inventories, net, consist of the following:

	December 31, 2022	December 31, 2021	December 31, 2020
Raw materials and components	$3,157,736	$2,115,840	$2,046,854
Finished goods	1,404,630	743,342	218,304
Total	4,562,366	2,859,182	2,265,158
less: Impairment	-	-	-
Inventories, net	$4,562,366	$2,859,182	2,265,158

7.	EQUIPMENT, NET

Equipment, net consist of the following:

	December 31, 2022	December 31, 2021	December 31, 2020

Manufacturing equipment	$9,099,231	$9,591,189	$8,706,684
Office equipment	155,289	-	-
less: Accumulated depreciation	3,728,881	3,078,778	2,290,567
Total	$5,525,639	$6,512,411	$6,416,117

Depreciation expenses charged to the consolidated statements of operations for the years ended December 31, 2022, 2021 and 2020 were $650,103, $788,210 and $813,505, respectively.

8.	LAND USE RIGHTS, NET

	December 31, 2022	December 31, 2021	December 31, 2020

Land use right	$1,162,205	$1,265,365	$1,212,352

less: Accumulated amortization	89,790	141,749	114,008
	$1,072,415	$1,123,616	$1,098,344

The Company has pledged its land use rights at No. 199, Newtag, Wujin District, Changzhou, Jiangsu Province, China, 213000 to Industrial and Commercial Bank of China Limited as a collateral for securing its loans.

F-16

9.	BANK BORROWINGS

Current

Short-term loans as of December 31, 2022, 2021 and 2020 represents bank borrowings of $5,488,757, $6,212,521 and $4,445,275, respectively obtained from financial institutions in the PRC. The short-term bank borrowings were secured by land use right. The weighted average interest rate for the short-term loans for the years ended December 31, 2022, 2021 and 2020 was approximately 5.87%, 5.51% and 4.41%, respectively.

Bank	Loan period	Interest rate	Balance at December 31, 2022	Balance at December 31, 2021	Balance at December 31, 2020

Industrial and Commercial Bank of China	October 24, 2022 - July 17, 2023	4.35%	$1,435,833	$784,609	$766,284
Industrial and Commercial Bank of China	October 26, 2022 - August 17, 2023	4.35%	1,435,833	2,357,893	2,299,685
Bank of Communications	January 28, 2022 - January 28, 2023	4.35%	496,798	863,070	-
Bank of Communications	January 21, 2022 - January 20, 2023	4.35%	473,825	221,887	-
Bank of Communications	January 28, 2022 - January 28, 2023	4.35%	253,710	101,999	-
Changzhou Changjiang Science and Technology Petty Loan Co., LTD	January 10, 2022 - January 25, 2023	17.40%	100,508	470,767	-
Jiangnan Rural Commercial Bank	May 9, 2022 - April 3, 2023	4.79%	387,675	423,689	413,793
Jiangnan Rural Commercial Bank	March 24, 2022 - March 27, 2023	4.79%	904,575	988,607	965,517
Bank of America	April 28, 2022 - April 30, 2023	Prime rate +0.1%	1,500,000	-	-
Total			$6,988,757	$6,212,521	$4,445,279

The loan from Bank of America is secured by the Company’s inventory.

Non-current

Bank	Loan period	Interest rate	Balance at December 31, 2022	Balance at December 31, 2021	Balance at December 31, 2020
EIDL Loan	From June 26, 2020 to June 25, 2050	3.75%	133,677	137,897	149,169
Total			$133,677	$137,897	$149,169

F-17

10.	BALANCES WITH RELATED PARTY

1)	Related party transactions

For the year ended December 31, 2021, the Company repaid in the full the amount of $4,008,347 to the related party that had provided working capital to in the prior year to support the Company’s operations. Those borrowings were unsecured, due on demand, and interest free. The Company lent $897,907 to the related party, leading to the balance of $897,907 for the year ended December 31, 2021; this amount is due on demand, unsecured, and interest free.

For the year ended December 31, 2022, the Company’s related party provided working capital to support the Company’s operations when needed. The borrowings were unsecured, due on demand, and interest free. The following table summarizes borrowing transactions with the Company’s related party:

2)	Related party balances

Accounts	Name of Related Party	Note	December 31, 2022	December 31, 2021	December 31, 2020

Amount due from related party	Lin Li, Chief Executive Officer and Chairman of the Board		-	897,907	-

Amount due to related party	Lin Li, Chief Executive Officer and Chairman of the Board		$184,060	$-	$4,008,347

All the above balances are due on demand, interest-free and unsecured. The Company used the funds for its operations.

11.	EQUITY

Preferred Stock

The Company is authorized to issue 500,000,000 shares of capital stock, consisting of 400,000,000 shares of common stock, par value US$0.001 per share, and 100,000,000 shares of preferred stock, par value US$0.001 per share. 20,000,000 shares were designated to be series A preferred stock (the “Series A Preferred Stock”) out of the 100,000,000 shares of blank check preferred stock. Each share of common stock is entitled to one vote and each share of Series A Preferred Stock is entitled to ten votes on any matter on which action of the stockholders of the corporation is sought. The Series A Preferred Stock will vote together with the common stock. Common stock and Series A Preferred Stock are not convertible into each other. Holders of Series A Preferred Stock are not entitled to receive dividends. The Series A Preferred Stock does not have liquidation preference over the Company’s Common Stock, and therefore ranks pari passu with the Common Stock in the event of liquidation.

Common Stock

The Company is authorized to issue 400,000,000 shares of common stock with par value of US$0.001 per share. As of the date of this report there were 20,000,000 shares of common stock issued and outstanding. Each share of common stock entitles the holder to one vote. For the sake of comparability, the share structure as of the date of this report has been carried back in the Company’s statement of stockholders’ equity as if they had been issued and outstanding from the beginning of the first period presented.

12.	CONVERTIBLE NOTES

On May 16, 2022, the Company entered into a securities purchase agreement with certain investors, pursuant to which the Company sold the investors convertible notes in an aggregate principal amount of $1,000,000 (the “Convertible Notes”) that are convertible into shares of common stock of the Company (the “Conversion Shares”) with a 100% warrant coverage to purchase common stock (the “Warrants” and such shares underlying the Warrants, the “Warrant Shares”). The notes are due May 16, 2024.

F-18

As of December 31, 2022, the Company has issued the following securities of the registrant, and believed that each of the issuance was exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering or under Regulation S of the Securities Act.

Purchaser	Date of Issuance	Security Type	Consideration

Hongyu Wang	May 16, 2022	Convertible Note	US$	500,000
Sam Yan	May 16, 2022	Convertible Note	US$	500,000

Terms of Conversion or Exercise: Convertible Notes

The Convertible Note holders are entitled to an option to convert all of part of the outstanding principal of the Convertible Note to the Company’s shares of common stock at any time after the six-month anniversary of the issuance date of the Note or earlier if a Registration Statement covering the conversion shares has been declared effective, at conversion price of $7.00. The interest rate of the Note is 7% per annum.

Terms of Conversion or Exercise: Warrants

On May 16, 2022, the Company granted Warrants to the same investors of the Convertible exercised, in whole or in part, at any time prior to the fifth anniversary of the date such Warrants are issued. The investors can also choose to exercise the Warrant using a cashless manner based on certain formula stipulated in the Warrant agreement.

The Convertible Notes and Warrant are considered as one unit of accounting which contains two freestanding financial instruments. The proceeds received were allocated between the Notes and the Warrants based on their relative fair value. The beneficial conversion option within the debt instrument was booked to additional paid-in capital, and its book value will not be subsequently adjusted. The warrants were valued using the Black-Scholes Model, and the relative fair value was $1.15 on a per share basis, for total valuation of $327,239 based on 285,714 shares issuable if fully exercised. The Company used the following inputs: (1) strike price = $7.00, (2) fair market value of the Company’s stock = $10.00, (3) annualized volatility = 10%, (4) annualized dividend = 1.70%, (5) years to expiration = 5 years, and (6) risk free rate = 3.789%. Management determined that convertible note contained a beneficial conversion feature (“BCF”) and recognized a discounted to be amortized over the life of the convertible note. The BCF was valued at $577,829 and was recorded as a debt discount where the offsetting balance was recorded as an increase to additional paid in capital. Additionally, in connection to the issuance of the convertible notes the Company paid $75,000 in cash from the proceeds and warrant valued at $19,932 or $1.16 per share that is exercisable into 8,572 shares of the Company common stock to the placement agent. The Company derived the value of the placement agent warrants using the Black-Scholes Model. The Company used the following inputs: (1) strike price = $7.00, (2) fair market value of the Company’s stock = $8.40, (3) annualized volatility = 10%, (4) annualized dividend = 1.70%, (5) years to expiration = 5 years, and (6) risk free rate = 3.789%.

Convertible Notes	May 16, 2022	December 31, 2022
	(Inception)
Convertible Notes – Face Value	$1,000,000	$1,000,000
Discount – Placement agent commissions – cash	(75,000)	(51,473)
Discount – Placement agent commissions – warrants	(19,932)	(13,680)
Discount – Detachable warrants	(327,239)	(224,584)
Discount – Beneficial conversion feature	(577,829)	(396,564)
	$-	$313,699

13.	INCOME TAXES

United States of America

The Coronavirus Aid, Relief and Economy Security (CARES) Act (“the CARES Act, H.R. 748”) was signed into law on March 27, 2020. The CARES Act temporarily eliminates the 80% taxable income limitation (as enacted under the Tax Cuts and Jobs Act of 2017) for NOL deductions for 2018-2020 tax years and reinstated NOL carrybacks for the 2018-2020 tax years. Moreover, the CARES Act also temporarily increases the business interest deduction limitations from 30% to 50% of adjusted taxable income for the 2019 and 2020 taxable year. Lastly, the Tax Act technical correction classifies qualified improvement property as 15-year recovery period, allowing the bonus depreciation deduction to be claimed for such property retroactively as if it was included in the Tax Act at the time of enactment. The Company does not anticipate a material impact on its financial statements as of December 31, 2022, 2021 and 2020 due to the recent enactment.

F-19

Hong Kong

Two-tier Profits Tax Rates

The two-tier profits tax rates system was introduced under the Inland Revenue (Amendment)(No.3) Ordinance 2018 (the “Ordinance”) of Hong Kong became effective for the assessment year 2018/2019. Under the two-tier profit tax rates regime, the profits tax rate for the first HKD 2 million (approximately $257,868) of assessable profits of a corporation will be subject to the lowered tax rate, 8.25% while the remaining assessable profits will be subject to the legacy tax rate, 16.5%. The Ordinance only allows one entity within a group of “connected entities” is eligible for the two-tier tax rate benefit. An entity is a connected entity of another entity if (1) one of them has control over the other; (2) both of them are under the control (more than 50% of the issued share capital) of the same entity; (3) in the case of the first entity being a natural person carrying on a sole proprietorship business-the other entity is the same person carrying on another sole proprietorship business. Since Benchwick is wholly owned and under the control of Northann, it is a connected entity. Under the Ordinance, it is an entity’s election to nominate the entity that will be subject to the two-tier profits tax rates on its profits tax return. The election is irrevocable. The Company elected Benchwick to be subject to the two-tier profits tax rates.

The provision for current income and deferred taxes of Benchwick has been calculated by applying the new tax rate of 8.25%.

PRC

In accordance with the relevant tax laws and regulations of the PRC, a company registered in the PRC is subject to income taxes within the PRC at the applicable tax rate on taxable income. All the PRC subsidiaries that are not entitled to any tax holiday were subject to income tax at a rate of 25% for the year ended December 31, 2022 and 2021. According to PRC tax regulations, the PRC net operating loss can generally carry forward for no longer than five years starting from the year subsequent to the year in which the loss was incurred. Carry back of losses is not permitted. If not utilized, the PRC net operating loss will expire in 2026.

The income tax expense was $126,984, $556,689 and $40,296 for the years ended December 31, 2022, 2021 and 2020, respectively, related primarily to the Company’s subsidiaries located outside of the U.S. The income before provision for income taxes for the years ended December 31, 2022, 2021 and 2020 was as follows:

The income tax provision consists of the following components:

	For the year ended December 31, 2022	For the year ended December 31, 2021	For the year ended December 31, 2020
Current:
Federal	$22,305	$350,050	$8,551
State	68,071	148,009	-
Foreign	36,608	58,630	119,557
Total current	$126,984	$556,689	$128,108

Deferred:
Federal	$-	$-	$(168,404)
State	-	-	-
Foreign	-	-	-
Total deferred	$-	$-	$(168,404)
Total income tax expense	$126,984	$556,689	$(40,296)

F-20

A reconciliation between the Company’s actual provision for income taxes and the provision at the United States statutory rate is as follow:

	For the year ended December 31, 2022	For the year ended December 31, 2021	For the year ended December 31, 2020
Income before income tax expense	$1,056,043	$879,371	$403,803
Computed tax benefit with statutory tax rate	29.84%	29.84%	29.84%
Income tax expense computed at statutory income tax rate	315,123	262,404	120,495
Impact of different tax rates in other jurisdictions	(509,453)	(9,679)	7,613
Tax effect of non-deductible expenses	321,314	303,964	(168,404)
Total income tax expense	$126,984	$556,689	$(40,296)

The effective tax rate were 12.0%, 63.3% and -10.0% for the years ended December 31, 2022, 2021 and 2020, respectively.

Uncertain tax positions

The Company did not have any uncertain tax positions during the years ended December 31, 2022, 2021 and 2020.

The Company files tax returns as prescribed by the tax laws of the jurisdictions in which it operates. In the normal course of business, the Company is subject to examination by the respective jurisdictions, where applicable. The statute of limitations for the tax returns varies by jurisdictions.

F-21

The amounts of uncertain tax liabilities listed above are based on the recognition and measurement criteria of ASC Topic 740, and the balance is presented as current liability in the consolidated financial statements as of December 31, 2022. The Company anticipated that the settlements with the taxing authority are remitted within one year.

Our policy is to include interest and penalty charges related to uncertain tax liabilities as necessary in the provision for income taxes. The Company has a liability for accrued interest of $nil as of December 31, 2022, 2021 and 2020, respectively.

The statute of limitations for the Internal Revenue Services to assess the income tax returns on a taxpayer expires three years from the due date of the profits tax return or the date on which it was filed, whichever is later.

In accordance with the Hong Kong profits tax regulations, a tax assessment by the IRD may be initiated within six years after the relevant year of assessment, but extendable to 10 years in the case of potential willful underpayment or evasion.

In accordance with PRC Tax Administration Law on the Levying and Collection of Taxes, the PRC tax authorities generally have up to five years to assess underpaid tax plus penalties and interest for PRC entities’ tax filings. In the case of tax evasion, which is not clearly defined in the law, there is no limitation on the tax years open for investigation. Accordingly, the PRC entities remain subject to examination by the tax authorities based on the above.

14.	CHINA CONTRIBUTION PLAN

The Company participates in a government-mandated multi-employer defined contribution plan pursuant to which certain retirement, medical and other welfare benefits are provided to employees. Chinese labor regulations require the Company to pay to the local labor bureau a monthly contribution at a stated contribution rate based on the monthly compensation of qualified employees. The relevant local labor bureau is responsible for meeting all retirement benefit obligations; the Company has no further commitments beyond their monthly contributions. For the years ended December 31, 2022, 2021 and 2020, the Company contributed a total of $118,261, $94,072 and $36,379, respectively, to these funds.

15.	OPERATING LEASE

The Company has operating leases for its office facilities. The lease is located at 9820 Dino Drive, Suite 110, Elk Grove, California, 95624, which consist of approximately 3,653 square meters. The Company’s leases have remaining terms of approximately 37 months for a lease term commencing on August 1, 2020 and ending on August 31, 2023. The lease deposit is $9,030, with a rent-free period from August 1, 2020 to August 31, 2020. Leases with an initial term of 12 months or less are not recorded on the balance sheet; the Company recognizes lease expense for these leases on a straight-line basis over the lease term. The Company does not separate non-lease components from the lease components to which they relate, and instead accounts for each separate lease and non-lease component associated with that lease component as a single lease component for all underlying asset classes.

The following table provides a summary of leases by balance sheet location as of December 31, 2022, 2021 and 2020:

Assets/liabilities	December 31, 2022	December 31, 2021	December 31, 2020
Assets
Operating lease right-of-use assets	$18,240	$43,962	$67,657

Liabilities
Operating lease liability - current	$18,240	$25,722	$23,695
Operating lease liability - non-current	-	18,240	43,962
Total lease liabilities	$18,240	$43,962	$67,657

F-22

The operating lease expenses for the year ended December 31, 2022, 2021 and 2020 were as follows:

Lease Cost	Classification	December 31, 2022	December 31, 2021	December 31, 2020
Operating lease expense	General and administrative expenses	$27,340	$26,544	$8,760

Maturities of operating lease liabilities as of December 31, 2022 were as follows:

Maturity of Lease Liabilities	Operating Leases
12 months ending December 31,
2023	$18,584

Total lease payments	$18,584
Less: interest	(344)
Present value of lease payments	$18,240

Lease liabilities include lease and non-lease component such as management fee.

Future minimum lease payments, which do not include the non-lease components, as of December 31, 2022 were as follows:

12 months ending December 31,
2023	$18,584

Total lease payments	$18,584

Lease Term and Discount Rate	December 31, 2022	December 31, 2021	December 31, 2020
Weighted-average remaining lease term (years)
Operating leases	0.67	1.67	2.67

Weighted-average discount rate (%)
Operating leases	5%	5%	5%

16.	CONCENTRATIONS AND CREDIT RISK

(a)	Concentrations

During the fiscal year ended December 31, 2022, two customers accounted for nearly 30% of the Company’s revenues. During the fiscal year ended December 31, 2021, two customers accounted for nearly 28% of the Company’s revenues. During the fiscal year ended December 31, 2020, two customers each accounted for 39% and 12% of the Company’s revenues, respectively. No other customer accounts for more than 10% of the Company’s revenue in the years ended December 31, 2022, 2021 and 2020.

As of December 31, 2022, five customers accounted for 90% of the Company’s accounts receivable. As of December 31, 2021, five customers accounted for 91% of the Company’s accounts receivable. As of December 31, 2020, three customers accounted for 100% of the Company’s accounts receivable, respectively. No other customer accounts for more than 10% of the Company’s accounts receivable for the years ended December 31, 2022, 2021 and 2020.

During the fiscal year ended December 31, 2022, three suppliers accounted for a total of 68% of the Company’s cost of revenues. During the fiscal year ended December 31, 2021, five suppliers accounted for a total of 56% of the Company’s cost of revenues. During the fiscal year ended December 31, 2020, two suppliers accounted for a total of 38% of the Company’s cost of revenues. No other supplier accounts for over 10% of the Company’s cost of revenues.

F-23

As of December 31, 2022, no supplier accounted for over 10% of the Company’s accounts payable. As of December 31, 2021, one supplier accounted for 11% of the Company’s accounts payable. As of December 31, 2020, two suppliers accounted for 22% of the Company’s accounts payable.

(b)	Credit risk

Financial instruments that potentially subject the Company to a significant concentration of credit risk consist primarily of cash. As of December 31, 2022, 2021 and 2020, substantially all of the Company’s cash were held by major financial institutions located in the PRC, Hong Kong, and the United States, which management believes are of high credit quality. Deposits in the United States up to $250,000 are insured by the Federal Depository Insurance Corporation.

For the credit risk related to trade accounts receivable, the Company performs ongoing credit evaluations of its customers and, if necessary, maintains reserves for potential credit losses. Historically, such losses have been within management’s expectations.

(c)	Tax risk

There is the potential risk that the Company may be subject to taxes and related penalties owed to the PRC government. This risk arises from the Company’s collection of proceeds from the sales of its products in the normal course, by itself, or via its subsidiaries located in the US or Hong Kong, and whereby the remittance made to the Company’s PRC subsidiaries may not be in the exact amounts reported to the PRC customs authority in connection with the application for export credit refunds which have already been refunded to the Company by the PRC government on the assumption that Company will fully remit the amounts indicated in its application. Management is unable to reliably estimate the amount due or determine if it is probable that the PRC government will make efforts to recover the tax credit refunds already paid to the Company and if there would be any related penalties; however, if the PRC government were to take actions to recover such export tax credit refunds, the Company may be materially adversely affected.

17.	CAPITAL COMMITMENTS

On July 26, 2021, the Company has contracted Changzhou Wanyuan Construction Engineering Co. to build a second phase of its factory. The amount required in the contract is $10 million. Construction is expected to take approximately one and half year, and the second phase of the factory will be approximately 250,000 square feet.

18.	SUBSEQUENT EVENT

On April 27, 2023, the holders of the Convertible Notes and Northann Corp. entered into amendments to the Convertible Notes (see Note 12). Pursuant to the amendment, Northann Corp. agreed to pay the principal and accrued interest of the Convertible Notes in cash on or before the earlier of July 12, 2023 or the three months’ anniversary of the completion of this offering, and the holders agreed to not convert the Convertible Notes. As of the date of this prospectus, the Convertible Notes have not been converted in any shares of common stock of Northann Corp.

Effective on July 6, 2023, the Company implemented a 2-for-1 reverse stock split of the issued and outstanding shares. Under the reverse split, every two shares of outstanding shares issued and outstanding were automatically converted into one share of ordinary share, with a par value of US$0.001 each. Except as otherwise indicated, all information in the consolidated financial statements concerning share and per share data gives retroactive effect to the 2-for-1 reverse stock split. The total number of outstanding common shares immediately before the reverse split was 40,000,000 and immediately after the reverse split was 20,000,000. The total number of outstanding preferred shares immediately before the reverse split was 10,000,000 and immediately after the reverse split was 5,000,000. `

The Company has analyzed its operations subsequent to December 31, 2022 and up through July 12, 2023 which is the date these consolidation financial statements were issued, except as disclosed herein, there is no any material subsequent events to disclose in these consolidated financial statements.

19.	UNRESTRICTED NET ASSETS

The following presents condensed financial information of Northann Corp:

Condensed Financial Information on Financial Position

	As of December 31,
	2022	2021	2020
Cash	224	-	-
All other current assets	-	-	-
Amounts due from subsidiaries	713,500	-	-
Amounts due from related party	-	-	-
Total current assets	713,724	-	-
All other non-current assets	218,354	-	-
Interests in a subsidiary	13,477,384	14,456,568	10,832,189
Total Assets	14,409,462	14,456,568	10,832,189

Liabilities and Stockholders’ Equity
All other current liabilities	-	-	-
Amounts due to subsidiaries	12,122,024	14,859,565	11,870,903
Amounts due to related party	-	-	-
Total current liabilities	12,122,024	14,859,565	11,870,903
Non-current liabilities	313,699	-	-
Total Liabilities	12,435,723	14,859,565	11,870,903

Stockholders’ Equity (Deficit)
Preferred stock – Series A, $0.001 par value, 100,000,000 shares authorized, 5,000,000 shares issued and outstanding as of December 31, 2022, 2021 and 2020*	5,000	5,000	5,000
Common stock, $0.001 par value, 400,000,000 shares authorized, 20,000,000 shares issued and outstanding as of December 31, 2022, 2021 and 2020*	20,000	20,000	20,000
Subscription receivable	(25,000)	(25,000)	(25,000)
Additional paid-in capital	925,000	-	-
Retained earnings	1,818,630	889,571	566,889
Accumulated other comprehensive loss	(769,891)	(1,292,568)	(1,605,603)
Total Stockholders’ Equity	1,973,739	(402,997)	(1,038,714)
Total Liabilities and Stockholders’ Equity	14,409,462	14,456,568	10,832,189

 * Retrospectively restated for  the effect of 2-for-1 reverse stock split . (Note 18)

F-24

Condensed Financial Information on Results of Operations

	For the years ended December 31,
	2022	2021	2020
Revenue	-	-	-
Cost or revenues	-	-	-
Operating expenses	313,699	-	-
Income taxes	-	-	-
Income (loss) – Parent only	(313,699)	-	-
Income (loss) – Subsidiaries with unrestricted net assets	1,471,361	1,662,463	(152,273)
(Loss) income – Subsidiaries with restricted net assets	(228,603)	(1,339,781)	596,372
Net income – Consolidated	929,059	322,682	444,099

Condensed Financial Information on Cash Flows

	For the years ended December 31,
	2022	2021	2020
Cash used in operating activities	(5,026)	-	-
Cash used in investing activities	(926,828)	-	-
Cash used in financing activities	932,078	-	-
Net cash flows	224	-	-
Beginning cash balance	-	-	-
Ending cash balance	224	-	-

(i)	Basis of presentation

The condensed financial information reflects the accounts of the Company. The condensed financial information should be read in connection with the consolidated financial statements and notes thereto. The condensed financial information is presented as if the incorporation of the Company were in effect since January 1, 2020, and throughout the three years ended December 31, 2022.

(ii)	Restricted Net Assets

Schedule I of Rule 5-04 of Regulation S-X requires the condensed financial information of registrant shall be filed when the restricted net assets of consolidated subsidiaries exceed 25 percent of consolidated net assets as of the end of the most recently completed fiscal year. For purposes of the above test, restricted net assets of consolidated subsidiaries shall mean that amount of the registrant’s proportionate share of net assets of consolidated subsidiaries (after intercompany eliminations) which as of the end of the most recent fiscal year may not be transferred to the parent company by subsidiaries in the form of loans, advances or cash dividends without the consent of a third party (i.e., lender, regulatory agency, foreign government, etc.). The Company’s only assets are its equity interests in its subsidiaries. Unrestricted net assets are held in the Company’s subsidiaries located in the US and Hong Kong. The Company does maintain substantial assets and operating subsidiaries in China; therefore, the ability for operating subsidiaries to pay dividends or transfer assets to the Company may be restricted due to the foreign exchange control policies and availability of cash balances of the Chinese operating subsidiaries.

As of December 31, 2022, 2021 and 2020, there were no material contingencies, significant provisions of long-term obligations, mandatory dividend or redemption requirements of redeemable stocks or guarantees of the Company, except for those which have been separately disclosed in the Consolidated Financial Statements, if any.

F-25

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To:	The Board of Directors and Stockholders of Northann Corp.

Results of Review of Interim Financial Information

We have reviewed the consolidated balance sheet of Northann Corp. and its subsidiaries (the “Company”) as of March 31, 2023, and the related consolidated statements of operations and comprehensive income (loss) for the three-month periods ended March 31, 2023 and 2022, the statements of stockholders’ deficit for the three month periods ended March 31, 2023 and 2022, and statements of cash flows for the three month periods ended March 31, 2023 and 2022, and the related notes (collectively referred to as the interim financial statements). Based on our reviews, we are not aware of any material modifications that should be made to the accompanying interim financial statements for them to be in conformity with accounting principles generally accepted in the United States of America.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the consolidated balance sheets of the Company as of December 31, 2022, 2021 and 2020, and the related statements of operations and comprehensive income (loss), stockholders’ deficit and cash flows for the each of the years in the three-year period ended December 31, 2022, 2021 and 2020; in our report dated March 31, 2023 except for Notes 16 and 18 for which the date is July 14, 2023, we expressed an unqualified opinion on those financial statement with an emphasis of matter that there was a substantial doubt regarding the Company’s ability to continue as a going concern. In our opinion, the information set forth in the accompanying consolidated balance sheet as of December 31, 2022, is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.

Substantial Doubt Regarding Ability to Continue as Going Concern

As of the date of this report, the substantial doubt regarding the Company’s ability to continue as going concern has not been alleviated. Refer to Note 1 for further details.

Basis for Review Results

These interim financial statements are the responsibility of the Company’s management. We conducted our review in accordance with the standards of the PCAOB. A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with standards of the PCAOB, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

WWC, P.C.

Certified Public Accountants

PCAOB ID No. 1171

We have served as the Company’s auditor since 2021.

San Mateo, California

July 14, 2023

F-26

NORTHANN CORP.

CONSOLIDATED BALANCE SHEETS

(In U.S. dollars)

	As of March 31,	As of December 31,
	2023	2022
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash	$91,941	$251,100
Restricted cash	3,887	3,835
Accounts receivable, net	950,576	1,428,738
Inventory, net	5,795,745	4,562,366
Prepayments	300,731	236,567
Other receivables and other current assets	37,366	111,294
Total current assets	7,180,246	6,593,900

NON-CURRENT ASSETS
Property, plant and equipment, net	5,425,046	5,525,639
Construction in progress	985,023	971,884
Land use rights, net	1,080,250	1,072,415
Operating lease right-of-use assets, net	11,471	18,240
Security deposits	9,030	9,030
Deferred financing costs	218,354	218,354
Total non-current assets	7,729,174	7,815,562

TOTAL ASSETS	$14,909,420	$14,409,462

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES
Bank borrowings - current	6,961,094	6,988,757
Operating lease liabilities, current	11,471	18,240
Accounts and other payables and accruals	4,093,266	4,726,727
Taxes payable	6,027	70,276
Unearned revenue	291	287
Amounts due to related parties	734,397	184,060
Total current liabilities	11,806,546	11,988,347

Bank borrowings – non-current	132,946	133,677
Convertible notes, net	436,987	313,699
Total non-current liabilities	569,933	447,376

TOTAL LIABILITIES	$12,376,479	$12,435,723

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock – Series A, $0.001 par value, 100,000,000 shares authorized, 5,000,000 shares issued and outstanding as of March 31, 2023 and December 31, 2022*	5,000	5,000
Common stock, $0.001 par value, 400,000,000 shares authorized, 20,000,000 shares issued and outstanding as of March 31, 2023 and December 31, 2022*	20,000	20,000
Subscription receivable	(25,000)	(25,000)
Additional paid-in capital	925,000	925,000
Retained earnings	2,004,096	1,818,630
Accumulated other comprehensive loss	(396,155)	(769,891)
Total stockholders’ equity	2,532,941	1,973,739

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$14,909,420	$14,409,462

* Retrospectively restated for  the effect of 2-for-1 reverse stock split . (Note 17)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-27

NORTHANN CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

AND COMPREHENSIVE INCOME (LOSS)

(Unaudited)

(In U.S. dollars)

	Three Months Ended March 31,
	2023	2022
	(Unaudited)	(Unaudited)

REVENUES	$2,734,933	$7,659,068

COST OF REVENUES	1,484,991	5,620,988

GROSS PROFIT	1,249,942	2,038,080

OPERATING EXPENSES
Selling expenses	198,491	272,443
General and administrative expenses	355,127	250,245
Research and development expenses	300,212	478,872

Total operating expenses	853,830	1,001,560

INCOME FROM OPERATIONS	396,112	1,036,520

OTHER INCOME (EXPENSE)
Interest expense	(87,737)	(87,175)
Amortization of debt discounts	(123,288)	-
Other income	159	8,564
Other expenses	-	(1)
Exchange gain	5,600	5,374
Total other (expenses)	(205,266)	(73,238)

INCOME BEFORE TAXES	190,846	963,282

Income tax expense	(5,380)	(13,841)

NET INCOME	185,466	949,441

Other comprehensive income:
Foreign currency translation adjustment	373,736	1,264,491

Total comprehensive income	559,202	2,213,932

Basic and diluted earnings per share*	$0.01	$0.05

Weighted average number of shares of common stock outstanding – basic*	20,000,000	20,000,000
Weighted average number of shares of common stock outstanding – diluted*	20,085,714	20,000,000

 * Retrospectively restated for  the effect of 2-for-1 reverse stock split . (Note 17)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-28

NORTHANN CORP.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(Unaudited)

(In U.S. dollars)

	Preferred Stock – Series A		Common Stock					Accumulated
	Number of shares*	Amount	Number of shares*	Amount	Subscription receivable	Additional paid in capital	Retained earnings	other comprehensive loss	Total
Balance, December 31, 2021	5,000,000	$5,000	20,000,000	$20,000	$(25,000)	$-	$889,571	$(1,292,568)	$(402,997)

Net income	-	-	-	-	-	-	949,441		949,441

Foreign currency translation adjustment								1,264,491	$1,264,491

Balance, March 31, 2022	5,000,000	$5,000	20,000,000	$20,000	$(25,000)	$-	$1,818,630	$28,077	$1,810,935

	Preferred Stock – Series A		Common Stock
	Number of shares*	Amount	Number of shares*	Amount	Subscription receivable	Additional paid in capital	Retained earnings	Accumulated other comprehensive loss	Total

Balance, December 31, 2022	5,000,000	$5,000	20,000,000	$20,000	$(25,000)	$925,000	$1,818,630	$(769,891)	$1,973,739

Net income	-	-	-	-	-	-	185,466	-	$185,466

Foreign currency translation adjustment	-	-	-	-	-	-	-	373,736	$373,736

Warrants

Beneficial conversion feature

Balance, March 31, 2023	5,000,000	$5,000	20,000,000	$20,000	$(25,000)	$925,000	$2,004,096	$(396,155)	$2,532,941

* Retrospectively restated for  the effect of 2-for-1 reverse stock split . (Note 17)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-29

NORTHANN CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In U.S. dollars)

	Three Months Ended March 31,
	2023	2022
	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net income	$185,466	$949,440
Adjustments to reconcile net (loss) income to cash (used in) provided by operating activities:
Depreciation and amortization	239,017	272,721
Amortization of debt discounts	123,288	-
Changes in assets and liabilities
Accounts receivable	478,162	1,254,418
Other receivables	73,928	73,549
Prepayments	(64,164)	(499,677)
Inventory	(1,233,379)	(1,651,195)
Prepaid expenses	-	(33,158)
Right of use assets	6,769	6,244
Deferred tax asset	-	-
Accounts payable	(775,741)	351,777
Accruals and other payables	146,435	77,595
Unearned revenue	4	(1,459,159)
Payroll payable	(4,155)	(1,038)
Taxes payable	(64,249)	(299,197)
Accrued interest	-	(444)
Operating leases	(6,769)	(6,244)
Other assets	(52)	-
Net cash used in operating activities	(895,440)	(964,368)

Cash flows from investing activities
Payments for equipment	(130,999)	(89,985)
Payments for land use rights	(15,260)	(148,193)
Payments for or transfer from construction	(13,139)	(1,466)
Net cash used in investing activities	(159,398)	(239,644)

Cash flows from financing activities
Proceeds from bank borrowings	(28,394)	(78,767)
Amounts received from or related party	550,337	(391,251)
Net proceeds from issuance of convertible notes
Net cash provided by (used in) financing activities	521,943	(470,018)

Effect of exchange rates on cash	373,736	1,264,490

Net change in cash and cash equivalents	(159,159)	(409,540)

Cash at beginning of year	251,100	748,814

Cash at end of year	$91,941	$339,274

Supplemental of cash flow information
Cash paid for interest	$70,244	$87,223
Cash paid for income taxes	$5,380	$227

The accompanying notes are an integral part of these consolidated financial statements.

F-30

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2023 AND 2022 (UNAUDITED) AND

FOR THE YEAR ENDED DECEMBER 31, 2022

(In U.S. dollars, except for share and per share data, unless otherwise noted)

1.	ORGANIZATION AND BUSINESS

The Company commenced operations in August 2013 with the establishment of Northann Building Solutions LLC. (“NBS”) in Delaware. In December 2013, Northann (Changzhou) Construction Products Ltd (“NCP”) was established in China. All of its products were manufactured through NCP.

In March 2014, Benchwick Construction Products Ltd (“Benchwick”) was established in Hong Kong. All wholesales to distributors are conducted through Benchwick.

In April 2014, Changzhou Macro Merit International Trading Co., Ltd. (“MARCO”) was established in China. All the import/export of our products are conducted through MARCO.

In February 2016, Northann Distribution Center Inc. (“NDC”) was established in California. NDC is a distribution center in the United States and maintains a small inventory for retail sales.

In September 2017, Changzhou Ringold International Trading Co., Ltd. (“Ringold”) was established in China. All of the raw material are procured from third parties through Ringold.

In September 2018, Crazy Industry (Changzhou) Industry Technology Co., Ltd. (“Crazy Industry”) was established in China. Crazy Industry is the research and development hub.

In June 2020, Dotfloor Inc. (“Dotfloor”) was established in California. Dotfloor operates dotfloor.com, the online store that offers our vinyl flooring products to retail customers in the United States.

In March 2022, Northann Corp. (“Northann”), the current ultimate holding company, was incorporated in Nevada as part of the restructuring transactions in contemplation of our initial public offering. In connection with its incorporation, in April 2022, we completed a share swap transaction and issued common stock and Series A Preferred Stock of Northann to the then existing shareholders of NBS, based on their then respective equity interests held in NBS. NBS then became our wholly owned subsidiary. In accordance to ASC 805-50-30-5 and ASC 805-50-45-1 through 45-5, the series of restructuring transactions have been accounted for as transactions between entities under common control; accordingly, the Company’s historical capital structure has been retroactively restated to the first period presented.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As of March 31, 2023, the Company had a working capital deficit of $4,626,300 and net cash used in operating activities of $895,440 for the three months ended March 31, 2023. The Company may not have adequate liquidity to remain solvent and settle its obligations when payment become due; these factors gave rise to substantial doubt that the Company would continue as a going concern. Management is closely monitoring its financial position, especially its working capital and cash position, as well as its gross profit margins where its positive results of operations will allow the Company to continue as going concern. The company’s foremost plan is to raise additional capital via an initial public offering of its common stock and concurrent listing on national stock exchange. These financial statements do not include any adjustments that might result from the outcome of this uncertainly.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The consolidated financial statements as of March 31, 2023 and the accompanying unaudited interim consolidated financial statements as of March 31, 2023 of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), and include the assets, liabilities, revenues, expenses and cash flows of all subsidiaries. All significant inter-company transactions and balances between the Company and its subsidiaries are eliminated upon consolidation.

The unaudited interim consolidated financial statements do not include all the information and footnotes required by the U.S. GAAP for complete financial statements. Certain information and note disclosures normally included in the annual financial statements prepared in accordance with the U.S. GAAP have been condensed or omitted consistent with Article 10 of Regulation S-X. In the opinion of the Company’s management, the unaudited interim consolidated financial statements have been prepared on the same basis as the audited financial statements and include all adjustments, in normal recurring nature, as necessary for the fair statement of the Company’s financial position as of March 31, 2023, and results of operations and cash flows for the three-month period ended March 31, 2023. The unaudited interim condensed consolidated balance sheet as of December 31, 2022 has been derived from the audited financial statements at that date but does not include all the information and footnotes required by the U.S. GAAP. Interim results of operations are not necessarily indicative of the results expected for the full fiscal year or for any future period. These financial statements should be read in conjunction with the audited consolidated financial statements as of and for the years ended December 31, 2022, 2021 and 2020, and related notes included in the Company’s audited consolidated financial statements.

Subsidiaries are those entities in which the Company, directly or indirectly, controls more than one half of the voting power; or has the power to govern the financial and operating policies, to appoint or remove the majority of the members of the board of directors, or to cast a majority of votes at the meeting of directors.

Use of Estimates

The preparation of these consolidation financial statements requires management of the Company to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, costs and expenses, and related disclosures. On an on-going basis, the Company evaluates its estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. Identified below are the accounting policies that reflect the Company’s most significant estimates and judgments, and those that the Company believes are the most critical to fully understanding and evaluating its consolidated financial statements.

F-31

Revenue Recognition

The Company recognizes revenues when its customer obtains control of promised goods or services, in an amount that reflects the consideration which the Company expects to receive in exchange for those goods or services. The Company recognizes revenues following the five-step model prescribed under ASU No. 2014-09: (i) identify contract(s) with a customer; (ii) identify the performance obligations in the contract; (iii) determine the transaction price; (iv) allocate the transaction price to the performance obligations in the contract; and (v) recognize revenues when (or as) the Company satisfies the performance obligation.

Revenue for sales of products which are primarily comprised of hardwood floors and three-dimensional printed flooring are recognized at the time of delivery of the products set forth in contracts with customers. At the time of delivery, physical and legal control of the asset is passed from the Company to its customer, at which time the Company believes it has satisfied the single performance obligation to complete a sales transaction in order to recognize revenue. The Company’s contracts do not allow for returns, refunds, or warranties; however, it is customary in the industry to manufacturers to ship a small portion of extra product to allow for product quality issues. Also, as matter of good business practice, under very specific situations, the Company has historically agreed to provide minor discounts to customers who made complaints on products purchased. The Company has recorded these costs as period expenses when incurred as the Company is not able to reliably estimate such future expenses.

With respect to patent licensing, the Company grants the use of certain intellectual property to its customer for a fixed fee over a specified length of time. The management believes that patent licensing should be interpreted as a single performance obligation and revenues from patent licensing should be recognized over time.

Revenues are recognized when control of the promised goods or services is transferred to our customers, which may occur at a point in time or over time depending on the terms and conditions of the agreement, in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services.

Practical expedients and exemption

The Company has not occurred any costs to obtain contracts and does not disclose the value of unsatisfied performance obligations for contracts with an original expected length of one year or less.

The Company typically enters into agreements with its customers where its set forth the product to be sold, the price, payment terms, and any antecedent terms such as shipping and delivery specifications; these terms and conditions are most typically specified in purchase order issued by its customers to the Company. The Company typically recognizes revenue at point in time, which is when physical possession and legal title are transferred to the customer, this may be a shipping port or a specified destination; at this point the Company reasonably expect to paid for the product, or in the event where it was paid advance, the Company’s performance obligations have been satisfied and those funds are considered earned by the Company. If the Company sells products on account to customers, they are typically paid within 90 days. Any funds received in advance for the products yet to be transferred to its customer are contract liabilities that are recorded as unearned revenue on the Company’s consolidated balance sheets. $291 and $208,483 was recognized as revenue from unearned revenue during the three months ended March 31, 2023 and 2022, respectively.

Taxation

The Company accounts for income taxes using an asset and liability approach which allows for the recognition and measurement of deferred tax assets based upon the likelihood of realization of tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not that these items will either expire before the Company is able to realize their benefits, or that future deductibility is uncertain.

Under ASC 740, a tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The evaluation of a tax position is a two-step process. The first step is to determine whether it is more-likely-than-not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigations based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the year incurred. GAAP also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosures and transition.

On December 22, 2017, the Tax Cuts and Jobs Act (the “Tax Act”) was enacted by the U.S. government which included a wide range of tax reform affecting businesses including the corporate tax rates, international tax provisions, tax credits and deduction with majority of the tax provision effective after December 31, 2017. Certain activities conducted in foreign jurisdictions may result in the imposition of U.S. corporate income taxes on the Company when its subsidiaries, controlled foreign corporations (“CFCs”), generate income that is subject to Subpart F or GILTI under the U.S. Internal Revenue Code beginning after December 31, 2017.

F-32

The Coronavirus Aid, Relief and Economy Security (CARES) Act (“the CARES Act, H.R. 748”) was signed into law on 27 March 2020. The CARES Act temporarily eliminates the 80% taxable income limitation (as enacted under the Tax Cuts and Jobs Act of 2017) for NOL deductions for 2018-2020 tax years and reinstated NOL carry backs for the 2018-2020 tax years. Moreover, the CARES Act also temporarily increases the business interest deduction limitations from 30% to 50% of adjusted taxable income for the 2019 and 2020 taxable year. Lastly, the Tax Act technical correction classifies qualified improvement property as 15-year recovery period, allowing the bonus depreciation deduction to be claimed for such property retroactively as if it was included in the Tax Act at the time of enactment. The Company does not anticipate a material impact on its financial statements as of March 31, 2023 and as of December 31, 2022 due to the recent enactment.

The Company accounts for an unrecognized tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained upon examination by the tax authorities. The Company considers and estimates interest and penalties related to the gross unrecognized tax benefits and includes as part of its income tax provision based on the applicable income tax regulations.

The Company did not accrue any liability, interest or penalties related to uncertain tax positions in the provision for income taxes line of the consolidated statements of operations for the three months ended March 31, 2023 and for the year ended December 31, 2022. The Company had no uncertain tax position for the three months ended March 31, 2023 and for the years ended December 31, 2022.

Foreign Currency and Foreign Currency Translation

The functional currency of the Company is the Chinese Yuan (“RMB”), as their functional currencies. An entity’s functional currency is the currency of the primary economic environment in which it operates, normally that is the currency of the environment in which the entity primarily generates and expends cash. Management’s judgment is essential to determine the functional currency by assessing various indicators, such as cash flows, sales price and market, expenses, financing and inter-company transactions and arrangements.

Foreign currency transactions denominated in currencies other than the functional currency are translated into the functional currency using the exchange rates prevailing at the dates of the transactions. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are re-measured at the applicable rates of exchange in effect at that date. Gains and losses resulting from foreign currency re-measurement are included in the statements of comprehensive loss.

The consolidated financial statements are presented in U.S. dollars. Assets and liabilities are translated into U.S. dollars at the current exchange rate in effect at the balance sheet date, and revenues and expenses are translated at the average of the exchange rates in effect during the reporting period. Stockholders’ equity accounts are translated using the historical exchange rates at the date the entry to stockholders’ equity was recorded, except for the change in retained earnings during the period, which is translated using the historical exchange rates used to translate each period’s income statement. Differences resulting from translating functional currencies to the reporting currency are recorded in accumulated other comprehensive income in the consolidated balance sheets.

Translation of amounts from RMB and HKD into U.S. dollars has been made at the following exchange rates:

Balance sheet items, except for equity accounts
March 31, 2023	RMB6.8717 to $1	HKD7.8497 to $1
March 31, 2022	RMB6.3482 to $1	HKD7.8275 to $1

Income statement and cash flows items
For the three months ended March 31, 2023	RMB6.8476 to $1	HKD7.8389 to $1
For the three months ended March 31, 2022	RMB6.3504 to $1	HKD7.8062 to $1

F-33

Cash

Cash consist of cash on hand and at banks and highly liquid investments, which are unrestricted from withdrawal or use, and which have original maturities of three months or less when purchased.

Accounts Receivable, Net

Since January 1, 2023, the Company adopted Financial Instruments — Credit Losses. The estimate for the allowance of credit losses is based on a historical loss ratio, in conjunction with a qualitative assessment of current conditions and reasonable and supportable forecasts to determine if the allowance for credit losses should be further adjusted. The Company contemplates available information such as change in Chinese economic conditions, industry trend and the Company’s operation plans and so on.

Long-Lived Assets

Long-lived assets consist primarily of equipment and intangible assets.

Equipment

Equipment is recorded at cost less accumulated depreciation and accumulated impairment. Depreciation is computed using the straight-line method over the estimated useful lives of the assets.

Estimated useful lives (years)
Office and computer equipment	3-5

Expenditure for maintenance and repairs is expensed as incurred.

The gain or loss on the disposal of equipment is the difference between the net sales proceeds and the lower of the carrying value or fair value less cost to sell the relevant assets and is recognized in general and administrative expenses in the consolidated statements of comprehensive loss.

Land Use Rights, Net

Land use rights are a form of intangible assets in the PRC. They are recorded at cost less accumulated amortization with no residual value. Amortization of land use rights are computed using the straight-line method over their estimated useful lives.

The estimated useful lives of the Company’s land use rights are as listed below:

Estimated useful lives (years)
Land use right	20

Impairment of Long-lived Assets

In accordance with ASC 360-10-35, the Company reviews the carrying values of long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. Based on the existence of one or more indicators of impairment, the Company measures any impairment of long-lived assets using the projected discounted cash flow method at the asset group level. The estimation of future cash flows requires significant management judgment based on the Company’s historical results and anticipated results and is subject to many factors. The discount rate that is commensurate with the risk inherent in the Company’s business model is determined by its management. An impairment loss would be recorded if the Company determined that the carrying value of long-lived assets may not be recoverable. The impairment to be recognized is measured by the amount by which the carrying values of the assets exceed the fair value of the assets. No impairment has been recorded by the Company as of March 31, 2023, and December 31, 2022.

F-34

Net earnings per share of common stock

The Company has adopted ASC Topic 260, “Earnings per Share,” (“EPS”) which requires presentation of basic EPS on the face of the income statement for all entities with complex capital structures and requires a reconciliation of the numerator and denominator of the basic EPS computation. In the accompanying consolidation financial statements, basic earnings (loss) per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period.

	March 31,
	2023	2022
	(Unaudited)
Net income	$185,466	$949,441

Weighted average number of shares of common stock outstanding - basic*	20,000,000	20,000,000

Add: potentially dilutive effect of shares issuable upon conversion of notes	85,714	-
Add: potentially dilutive effect of shares issuable upon exercise of warrants	-	-

Weighted average number of shares of common stock outstanding - diluted*	20,085,714	20,000,000

Basic and diluted (loss) earnings per share*	$0.01	$0.05

 * Retrospectively restated for  the effect of 2-for-1 reverse stock split . (Note 17)

The Company had no potentially dilutive securities, such as options or warrants, issued and outstanding as of and for the three months ended March 31, 2023. The Series A - Preferred Stock is not convertible into common stock.

On May 16, 2022, Northann Corp. entered into a securities purchase agreement with certain investors, pursuant to which the Company sold the investors convertible debentures in an aggregate principal amount of $1,000,000 (the “Convertible Debentures”) that are convertible into shares of common stock of Northann Corp. (the “Conversion Shares”) with a 100% warrant coverage to purchase common stock of Northann Corp. (the “Warrants” and such shares underlying the Warrants, the “Warrant Shares”). The number of weighted average potentially dilutive shares resulting from this transaction was 857,14. Please see Note 11 below.

Segments

The Company evaluates a reporting unit by first identifying its operating segments, and then evaluates each operating segment to determine if it includes one or more components that constitute a business. If there are components within an operating segment that meets the definition of a business, the Company evaluates those components to determine if they must be aggregated into one or more reporting units. If applicable, when determining if it is appropriate to aggregate different operating segments, the Company determines if the segments are economically similar and, if so, the operating segments are aggregated. The Company has only one major reportable segment in the periods presented. The Company’s chief operation decision maker is the Company’s Chief Executive Officer.

Shipping and Handling Costs

Outbound shipping and handling costs are expenses as incurred and charged to the selling expense. Inbound shipping and freight are charged for raw material and components are accounted for as cost of revenues.

Fair Value of Financial Instruments

U.S. GAAP establishes a three-tier hierarchy to prioritize the inputs used in the valuation methodologies in measuring the fair value of financial instruments. This hierarchy also requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The three-tier fair value hierarchy is:

Level 1 – observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 – include other inputs that are directly or indirectly observable in the market place.

Level 3 – unobservable inputs which are supported by little or no market activity.

The carrying value of the Company’s financial instruments, including cash, accounts and other receivables, other current assets, accounts and other payables, and other short-term liabilities approximate their fair value due to their short maturities.

In accordance with ASC 825, for investments in financial instruments with a variable interest rate indexed to performance of underlying assets, the Company elected the fair value method at the date of initial recognition and carried these investments at fair value. Changes in the fair value are reflected in the accompanying consolidated statements of operations and comprehensive loss as other income (expense). To estimate fair value, the Company refers to the quoted rate of return provided by banks at the end of each period using the discounted cash flow method. The Company classifies the valuation techniques that use these inputs as Level 2 of fair value measurements.

As of March 31, 2023 and December 31, 2022, the Company had no investments in financial instruments.

F-35

Leases

In February 2016, the FASB issued ASU 2016-12, Leases (ASC Topic 842), which amends the leases requirements in ASC Topic 840, Leases. Under the new lease accounting standard, a lessee will be required to recognize a right-of-use asset and lease liability for most leases on the balance sheet. The new standard also modifies the classification criteria and accounting for sales-type and direct financing leases, and enhances the disclosure requirements. Leases will continue to be classified as either finance or operating leases.

The Company adopted ASC Topic 842 using the modified retrospective transition method effective January 1, 2019. There was no cumulative effect of initially applying ASC Topic 842 that required an adjustment to the opening retained earnings on the adoption date nor revision of the balances in comparative periods. As a result of the adoption, the Company recognized a lease liability and right-of-use asset for each of the existing lease arrangement. The adoption of the new lease standard does not have a material impact on the consolidated income statements or the consolidated statements of cash flows.

The Company determines if an arrangement is a lease at inception. The lease payments under the lease arrangements are fixed. Non-lease components include payments for building management, utilities and property tax. It separates the non-lease components from the lease components to which they relate.

Lease assets and liabilities are recognized at the present value of the future lease payments at the lease commencement date. The interest rate used to determine the present value of the future lease payments is the Company’s incremental borrowing rate, because the interest rate implicit in the leases is not readily determinable. The incremental borrowing rate is estimated to approximate the interest rate on a collateralized basis with similar terms and payments, and in economic environments where the leased asset is located. The lease terms include periods under options to extend or terminate the lease when it is reasonably certain that the Company will exercise that option. The Company generally uses the base, non-cancelable, lease term when determining the lease assets and liabilities.

Recent Accounting Pronouncements

Recently Adopted Accounting Standards

On January 1, 2020, the Company adopted ASU 2016-02, Leases, using the modified retrospective method which allows for the application of the transition provisions at the beginning of the period of adoption, rather than at the beginning of the earliest comparative period presented in these audited consolidated financial statements. As permitted by the guidance, the Company elected to retain the original lease classification and historical accounting for initial direct costs for leases existing prior to the adoption date and did not reassess contracts entered into prior to the adoption date for the existence of a lease. The Company also did not recognize ROU assets and lease liabilities for short-term leases, which are leases in existence as of the adoption date with an original term of twelve months or less.

“In August 2020, the FASB issued ASU No.2020-06, Debt-Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging-Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (ASU 2020-06), which simplifies the accounting for convertible instruments by reducing the number of accounting models available for convertible debt instruments. This guidance also eliminates the treasury stock method to calculate diluted earnings per share for convertible instruments and requires the use of the if-converted method. The Company adopted ASU 2020-06 on January 1, 2023. The Company is currently evaluating the impact of the new guidance on our consolidated financial statements.”

In June 2016, the FASB issued Accounting Standards Update No. 2016-13,” Financial Instruments - Credit Losses (Topic 326)” (“ASU 2016-13”). ASU 2016-13 revises the methodology for measuring credit losses on financial instruments and the timing of when such losses are recorded. Originally, ASU 2016-13 was effective for fiscal years, and for interim periods within those fiscal years, beginning after December 15, 2019, with early adoption permitted. In November 2019, FASB issued ASU 2019-10, “Financial Instruments – Credit Losses (Topic 326), Derivatives and Hedging (Topic 815), and Leases (Topic 842).” This ASU defers the effective date of ASU 2016-13 for public companies that are considered smaller reporting companies as defined by the SEC to fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company adopted this standard in the first quarter of fiscal 2023 using modified retrospective approach and the adoption of this standard did not have a material impact on the Company’s consolidated financial statements nor did it result in a cumulative effect adjustment to retained earnings.

Accounting Pronouncements Issued But Not Yet Adopted

F-36

In October 2020, the FASB issued ASU 2020-10, “Codification Improvements”. The amendments in this Update represent changes to clarify the Codification or correct unintended application of guidance that are not expected to have a significant effect on current accounting practice or create a significant administrative cost to most entities. The amendments in this Update affect a wide variety of Topics in the Codification and apply to all reporting entities within the scope of the affected accounting guidance. ASU 2020-10 is effective for the Company for fiscal years beginning after December 15, 2021 and interim periods within fiscal years beginning after December 15, 2022. The amendments in this Update should be applied retrospectively. The Company does not expect the adoption of this standard to have a material impact on its consolidated financial statements.

Except for the above-mentioned pronouncements, there are no new recent issued accounting standards that will have material impact on the consolidated financial position, statements of operations and cash flows.

3.	ACCOUNTS RECEIVABLE, NET

Accounts receivable consist of the following:

	March 31, 2023	December 31, 2022
Gross accounts receivable	$950,576	$1,428,738
Less: allowance for doubtful accounts	-	-
	$950,576	$1,428,738

4.	OTHER RECEIVABLES AND OTHER CURRENT ASSETS

Other receivables and other current assets consist of the following:

	March 31, 2023	December 31, 2022

Export credit	$18,224	$-
Deposit and other assets	19,142	111,294
	37,366	111,294

5.	INVENTORY, NET

Inventories, net, consist of the following:

	March 31, 2023	December 31, 2022
Raw materials and work in progress	$3,495,730	$3,157,736
Finished goods	2,300,015	1,404,630
Total	5,795,745	4,562,366
less: Impairment	-	-
Inventories, net	$5,795,745	$4,562,366

6.	EQUIPMENT, NET

Equipment, net consist of the following:

	March 31, 2023	December 31, 2022

Manufacturing equipment	$9,230,230	$9,099,231
Office equipment	155,289	155,289
less: Accumulated depreciation	3,960,473	3,728,881
	$5,425,046	$5,525,639

Depreciation expenses charged to the consolidated statements of operations for the three months ended March 31, 2023 and for the year ended December 31, 2022 were $231,592 and $650,103, respectively.

7.	LAND USE RIGHTS, NET

	March 31, 2023	December 31, 2022

Land use right	$1,177,465	$1,162,205

less: Accumulated amortization	97,215	89,790
	$1,080,250	$1,072,415

The Company has pledged its land use rights at No. 199, Newtag, Wujin District, Changzhou, Jiangsu Province, China, 213000 to Industrial and Commercial Bank of China Limited as a collateral for securing its loans.

F-37

8.	BANK BORROWINGS

Current

Short-term loans as of March 31, 2023 and December 31, 2022 represents bank borrowings of $6,961,094 and $6,988,757, respectively obtained from financial institutions in the PRC. The short-term bank borrowings were secured by land use right. The weighted average interest rate for the short-term loans for the three months ended March 31, 2023 and for the year ended December 31, 2022 was approximately 5.07% and 5.87%, respectively.

Bank	Loan period	Interest rate	Balance at March 31, 2023	Balance at December 31, 2022

Industrial and Commercial Bank of China	October 24, 2022 - July 17, 2023	4.35%	$1,455,244	$1,435,833
Industrial and Commercial Bank of China	October 26, 2022 - August 17, 2023	4.35%	1,455,244	1,435,833
Bank of Communications	January 28, 2023 - January 28, 2024	4.35%	503,514	496,798
Bank of Communications	January 10, 2022 - January 25, 2023	4.35%	480,231	473,825
Bank of Communications	October 24, 2022 - July 17, 2023	4.35%	257,142	253,712
Changzhou Changjiang Science and Technology Petty Loan Co., LTD	October 26, 2022 - August 17, 2023	17.40%	-	100,508
Jiangnan Rural Commercial Bank	May 9, 2022 - April 3, 2023	4.79%	$392,916	$387,675
Jiangnan Rural Commercial Bank	March 24, 2023 - March 24, 2024	4.79%	916,804	904,575
Bank of America	April 28, 2022 - April 30, 2023	Prime rate + 0.1%	1,500,000	1,500,000
Total			$6,961,094	$6,988,757

The loan from Bank of America is secured by the Company’s inventory.

Non-current

Bank	Loan period	Interest rate	Balance at March 31, 2023	Balance at December 31, 2022

EIDL Loan	From June 26, 2020 to June 25, 2050	3.75%	132,946	133,677
Total			$132,946	$133,677

F-38

9.	BALANCES WITH RELATED PARTY

1)	Related party transactions

During the year ended December 31, 2022 and the three months ended March 31, 2023, one of the Company’s related parties provided working capital to support the Company’s operations when needed. The borrowings were unsecured, due on demand, and interest free. The following table summarizes borrowing transactions with the Company’s related party:

2)	Related party balances

Accounts	Name of Related Party	Note	March 31, 2023	December 31, 2022

Amount due from related party	Lin Li, Chief Executive Officer and Chairman of the Board		$-	$-

Amount due to related party	Lin Li, Chief Executive Officer and Chairman of the Board		$734,397	$184,060

All the above balances are due on demand, interest-free and unsecured. The Company used the funds for its operations.

10.	EQUITY

Preferred Stock

We are authorized to issue 500,000,000 shares of capital stock, consisting of 400,000,000 shares of common stock, par value US$0.001 per share, and 100,000,000 shares of preferred stock, par value US$0.001 per share. 20,000,000 shares were designated to be series A preferred stock (the “Series A Preferred Stock”) out of the 100,000,000 shares of blank check preferred stock. Each share of common stock is entitled to one vote and each share of Series A Preferred Stock is entitled to ten votes on any matter on which action of the stockholders of the corporation is sought. The Series A Preferred Stock will vote together with the common stock. Common stock and Series A Preferred Stock are not convertible into each other. Holders of Series A Preferred Stock are not entitled to receive dividends. The Series A Preferred Stock does not have liquidation preference over the Company’s Common Stock, and therefore ranks pari passu with the Common Stock in the event of liquidation.

Common Stock

The Company is authorized to issue of 400,000,000 shares of common stock with par value of US$0.001 per share. As of the date of this report there were 20,000,000 shares of common stock issued and outstanding. Each share of common stock entitles the holder to one vote. For the sake of comparability, the share structure as of the date of this report has been carried back in the Company’s statement of stockholders’ equity as if they had been issued and outstanding from the beginning of the first period presented.

11.	CONVERTIBLE NOTES

On May 16, 2022, Northann Corp. entered into a securities purchase agreement with certain investors, pursuant to which the Company sold the investors convertible notes in an aggregate principal amount of $1,000,000 (the “Convertible Debentures”) that are convertible into shares of common stock of Northann Corp. (the “Conversion Shares”) with a 100% warrant coverage to purchase common stock of Northann Corp. (the “Warrants” and such shares underlying the Warrants, the “Warrant Shares”).

F-39

As of March 31, 2023, we have issued the following securities of the registrant. We believe that each of the following issuances was exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act regarding transactions not involving a public offering or under Regulation S of the Securities Act.

Purchaser	Date of Issuance	Security Type	Consideration

Hongyu Wang	May 16, 2022	Convertible Note	US$	500,000
Sam Yan	May 16, 2022	Convertible Note	US$	500,000

Terms of Conversion or Exercise: Convertible Notes

The Convertible Note holders are entitled to an option to convert all of part of the outstanding principal of the Convertible Note to the Company’s shares of common stock at any time after the six-month anniversary of the issuance date of the Note or earlier if a Registration Statement covering the conversion shares has been declared effective, at conversion price of $7.00. The interest rate of the Note is 7% per annum.

Terms of Conversion or Exercise: Warrants

On May 16, 2022, the Company granted the same investors Warrants to purchase the Company’s shares of common stock with exercise price of $7.00 per share. The Warrants may be exercised, in whole or in part, at any time prior to the fifth anniversary of the date such Warrants are issued. The investors can also choose to exercise the Warrant using a cashless manner based on certain formula stipulated in the Warrant agreement.

The Convertible Notes and Warrant are considered as one unit of accounting which contains two freestanding financial instruments. The proceeds received were allocated between the Notes and the Warrants based on their relative fair value. The beneficial conversion option within the debt instrument was booked to additional paid-in capital, and its book value will not be subsequently adjusted. The warrants were valued using the Black-Scholes Model, and the relative fair value was $1.21 on a per share basis, for total valuation of $347,171 based on 285,714 shares issuable if fully exercised. The Company used the following inputs: (1) strike price = $7.00, (2) fair market value of the Company’s stock = $10.00, (3) annualized volatility = 10%, (4) annualized dividend = 1.70%, (5) years to expiration = 5 years, and (6) risk free rate = 3.789%. Management determined that convertible note contained a beneficial conversion feature (“BCF”) and recognized a discounted to be amortized over the life of the convertible note. The BCF was valued at $672,761 and was recorded as a debt discount where the offsetting balance was recorded as an increase to additional paid in capital.

Convertible Notes	March 31, 2023
Convertible Notes – Face Value	$1,000,000
Discount - Cash	(42,226)
Discount – Placement agent fees	(11,222)
Discount – Detachable warrants	(184,239)
Discount – Beneficial conversion feature	(325,326)
$436,987

12.	INCOME TAXES

United States of America

The Coronavirus Aid, Relief and Economy Security (CARES) Act (“the CARES Act, H.R. 748”) was signed into law on 27 March 2020. The CARES Act temporarily eliminates the 80% taxable income limitation (as enacted under the Tax Cuts and Jobs Act of 2017) for NOL deductions for 2018-2020 tax years and reinstated NOL carrybacks for the 2018-2020 tax years. Moreover, the CARES Act also temporarily increases the business interest deduction limitations from 30% to 50% of adjusted taxable income for the 2019 and 2020 taxable year. Lastly, the Tax Act technical correction classifies qualified improvement property as 15-year recovery period, allowing the bonus depreciation deduction to be claimed for such property retroactively as if it was included in the Tax Act at the time of enactment. The Company does not anticipate a material impact on its financial statements as of March 31, 2023 and December 31, 2022 due to the recent enactment.

F-40

Hong Kong

Two-tier Profits Tax Rates

The two-tier profits tax rates system was introduced under the Inland Revenue (Amendment)(No.3) Ordinance 2018 (the “Ordinance”) of Hong Kong became effective for the assessment year 2018/2019. Under the two-tier profit tax rates regime, the profits tax rate for the first HKD 2 million (approximately $257,868) of assessable profits of a corporation will be subject to the lowered tax rate, 8.25% while the remaining assessable profits will be subject to the legacy tax rate, 16.5%. The Ordinance only allows one entity within a group of “connected entities” is eligible for the two-tier tax rate benefit. An entity is a connected entity of another entity if (1) one of them has control over the other; (2) both of them are under the control (more than 50% of the issued share capital) of the same entity; (3) in the case of the first entity being a natural person carrying on a sole proprietorship business-the other entity is the same person carrying on another sole proprietorship business. Since Benchwick is wholly owned and under the control of Northann, it is a connected entity. Under the Ordinance, it is an entity’s election to nominate the entity that will be subject to the two-tier profits tax rates on its profits tax return. The election is irrevocable. The Company elected Benchwick to be subject to the two-tier profits tax rates.

The provision for current income and deferred taxes of Benchwick has been calculated by applying the new tax rate of 8.25%.

PRC

In accordance with the relevant tax laws and regulations of the PRC, a company registered in the PRC is subject to income taxes within the PRC at the applicable tax rate on taxable income. All the PRC subsidiaries that are not entitled to any tax holiday were subject to income tax at a rate of 25% for the three months ended March 31, 2023 and for the year ended December 31, 2022. According to PRC tax regulations, the PRC net operating loss can generally carry forward for no longer than five years starting from the year subsequent to the year in which the loss was incurred. Carry back of losses is not permitted. If not utilized, the PRC net operating loss will expire in 2025.

The income tax expense was $5,380 and $13,841 for the three months ended March 31, 2023 and 2022, respectively, related primarily to the Company’s subsidiaries located outside of the U.S. The income before provision for income taxes for the three months ended March 31, 2023 and 2022 was as follows:

The income tax provision consists of the following components:

	For the three months ended March 31, 2023		For the three months ended March 31, 2022
Current:
Federal	$		$
State		5,380		227
Foreign				13,614
Total current		$5,380		$13,841

Deferred:
Federal		$-		$-
State		-		-
Foreign		-		-
Total deferred		$-		$-
Total income tax expense		$5,380		$13,841

F-41

A reconciliation between the Company’s actual provision for income taxes and the provision at the United States statutory rate is as follow:

	For the three months ended March 31, 2023	For the three months ended March 31, 2022
Income before income tax expense	$190,846	$963,282
Computed tax benefit with statutory tax rate	29.84%	29.84%
Income tax expense computed at statutory income tax rate	56,948	287,443
Impact of different tax rates in other jurisdictions	(159,680)	(354,982)
Tax effect of non-deductible expenses	108,112	81,380
Total income tax expense	$5,380	$13,841

The effective tax rate were 2.8% and 1.4% for the three months ended March 31, 2023 and 2022, respectively.

Uncertain tax positions

The Company did not have any uncertain tax positions during the three months ended March 31, 2023 or during the years ended December 31, 2022.

The Company files tax returns as prescribed by the tax laws of the jurisdictions in which it operates. In the normal course of business, the Company is subject to examination by the respective jurisdictions, where applicable. The statute of limitations for the tax returns varies by jurisdictions.

F-42

The amounts of uncertain tax liabilities listed above are based on the recognition and measurement criteria of ASC Topic 740, and the balance is presented as current liability in the consolidated financial statements as of March 31, 2023 and December 31, 2022. The Company anticipated that the settlements with the taxing authority are remitted within one year.

Our policy is to include interest and penalty charges related to uncertain tax liabilities as necessary in the provision for income taxes. The Company has a liability for accrued interest of $nil and $nil as of March 31, 2023 and December 31, 2022, respectively.

The statute of limitations for the Internal Revenue Services to assess the income tax returns on a taxpayer expires three years from the due date of the profits tax return or the date on which it was filed, whichever is later.

In accordance with the Hong Kong profits tax regulations, a tax assessment by the IRD may be initiated within six years after the relevant year of assessment, but extendable to 10 years in the case of potential willful underpayment or evasion.

In accordance with PRC Tax Administration Law on the Levying and Collection of Taxes, the PRC tax authorities generally have up to five years to assess underpaid tax plus penalties and interest for PRC entities’ tax filings. In the case of tax evasion, which is not clearly defined in the law, there is no limitation on the tax years open for investigation. Accordingly, the PRC entities remain subject to examination by the tax authorities based on the above.

13.	CHINA CONTRIBUTION PLAN

The Company participates in a government-mandated multi-employer defined contribution plan pursuant to which certain retirement, medical and other welfare benefits are provided to employees. Chinese labor regulations require the Company to pay to the local labor bureau a monthly contribution at a stated contribution rate based on the monthly compensation of qualified employees. The relevant local labor bureau is responsible for meeting all retirement benefit obligations; the Company has no further commitments beyond their monthly contributions. For the three months ended March 31, 2023 and for the years ended December 31, 2022, the Company contributed a total of $24,648 and $118,261, respectively, to these funds.

14.	OPERATING LEASE

The Company has operating leases for its office facilities. The lease is located at 9820 Dino Drive, Suite 110, Elk Grove, California, 95624, which consist of approximately 3,653 square meters. The Company’s leases have remaining terms of approximately 37 months for a lease term commencing on August 1, 2020 and ending on August 31, 2023. The lease deposit is $9,030, with a rent-free period from August 1, 2020 to August 31, 2020. Leases with an initial term of 12 months or less are not recorded on the balance sheet; the Company recognizes lease expense for these leases on a straight-line basis over the lease term. The Company does not separate non-lease components from the lease components to which they relate, and instead accounts for each separate lease and non-lease component associated with that lease component as a single lease component for all underlying asset classes.

The following table provides a summary of leases by balance sheet location as of March 31, 2023 and December 31, 2022:

Assets/liabilities	March 31, 2023	December 31, 2022
Assets
Operating lease right-of-use assets	$11,471	$18,240

Liabilities
Operating lease liability - current	$11,471	$18,240
Operating lease liability - non-current	-	-
Total lease liabilities	$11,471	$18,240

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The operating lease expenses for the three months ended March 31, 2023 and for the year ended December 31, 2022 were as follows:

Lease Cost	Classification	March 31, 2023	December 31, 2022
Operating lease expense	General and administrative expenses	$6,969	$27,340

Maturities of operating lease liabilities as of March 31, 2023 were as follows:

Maturity of Lease Liabilities	Operating Leases
12 months ending March 31,
2024	$11,615

Total lease payments	$11,615
Less: interest	(144)
Present value of lease payments	$11,471

Lease liabilities include lease and non-lease components such as management fee.

Future minimum lease payments, which do not include the non-lease components, as of March 31, 2023 were as follows:

12 months ending March 31, 2024
$11,615

Total lease payments	$11,615

Lease Term and Discount Rate	March 31, 2023	December 31, 2022
Weighted-average remaining lease term (years)
Operating leases	0.42	0.67

Weighted-average discount rate (%)
Operating leases	5%	5%

15.	CONCENTRATIONS AND CREDIT RISK

(a)	Concentrations

During the three months ended March 31, 2023, two customers each accounted for 32.6% and 15% of the Company’s revenues, respectively. During the fiscal year ended December 31, 2022, one customer accounted for over 49% of the Company’s revenues. No other customer accounts for more than 10% of the Company’s revenue as of March 31, 2023 and December 31, 2022.

As of March 31, 2023, two customers accounted for 71% of the Company’s accounts receivable. As of December 31, 2022, five customers accounted for 91% of the Company’s accounts receivable. No other customer accounts for more than 10% of the Company’s accounts receivable for the three months ended March 31, 2023 and for the years ended December 31, 2022.

During the three month ended March 31, 2023, five suppliers accounted for a total of 73% of the Company’s cost of revenues. During the fiscal year ended December 31, 2022, three suppliers accounted for a total of 68% of the Company’s cost of revenues. No other supplier accounts for over 10% of the Company’s cost of revenues.

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As of March 31, 2023, no supplier accounted for 10% of the Company’s accounts payable. As of December 31, 2022, one supplier accounted for 11% of the Company’s accounts payable. No other supplier accounts for over 10% of the Company’s accounts payable.

(b)	Credit risk

Financial instruments that potentially subject the Company to a significant concentration of credit risk consist primarily of cash. As of March 31, 2023 and December 31, 2022, substantially all of the Company’s cash were held by major financial institutions located in the PRC, Hong Kong, and the United States, which management believes are of high credit quality. Deposits in the United States up to $250,000 are insured by the Federal Depository Insurance Corporation.

For the credit risk related to trade accounts receivable, the Company performs ongoing credit evaluations of its customers and, if necessary, maintains reserves for potential credit losses. Historically, such losses have been within management’s expectations.

(c)        Tax risk

There is the potential risk that the Company may be subject to significant taxes and related penalties owed to the PRC government. This risk arises from the Company’s collection of proceeds from the sales of its products in the normal course, by itself, or via its subsidiaries located in the US or Hong Kong, and whereby the remittance made to the Company’s PRC subsidiaries may not be in the exact amounts reported to the PRC customs authority in connection with the application for export credit refunds which have already been refunded to the Company by the PRC government on the assumption that Company will fully remit the amounts indicated in its application. Management is unable to reliably estimate the amount due or determine if it is probable that the PRC government will make efforts to recover the tax credit refunds already paid to the Company and if there would be any related penalties; however, if the PRC government were to take actions to recover such export tax credit refunds, the Company may be materially adversely affected or may be forced to cease operations.

16.	CAPITAL COMMITMENTS

On July 26, 2021, the Company has contracted Changzhou Wanyuan Construction Engineering Co. to build a second phase of its factory. The amount required in the contract is $10 million. The construction progress has been adjusted based on the Company’s business status.

17.	SUBSEQUENT EVENT

On April 27, 2023, the holders of the Convertible Notes and Northann Corp. entered into amendments to the Convertible Notes (see Note 11). Pursuant to the amendment, Northann Corp. agreed to pay the principal and accrued interest of the Convertible Notes in cash on or before the earlier of July 12, 2023 or the three months’ anniversary of the completion of this offering, and the holders agreed to not convert the Convertible Notes. As of the date of this prospectus, the Convertible Notes have not been converted in any shares of common stock of Northann Corp.

Effective on July 6, 2023, the Company implemented a 2-for-1 reverse stock split of the issued and outstanding shares. Under the reverse split, every two shares of outstanding shares issued and outstanding were automatically converted into one share of ordinary share, with a par value of US$0.001 each. Except as otherwise indicated, all information in the consolidated financial statements concerning share and per share data gives retroactive effect to the 2-for-1 reverse stock split. The total number of outstanding common shares immediately before the reverse split was 40,000,000 and immediately after the reverse split was 20,000,000. The total number of outstanding preferred shares immediately before the reverse split was 10,000,000 and immediately after the reverse split was 5,000,000.

18.	UNRESTRICTED NET ASSETS

The following presents condensed financial information of Northann Corp:

Condensed Financial Information on Financial Position

	As of March 31,	As of December 31,
	2023	2022
	(Unaudited)
Cash	364	224
All other current assets	-	-
Amounts due from subsidiaries	708,300	713,500
Amounts due from related party	-	-
Total current assets	708,664	713,724
All other non-current assets	218,354	218,354
Interests in a subsidiary	13,982,402	13,477,384
Total Assets	14,909,420	14,409,462

Liabilities and Stockholders’ Equity
All other current liabilities	-	-
Amounts due to subsidiaries	11,939,492	12,122,024
Amounts due to related party	-	-
Total current liabilities	11,939,492	12,122,024
Non-current liabilities	436,987	313,699
Total Liabilities	12,376,479	12,435,723

Stockholders’ Equity (Deficit)
Preferred stock – Series A, $0.001 par value, 100,000,000 shares authorized, 5,000,000 shares issued and outstanding as of March 31, 2023 and December 31, 2022*	5,000	5,000
Common stock, $0.001 par value, 400,000,000 shares authorized, 20,000,000 shares issued and outstanding as of March 31, 2023 and December 31, 2022*	20,000	20,000
Subscription receivable	(25,000)	(25,000)
Additional paid-in capital	925,000	925,000
Retained earnings	2,004,096	1,818,630
Accumulated other comprehensive income loss	(396,155)	(769,891)
Total Stockholders’ Equity	2,532,941	1,973,739
Total Liabilities and Stockholders’ Equity	14,909,420	14,409,462

 * Retrospectively restated for  the effect of 2-for-1 reverse stock split . (Note 17)

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Condensed Financial Information on Results of Operations

	For the three months ended March 31,	For the three months ended March 31,
	2023	2022
	(Unaudited)
Revenue	-	-
Cost or revenues	-	-
Operating expenses	123,288
Income taxes	-	-
Income (loss) – Parent only	(123,288)	-
Income (loss) – Subsidiaries with unrestricted net assets	429,006	851,328
(Loss) income – Subsidiaries with restricted net assets	(120,252)	98,113
Net income – Consolidated	185,466	949,441

Condensed Financial Information on Cash Flows

	For the three months ended March 31,	For the three months ended March 31,
	2023	2022
	(Unaudited)
Cash from operating activities	5,140	-
Cash used in investing activities		-
Cash used in financing activities	(5,000)	-
Effect of exchange rates on cash	-	-
Net cash flows	140	-
Beginning cash balance	224	-
Ending cash balance	364	-

(i)	Basis of presentation

The condensed financial information reflects the accounts of the Company. The condensed financial information should be read in connection with the consolidated financial statements and notes thereto. The condensed financial information is presented as if the incorporation of the Company were in effect since January 1, 2020, and throughout the three months ended March 31, 2023.

(ii)	Restricted Net Assets

Schedule I of Rule 5-04 of Regulation S-X requires the condensed financial information of registrant shall be filed when the restricted net assets of consolidated subsidiaries exceed 25 percent of consolidated net assets as of the end of the most recently completed fiscal year. For purposes of the above test, restricted net assets of consolidated subsidiaries shall mean that amount of the registrant’s proportionate share of net assets of consolidated subsidiaries (after intercompany eliminations) which as of the end of the most recent fiscal year may not be transferred to the parent company by subsidiaries in the form of loans, advances or cash dividends without the consent of a third party (i.e., lender, regulatory agency, foreign government, etc.). The Company’s only assets are its equity interests in its subsidiaries. Unrestricted net assets are held in the Company’s subsidiaries located in the US and Hong Kong. The Company does maintain substantial assets and operating subsidiaries in China; therefore, the ability for operating subsidiaries to pay dividends or transfer assets to the Company may be restricted due to the foreign exchange control policies and availability of cash balances of the Chinese operating subsidiaries.

As of March 31, 2023 and December 31, 2022, there were no material contingencies, significant provisions of long term obligations, mandatory dividend or redemption requirements of redeemable stocks or guarantees of the Company, except for those which have been separately disclosed in the Consolidated Financial Statements, if any.

F-46

Northann Corp.

Shares of Common Stock

Craft Capital Management LLC

, 2023

PART II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

Set forth below is an itemization of the total expenses, excluding underwriting discounts, that we expect to incur in connection with this offering. With the exception of the SEC registration fee, the FINRA filing fee and the NYSE American listing fee, all amounts are estimates.

Amount (US$)
Securities and Exchange Commission Registration Fee	$2,044
NYSE American Listing Fee	$50,000
FINRA Filing Fee	$5,009
Legal Fees and Expenses	$450,000
Accounting Fees and Expenses	$600,000
Printing Expenses	$20,000
Miscellaneous Expenses	$32,947
Underwriters’ Accountable Expenses	$180,000
Underwriters’ Non-Accountable Expenses (assuming no exercise of the over-allotment option)	90,000
Total Expenses	$1,430,000

All amounts are estimates other than the SEC’s registration fee and NYSE American listing fee. We are paying all expenses of the offering listed above.

Item 14. Indemnification of Directors and Officers.

To the fullest extent permitted by the laws of the State of Nevada, our Articles of Incorporation and Bylaws, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his/her position, if he/she acted in good faith and in a manner he/she reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he/she is to be indemnified, we will indemnify him/her against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is theretofore unenforceable.

Item 15. Recent Sales of Unregistered Securities.

The information in this section reflects a 2-for-1 reverse split of our issued and outstanding shares of common stock and Series A Preferred Stock, effected on July 5, 2023.

Founding Transactions

Northann Corp. was incorporated on March 29, 2022. In connection with the incorporation, on April 25, 2022, Northann Corp. issued a total of 5,570,000 shares of common stock to 12 stockholders, each one of which holds less than 5% of the total issued and outstanding common stock as of the date of this registration statement. The transaction was not registered under the Securities Act in reliance on an exemption from registration set forth in Section 4(a)(2) and/or Regulation D and/or Regulation S thereof.

Private Placement

On May 12, 2022, Northann Corp. entered into a securities purchase agreement with certain investors, pursuant to which the Company sold the investors convertible debentures in an aggregate principal amount of $1,000,000 (the “Convertible Debentures”) that are convertible into shares of common stock of Northann Corp. (the “Conversion Shares”) and warrants to purchase up to 142,858 shares of common stock of Northann Corp. (the “Warrants” and such shares underlying the Warrants, the “Warrant Shares”).

II-1

The Convertible Debentures have a maturity date of 24 months after the issuance thereof and bear interest at the rate of 7% per annum. The Convertible Debentures are convertible after the six-month anniversary of the date of issuance or earlier if a registration statement covering the Conversion Shares has been declared effective until the Convertible Debentures have been paid in full or converted in full, at an initial conversion price of $7.00 per share and shall be adjusted to the lower of (i) 70% of the offering price in a future equity financing with gross proceeds of not less than $5,000,000, or (ii) $7.00, subject to further adjustments thereunder, including a reduction in the conversion price, in the event of a subsequent offering at a price less than the then current exercise price, to the same price as the price in such offering (a “Price Protection Adjustment”). If Northann Corp. is not able to or ceases to be eligible for quotation or listed on a trading market within 12 months from the issuance of the Convertible Debentures, the holders may demand Northann Corp. to pay all the outstanding principal amount or convert all or a portion of the outstanding principal amount. If at any time following the six months’ anniversary of the final closing date or termination of the offering and if there is an effective registration statement permitting the issuance of the Conversion Shares to or resale of the Conversion Shares by the holders, (A) Northann Corp.’s common stock is listed on a senior national securities exchange, (B) the daily VWAP for the prior 20 consecutive trading days is $8.00 or more (adjusted for splits and similar distributions) and (C) the daily trading volume is at least $1,000,000 during such 20-day period, then the Company shall have the right to require the holders to convert all or any portion of the principal and accrued interest then remaining under the Convertible Debentures into shares of common stock at the conversion price then in effect.

On April 27, 2023, the holders of the Convertible Debentures and Northann Corp. entered into amendments to the Convertible Debentures. Pursuant to the amendment, Northann Corp. agreed to pay the principal and accrued interest of the Convertible Debentures in cash on or before the earlier of July 12, 2023 or the three months’ anniversary of the completion of this offering, and the holders agreed to not convert the Convertible Debentures. As of the date of this prospectus, the Convertible Debentures have not been converted in any shares of common stock of Northann Corp. and Northann Corp. has not repaid any principal or accrued interest of the Convertible Debentures.

The Warrants are exercisable from time to time in whole or in part from the date of issuance until the five-year anniversary of the date of issuance. The Warrants can be exercised on a cashless or a cash basis. The initial exercise price of the Warrants is $7.00 per share and shall be adjusted to the lower of (i) 70% of the offering price in a future equity financing with gross proceeds of not less than $5,000,000, or (ii) $7.00, subject to further adjustments thereunder, including a Price Protection Adjustment.

Univest Securities, LLC was the placement agent for the Convertible Debentures and the Warrants offering. The Company paid Univest Securities, LLC a total cash fee equal to 7% of the aggregate gross proceeds and a non-accountable expense allowance equal to 0.5% of the gross proceeds. Additionally, the Company issued to Univest Securities, LLC warrants to purchase 8,572 shares of common stock, which equals to 6% of the Warrant Shares, for an exercise price equal to 120% of the exercise price of the Warrants, as adjusted. The warrants issued to Univest Securities, LLC have a term of five years and are first exercisable six months after the date of issuance.

The transaction was completed on May 16, 2022. The Company received gross proceeds from the sale of the Convertible Debentures and the Warrants in the amount of $1,000,000, before deducting placement agent fees and expenses. The Company has used the net proceeds for working capital and general business purposes.

The transaction was not registered under the Securities Act in reliance on the exemption under Section 4(a)(2) and/or Regulation D of the Securities Act.

Item 16. Exhibits.

Exhibit Number	Description
1.1*	Underwriting Agreement
3.1**	Articles of Incorporation
3.2**	Certificate of Amendment to the Articles of Incorporation
3.3**	Certificate of Designation of Series A Preferred Stock
3.4**	Certificate of Amendment to the Certificate of Designation of Series A Preferred Stock
3.5**	Bylaws
4.1**	Form of Underwriters’ Warrant (included in Exhibit 1.1)
4.2**	Form of Convertible Note
4.3**	Form of Warrant
4.4**	Form of Amendment Agreement to the Convertible Note
5.1**	Opinion of Ortoli Rosenstadt LLP regarding the legality of the shares being issued and the enforceability of the underwriters warrants
8.1**	Opinion of Ortoli Rosenstadt LLP regarding certain U.S. tax matters
8.2*	Opinion of Grandall Law Firm regarding certain PRC tax matters (included in Exhibit 99.1)
10.1**	Licensing Agreement by and between Northann Building Solutions LLC and Interglobal Forest LLC, dated September 10, 2021
10.2**	Employment Agreement between the Company and Lin Li dated July 1, 2022
10.3**	Employment Agreement between the Company and David M. Kratochvil dated April 18, 2023
10.4**	Employment Agreement between the Company and Kurtis W. Winn dated July 1, 2022
10.5**	Form of Securities Purchase Agreement
10.6**	Form of Registration Right Agreement
10.7**	Form of Security Agreement
10.8**	Form of Patent Security Agreement
10.9**	Form of Trademark Security Agreement
10.10**	Form of Guaranty
10.11**	Form of Guarantors Security Agreement
10.12**	English translation of the Construction Agreement between NCP and Changzhou Wanyuan Construction Engineering Co., dated July 26, 2021
10.13**	English Translation of Form of Loan Agreement by and between NCP and Industrial and Commercial Bank of China
10.14**	English Translation of Loan Agreement by and between NCP and Jiangnan Rural Commercial Bank, dated March 26, 2020
10.15**	English Translation of Loan Agreement by and between NCP and Bank of Communications, dated January 26, 2022
10.16**	English Translation of Form of Standard Plant Lease Agreement by and between Crazy Industry and Jiangsu Wujin Lvjin Construction Co., Ltd.
10.17**	2023 Equity Incentive Plan
14.1**	Code of Business Conduct and Ethics of the Company
14.2**	Insider Trading Policies
15.1*	Letter regarding unaudited interim financial information
21.1**	List of Subsidiaries
23.1*	Consent of WWC, P.C.
23.2**	Consent of Ortoli Rosenstadt LLP (included in Exhibit 5.1)
23.3*	Consent of Grandall Law Firm (included in Exhibit 99.1)
99.1*	Opinion of Grandall Law Firm, regarding certain PRC law matters
99.2**	Audit Committee Charter
99.3**	Nominating Committee Charter
99.4**	Compensation Committee Charter
99.5**	Consent of Bradley C. Lalonde
99.6**	Consent of Charles James Schaefer IV
99.7**	Consent of Scott Powell
99.8**	Consent of Beijing Gaopeng (Nanjing) Law Firm
107**	Filing Fee Table

*	Filed herewith
**	Previously filed

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Item 17. Undertakings.

The undersigned Registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

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(2)	That for the purpose of determining any liability under the Securities Act of 1933 each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	The undersigned Registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(7)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 14 above, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(8)	The undersigned Registrant hereby undertakes:

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(1)	That for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	That for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, State of NY on July 27, 2023.

Northann Corp.

By:	/s/ Lin Li
Lin Li
Chairman of the Board, Chief Executive Officer, President, Secretary, Treasurer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

	Title	Date
/s/ Lin Li	Chairman of the Board, Chief Executive Officer, President, Secretary, and Treasurer	July 27, 2023
Lin Li	(Principal Executive Officer)

/s/ David M. Kratochvil	Chief Financial Officer	July 27, 2023
David M. Kratochvil	(Principal Financial Officer and Principal Accounting Officer)

/s/ Kurtis W. Winn	Chief Operating Officer and Director	July 27, 2023
Kurtis W. Winn

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